                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant /X/
         Filed by a party other than the Registrant / /

     Check the appropriate box:

        /X/ Preliminary Proxy Statement
        / / Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
        / / Definitive Proxy Statement
        / / Definitive Additional Materials
        / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        U.S. Digital Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

         / / No fee required.
         /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1 and 0-11.
     (1) Title of each class of securities to which transaction applies:
                                Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                      101,710,553 shares of Common Stock*
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                             $[--------]
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                             $20,748,953
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                             $4,149.79**
--------------------------------------------------------------------------------
         / /  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
        / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: (2)Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
    (3)Filing party:            (4) Date filed:

--------------------------------------------------------------------------------
* For purposes of calculation of the filing fee only. [Assumes the purchase, at a purchase price of $0.204 per share of Common Stock, of
     101,710,553 shares of Common Stock of the Registrant, representing [fifty-one (51%) percent] of such Common Stock outstanding on a fully diluted basis (assuming the exercise of options and warrants to acquire shares of Common Stock). The above calculation is based on the most recent publicly available data for the Registrant.
**   The amount of the filing fee equals 1/50th of 1% of the transaction value.

                        U.S. DIGITAL COMMUNICATIONS, INC.
                          2 Wisconsin Circle, Suite 700
                              Chevy Chase, MD 20815
                                 (301) 961-1540

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 7, 2000

TO THE STOCKHOLDERS OF
U.S. DIGITAL COMMUNICATIONS, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of U.S. Digital Communications Inc., a Nevada corporation (the "Company" or "USDI"), will be held at Ristorante Terrazza, 2 Wisconsin Circle, Chevy Chase, MD 20815 on Monday, February 7, 2000 at 10:00 a.m. EST (the "Special Meeting"), for the following purposes:

         (i) To consider and vote upon the Agreement and Plan of Merger, dated as of December 22, 1999, a copy of which is included in Exhibit A to the Proxy Statement, between the Company, USDI Acquisition, Inc., a Texas corporation and a wholly owned Subsidiary of the Company ("Merger Sub") and TELCAM, Telecommunications Company of the Americas, Inc., a Texas corporation ("TELCAM"), whereby Merger Sub will be merged with and into TELCAM. The shareholders of TELCAM will receive shares representing 51% of the Company's Common Stock in exchange for all the outstanding shares of TELCAM's Common Stock owned by them (the "Merger");

         (ii) To consider and vote upon an amendment of the Company's Articles of Incorporation (the "Articles") to increase the number of authorized shares of its Common Stock, par value $.01 per share (the "Common Stock"), to 325,000,000 shares (subject to subsequent decrease of the number of authorized shares of Common Stock to 81,250,000 through a 1-for-4 reverse stock split if the stockholders approve Item (iii) below);

         (iii) To consider and vote upon an amendment of the Company's Articles to effect a 1-for-4 reverse stock split of the Common Stock and thereby to decrease the authorized number of shares of the Company's Common Stock to 81,250,000; and

         (iv) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         Holders of record of the Company's $0.01 par value Common Stock at the close of business on December 31, 1999 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you expect to attend the Special Meeting in person, it is requested that you promptly fill in, sign, date and return the enclosed proxy.

                                       By order of the Board of Directors,

                                       EDWARD J. KOPF
                                       EXECUTIVE VICE PRESIDENT AND SECRETARY

Chevy Chase, Maryland
[________,] 2000

YOU ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED. IF THE PROXY IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                        U.S. DIGITAL COMMUNICATIONS, INC.
                          2 Wisconsin Circle, Suite 700
                              Chevy Chase, MD 20815
                                 (301) 961-1540

                                 ---------------

                                 PROXY STATEMENT
                     for the Special Meeting of Stockholders
                         to be held on February 7, 2000

                                 ---------------

                                                                [_______,] 2000

TO THE STOCKHOLDERS OF
U.S. DIGITAL COMMUNICATIONS, INC.:

         This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of U.S. Digital Communications, Inc., a Nevada Corporation (the "Company"), in connection with the solicitation of proxies in the accompanying form by the Board of Directors for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") to be held at Ristorante Terrazza, 2 Wisconsin Circle, Chevy Chase, MD 20815 on Monday, February 7, 2000 at 10:00 a.m. EDT. The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to the stockholders is January 12, 2000.

         All holders of record (the "Stockholders") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on December 31, 1999 (the "Record Date"), are entitled to vote at the meeting and their presence is desired. Each outstanding share of Common Stock as of the Record Date is entitled to one vote. At the close of business on the Record Date, __________ shares of Common Stock were outstanding.

         If a Stockholder cannot be present in person at the Special Meeting, the Board of Directors of the Company requests such Stockholder to execute and return the enclosed proxy as soon as possible. The person who signs the proxy must be either (i) the registered Stockholder of such shares of Common Stock or
(ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity on behalf of such registered Stockholder. A Stockholder can, of course, revoke a proxy at any time before it is voted, if so desired, by filing with the Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to U.S. Digital Communications, Inc., 2 Wisconsin Circle, Suite 700, Chevy Chase, MD 20815; Attention:
Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

         The Company is paying all costs of the solicitation of proxies, including the expenses of printing and mailing to its Stockholders this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders, and the enclosed proxy.

         The Company has retained Morrow & Co. ("Morrow") to solicit proxies in connection with the Special Meeting. For such services, the Company has agreed to pay Morrow a fee of $10,000. In addition, if Morrow is requested to make calls to, or receive calls from, individual record holders or non-objecting beneficial owners, the Company will pay Morrow $5.00 per each such call. The Company has also agreed to reimburse Morrow for costs and expenses incurred in connection with the distribution and mailing of solicitation materials.

         The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "Commission" or "SEC"), in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telegram, telegraph, facsimile or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

                         PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the Stockholders will consider and vote upon:

         (i) The Agreement and Plan of Merger, dated as of December 22, 1999, a copy of which is included in Exhibit A to the Proxy Statement, between the Company, USDI Acquisition, Inc., a Texas corporation and a wholly owned Subsidiary of the Company ("Merger Sub") and TELCAM, Telecommunications Company of the Americas, Inc., a Texas corporation ("TELCAM"), whereby Merger Sub will be merged with and into TELCAM. The shareholders of TELCAM will receive shares representing approximately 51% of the Company's Common Stock in exchange for all the outstanding shares of TELCAM's Common Stock owned by them (the "Merger");

         (ii) To consider and vote upon an amendment of the Company's Articles of Incorporation (the "Articles") to increase the number of authorized shares of its Common Stock, par value $.01 per share (the "Common Stock"), to 325,000,000 shares (subject to subsequent decrease of the number of authorized shares of Common Stock to 81,250,000 through a 1-for-4 reverse stock split if the stockholders approve Item (iii) below);

         (iii) To consider and vote upon an amendment of the Company's Articles to effect a 1-for-4 reverse stock split of the Common Stock and thereby to decrease the authorized number of shares of the Company's Common Stock to 81,250,000; and

         (iv) Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                             VOTE REQUIRED; PROXIES

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Special Meeting. Approval of the Merger and amendment of USDI's Articles requires the affirmative vote of the holders of a majority of the outstanding shares of USDI Common Stock entitled to vote on these matters. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against approval of the Merger and amendment of USDI's Articles. In addition, the required vote on these matters is based on the number of outstanding shares of USDI Common stock, rather than the shares actually present in person or by proxy at the Special Meeting.

         For all other matters submitted to Stockholders at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters.

         Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted in favor of the proposals.

         Shares held by brokers and other Stockholder nominees may be voted on certain matters but not others. This can occur, for example, when the broker or nominee does not have the discretionary authority to vote shares of Common Stock and is instructed by the beneficial owner thereof to vote on a particular matter but is not instructed on other matters. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the non-discretionary matters as to which they are "non-voted," they will have the effect of a vote against the proposal being voted thereon.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:     When is the Special Meeting? What proposals will be voted on?

A: USDI stockholders will vote on the Merger at USDI's Special Meeting at Ristorante Terrazza, 2 Wisconsin Circle, Chevy Chase, MD 20815 on Monday February 7, 2000, at 10:00 a.m., local time. At the Special Meeting, you will also vote on an amendment to USDI's Articles of Incorporation to increase the number of authorized shares of its Common Stock to 325,000,000 shares and a subsequent 1-for-4 reverse stock split. USDI is soliciting proxies from its stockholders prior to the Special Meeting.

FOR ADDITIONAL INFORMATION REGARDING THE TIMING, PURPOSE AND PROCEDURES OF THE SPECIAL MEETING, SEE PAGE 44.

TO REVIEW THE BACKGROUND AND REASONS FOR THE MERGER IN GREATER DETAIL, SEE PAGE 46.

Q:     What do I need to do now?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting. We prefer that you sign, date and return your completed proxy card whether or not you attend the Special Meeting in person.

Q:     What do I do if I want to change my vote?

A: Just complete, date and sign a new proxy card and mail it to USDI. The new proxy card must arrive before the Special Meeting. Or, you can come to the Special Meeting and vote your shares as you wish, regardless of whether you have already returned a proxy card.

FOR ADDITIONAL INFORMATION REGARDING REVOKING A PROXY, SEE PAGE 44.

Q: If my shares are held in a "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide a proxy to vote your shares. In addition, your broker will only vote your shares on the proposals if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q:     Whom should I call with questions?

A: If you have any questions about the Merger, please call Timothy D. Rockwood, Investor Relations of USDI,at (301) 961-1540.

                                TABLE OF CONTENTS



                                                                                                               Page
SUMMARY  .........................................................................................................1

         THE COMPANIES............................................................................................1
         THE SPECIAL MEETING......................................................................................7
         THE MERGER...............................................................................................9
         CONDITIONS TO THE CONSUMMATION OF THE MERGER............................................................11
         Termination of the Merger Agreement.....................................................................11
         COMPLETION OF MERGER....................................................................................12
         MARKET PRICE INFORMATION................................................................................12
         NO SOLICITATION.........................................................................................12
         ACCOUNTING TREATMENT....................................................................................12
         INFORMATION RELATING TO TELCAM..........................................................................12
         Who Can Help Answer Your Questions......................................................................13

SELECTED HISTORICAL FINANCIAL DATA...............................................................................14

TELCAM   ........................................................................................................16

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.............................................................17

UNAUDITED COMPARATIVE PER COMMON SHARE DATA......................................................................20

RISK FACTORS.....................................................................................................21

         Risks Related to the Merger.............................................................................21
         The issuance of USDI Common Stock in the Merger may be dilutive to USDI's stockholders..................21
         Risks Related to USDI and to USDI and Telcam as a Combined Entity.......................................21
         Investment Risks........................................................................................22
         Early Stages of Development.............................................................................24
         Competition.............................................................................................26
         Market consolidation may create more formidable competitors.............................................27
         Rapid Technological Change; Dependence on Product Development...........................................28
         Enforceability of Patents and Similar Rights; Possible Issuance of Patents to Competitors;
         Trade Secrets...........................................................................................29
         Dependence of Key Satellite Airtime Providers...........................................................29
         Dependence on Key Telephone Suppliers...................................................................30
         Dependence on Key Telephone Suppliers...................................................................30
         Financial Commitments Under the Terms of Supplier Agreements............................................31
         Dependence on Key Customers.............................................................................32
         Dependence on Key Personnel.............................................................................32
         No Dividends............................................................................................33
         Limitation on Liability of Directors and Officers.......................................................33
         Illiquidity of Trading Market; Risk of Penny Stock Status...............................................34
         Indictment of Persons Associated With WS Marketing and Financial Services, Inc..........................34
         Significant Dilutive Effect of Shares Eligible For Future Sale..........................................34


         Significant Dilutive Effect of Shares To Be Issued in Conjunction with the Merger.......................37
         Impact of the Year 2000 Issue...........................................................................37
         Risks Associated With Stock Option Grants...............................................................39
         Possible Health Risks...................................................................................40
         Government Regulation...................................................................................40

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..................................................................43

THE USDI SPECIAL MEETING.........................................................................................44

         DATE, TIME AND PLACE OF MEETING.........................................................................44
         PURPOSE OF THE SPECIAL MEETING..........................................................................44
         RECORD DATE; VOTING RIGHTS; PROXIES.....................................................................44
         SOLICITATION OF PROXIES.................................................................................44
         QUORUM..................................................................................................45
         REQUIRED VOTE...........................................................................................45

PROPOSAL NO.  1:  THE MERGER.....................................................................................46

         GENERAL.................................................................................................46
         BACKGROUND OF THE MERGER................................................................................46
         USDI'S REASONS FOR THE MERGER...........................................................................47
         TELCAM'S REASONS FOR THE MERGER.........................................................................50
         Changes to Capital Structure of USDI....................................................................51
         Management and Operations Following the Merger..........................................................51
         Interests of Certain Persons in the Merger..............................................................53
         EMPLOYMENT AGREEMENTS...................................................................................54
         INDEMNIFICATION ARRANGEMENTS............................................................................54
         Limitation on Liability of Directors and Officers.......................................................54
         GOVERNMENTAL AND REGULATORY MATTERS.....................................................................54
         FEDERAL INCOME TAX CONSIDERATIONS.......................................................................54
         Accounting Treatment....................................................................................55
         Termination.............................................................................................55
         RESALE RESTRICTIONS.....................................................................................55

THE MERGER AGREEMENT.............................................................................................56

         The Merger..............................................................................................56
         Effective Time of the Merger............................................................................56
         Changes to Charter......................................................................................56
         Exchange Ratio..........................................................................................56
         Exchange of Shares......................................................................................56
         Representations and Warranties..........................................................................58
         Certain Covenants.......................................................................................59
         No Solicitation.........................................................................................61
         Management After the Merger.............................................................................62
         Conditions to the Merger................................................................................63
         Termination.............................................................................................63
         Amendment...............................................................................................65
         Expenses and Termination Fee............................................................................65


BUSINESS OF USDI.................................................................................................66

         Background..............................................................................................66

General..........................................................................................................67

         Industry Background.....................................................................................68
         Telecommunications Markets..............................................................................69
         Products And Suppliers..................................................................................69
         Pricing.................................................................................................71
         Sales, Marketing And Distribution.......................................................................72
         Customers...............................................................................................72
         Competition.............................................................................................72
         Government Regulation...................................................................................73
         Patents And Trademarks..................................................................................73
         Management Information Systems..........................................................................74
         Employees...............................................................................................74

BUSINESS OF TELCAM...............................................................................................80

         GENERAL.................................................................................................80
         OPERATIONS..............................................................................................80
         Growth Strategy.........................................................................................81
         TELCAM PRODUCTS AND SERVICES............................................................................83
         REGULATION AND LICENSING................................................................................83
         LEGAL PROCEEDINGS.......................................................................................84
         COMPETITION.............................................................................................84

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF USDI....................87

         General.................................................................................................87
         Results Of Operations...................................................................................87
         Liquidity and Capital Resources.........................................................................92

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TELCAM..................94

         GENERAL.................................................................................................94
         Results of Operations...................................................................................94
         Liquidity and Capital Resources.........................................................................96

COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY................................................................97

DESCRIPTION OF USDI CAPITAL STOCK...............................................................................106

         Common Stock...........................................................................................106
         Preferred Stock........................................................................................106
         Put Option.............................................................................................109
         Dividends..............................................................................................110
         Transfer Agent.........................................................................................110



COMPARISON OF RIGHTS OF STOCKHOLDERS OF USDI AND STOCKHOLDERS OF TELCAM.........................................111

PROPOSAL NO. 2:  APPROVAL OF INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK...............................113

         Introduction...........................................................................................113
         Reasons for Approving the Increase.....................................................................113
         Market for Company Stock and Related Security Holder Matters...........................................114

PROPOSAL NO. 3:  AUTHORIZATION OF AMENDMENT OF ARTICLES OF INCORPORATION, INCLUDING AUTHORIZATION OF REVERSE
         STOCK SPLIT............................................................................................116

         INTRODUCTION...........................................................................................116
         REASONS FOR APPROVING THE REVERSE SPLIT................................................................116
         Vesting Discretion in the Board of Directors...........................................................117
         General Effect of Reverse Split........................................................................117
         EFFECT ON REGISTRATION.................................................................................118
         Effect on the Market for the Common Stock..............................................................118
         Exchange of Stock Certificates and Liquidation of Fractional Shares....................................118
         FEDERAL INCOME TAX CONSEQUENCES........................................................................119
         Rights of Dissenting Stockholders......................................................................119

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................................121

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................123

         General................................................................................................123
         Compliance with Section 16(a) of the Securities Exchange Act of 1934...................................123

OTHER MATTERS...................................................................................................123

Index to Financial Statements...................................................................................125

Appendix A: Agreement and Plan of Merger

Appendix B: Certificate of Amendment of Articles of Incorporation

Appendix C: Certificate to Decrease Number of Authorized Shares


                                     SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION WHICH IS PROVIDED IN GREATER DETAIL ELSEWHERE IN THIS DOCUMENT. EVEN THOUGH WE HAVE HIGHLIGHTED WHAT WE FEEL IS THE MOST IMPORTANT INFORMATION FOR YOU, USDI ENCOURAGES YOU TO READ THIS DOCUMENT IN ITS ENTIRETY FOR A COMPLETE UNDERSTANDING OF THE MERGER.

THE COMPANIES

         U.S. DIGITAL COMMUNICATIONS, INC.

         U.S. Digital Communications, Inc. ("USDI" or the "Company") is a telecommunications company based in Chevy Chase, Maryland. The Company is primarily a global satellite communications firm that specializes in corporate applications. Specifically, the Company is a provider of satellite telephone subscriber equipment and services.

         During June 1999, the Company announced that its principal operating subsidiary, International Satellite Group, Inc., ("INSAT") was curtailing operations and that the Company was actively seeking specific merger and asset-sale opportunities in an effort to resolve its urgent liquidity problems. In July 1999, the Company announced that it had entered into a Memorandum of Understanding with TELCAM, Telecommunications Company of the Americas, Inc., ("TELCAM") agreeing in principle to the Merger of the companies.

         The Company's focus prior to 1997 was on developing and marketing "set-top" electronic devices to extend the communications capabilities of television sets. It incurred significant operating losses in every fiscal period and terminated this original line of business in 1997. In August 1997, the Company acquired Skysite Communications Corporation ("Skysite") and concentrated its business on the global satellite communications market that Skysite served. Skysite became a wholly owned subsidiary of INSAT in June 1999. The Company's strategy was to continue to operate the Skysite business of selling geo-synchronous satellite products while preparing for the expected introduction of Low Earth Orbit Satellite ("LEOS") communications systems. It was anticipated that technical advantages of the planned LEOS systems, such as Iridium and Globalstar, would dramatically expand the market for satellite communications and for the Company's products.

         The Company substantially increased expenditures for sales and marketing and for customer service in the second half of 1998 and the first and second quarters of 1999. These increases were made in order to take full advantage of sales opportunities that it expected would be created by the scheduled commercial launch of the Iridium satellite communications system in September 1998. It was expected that Iridum products would provide the majority of the Company's sales by early 1999. These expectations have not been realized; the Iridium system did not become available commercially on schedule and, once operating, experienced serious performance problems. The Company's sales in the second half of 1998 and the first quarter of 1999 fell well below expectations and its operating loss was unexpectedly large. Despite some improvement in the second quarter of 1999, the Company's Iridium sales continued to fall well below expectations and its operating losses continued. On August 13, 1999, Iridium announced that it is pursuing a comprehensive financial restructuring and made a voluntary Chapter 11 filing in the United States Bankruptcy Court in Delaware. Iridium has continued to sell products and to provide services under Chapter 11 protection. The sales of Skysite's established business did not grow significantly during this period and were unable to offset the shortfalls existing in the Iridium business.

         Because Iridium plays an important role in the Company's sales strategies for 2000, the failure of Iridium's systems to perform adequately or their unavailability for other reasons would have an immediate adverse effect on the Company's performance. There can be no assurance that Iridium will continue as a viable provider of services in the Company's business.

         In April 1999, the Company began to implement a program reducing operating expenditures and attempting to develop additional sources of revenue to offset the possible effect of any continuing difficulty with Iridium's operations or public perception of such difficulty. Despite these efforts, the unexpectedly large operating losses created an imperative need for the Company to raise short-term capital during the second quarter of 1999. The Company was unable to raise such capital. As a result INSAT, the Company's principal operating subsidiary, was forced to curtail its field sales operations and certain other functions in June 1999 in order to reduce cash requirements.

         At the time of the curtailment of INSAT's operations, USDI's Board of Directors instructed management to explore resolving the liquidity problems through merger opportunities and/or sale of equipment and customer-list assets. On July 8, 1999, the Company entered into a Memorandum of Understanding with TELCAM (the "MOU"), agreeing in principle to the Merger of the companies. The terms and conditions of the memorandum are described elsewhere in this Proxy Statement.

         TELCAM is providing management for USDI's satellite telephone operating subsidiaries, International Satellite Group, Inc. , and its subsidiary corporations (collectively "Subsidiary"), until the consummation of the Merger or the termination of the MOU. TELCAM has, since July 8, 1999, been authorized by the Board of Directors of Subsidiary to serve as the telecommunication contract operations manager of Subsidiary. Subsidiary has delegated to TELCAM the complete and exclusive authority to perform, in consultation with USDI, all operational, administrative and management services for the telecommunication contracts of Subsidiary, subject to the specific terms and conditions of the MOU. TELCAM has possession of the business assets of Subsidiary in order to manage the telecommunications contracts of Subsidiary; however, under the MOU USDI will have at all times access to all financial, bank and accounting records of Subsidiary which are maintained by TELCAM. and (ii) the agreements between Subsidiary and its service providers. TELCAM under the MOU must provide USDI copies of all documents executed by TELCAM or received by TELCAM relating to said service agreement during the term of the MOU. TELCAM and USDI have jointly initiated negotiations with the creditors of USDI to attempt to obtain a standstill, moratorium and/or modification agreement with the creditors of USDI and Subsidiary ("Moratorium Agreement"). TELCAM under the MOU may not enter into any agreements binding Subsidiary or USDI without the written consent of USDI, except for service agreements with customers to sell inventory and/or airtime for not less than fair market value. TELCAM under the MOU may not sell, assign or terminate any customer contract without the written consent of USDI.

         TELCAM, under the MOU, its officers, directors, shareholders and agents will be indemnified by USDI and Subsidiary from any third party contractual liability arising from TELCAM's operation of the telecommunication contracts of USDI and its Subsidiaries pursuant to the provision of this Section 4, to the greatest extent permitted by applicable law for all acts taken by it in good faith in its capacity as the telecommunication contracts manager of Subsidiary, except if due to TELCAM's negligence or willful misconduct. USDI, its officers, directors, shareholders and agents will be indemnified by TELCAM from any liability arising from TELCAM's (i) violation of the terms of the interim agreement, (ii) fraud or misrepresentation as to USDI, the Subsidiaries or any third parties, or (iii) violations of law.

         Commencement of the sales effort by TELCAM was delayed and has been hampered due to transition issues with suppliers of satellite telephone airtime. These issues included providing confirmation to the vendors that TELCAM was acting under USDI's authority, rescheduling of payment of amounts payable to the vendors and clarification of the status of the vendors' agreements with USDI. Management believes that most operational issues with Iridium North America have been resolved and the Company's telephone service to Iridium customers has been largely uninterrupted. There remain substantial disagreements between the Company and AMSC and normal billing and service to AMSC customers has been disrupted in recent months. TELCAM is also providing certain operating loans to USDI and its subsidiaries during the current period to fund specific business operations. TELCAM has the right at any time, under certain conditions, to terminate the agreement and with it the management authority and funding obligations of TELCAM under the terms of the agreement. See -- "Liquidity Issues."

         EARLY STAGES OF DEVELOPMENT; NEW TECHNOLOGIES AND CREATION OF NEW MARKETS. The Company is in the early stages of development. It has only a limited operating history and has sold only a limited quantity of products to date. The likelihood of success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that are marketed and an increasing number of market competitors.

         The history of the relatively young satellite telephone industry to date has been marked by technical difficulties, market resistance and difficulties in maintaining adequate capital. The establishment of a new business in the evolving satellite-based telecommunications industry is very risky. It is likely that further risks will be encountered as the industry shifts from the development to the commercialization of new products and services based on innovative technology. There can be no assurance that USDI will be able to generate revenues or achieve profitable operations given these factors.

         LIQUIDITY ISSUES. The Company has been dependent on a series of equity fundings to provide the capital required to conduct its business. It has never produced a positive cash flow from operations. When it abandoned its initial activities related to production of television set-top electronic devices in 1997, it did not have sufficient cash on-hand or readily available to finance its expenses during a repositioning and start-up of its new satellite telephone business. Its entry into that business has been made possible by the issuance of three series of convertible preferred stock during 1997 and 1998. The capital raised in these offerings was sufficient to fund activities through 1998 and early 1999. But sustained and growing operating losses nearly exhausted the Company's cash by the end of the third quarter of 1999.

         Cash and cash equivalents were $1,395480 on December 31, 1998. A net loss of approximately $5,595,000 in the first nine months of 1999 (prior to depreciation, amortization and goodwill) was partially offset by an increase in accounts payable of approximately $1,812,000, a depletion of inventory of approximately $678,000 and other factors. Net cash used in operating activities in the first nine months of 1999 was approximately $2,809,000. The Company also made capital expenditures of $792,424 during the nine months. This combined operating and capital deficit of $3,146,386 was met in large part by using $1,355,261 of the cash on hand at the start of the year and through increases in non-trade debt and sales of assets yielding $1,894,721. The Company increased debt primarily through borrowings of $890,000 from shareholders and directors and approximately $520,000 from TELCAM. The assets liquidated by the Company included securities sold for approximately $131,000 and notes receivable for approximately $324,000. Equity transactions during the first nine months of 1999 provided additional working capital of $416,025.

         Cash and cash equivalents were $40,219 on September 30, 1999. The Company has required cash in excess of $100,000 per month since October to continue at its current level of operations. The ability of the Company to raise this additional cash is greatly diminished by its disappointing operating results and the considerable weakening of its balance sheet in the first nine months of the year. The Company's current expenses in the fourth quarter of 1999 have been met through additional loans provided by TELCAM in anticipation of the Merger. There can be no assurance that such funding will continue or that adequate funds will be available for the Company to meet the substantial costs of consummating the anticipated Merger. Management of the Company believes that it is unlikely that the Company could avoid a total suspension of operations or liquidation if it is unable to consummate the Merger.

           For the years ended December 31, 1997 and 1998, the Company's operating losses were $4,440,822 and $7,446,081 respectively.

         The Company expects to experience a net loss in 1999 and possibly thereafter.

         REGULATION AND LICENSING. The Company operates as an indirect, unlicensed international communications carrier in the wireless communications industry and therefore falls indirectly under the regulation of the Federal Communications Commission ("FCC"). The Company is not the satellite or equipment licensee, and is not required to maintain manufacturing, service or operational permits to provide product sales or provision of airtime services.

         However, the Company is critically dependent on its equipment and airtime suppliers who are, in turn, heavily regulated. The allocation and use of the radio frequency spectrum for the provision of communications services are subject to international and national regulation. The implementation and operation of all satellite and wireless systems are dependent upon obtaining licenses and other approvals. The national administration of each country decides how the radio frequencies that the International Telecommunications Union has allocated to particular communications services should be allocated and assigned domestically to specific radio systems. In addition, the provision of communications services in most countries is subject to regulatory controls by the national governments of each country.

         The Company is confident that its suppliers will continue to obtain the approvals and licenses they require to operate globally. There is, however, no guarantee that the Company's operation and profitability will not be subject, directly or indirectly, to restrictive national policies or international regulation or that the Company will not be subject to increased taxation by federal, state or local agencies in the future.

         TELCAM.

         TELCAM is a reseller of telecommunications services - primarily residential long distance telephone service. In 1996, it had revenues in excess of $11,000,000 and net income of approximately $1,415,000. TELCAM's revenues and income have declined in each year since then. In June 1999, the Company was sold to new ownership and new management was put in place with the intention of making necessary changes and investments to reverse the Company's decline.

         Although TELCAM has a significant operating history, the recent changes in ownership and management and the Company's intention to pursue new marketing and operating strategies expose it to many of the risks associated with new businesses. The likelihood of its success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that are marketed and an increasing number of market competitors.

         TELCAM is now involved exclusively with the front-end marketing of telecommunications products and services. Its current business is concentrated on residential long-distance telephone and related services but the Company expects much of its future business to be with commercial customers. Other than marketing, many of TELCAM's functions are outsourced. There are presently twelve employees. TELCAM expects to have approximately twenty employees early in 2000.

         OPERATIONS. TELCAM outsources most of the non-marketing functions associated with serving its customers. Its primary source for long-distance service is Qwest Communications, Inc. ("Qwest"). Phase V of Southwest Florida, Inc. ("Phase V") in Florida offers "24/7" customer service to TELCAM's customers. TelOne Telecommunications, Inc. ("TelOne") of Houston, Texas provides TELCAM with (1) billing services such as rating, electronic credit formatting and disaster backup, and (2) platform services such as voicemail, follow-me fax, prepaid phone cards and 1-800 services. Formatted billing tapes are forwarded from TelOne to Billings Concepts Corp.("BIC"), a provider of billing clearinghouse services, for inclusion on the customer's local telephone bill.

         Mike Massingill, the CEO of TelOne, is a member of the Board of Directors of TELCAM. Gregory Hahn the CEO of TELCAM, is a shareholder of TelOne. William Spencer, a member of the Board of Directors of TELCAM, is a shareholder in TelOne. The quality and range of services provided to TELCAM by TelOne are essential to TELCAM's operations; and TELCAM believes that the close relationship between the companies constitutes a competitive advantage for TELCAM. Nonetheless, there can be no assurance that the two companies will be able to maintain an arms-length relationship and that TELCAM will receive services at competitive market prices from TelOne or that TELCAM will not be significantly harmed by any disruption of its relationship with TelOne.

         TELCAM uses BIC for factoring as well as billing and collection. BIC advances a portion of expected proceeds of billings to TELCAM until collections from customers are received after an average of approximately 45 days. TELCAM is negotiating to improve the terms on its factoring.

         GROWTH STRATEGY. TELCAM intends to be a low-cost, efficient carrier operating in defined niche markets in the United States and internationally. As reselling is increasingly becoming a commodity business, TELCAM is focusing on the following:

     -    Providing bundled value added products

     -    Shifting from retail to small and medium-sized commercial accounts.

     -    Acquisitions of subscriber bases, and

     - Acquisitions of complementary companies such as a clearing-house and/or channels for international expansion.

         During 2000, TELCAM intends to continue to acquire subscriber bases from companies that have lost their ability to bill directly through clearinghouses. In October 1998, clearinghouses decided not to bill for companies that had a record of excessively high customer complaints of fraudulent billing. TELCAM believes a number of these companies suffered relatively innocent customer problems subject to correction through improved account management. As part of its business, TELCAM is seekingi to acquire 10 to 20 additional subscriber bases of this type during the next six months. If such acquisitions are accomplished, this would increase the subscriber base and, at the same time, generate immediate cash flow in order to fund development of a commercial customer base to which it can sell its value added products. Risks associated with these acquisitions include (1) the clearinghouses have greatly increased the effort required to bill the Monthly Recurring Charges ("MRCs"), (2) regulatory or legislative initiatives could develop that would make it difficult to maintain the MRC subscriber base and
(3)

TELCAM's ability to acquire "clean" companies.

         TELCAM intends to develop a commercial subscriber base by marketing through independent agents. There are presently two main associations of independent representatives totaling over 6,500 representatives. TELCAM estimates that it will be able to get approximately 2,000 representatives to work with TELCAM (on a non-exclusive basis) early in 2000.

         TELCAM plans to offer its commercial customers a wide range of products in market-driven bundles. The Company believes that it can achieve a significant marketing advantage by becoming a competitively priced "one-stop shop" - with unified telecommunications billing and service - for small to medium-sized companies.

         REGULATION AND LICENSING. The terms and conditions under which TELCAM provides communications services are subject to government regulation. FCC regulations generally apply to interstate telecommunications, while particular state regulatory authorities generally have jurisdiction over telecommunications that originate and terminate within the same state.

         TELCAM is not classified by the FCC as a dominant carrier, and therefore is subject to minimal federal regulation. Non-dominant carriers are required by statute to offer interstate and international services under rates, terms, and conditions that are just, reasonable, and not unduly discriminatory. The FCC imposes only minimal reporting requirements on non-dominant carriers.

         In addition, informal complaints may be lodged from time to time against TELCAM before the FCC and various state agencies for various reasons. TELCAM in the past has at times failed to respond timely to such complaints and has been fined for such delay. Although such complaints could result in additional legal actions or proceedings being brought against TELCAM, it believes that such matters would be satisfactorily resolved without a material adverse impact upon its results of operations; however TELCAM can not be assured of such resolution. Should TELCAM's belief with respect to any and all complaints pending, if any, before the FCC or state regulatory agencies be incorrect, it could be subject to financial penalties and potential revocation of its operating authority for interstate or intrastate calls, as applicable.

         The FCC has recently called for comment on the practice of billing telephone customers for MRCs monthly fees that are not directly related to usage of services - and has indicated some doubt about the desirability of such charges. Since significantly more than half of TELCAM's revenues have been, and are expected to be for at least the next year, MRCs, any action by the FCC or other regulatory or legislative body to restrict or eliminate their use could have adverse consequences for the Company's revenues and profitability. See "Risk Factors - Dependence on Key Customer Services, Data and Billing Service Suppliers; -- "Dependence on Local Exchange Carriers for Billing".

         TELCAM is subject to varying levels of regulation in the states in which it is currently authorized to provide intrastate telecommunications services. The most states require TELCAM to apply for certification to provide intrastate telecommunications services, or to register or to be found exempt from regulation, before commencing intrastate service. The vast majority of states also require TELCAM to file and maintain detailed tariffs listing their rates for intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, and/or for corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and assumption by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations, and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. If state regulatory agencies conclude that TELCAM has taken steps without obtaining the required authority, they may impose one or more of the sanctions listed above.

         LEGAL PROCEEDINGS. TELCAM has advised USDI that it is not aware of any legal proceedings that may have a material effect on its operations. TELCAM has also advised USDI that it is not aware of any regulatory issues relevant to the Merger.

         COMPETITION. The telecommunications industry is highly competitive and is characterized by frequent technological and marketing innovation. The principal bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than TELCAM or the combined company and which provide, or plan to provide, a wider range of services. In response to competitive pressure from these and other future competitors, USDI and TELCAM may have to lower selling prices or alter services, which could have a material adverse effect on the financial position of the combined company. TELCAM believes that competition in the long-distance telephone market will become more intense in the near future. In particular, the number of competitors that are larger and better capitalized than TELCAM is likely to increase. AT&T, MCI, and Sprint are currently preeminent among such firms. TELCAM expects that all of the Bell Operating Companies ("BOCs") - newly eligible to enter the long-distance marketplace - will soon seek to provide long distance service. Increased competition could result in price reductions; fewer customer orders; reduced gross margins; longer sales cycles; and loss of market share.

         LIQUIDITY. TELCAM has, in each of the last three years, distributed to its shareholders, through dividends and stock buybacks, somewhat more than the cash provided by operations. The result has been that the cash and cash equivalents available at the end of each year since 1995 has declined from $883,824 at December 31, 1995 to $413,829 at December 31, 1998. At September 30, 1999, cash and cash equivalents had declined to $11,384.

         Since that date TELCAM has arranged the sale of $1,800,000 of its convertible notes. Of those funds, $900,000 was received in mid-December and the remainder was released from escrow upon the filing of this Proxy Statement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of TELCAM--Liquidity and Capital Resources." The ability of the TELCAM to continue and expand its operations and to make loans to USDI needed to complete the Merger was dependent on its receiving these funds. TELCAM now expects to be able to support these and other necessary activities from the proceeds of these notes until current revenues from the receipts of billings to newly acquired customers are sufficient to provide positive cash flow. There can be no assurance that the funds received from the notes will in fact be adequate to allow the completion of the Merger or the uninterrupted continuation or expansion of TELCAM's business. In addition, the liquidity of the Company after completion of the Merger could be adversely affected if the holders of the notes opt for their repayment in cash.

THE SPECIAL MEETING

         PURPOSE OF THE SPECIAL MEETING; DATE, TIME, PLACE.

         At the Special Meeting, the Stockholders will consider and vote upon:

         (i) The Agreement and Plan of Merger, dated as of December 22, 1999, a copy of which is included in Exhibit A to the Proxy Statement, between the Company, USDI Acquisition, Inc., a Texas corporation and a wholly owned Subsidiary of the Company ("Merger Sub")] and TELCAM, Telecommunications Company of the Americas, Inc., a Texas corporation ("TELCAM"), whereby Merger Sub will be merged with and into TELCAM. The shareholders of TELCAM will receive shares representing approximately 51% of the Company's Common Stock in exchange for all the outstanding shares of TELCAM's Common Stock owned by them (the "Merger");

         (ii) To consider and vote upon an amendment of the Company's Articles of Incorporation (the "Articles") to increase the number of authorized shares of its Common Stock, par value $.01 per share (the "Common Stock"), to 325,000,000 shares (subject to subsequent decrease of the number of authorized shares of Common Stock to 81,250,000 through a 1-for-4 reverse stock split if the stockholders approve Item (iii) below);

         (iii) To consider and vote upon an amendment of the Company's Articles to effect a 1-for-4 reverse stock split of the Common Stock and thereby to decrease the authorized number of shares of the Company's Common Stock to 81,250,000; and

         (iv) Such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                  The Special Meeting will be held at Ristorante Terrazza, 2 Wisconsin Circle, Chevy Chase, MD 20815, on Monday, February 7, 2000 at 10:00 a.m EDT.

         VOTING REQUIRED; VOTING PROCEDURES; RECORD DATE.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required for a quorum at the Special Meeting. Approval of the Merger and amendment of USDI's Articles requires the affirmative vote of the holders of a majority of the outstanding shares of USDI Common Stock entitled to vote on these matters. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against approval of the Merger and amendment of USDI's Articles. In addition, the required vote on these matters is based on the number of outstanding shares of USDI Common stock, rather than the shares actually present in person or by proxy at the Special Meeting.

         For all other matters submitted to Stockholders at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters.

         Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted in favor of the proposals.

         Shares held by brokers and other Stockholder nominees may be voted on certain matters but not others. This can occur, for example, when the broker or nominee does not have the discretionary authority to vote shares of Common Stock and is instructed by the beneficial owner thereof to vote on a particular matter but is not instructed on other matters. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the non-discretionary matters as to which they are "non-voted," they will have the effect of the vote against the proposal being voted thereon. The record date for the Special Meeting is December 31, 1999.

THE MERGER

         USDI and TELCAM have entered into an Agreement and Plan of Merger, dated December 22, 1999 (the "Merger Agreement"). The Merger Agreement provides that a wholly owned subsidiary of USDI will merge with and into TELCAM, with TELCAM continuing as the surviving corporation. If the Merger is approved and consummated TELCAM will become a wholly owned subsidiary of USDI. USDI and TELCAM are working toward completing the Merger as quickly as possible. USDI and TELCAM hope to complete the Merger by the end of the first quarter of 2000.

         The Merger Agreement provides that the Merger will take place only if, among other things, USDI stockholders approve the Merger and Merger Agreement at USDI's Special Meeting.

         WHAT TELCAM STOCKHOLDERS WILL RECEIVE IN THE MERGER. If the Merger is completed, TELCAM stockholders will receive approximately 51% of the fully diluted shares of USDI Common Stock outstanding immediately following the Merger. This is equivalent to approximately $3,400,000 worth of USDI Common Stock in total, based on the December 15, 1999 closing price of the Common Stock on the NASD OTC Bulletin Board ("OTC Bulletin Board") and shares of each company outstanding on that date. The number of shares the TELCAM stockholders will receive is subject to change based upon the number of fully diluted shares of capital stock of USDI outstanding at the time of the Merger and for a period of sixty (60) months following the Merger. The exchange ratio is more fully discussed under the heading "The Merger Agreement--Exchange Ratio."

         RECORD DATE FOR VOTING ON THE MERGER AND THE OTHER MATTERS PRESENTED AT THE SPECIAL MEETING. You may vote at the Special Meeting or sign a proxy card if you owned shares of USDI Common Stock as of the close of business on December 31, 1999, the record date. On the record date, ________ shares of USDI Common Stock were outstanding. Of this number, 408,353 shares were held by directors and officers of USDI or by entities affiliated with the directors and officers. You have one vote for each share of USDI Common Stock you owned on the record date.

         In addition, 1,330 shares of Series B Preferred Stock ("Series B") and 2,800 shares of Series C Preferred Stock ("Series C"), were outstanding as of December 15, 1999. The Preferred Stock is not entitled to vote. On August 11, 1999, the Company's Series A Preferred Stock ("Series A") was converted by USDI into 2,394,266 shares of Common Stock pursuant to the terms of such Preferred Stock. Prior to the consummation of the Merger it is expected that the outstanding Series B and Series C stock will be exchanged for Common Stock. Based on the conversion formula for each series set forth in their respective Certificates of Designation and the closing price history of the Common Stock on the OTC Bulletin Board as of December 15, 1999, the Series B stock would be exchanged for approximately 12,500,000 common shares and the Series C for approximately 26,300,000 common shares. The actual exchange rate for any conversions of Preferred Stock will be determined by the actual date of conversion and the price history of the stock through such date.

         STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER AND THE OTHER MATTERS PRESENTED AT THE SPECIAL MEETING. Approval of the Merger, and amendment of USDI's Articles of Incorporation, requires the affirmative vote of the holders of a majority of the outstanding shares of USDI Common Stock entitled to vote on these matters. The remaining matters presented at the Special Meeting may be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting.

         RISKS OF THE MERGER. In considering whether to approve the Merger and Merger Agreement, you should consider all of the risks of the Merger, including the risks that the potential benefits of the Merger may not be realized, that USDI will be subject to a fundamental change in its business and management, that the business of the surviving corporation and its Subsidiaries may not be successful, and that the market price of USDI's Common Stock may fluctuate and could further decline in the future. Current stockholders of USDI will be subject to substantial dilution. Consequently USDI encourages you to read the risk factors set forth in this Proxy Statement more fully discussed under the heading "Risk Factors."

         IMPORTANT FEDERAL INCOME TAX CONSEQUENCES. Subject to limitations and qualifications described later in this document, in the opinion of management the exchange of TELCAM capital stock for shares of USDI Common Stock should be tax-free for federal income tax purposes to the stockholders of TELCAMUSDI. Neither USDI nor TELCAM should become subject to federal income taxes solely as a result of the Merger.

         USDI'S REASONS FOR THE MERGER; RECOMMENDATION TO USDI STOCKHOLDERS. USDI's Board of Directors has determined that the terms of the Merger Agreement and the Merger are advisable, fair to, and in the best interests of USDI and its stockholders. In reaching its decision, USDI's Board of Directors identified several potential benefits of the Merger. These benefits include:

    -    Liquidity;

    -    more efficient marketing and operations;

    -    product line diversification; and

    -    critical management resources.

         The Company believes that the potential for improved liquidity as a result of the Merger is of critical value to the shareholders of USDI. The Company estimates that it would have to terminate all operations immediately in the absence of the loans being provided to it by TELCAM in anticipation of the Merger and that it would be unable to continue operations after the Effective Date without the additional cash flow that it expects to realize from TELCAM's operations.

         However, USDI's Board of Directors also recognized that the potential benefits of the Merger may not be realized and that there are a number of other risks and uncertainties related to the Merger, as discussed below under the heading "Risk Factors." USDI's Board of Directors unanimously recommends that you vote FOR approval of the Merger Agreement and the Merger.

         TELCAM'S REASONS FOR THE MERGER. TELCAM's Board of Directors has determined that the Merger Agreement is in the best interests of TELCAM and its stockholders. In reaching its decision, TELCAM's Board of Directors identified several potential advantages of the Merger:

    -    access to capital markets;

    -    more efficient marketing and operations; and

    -    USDI's management resources .

         However, TELCAM's Board of Directors also recognized that the potential benefits of the Merger may not be realized and that there are a number of other risks and uncertainties related to the Merger, as discussed below under the heading "Risk Factors."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The Merger will be completed if certain conditions, including the following, are met:

    -    approval of TELCAM stockholders;

    -    approval of USDI stockholders;

    -    conversion of USDI's Preferred Stock into Common Stock;

    - amendment to the USDI's bylaws providing that the provisions of Nevada Revised Statutes 78.378 to 78.3793 regarding change of control do not apply to USDI,

    -    reduction of USDI trade and other debt;

    - no legal restraints or prohibitions that prevent the completion of the Merger; and

    - no inaccuracies made by USDI or TELCAM in their representations and warranties in the Merger Agreement that would result in a material adverse effect on the party making the representation and warranty;

    -    the resignation of certain members of the Board of Directors of USDI;

    - the cancellation of USDI's STOCK INCENTIVE PLANS and cancellation, exercise, or expiration of outstanding options;

    - the securing of any necessary consents or approvals required in connection with the merger.

         USDI and TELCAM may waive conditions with respect to the other's obligation to provide accurate representations and warranties, perform its preclosing obligations, provide opinions of counsel and obtain consents and approvals. In the event that USDI waives a condition to the Merger involving material facts or circumstances, USDI will resolicit stockholder approval for the Merger.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated prior to the effective time of the Merger by the mutual written consent of USDI and TELCAM. Either TELCAM or USDI may also terminate the Merger Agreement if:

    -    the Merger is not consummated by March 1, 2000,

    -    the Merger is prohibited by a governmental entity;

    -    the required vote of USDI stockholders is not obtained; or

    -    the required vote of TELCAM stockholders is not obtained.

         USDI may terminate the Merger Agreement if:

    - any of TELCAM's representations and warranties in the Merger Agreement are not true and correct in all material respects, and cannot be cured within a specified period; or

    - TELCAM fails to perform a material obligation under the Merger Agreement, and this failure cannot be cured within a specified period.

    TELCAM may terminate the Merger Agreement if:

    - any of USDI's representations and warranties in the Merger Agreement are not true and correct in all material respects, and cannot be cured within a specified period;

    - USDI fails to perform a material obligation under the Merger Agreement and this failure cannot be cured within a specified period;

    - USDI's Board of Directors withdraws or modifies its recommendation of the Merger; or

    -    USDI fails to hold the Special Meeting on or prior to March 15, 2000.

    Neither USDI nor TELCAM may individually terminate the agreement, however, if it is the party responsible for a material breach of its obligations under the Merger Agreement.

COMPLETION OF MERGER

         USDI and TELCAM expect to complete the Merger as soon as practicable after USDI stockholders and TELCAM stockholders approve the Merger and the other conditions to the Merger have been met. USDI anticipates this will occur on February 7, 2000, following the Special Meeting.

MARKET PRICE INFORMATION

         USDI's Common Stock is quoted on the OTC Bulletin Board under the symbol "USDI." There is no public market for TELCAM capital stock.

NO SOLICITATION

         In connection with the Merger Agreement, USDI and TELCAM agreed that neither would seek out, enter into, or participate in any negotiations or discussions regarding, any other merger agreement, or any effectively equivalent transaction, while the Merger Agreement remains operative.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a reverse acquisition using the purchase method of accounting in accordance with generally accepted accounting principles. As a reverse acquisition, TELCAM will be deemed to be the acquiring company for financial reporting purposes. The historical financial statements for periods prior to the completion of the Merger will not be restated as though the companies had been combined from inception. USDI's unaudited pro forma financial statements give effect to the acquisition of USDI by TELCAM under the purchase method of accounting and are based on the assumptions and adjustments described in the notes to the unaudited pro forma financial statements.


INFORMATION RELATING TO TELCAM

TELCAM has provided all information relating to TELCAM contained or incorporated by reference in this Proxy Statement. Although USDI believes such information is accurate, USDI has not independently verified such information.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have questions about the Merger you should contact:

Timothy D. Rockwood
Investor Relations
U.S. Digital Communications, Inc.
2 Wisconsin Circle, Suite 700
Chevy Chase, MD 20815
(301) 961-1540

                       SELECTED HISTORICAL FINANCIAL DATA

         The selected historical financial data of TELCAM set forth below should be read in conjunction with the audited financial statements and the notes to the financial statements contained in this Proxy Statement. The selected financial data as of and for the years ended December 31, 1997 and 1998 and for the year ended December 31, 1996 are derived from the audited financial statements of TELCAM appearing elsewhere in this Proxy Statement. The selected financial data as of and for the year ended December 31, 1995 and as of December 31, 1994 and for the period June 12, 1994 (inception) to December 31, 1994 are derived from audited financial statements of TELCAM not included in this Proxy Statement. The selected financial data as of September 30, 1998 and 1999 and for the nine months then ended, are derived from unaudited financial statements of TELCAM included in this Proxy Statement, which have been prepared by TELCAM on a basis consistent with the audited financial statements appearing elsewhere in this Proxy Statement and, in the opinion of TELCAM's management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the data. The results of operations for the nine months ended September 30, 1999, are not necessarily indicative of results to be expected for any subsequent period.

         The selected historical financial data of USDI set forth below should be read in conjunction with the audited financial statements and the notes to the financial statements contained in this Proxy Statement. The selected financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 are derived from the audited financial statements of USDI appearing elsewhere in this Proxy Statement. The selected financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 are derived from audited financial statements of USDI not included in this Proxy Statement. The selected financial data as of September 30, 1998 and 1999 and for the nine months then ended, are derived from unaudited financial statements of USDI included in this Proxy Statement, which have been prepared by USDI on a basis consistent with the audited financial statements appearing elsewhere in this Proxy Statement and, in the opinion of USDI's management, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the data. The results of operations for the nine months ended September 30, 1999, are not necessarily indicative of results to be expected for any subsequent period.

                                      USDI
                       SELECTED HISTORICAL FINANCIAL DATA


                                             YEARS ENDED DECEMBER 31,                                        NINE MONTHS ENDED
                         ----------------------------------------------------------------------------       --------------------
                             1994            1995            1996           1997             1998         30-SEP-98      30-SEP-99
                         ------------    ------------    ------------    ------------    ------------    ------------    -----------
                                                                                                         UNAUDITED        UNAUDITED
                                                                                                         ------------    -----------
STATEMENT OF
OPERATIONS DATA:
Total Revenues                   --      $    629,688           --      $    486,642    $  1,179,922    $    793,709   $  1,282,182
Cost of goods sold               --                 0           --           412,767         954,365         579,737      1,325,300
                         ------------    ------------    -----------    ------------    ------------    ------------   ------------
Gross profit                     --           629,688           --            73,875         225,557         213,972        (43,118)
Operating Expenses          1,314,364       3,222,489      7,885,929       4,514,697       7,671,638       4,590,264      6,512,299
                         ------------    ------------    -----------    ------------    ------------    ------------   ------------
Loss from operations       (1,314,364)     (2,592,801)    (7,885,929)     (4,440,822)     (7,446,081)     (4,376,292)    (6,555,417)
Other income (expense)          3,338           4,748       (170,989)       (244,363)        180,925         102,958         74,756
                         ------------    ------------    -----------    ------------    ------------    ------------   ------------
Net Loss available to
common stockholders       ($1,311,026)    ($2,588,053)   ($8,056,918)    ($6,315,101)   ($11,371,320)    ($7,467,984)   ($9,546,372)
                          ===========     ===========    ===========     ===========    ============     ===========    ===========



                                                    AS OF DECEMBER 31,                                      AS OF SEPTEMBER 30,
                        ----------------------------------------------------------------------------    ----------------------------
                           1994            1995            1996            1997            1998           1998              1999
                        ------------    ------------    ------------    ------------    ------------    ------------    ------------
                                                                                                         UNAUDITED        UNAUDITED
                                                                                                        ----------------------------

BALANCE SHEET DATA:
-------------------
Total current assets    $    559,451    $    839,930    $     59,132    $    905,266    $  2,681,868    $  5,560,106   $   476,929

Total current
  liabilities                170,576         552,217       2,545,323       4,427,928       3,807,742       4,772,171     7,477,668
Non-current
  liabilities                   --              --           479,865           1,617         600,000            --             --

Stockholders' equity
  (deficit)                  493,752         706,636      (2,782,886)     (2,397,670)       (550,925)      1,809,621    (6,129,891)

PER SHARE INFORMATION

Basic net loss per
  share                  $     (0.11)    $     (0.15)    $     (0.37)    $     (0.31)    $     (0.69)    $     (0.46)   $    (0.45)

Shares used in
  computing basic net

  loss per share          11,775,976      17,190,915      21,914,630      20,676,196      16,567,594      16,311,875    21,092,551

Diluted net loss per
  share                  $     (0.11)    $     (0.15)    $     (0.37)    $     (0.31)    $     (0.69)    $     (0.46)   $    (0.45)

Shares used in
  computing diluted
  net loss per share      11,775,976      17,190,915      21,914,630      20,676,196      16,567,594      16,311,875    21,092,551



                                     TELCAM

                       Selected Historical Financial Data

                                                        YEARS ENDED DECEMBER 31,

                            FOR THE PERIOD     -------------------------------------------
                             JUNE 12, 1994                                                     NINE MONTHS ENDED
                              (INCEPTION)                                                     --------------------------------
                         TO DECEMBER 31, 1994    1995        1996       1997        1998       SEPTEMBER 30,   SEPTEMBER 30,
                                                                                                    1998            1999
                         -----------------------------------------------------------------------------------------------------
                                                                                                 UNAUDITED       UNAUDITED
                                                                                               -------------------------------
STATEMENT OF OPERATIONS DATA:

Total Revenues                $2,141,373     $11,569,352  $11,244,242  $6,451,129  $4,928,412      $4,288,742      $2,061,859
Cost of sales                  1,212,276       6,679,932    4,536,322   3,162,725   1,985,922       1,827,907       1,101,969
                         -----------------------------------------------------------------------------------------------------
                                 929,097       4,889,420    6,707,920   3,288,404   2,942,490       2,460,835        959,890
Operating Expenses               891,507       4,005,948    5,323,183   3,076,357   2,707,367       2,117,566       1,459,669
                         --------------------------------------------------------------------  -------------------------------

Income (Loss) from                37,590         883,472    1,384,737     212,047     235,123         343,269        (499,779)
operations

Other income                         887          16,898       30,486      12,259      12,013           9,884           3,358
                         --------------------------------------------------------------------  -------------------------------

NET INCOME (LOSS)                $38,477        $900,370   $1,415,223    $224,306    $247,136         353,153       $(496,421)
                         ====================================================================  ===============================


                                                 AS OF DECEMBER 31,                                  AS OF SEPTEMBER 30,
                         --------------------------------------------------------------------  --------------------------------
                                 1994            1995        1996       1997        1998            1998            1999
                         --------------------------------------------------------------------  --------------------------------
                                                                                                 UNAUDITED       UNAUDITED
                                                                                               --------------------------------
BALANCE SHEET DATA:
-------------------
Total current assets           $613,679       $1,220,122   $973,413  $1,017,850    $700,886       $861,972       $  936,054
Total current                   528,304          499,532    444,245     615,556     230,423        300,593        1,013,846
  liabilities
Non-current liabilities           7,200                0          0           0           0              0           17,451

Stockholders' equity            181,477          806,984    627,607     473,769     514,812        620,829           18,391
  (deficit)


PER SHARE INFORMATION:

Basic net income (loss)           $0.06            $1.31      $2.07       $0.45       $0.50          $0.72           ($1.01)
  per share

Shares used in computing
  basic net income (loss)
  per share                     637,000          685,000    685,000     495,000     492,500        492,500           492,500


              SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                   (UNAUDITED)

         The data below reflects selected financial information for the Company resulting from the Merger of USDI and TELCAM, which is referred to as "pro forma" information. The selected unaudited pro forma financial data set forth below assumes that the Merger was accounted for as a reverse acquisition using the purchase method of accounting and assuming that TELCAM is the acquirer for accounting purposes and that the companies had been combined for accounting and financial reporting purposes as of January 1, 1998. The companies anticipate that the Merger will provide the combined company with certain financial benefits that include improved operating efficiencies and opportunities to earn more revenue. However, these anticipated cost savings or benefits are not reflected in the pro forma information. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information does not attempt to show how the combined company would actually have performed had the Merger been completed as of the dates or for the periods presented. Additionally, no adjustments have been made to conform any differences in accounting policies between USDI and TELCAM for the periods presented. The information in the following tables is qualified in its entirety by, and should be read in conjunction with, the unaudited pro forma financial statements of USDI and TELCAM included elsewhere in this document.



                                               USDI AND TELCAM
                            SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                                 (UNAUDITED)

                                                      YEAR ENDED             NINE MONTHS ENDED
                                                   DECEMBER 31, 1998        SEPTEMBER 30, 1999
                                                 ------------------------------------------------
             Revenue                                        $6,108,334                $3,344,041

             Cost of Sales                                  $2,940,287                $2,427,269
                                                 ------------------------------------------------

                    Gross Profit                             3,168,047                   916,772
                                                 ------------------------------------------------

             OPERATING EXPENSES:
             Sales and marketing                             1,995,875                 1,827,490
             General and administrative                      7,456,571                 5,291,471
             Goodwill writeoff                               5,712,214                10,620,196
             Stock option compensation                         528,690                       ---
             Research and development                          397,869                   187,112
                                                 ------------------------------------------------

                    Total operating                         16,091,219                17,926,269
                                                 ------------------------------------------------

             Income (loss) from operations                (12,923,172)              (17,009,497)
             OTHER INCOME (EXPENSE):
             Interest expense                                 (82,198)                   (2,259)
             Gain / (loss) on investments                      339,460                    90,049
             Interest and other income                           2,383                    50,327
                                                 ------------------------------------------------
                                                               259,645                   138,117
                                                 ------------------------------------------------

             Net Income (loss)                            (12,663,527)              (16,871,380)

             Dividends/Beneficial conversion               (4,106,164)               (3,065,711)
             feature
                                                 ----------------------    ----------------------

             Net income (loss) available to
             common shareholders                         ($16,769,691)             ($19,937,091)
                                                 ======================    ======================

             Basic loss per common share                       ($0.47)                   ($0.46)

             Diluted 1oss per common share                     ($0.47)                   ($0.46)


                                      18


             Weighted average shares (a)

                    Basic                                   35,520,531                43,725,650
                    Diluted                                 35,520,531                43,725,650

             Balance Sheet Data: (As of September 30)

             Total current assets                                                     $1,261,072
             Total current liabilities (1)                                            $5,084,270
             Noncurrent liabilities                                                      $17,451
             Stockholders' deficit (1)                                              ($2,856,167)

               a    Assumes a 1:4 reverse stock
                               split.

(1) Includes estimated costs associated with the Merger of approximately $500,000. Such expenses include investment advisory fees, legal and accounting fees, financial printing costs and other Merger related charges. These costs are preliminary and therefore subject to change. These charges exclude integration charges which consist primarily of severance and relocation expenses and expenses related to the consolidation of facilities. These costs will be charged to operating expense in the period the Merger is completed.

                   UNAUDITED COMPARATIVE PER COMMON SHARE DATA
                               OF USDI AND TELCAM

         The following table shows information about USDI's historical loss per share and book value per share, and similar information reflecting the completion of the proposed Merger which we refer to as "pro forma" information.

         The historical book value per share is computed by dividing total stockholders' equity (deficit), net of all items pertaining to the preferred stockholders, by the number of shares of Common Stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of USDI Common Stock outstanding at the end of the period.

         The information in the following table is based on, and should be read together with, the historical financial information that we have included elsewhere in this Proxy Statement and the "Unaudited Pro Forma Condensed Combined Financial Information" on page 193.

                                                          Year Ended                          Nine Months
                                                      December 31, 1998                Ended September 30, 1999
                                                      -----------------                ------------------------
USDI - HISTORICAL

Basic net loss per share                                   $(0.69)                             $(0.45)
Diluted net loss per share                                  (0.69)                              (0.45)
Book value per share                                       (0.033)                              (0.29)

TELCAM - HISTORICAL

Basic net loss per share                                      0.50                              (1.01)
Diluted net loss per share                                    0.50                              (1.01)
Book value per share                                          1.05                               0.04

PRO FORMA - COMBINED

(Assuming the Merger had been effective at the beginning of fiscal year 1998)

Basic net loss per share                                    (0.47)                              (0.46)
Diluted net loss per share                                  (0.47)                              (0.46)
Book value per share                                         0.06                               (0.07)

EQUIVALENT PRO FORMA USDI

Basic net loss per share                                    (0.46)                              (0.45)
Diluted net loss per share                                  (0.47)                              (0.45)
Book value per share                                         0.06                               (0.07)

                                  RISK FACTORS

         THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND "PLANS" AND SIMILAR EXPRESSIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THE COMBINED COMPANY'S FAILURE TO ACHIEVE EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROXY STATEMENT. YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING WHETHER TO APPROVE THE MERGER.

RISKS RELATED TO THE MERGER

         If USDI and TELCAM do not effectively integrate their technologies, operations and personnel, the combined company will not realize the expected financial and marketing benefits of the Merger. For a description of certain expected operational, financial and marketing benefits of the Merger, see "Proposal No. 1: The Merger -- USDI's Reasons for the Merger" and " -- TELCAM's reasons for the Merger."

         Upon completion of the Merger, the companies will be required to integrate the accounting, billing and other information and operational systems supporting their respective businesses. Neither company has in place accounting and other systems fully adequate for the requirements of the combined company. Nor does either company have a significant in-house information systems staff. If the combined company is not successful in developing the needed systems through in-house development or through purchase, its ability to manage its business effectively and to provide proper disclosure to shareholders could be seriously impaired.

         Costs of the Merger may be higher than expected, which would increase the combined company's net loss. In addition, the costs of the Merger are not all currently known, and USDI may incur charges against earnings in subsequent quarters to reflect Merger-related costs.

THE ISSUANCE OF USDI COMMON STOCK IN THE MERGER MAY BE DILUTIVE TO USDI'S STOCKHOLDERS.

         The issuance of USDI Common Stock in the Merger may have the effect of effecting negatively USDI's earnings per share from levels otherwise expected and could reduce the market price of the USDI Common Stock, unless the combined company can achieve revenue growth or cost savings and other business synergies sufficient to offset the dilutive effect of issuing stock in the Merger. Although both companies believe that beneficial synergies will result from the Merger, the combining of the two company's businesses, even if achieved in an efficient, effective and timely manner, may not result in better combined results of operations and financial condition than would have been achieved by each company independently. . For a description of certain expected operational, financial and marketing benefits of the Merger, see "Proposal No. 1: The Merger -- USDI's Reasons for the Merger" and " -- TELCAM's reasons for the Merger."

RISKS RELATED TO USDI AND TO USDI AND TELCAM AS A COMBINED ENTITY

         The combined company currently expects to increase its expenses, and its operating results will be harmed if these increased expenses are not accompanied by increased revenues.

         Because the combined company's plans to achieve profitability in the future require it to expand its work force, improve its infrastructure and acquire and develop new product lines and technologies, failure to successfully do so could lower the combined company's operating results and cause its stock price to decrease.

         If the combined company cannot execute its growth strategy, its stock price could decrease. Successful growth depends in part upon the combined company's ability to:

         o    expand, train and manage its work force;

         o    continue to attract, retain and motivate qualified personnel; and

         o    develop or acquire new businesses, products and technologies.

         In addition, if the combined company cannot manage an expanding work force, improve its reporting systems and customer service infrastructure and manage the integration of acquired businesses, products or technologies, it will be unable to continue to manage the growth of its operations, which could harm its business and financial results.

INVESTMENT RISKS

         USDI's Common Stock has a limited trading history and a volatile price. There can be no assurance that a public market for the Company's Common Stock will be sustained. In the absence of such a market, purchasers of the Common Stock may experience substantial difficulty in selling their securities.

         The trading price of the Company's Common Stock may be, and has been, subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations by the Company or its competitors, general conditions in the satellite and terrestrial telephone markets and other factors. Broad market fluctuations, as well as economic conditions generally and in the telecommunications industry specifically, may result in material adverse effects on the market price of the combined company's Common Stock. In addition, general stock market price and volume fluctuations often have a disproportionate effect on the market prices for small capitalization and technology-related companies in particular.

         There was a substantial drop in the market price of USDI's Common Stock during the last 12 months. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Such litigation may occur in the future with respect to the combined company, and could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon the combined company's business, operating results and financial condition.

         USDI has experienced and expects to continue to experience significant fluctuations in quarterly operating results based on a number of factors, many of which are not within its control. Among other things, USDI's operating results have fluctuated in the past due to:

         o the timing of product enhancements and new product announcements by its suppliers and itself;

         o dependence on suppliers for timely and market-ready product introductions;

         o    the lengthy sales cycle of its products;

         o    market acceptance of and demand for its products;

         o    capital spending patterns of its customers;

         o customer order deferrals in anticipation of enhancements or new products;

         o    its ability to attract and retain key personnel;

         o    the mix of equipment and service revenues;

         o highly variable legal and accounting expenses due to litigation and business issues;

         o    personnel changes; and

         o    changes in the timing and level of operating expenses.

         In addition, the announcement or introduction of new products by USDI or its competitors or any change in industry standards may cause customers to defer or cancel purchases of existing products. Furthermore, the introduction of products with reliability, quality or compatibility problems could result in reduced orders, delays in collecting accounts receivable and additional service costs. Accordingly, the combined company's results of operations may also fluctuate in the future due to a number of additional factors, including but not limited to those discussed above, as well as:

          o the number and significance of product enhancements and new product announcements by competitors;

          o changes in customer buying patterns related to the year 2000 issue;

          o changes in pricing policies by the combined company and its competitors;

          o the ability of the combined company and/or suppliers to develop, introduce and market new and enhanced versions of its products on a timely basis;

          o customer order deferrals in anticipation of enhancements or new products offered by competitors;

          o non-renewal of service agreements, software defects and other product quality problems;

          o    the mix of direct and indirect sales; and currency fluctuations.

         Due to these factors, quarterly revenue and operating results are difficult to forecast and may not meet expectations.

EARLY STAGES OF DEVELOPMENT

         USDI is in the early stages of development. It has had only a limited operating history and has sold only a limited quantity of its products to date. The Company has not been profitable and is anticipating significant changes to its product lines, business and management. The likelihood of our success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that the Company markets and an increasing number of market competitors.

         Since USDI's entry into the satellite-based telecommunication industry in May 1997, it has been engaged primarily in:

         o    raising funds;

         o working with satellite system providers on service and product development;

         o    recruiting management and technical personnel; and

         o marketing and sales activities related to our products and services.

         The results of these efforts have fallen well below expectations primarily because of technical and market-related problems with the newly-introduced Iridium satellite telephone system. In response to limited revenues, USDI dismissed virtually the entire staff of its operating subsidiary in June 1999 and suspended active marketing. See "Proposal No. 1: the Merger -- Background of the Merger"; and " -- USDI's Reasons for the Merger." The combined company's efforts in marketing satellite telephone equipment and services will require, to a great extent, a relaunch of that effort and will have few of the advantages associated with the expansion of an established business.

         The establishment of a new business in the evolving satellite-based telecommunications industry is very risky. It is likely that further risks will be encountered as the industry shifts from the development to the commercialization of new products and services based on innovative technology. There can be no assurance that we will be able to generate revenues or achieve profitable operations from these product lines given these factors.

         TELCAM has operated as a marketer of long-distance telephone and related services since 1995 and cannot be said to be in an early stage of development. However, after a period of substantial growth in 1995 and 1996, revenues and net income declined sharply in subsequent years and through the first nine months of 1999. TELCAM experienced a change in ownership and management in June 1999. To achieve a full turn-around and future growth, TELCAM is implementing a revised business strategy and establishing a new management team. Since June, it has begun to reverse the decline in customer base and revenue potential. Despite continuity in its long established residential long-distance marketing business, its new strategy of (1) purchasing rights to large, existing residential long-distance customer bases and (2) entering business-to-business telephone services marketing and its management turnover now expose TELCAM to many of the risks usually associated with an early stage company.

         During parts of 1997 and 1998, USDI did not file certain periodic reports as required by the rules and regulations promulgated by the Commission and did not reply to comments from the Commission's staff regarding the filings that it did make. Beginning with 1998, the Company commenced an effort to become compliant with the Commission's periodic reporting and accounting requirements. Although the Company was late in the filing of its report on Form 10Q for the period ended September 30, 1999, it believes that it is now in compliance with such reporting requirements.

HISTORY OF OPERATING LOSSES; FUTURE CAPITAL NEEDS

         USDI and TELCAM combined on a pro forma basis have a history of net losses, and the combined company may not be profitable in the future.

         USDI has incurred significant operating losses in every fiscal period since inception. In August 1997, in connection with the acquisition of Skysite Communications Corporation ("Skysite"), the Company terminated its prior production and development of electronic television "set-top" devices and concentrated our efforts on the development of a new business in the global satellite communications market. Thus, the Company is subject to the risks inherent in the establishment and growth of a new business enterprise. For the years ended December 31, 1998, and December 31, 1997, the Company's net losses were $7,265,156 and $4,685,185, respectively. The Company does not believe comparison with periods prior to 1997 is meaningful. The Company incurred an operating loss for the first nine months of 1999 of $6,555,417. It has reduced expenses sharply beginning in July 1999. But it does not expect its satellite telephone business to make a positive contribution to the combined company before the second quarter of 2000 and possibly later.

         TELCAM had been profitable through 1998 when it had net income of $247,136. But it experienced a loss of $496,421 in the first nine months of 1999. Because of the significant changes that have occurred in both USDI and TELCAM in recent months, it is uncertain what level of profitability, if any, the combined company can be expected to produce in the remainder of 1999 and 2000.

         In order to become profitable, the combined company must successfully market and sell satellite telephone products and services, long-distance telephone services and related products at volumes substantially above recent levels, sell evolving products for new and existing markets, increase gross margins, expand its distribution capability and manage its operating expenses. USDI has not yet achieved these objectives to any significant degree and TELCAM is at the early stages of its effort to do so. There can be no assurance that the combined company will ever achieve these objectives or profitability. At present, USDI and TELCAM are both dependent on external financing to fund operations. The combined company's actual working capital needs will depend upon numerous factors, including the extent and timing of acceptance of its products in the market, its operating results, the cost of increasing its sales and marketing activities, the delay that the combined company may experience in monetizing revenues due but not yet collected through Local Exchange Carrier billing, the status of competitive products, the availability of financing sources and the prevailing conditions in the financial markets, none of which can be predicted with certainty. As a result, there is no assurance that the combined company will be able to obtain adequate financing. There can be no assurance that any additional financing will be available to the combined company on acceptable terms, or at all, when required by the combined company. The inability to obtain such financing would have a material adverse effect on the combined company's business, financial condition and results of operations. The combined company could be required to significantly reduce or suspend its operations, seek a merger partner or sell additional securities on terms that are highly dilutive to shareholders. For the years ended December 31, 1998, and December 31, 1997, USDI raised $8,184,900 and $4,306,944 in proceeds (prior to stock issuance costs) of preferred convertible equity offerings. See "--Significant Dilutive Effects of Shares Eligible for Future Sale on Market Price of Common Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and Financial Statements.

COMPETITION

         The telecommunications industry is highly competitive and is characterized by frequent technological and marketing innovation. The principle bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than either USDI or TELCAM or the combined company and which provide, or plan to provide, a wider range of services. In response to competitive pressure from these and other future competitors, the combined company may have to lower its selling prices or alter our services, which could have a material adverse effect on the financial position of the combined company. The combined company's products and services compete with a number of other communications services, including:

         o    existing satellite services;

         o    terrestrial air-to-ground services;

         o    terrestrial land-mobile and fixed services, and

         o any new communications services developed in the future utilizing new technologies.

         In addition, the FCC has recently allocated large amounts of additional spectrum for communications uses or potential uses that could compete with the Company, and additional allocations of spectrum for such uses may occur in the future. There can be no assurance that the Company will be able to compete successfully with such companies. See "Business-Competition."

         The Company believes that competition in the long-distance telephone market will increase in the near future. In particular, the number of competitors that are larger and better capitalized than TELCAM and the combined company would be likely to grow. AT&T, MCI, and Sprint are currently preeminent among such firms. The Company expects that all of BOCs - newly eligible to enter the long-distance marketplace - will soon seek to provide long distance service
 . Certain BOCs have already taken steps to provide service in multiple states. It is not known when, and under what specific condition, other applications will be granted by the state regulatory commissions in those states.

         Increased competition could result in:

         o    price reductions;

         o    fewer customer orders;

         o    reduced gross margins;

         o    longer sales cycles; and

         o    loss of market share.

         The combined company or its competitors may announce enhancements to existing products, or new products embodying new technologies, industry standards or customer requirements that have the potential to supplant or provide lower-cost alternatives to USDI's and TELCAM's existing products.

         These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the combined company. USDI expects additional competition as established and emerging companies enter into the residential and commercial telecommunications market and new products and technologies are introduced.

         As a re-seller of telecommunications equipment and services, the combined company will require supply relationships with the producers and providers of those products. At present, certain of those suppliers also compete with USDI in the retail marketplace. It is possible that other suppliers may also create direct sales channels. This could place the combined company at a serious competitive disadvantage if it is unable to find suitable alternative suppliers.

MARKET CONSOLIDATION MAY CREATE MORE FORMIDABLE COMPETITORS

         Alliances among current and new competitors may emerge and rapidly gain significant market share. The proposed merger of MCI Worldcom and Sprint is indicative of the potential scale of such combinations. The failure of the combined company to compete successfully against current and future competitors could materially harm its business, operating results and financial condition by driving down prices and reducing revenue growth. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our prospective customers. Current or future indirect channel partners of USDI and TELCAM may establish cooperative relationships with current or potential competitors, thereby limiting the combined company's ability to sell its products through particular distribution channels. Such competition could have a material adverse effect on the combined entity's ability to obtain new products and services, and maintenance and support existing products and services, on favorable terms. Further, competitive pressures may require the combined entity to reduce the price of its products, which could have a material adverse effect on its revenues, profitability and business condition.

         The combined company's future success will depend upon successful product development by its suppliers and itself in the face of changing customer requirements and rapid technological change.

         The combined company's failure to develop or acquire and introduce new products and product enhancements on a timely basis that meet changing customer requirements and technological changes could result in reduced demand for or market acceptance of the combined company's products, which would impact the combined company's business, operating results and financial condition.

RAPID TECHNOLOGICAL AND MARKETING CHANGE

         The market for telecommunications products is characterized by rapidly changing technology, frequent new product introductions, constantly evolving marketing strategies and other changes. Accordingly, the combined company's success will be substantially dependent on a number of factors, including its ability:

         o to identify emerging opportunities in the telephone and other telecommunications products being brought to market by our suppliers and their competitors,

         o    to bring those emerging products to market quickly,

         o to differentiate the mix of products it acquires and sells from those of its competitors, and

         o    to develop efficient and effective sales and marketing channels.

         Given the emerging nature of the telephone market, there can be no assurance that the products the combined company sells or technology and services it provides will not be rendered obsolete by alternative technologies. Nor can there be any assurance that its competitors will not introduce highly effective marketing strategies that the combined company cannot respond to effectively for fiscal or other reasons. Furthermore, short product life cycles expose the combined company's products to the risk of obsolescence and require frequent new product introductions.

DEPENDENCE ON THIRD PARTY PRODUCT DEVELOPMENT

         As re-sellers, USDI and TELCAM are largely dependent on products, airtime and bandwidth provided by third parties. The combined company's future success will depend in large part on the ability of its product suppliers to keep pace with advances in technologies for the telephone market. In order to compete, the combined company must have favorable supply relationships with vendors having the ability to, among other things:

         o complete development and introduce to the marketplace in a timely and cost-competitive manner new products and technology;

         o continually enhance and improve their current products, services and technology; and

         o successfully develop and market new products, services and technology.

         There can be no assurance that the combined company or its vendors will be able to identify, market or support such products successfully or will be able to respond effectively to technological changes or product announcements by competitors. The combined company is unable to predict with certainty which of the many possible future products and services will meet evolving industry standards and consumer demands. Delays in response by the combined company or its vendors could have a material adverse effect on its business, financial condition and results of operations.

         USDI and TELCAM's products are subject to all of the risks inherent in the development of new technology and products including the following risks:

         o    unanticipated delays;

         o    expenses;

         o    technical problems or difficulties; and

         o    possible insufficiency of funding to complete development.

         There is no assurance as to when, or whether, the combined company or its vendors can successfully complete or implement such developments. Further, there is no assurance that the combined company or its vendors can develop products in commercially salable form within projected development or implementation schedules. There is no assurance that the combined company or its vendors will be able to complete such development or implementation in a timely manner, or at all.

ENFORCEABILITY OF PATENTS AND SIMILAR RIGHTS; POSSIBLE ISSUANCE OF PATENTS TO COMPETITORS; TRADE SECRETS

         The Company believes that the products it markets and sells do not infringe the patents or other proprietary rights of third parties. Further, the Company is not aware of any patents held by its competitors that will prevent, limit or otherwise interfere with its ability to make and sell its products. However, it is possible that competitors may have applied for, or may in the future apply for and obtain, patents which have an adverse impact on the Company's ability to make and sell its products. In addition, because USDI is a relatively new company in the early stages of development, claims that its products infringe on the proprietary rights of others are more likely to be asserted after commencement of commercial sales of its products. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require USDI to cease selling its products.

         USDI and TELCAM also rely on unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or otherwise obtain access to its unpatented technology.

DEPENDENCE OF KEY SATELLITE AIRTIME AND LONG DISTANCE BANDWIDTH PROVIDERS

         The Company is dependent on third-party providers for the satellite airtime we resell to its customers. The Company has been supplied satellite services, on a non-exclusive basis, primarily pursuant to agreements with American Mobile Satellite Corporation ("American Mobile") and Iridium North American, LP. ("Iridium"). During 1998, American Mobile provided substantially all of the airtime that the Company resold to its customers. Its plans for continuance and expansion of its business during 2000 assumed that American Mobile airtime would continue to be sold in growing quantities and, particularly, that sales of Iridium airtime will rapidly grow. Because Iridium began commercial service only in November, 1998 and its telephone satellite system has experienced technical problems in its early operations, the Company's reliance on that supplier exposes us to heightened risks related to new and complex products and services. The loss of either provider or significant shortcomings in the performance of its service would have a material adverse affect on the Company. In August 1999, Iridium L.L.C. filed a voluntary Chapter 11 Bankruptcy Petition. Because Iridium plays an important role in the Company's sales strategies for 2000, the failure of Iridium's systems to perform adequately or their unavailability for other reasons would have an immediate adverse effect on the Company's performance.

         As a result of the Company's financial difficulties, it has not made payments due to Iridium and AMSC on a timely basis. Each of these suppliers has informed the Company that it considers a default to have occurred under the terms of its agreement with the Company. AMSC has demanded payment of a termination fee under its agreement of $2.7 million. Iridium has continued to support the Company's customers who use Iridium services. AMSC has placed restrictions on the services available to the Company's customers and has withheld billing records from the Company. Management believes that the Company's relationship with Iridium can be restored to a normal basis without disrupting its marketing of Iridium products. It believes that the AMSC relationship may not be repairable and is negotiating an alternative source of supply of North American airtime from TMI Communications. These difficulties in relationships with suppliers has had an adverse effect on the Company's operations and can be expected to continue to do so for the foreseeable future..

         USDI and TELCAM are also dependent on third-party providers of long-distance bandwidth. TELCAM has recently entered into a favorably priced contract with Qwest for the provision of long-distance bandwidth and expects the bulk of the long distance telephone services it provides to be routed through Qwest facilities. The loss of Qwest as a provider or significant shortcomings in the performance of its service would have a material adverse affect on the combined company.

DEPENDENCE ON KEY TELEPHONE SUPPLIERS

         The Company is a nonexclusive dealer for manufacturers of satellite telephones, which include Westinghouse Electric Corporation ("Westinghouse"), Kyocera Corporation ("Kyocera")and Motorola, Inc. ("Motorola"). For the year ended December 31, 1998, retail sales by the Company of Westinghouse products accounted for approximately 23% of the Company's revenues and sales of Motorola products accounted for approximately 12% of the Company's revenue. Since a material amount of the Company's revenues are derived from selling air time, the use of which requires products from these suppliers, the unavailability of these products would have a material adverse effect on the Company's business and prospects. The loss of any supplier could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, there can be no assurance that current suppliers or other providers will continue to provide products to the Company at attractive prices, or at all, or on the scale and within the time frames required by the Company. Further, there can be no assurance that any of the Company's suppliers will not enter into exclusive arrangements or arrangements on more favorable terms with the Company's competitors (some of whom may transact substantially higher volumes of business with such suppliers) or cease selling these components to the Company at commercially reasonable prices, or at all. Any failure to obtain such products on a timely basis at an affordable cost, or any significant delays or interruptions of supply, would have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON KEY CUSTOMER SERVICE, DATA AND BILLING SERVICE SUPPLIERS

         TELCAM outsources services in several key areas. Customer service is outsourced to Phase V in Florida, call rating is outsourced to TelOne in Houston, and billing, collection and factoring are outsourced to a leading telephone billing clearinghouse - BIC. Unless and until TELCAM develops the ability to provide perform these functions internally, it will be dependent on these or other providers of these services. The failure of the providers of these services to perform on a timely and acceptable basis could have severe adverse effects on TELCAM's:

         -   Service to current customers,

         - Relationship with the Local Exchange Carriers who currently present TELCAM bills to their customers as part of their monthly billings,

         - Prompt compliance with Public Utility Commission ("PUC") and FCC standards for operations, and

         - Ability to control working capital requirements for accounts receivable.

         TELCAM's business and potential for profitability would be severely threatened if TELCAM were unable to obtain such services on acceptable terms, or at all, from its current or other vendors and were to remain unable to perform the services for itself.

DEPENDENCE ON LOCAL EXCHANGE CARRIERS FOR BILLING

         TELCAM's customers currently receive their billing from the Company on the monthly bill distributed by the customers' Local Exchange Carriers ("LECs")
- the dominant providers of local telephone service. USDI bills its customers directly. The Company plans to extend direct billing to TELCAM customers in the future. But this is a costly, complicated and lengthy process that cannot be immediately initiated. Until the time that it is, TELCAM remains dependent on the LECs for this critical function.

         In addition to conventional commercial risks of relying on a critical billing vehicle not controlled by the Company, there are political and regulatory considerations inherent in this relationship. In April, 1998, the Chairman of the FCC met with industry leaders, including large LECs, to discuss problems in telephone billing practices. A subsequent "workshop" devised an informal set of guidelines designed to reduce the impact of certain of these practices. In December 1998, Bell Atlantic - a key LEC - suspended the right of a significant number of telecommunications service providers to participate in its customer billing process. Bell Atlantic asserted that these service providers had engaged in "cramming," the practice of submitting or including bogus miscellaneous charges on a customer's local telephone bill. In response to this suspension, a coalition of telephone clearinghouses, such as BIC, suspended additional suspected offenders.

         TELCAM, and other long distance marketers like it that were not directly affected by suspensions, effectively must now conduct their marketing and billing in a manner that complies with the anti-cramming guidelines. In addition to absorbing certain expenses associated with record keeping and reporting on customer accounts and substantial delays in its ability to bill new customers, the Company has no assurance that additional informal industry billing guidelines could not create additional costs or even delay or disrupt its ability to bill its customers. If this were to occur, it could have a severe negative impact on the combined company's profitability.

FINANCIAL COMMITMENTS UNDER THE TERMS OF SUPPLIER AGREEMENTS.

         USDI's subsidiary, Skysite, is subject to a "take-or-pay" provision pursuant to an agreement with a supplier of private network satellite products and services. The agreement requires Skysite to take (purchase and resell) or pay (even when its payment exceeds the value of time resold) amounts totaling approximately $9.4 million dollars during the period from 1999 to 2005. Satisfaction of annual commitments are evaluated quarterly, beginning with a minimum commitment of $33,000 in the first quarter of 1998 plus increases in subsequent quarterly commitments of $20,000 each. Notwithstanding these commitments, Skysite may terminate its agreement with the supplier upon 90 days written notice, in which case Skysite is required to pay a termination fee equal to 30% of the remaining unpaid balance as of the date of cancellation.

         In August 1998, the Company's subsidiary, Project 77 Corp. (Project 77"), entered into a take or pay minute of use commitment for three million minutes with Iridium North America. The minutes must be taken or paid within fifteen months following the commercial launch of the Iridium System. The impact on the consolidated financial statements cannot be determined due to potential fluctuations in future rates.

         The failure of Skysite and Project 77 to resell sufficient time to meet their commitments would require them to make potentially material payments to the suppliers with no revenue stream to offset those payments. This could have a significant adverse effect on the financial performance and condition of these subsidiaries and of the combined company.

         The termination of normal operations by INSAT and its Skysite and Project 77 subsidiaries and related events make it highly unlikely that the volume purchase targets of the contracts described above will be met and may have constituted events of default under the supply contracts described here. Both of the suppliers in question have required that the Company agree to meet certain payment schedules and other conditions if they are to continue to provide service. The Company has received a demand letter for $2.7 million in payment of a termination fee from AMSC. TELCAM, on behalf of USDI, has been negotiating a restoration of normal supply relationships once the Merger is completed. However there can be no assurance that prior to, or after, the Merger availability of airtime from these providers will not be interrupted or terminated or that one or both of them will not attempt to enforce a presumed right to substantial payments due in the event of default.

DEPENDENCE ON KEY CUSTOMERS

         During the year ended December 31, 1998, USDI's net sales to its three largest customers accounted for approximately 33% of total net sales. For the year ended December 31, 1998, the Royal Bahamas Police Force represented approximately 17% of the USDI's net sales. Other than the foregoing, no one customer accounted for 10% or more of net sales for the period. In addition, the satellite telephone market experiences rapidly changing technology and frequent new product introductions which may result in loss of customers or uncollectibility of accounts receivables of any major customer.

         In addition, as of December 31, 1998, Wolf Coach accounted for approximately 11% of trade receivables outstanding. Other than the foregoing, no one customer accounted for 10% or more of trade receivables at any time in 1998. The loss of or significant decrease in sales to any one of the USDI's major customers or uncollectibility of any accounts receivable of any major customer could have a material adverse effect on USDI's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

         USDI and TELCAM are dependent upon their executive officers and certain key employees, the loss of any one of whom could have a material adverse effect on the combined company's business, financial condition and results of operations. Their future success will depend in significant part upon the continued service of certain key personnel, and the combined company's continuing ability to attract, assimilate and retain highly qualified managerial, technical and sales and marketing personnel. There can be no assurance that the combined company can retain the existing key managerial, technical or sales and marketing personnel of either USDI or TELCAM or that it can attract, assimilate and retain such employees in the future. The relocation of USDI's executive functions to Houston, Texas may increase the difficulty of retaining key personnel now located at USDI's Chevy Chase, Maryland offices.

         The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon the combined company's business, financial condition or results of operations. With the exception of its Chief Executive Officer, USDI does not have employment contracts with its officers or key employees. Moreover, USDI does not have key-man life or disability insurance on any of its officers or key employees. In the event of their death or disability or in the event they are otherwise unable to render services to USDI, there can be no assurance that USDI will be able to recruit and retain replacements. See "--Management and Operations following the Merger."

NO DIVIDENDS

         USDI has not paid any cash dividends on its Common Stock to date. Payment of dividends on its Common Stock is within the discretion of the Board of Directors and will depend upon its earnings, its capital requirements and financial condition, and other relevant factors. USDI does not intend to declare any dividends on its Common Stock in the foreseeable future. Instead, USDI and, upon the consummation of the Merger, the combined company plan to retain any earnings received for development of business operations.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         USDI's Certificate of Incorporation provides that:

         o it will indemnify any of its directors, officers, employees or agents against actions, suits or proceedings relating to the Company; and

         o subject to certain limitations, a director shall not be personally liable for monetary damages for breach of his fiduciary duty.

         In addition, USDI has entered into an indemnification agreement with each of its directors. Such indemnification agreement provides that a director is entitled to indemnification to the fullest extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing and the provisions of Sections 78.502(1)and 78.502(2) of the General Corporation Law of the State of Nevada, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ILLIQUIDITY OF TRADING MARKET; RISK OF PENNY STOCK STATUS

         USDI's Common Stock is traded on the OTC Bulletin Board. Consequently, the liquidity of the Common Stock has been in the past, and could be in the future, impaired, not only in the number of shares of Common Stock which could be bought and sold, but also through delays in the timing of the transactions, reductions in security analysts' and the news media's coverage of the Company, and lower prices for the Common Stock than might otherwise be attained. We are subject to the Commission's "penny stock" rules. Securities are exempt from this rule if, among other things, the market price is at least $5.00 per share. Consequently, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. The penny stock rules under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers other than established customers and must have received the purchasers' written consent to the transactions prior to sale. In addition, prior to any transaction involving a penny stock, unless exempted, the rules require delivery of a disclosure schedule to the Commission relating to the penny stock. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The rules on penny stocks could affect the ability or willingness of broker-dealers to sell and/or make a market in the Company's securities and therefore could severely adversely affect the market liquidity for the Company's securities. See "Market for Company's Stock and Related Shareholder Matters."

INDICTMENT OF PERSONS ASSOCIATED WITH WS MARKETING AND FINANCIAL SERVICES, INC.

         In September 1998, The Company became aware that persons associated with WS Marketing and Financial Services, Inc., the placement agent for the Company's Series B and Series C Preferred Stock, are currently under Federal indictment concerning matters unrelated to WS Marketing and Financial

Services, Inc.'s relationship with the Company. The criminal indictment, filed in the United States District Court, Southern District of Texas, Houston Division, Criminal No. H-97-262-SS, includes allegations of conspiracy, wire fraud and money laundering. There can be no assurance that the foregoing indictment will not affect the Company's liquidity or capital resources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

SIGNIFICANT DILUTIVE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON MARKET PRICE OF COMMON STOCK

         As of December 15, 1999, there were 2,714,822 shares of Common Stock issuable upon the exercise of options under the Company's 1996 Non-Employee Directors' Stock Option Plan and the 1998 Stock Option, Deferred Stock and Restricted Stock Plan. In addition, as of December 31, 1998, there were 695,200 shares of Common Stock issuable upon the exercise of options under the stock option plan adopted by the Company in 1995. Finally, as of December 31, 1998, there were 1,288,000 shares of Common Stock issuable upon the exercise of options granted outside any of the Company's stock option plans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         In addition, as of December 31, 1998, the Company had issued and outstanding 3,701,332 shares of Series A Preferred Stock, 3,000 shares of Series B Preferred Stock, and 3,000 shares of Series C Preferred Stock, which are all convertible into shares of Common Stock. Each share of Series A Preferred Stock is convertible into one share of Common Stock, whereas each share of Series B and Series C Preferred Stock is convertible into a number of shares as determined by the Series B and Series C conversion formula. Holders of Series A Preferred Stock may convert up to 25% of their shares 90 days following the date the shares were issued, and up to an additional 25% of their shares at the end of each of the three consecutive 90-day periods thereafter. Holders of Series A Preferred Stock also possess conversion rights exercisable upon acquisition of the Company by another entity. Further, the Series A Preferred Stock is automatically converted into Common Stock upon the consummation of the Company's sale of its Common Stock in a firm commitment underwritten public offering, or upon acquisition of the Company, if, in connection with such acquisition, the holders of Series A Preferred Stock receive an amount per share greater than $1.50. Under the terms of the offering, holders of Series B Preferred Stock may convert 50% of their shares into Common Stock on the effective date of registration of the underlying Common Stock and the remaining 50% 45 days thereafter. The Company has offered to redeem portions of the Series B Preferred Stock with payment in Common Stock on several occasions during 1999. As of December 15, 1999, the holders of the Series B Preferred Stock have the right to redeem all of their holdings. Holders of Series C Preferred Stock have the right to convert 50% of their shares into Common Stock upon the earlier of the effective date of registration of the underlying Common Stock, or 120 days after issuance of the Series C Preferred Stock and the remaining 50% upon the earlier of 45 days following the effective date of registration of the underlying Common Stock, or 165 days after issuance of the Preferred Stock.

         In connection with the sale of the Series A, Series B and Series C Preferred Stock, the Company issued, as of December 31, 1998, 2,169,216, and 500,000 and 495,000 warrants, respectively, convertible into an aggregate of 3,164,216 shares of Common Stock. Lastly, in connection with each of the offerings of the Series B and Series C Preferred Stock, the Company issued 250,000 warrants, for a total of

500,000 warrants, to the placement agent thereof. The warrants include certain dilution adjustments resulting from the subsequent issuance of Common Stock or securities converting into Common Stock. All of the Common Stock, to the extent that they are eligible or appear to be eligible for sale in the public market, could have a material adverse effect on the market price of the Common Stock and therefore make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

         The Series B Preferred Stock subscription agreements contain a "put" provision for Common Stock which allows the Company to raise an additional $3,000,000 in certain circumstances. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell Common Stock (the "Put Stock") to the Series B subscribers. The price of the Put Stock is determined by taking the lower of (1) 80 percent of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80 percent of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's Common Stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

         The Company, on August 11, 1999, exercised its right under the terms of the Series A Convertible Preferred Stock offering to convert all of the 2,393,666 outstanding shares of that series into its Common Stock with one common share issued for each preferred share held. The former holders of those Preferred Shares have retained their rights to approximately $800,000 of dividends accrued as of the date of conversion. As of December 15, 1999, holders of 1670 shares of the Series B Convertible Preferred Stock and 400 shares of the Series C Convertible Preferred Stock have converted those shares into a total of 11,653,955 shares of the Company's Common Stock.

         The Company has issued in the past, and expects to issue in the future, additional equity securities in order to fund working capital requirements. To the extent the Company does so, existing shareholders of the Company will experience substantial dilution, particularly if the terms of such issuance include discounts to market prices or the issuance of warrants. In addition, to the extent the Company issues securities at a discount to the then current market price, the Company will be required to record a stock compensation expense or other charge for such issuances in its financial statements, which may adversely affect the Company's operating results for the period in which such stock is issued.

         In addition, the holders of Series B and Series C Convertible Preferred Stock and related warrants are entitled to registration rights with respect to the shares of Common Stock underlying their respective securities. Pursuant to the registration rights agreement between the Company and the holders of Series B and Series C Preferred Stock, the Company is required to file a registration statement covering the resale of the shares of the Company's Common Stock, together with any capital shares issued in replacement of or in exchange for such Common Shares, issuable or issued upon conversion of the Series B or Series C Preferred Stock and warrants, pursuant to each offering. The registration rights agreements also grant holders piggyback and demand registration rights. To the extent that such holders convert their existing securities into Common Stock, following the effective date of the Registration Statement related thereto, such shares will be immediately eligible to be sold in the public market without restriction under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), which, given the relatively low trading volumes for the Company's Common Stock, would likely have a significant depressant effect of the per share market price of the Company's Common Stock. As of December 31, 1998, over 120 days had passed since the closing of the Series C Preferred Stock offering and the Company had not filed a registration statement with the Securities and Exchange Commission as provided for in the Series C Registration Agreement. As a result the holders of its Series C Preferred Stock were entitled to certain adjustments that will increase the number of common shares to which they are entitled upon conversion of their preferred shares -- 50% of which were eligible for conversion as of the end of December 1998 and all of which are eligible for conversion as of this date.

SIGNIFICANT DILUTIVE EFFECT OF SHARES TO BE ISSUED IN CONJUNCTION WITH THE MERGER ON MARKET PRICE OF COMMON STOCK AND ON THE ADEQUACY OF THE CURRENT NUMBER OF AUTHORIZED COMMON SHARES

         The terms of the proposed Merger provide for the shareholders of TELCAM to be issued common shares of USDI equal to at least 51% of the fully diluted common shares outstanding. In addition, the Merger Agreement provides that TELCAM can withdraw from the transaction if the liabilities of USDI are not reduced to an acceptable level. In relation to these two requirements, USDI intends to consummate a number of transactions prior to, and in relation with, the Merger to convert debt and convertible securities into Common Stock of the Company. (See "The Merger Agreement" and "The Merger Agreement -- Changes to capital structure of USDI.")

         To the extent the Company completes the transactions related to the Merger as anticipated and issues the common shares due to TELCAM under the terms of the Merger, existing shareholders of the Company will experience substantial dilution, particularly since the terms of such issuances include discounts to market prices. In addition, to the extent the Company issues securities at a discount to the then current market price, the Company may be required to record a stock compensation expense or other charge for such issuances in its financial statements, which may adversely affect the Company's operating results. All of the Common Stock to be issued in conjunction with the Merger, to the extent that it is eligible or appears to be eligible for sale in the public market, could have a material adverse effect on the market price of the Common Stock and therefore make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

         At the time of this filing, the Company has approximately 40,525,000 shares of Common Stock outstanding. The Company's Series B and Series C Preferred Stock is all currently eligible for conversion at a discount from the market price of the underlying common stock. Conversion of all of the Company's outstanding Preferred Stock is required by the terms of the Merger Agreement. Based on a market price for the Company's Common Stock at the lower end of its recent trading range, $0.18, full conversion of its Series B and C Preferred Stock would result in the issuance of approximately 34,600,000 additional shares of Common Stock. The Company estimates that it will need to issue approximately 22,500,000 shares of Common Stock in order to reduce its debt through debt-equity swaps to a level consistent with the requirements of the Merger Agreement. Thus, the Company anticipates that approximately it will have nearly 98 million shares of Common Stock outstanding on the eve of the Merger.

         Issuance of sufficient shares of Common Stock to TELCAM to provide it with ownership of the required 51% of the Common Stock outstanding after the Merger will increase the total shares outstanding to approximately 199,000,000. As a result, the current holders of the Company's Common Stock may experience a reduction in their ownership of that stock from 100% of the total outstanding to approximately 20%. These are only estimates; the actual reduction may be more or less.

         In order to permit these additional Common Stock issuances, an increased authorization for common shares will be proposed at the Special Meeting. If the Company fails, due to the unavailability of sufficient authorized shares prior to the Meeting, to meet its contractual obligation for prompt conversion of Preferred Stock or sale of shares under option, it could be it subject to claims from parties having rights to such conversions or exercise of options.

IMPACT OF THE YEAR 2000 ISSUE

         The Year 2000 issue results from a programming convention in which computer programs use two digits rather than four to define the applicable year. Software, hardware or firmware may recognize a date using "00" as the year 1900, rather than the year 2000. Such an inability of computer programs to recognize a year that begins with "20" could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities. The Company has established a Year 2000 Program (the "Y2K Program") to address the Year 2000 issue with respect to the following:

         o    its information technology and operating systems;

         o its non-information technology systems (such as buildings, plant, equipment and other infrastructure systems that may contain embedded microcontroller technology);

         o certain systems of its major vendors and material service providers (insofar as they relate to the Company's business activities with such parties); and

         o its material clients (insofar as the Year 2000 issue relates to the Company's ability to provide services to such clients).

         The Y2K Program is divided into five major phases: Awareness; Inventory and Risk Assessment; Repair and Renovation; Verification and Validation; and Implementation and Monitoring.

         The Awareness Phase is intended to ensure the establishment of the program and the awareness of potential risks and Year 2000 issues. This phase, which involves communicating the status and progress of the program within the Company and to third parties, is an on-going activity and will continue as we proceed through the other phases.

         The Inventory and Risk Assessment Phase involves the performance of an initial inventory of all hardware, software and infrastructure, as well as material vendors, to identify potential Year 2000 issues and to determine the action required, if any, to mitigate the risk to the Company. We have contacted third party service providers to determine the Year 2000 status of their systems, as well as their plans to bring them into compliance. Material items are those believed by us to have a significant impact on the business from a customer service, financial or legal perspective. Our internal Y2K team has performed this phase. This phase was substantially complete by the end of the third quarter in 1999.

         The Repair, Replacement and Renovation Phase is intended to ensure that the appropriate items as identified in the final inventory and risk assessment are upgraded to meet Year 2000 compliance criteria. This may include software updates, hardware upgrades, development of new processes, new business practices, training programs, etc. While completion of the various elements of this phase is tied to corresponding elements within the assessment phase, material repairs, replacements and renovations were substantially complete by late1999 for systems under the direct control of the Company and not under its direct control, and for which third parties such as service providers are responsible.

         The Verification and Validation Phase ensures that critical business processes, systems and infrastructure are verified and tested to ensure Year 2000 issues will not cause major disruption in the ongoing operation of the Company's business. Verification and testing of those systems under its direct control will be performed by its internal Y2K team with the support of its technicians and certain of the principal suppliers of those systems. This phase is ongoing, but we expect all testing of those systems under the Company's direct control to be substantially complete in the fourth quarter of 1999.

         Finally, during the Implementation and Monitoring Phase, the Year 2000 upgrades will be installed into the Company's operating systems, as necessary. In addition, the monitoring activity will be employed in an effort to ensure that unforeseen Year 2000 critical items are appropriately prioritized for correction. While the implementation component of this phase is scheduled to be complete by the end of 1999, monitoring activities will be on going.

         STATE OF READINESS

         The Company's progress towards achieving substantial Y2K readiness is on schedule to be completed in the last quarter of 1999, however there remains some general uncertainty involved in the attempt to evaluate the Year 2000 problem because of the uncertainty of the readiness of third party suppliers and vendors.

         COSTS

         The Company will utilize both internal and external resources to reprogram, or replace, and test software for Year 2000 modifications. Total cost associated with required modifications to become Year 2000 compliant is not expected to be material to its consolidated results of operations and financial position in any given year.

         RISKS

         In a reasonably likely worst case scenario, the failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations, including operations that are essential to the provision of the Company's services. Such failures could materially and adversely affect its results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in major part from the present state of the Company's knowledge concerning the Year 2000 readiness of third-parties such as its service providers, we are unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on its results of operations, liquidity or financial condition. The Y2K Program is expected to significantly reduce the level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 compliance and readiness of the Company's material partners. We believe that, with the completion of the Y2K Program as scheduled, the potential of significant interruptions of normal operations should be reduced.

         CONTINGENCY PLANS

         After reviewing information gathered in the Inventory and Risk Assessment Phase, and to prepare for the possibility that certain information systems or third party partners and vendors will not be Year 2000 compliant, we intend to develop contingency plans, as appropriate. These plans may include the establishment of teams to monitor and correct disruptions, utilization of back-up processes including data back up and storage, and the development of manual "work-around" solutions.

         TELCAM

         The Company has been informed by TELCAM that TELCAM is Y2K compliant and that its mission critical suppliers have informed it that they are also Y2K compliant.

RISKS ASSOCIATED WITH STOCK OPTION GRANTS

         The Company has adopted three stock option plans under which options have been granted to employees, directors and others to purchase an aggregate of 4,968,750 shares of the Company's Common Stock. See "Executive Compensation--Stock Option Plans." In addition, it granted additional options to purchase 4,539,400 shares of Common Stock outside of any stock option plan (in addition to the options issued to the Series A Preferred Stock Placement Agent which were exercised in March 1999). To date, the shares underlying the stock options have not been registered with the Commission, or under the securities laws of any applicable state. The Company has granted the foregoing options and permitted the issuance of 2,208,603 shares of Common Stock upon the exercise of certain stock options in reliance on the exemption from registration found in
Section 4(2) of the Securities Act or Rules 505 or 506 promulgated thereunder and similar state securities exemptions. Section 4(2) of the Securities Act exempts from the registration requirements of Section 5 of the Securities Act those transactions by an issuer not involving a public offering. If it is determined at a later date that the grant of the aforementioned stock options or the issuance of Common Stock pursuant to the exercise thereof involved a public offering for which the Company cannot find an exemption, then the Company will have committed a Section 5 violation, or a violation of similar state securities laws, and may be subject to suit by shareholders pursuant to Section 12 of the Securities Act or such other similar state securities laws. A successful suit under Sections 5 or 12 of the Securities Act or their state securities law counterparts could have a material adverse effect on the Company's business, financial condition or results of operations.

POSSIBLE HEALTH RISKS

         Recently, lawsuits have been filed alleging a link between the non-thermal electromagnetic field emitted by cellular telephones and two-way radios and the development of cancer. To date, there have been relatively few medical studies relating to the effects of non-thermal electromagnetic fields on health, and there are not any widely accepted theories regarding how exposure to a non- thermal electromagnetic field could threaten health. Future medical studies may produce findings that could have a material adverse effect upon the wireless communications industry and the Company.

GOVERNMENT REGULATION

         From time to time, the FCC amends its regulations governing the licensing or sale of the communication equipment distributed by the Company, the frequencies that such equipment uses, and the requirements for operating such equipment. The FCC has from time to time submitted proposals relating to licensing, use and regulation of frequency bands that could affect operation on certain of the frequency bands where equipment marketed by the Company operates. It is uncertain what impact, if any, these or future proposals may have on the Company's operations.

         The terms and conditions under which the Company and, to a greater extent, TELCAM provides communications services are subject to government regulation. Federal laws and FCC regulations generally apply to interstate telecommunications, while state regulatory authorities generally have jurisdiction over telecommunications that originate and terminate within the same state.

         FEDERAL

         TELCAM is classified by the FCC as a non-dominant carrier, and therefore is subject to minimal federal regulation. After the recent reclassification of AT&T as a non-dominant carrier in its provision of domestic services, only the LECs are classified as dominant carriers for the provision of interstate access services. As a consequence, the FCC regulates many of the rates, charges, and services of the LECs to a greater degree than TELCAM. The FCC has proposed that the BOCs offering out-of-region interstate interexchange services be regulated as non-dominant carriers, as long as such services are offered by an affiliate of the BOC that complies with certain structural separation requirements, which may make it easier for the BOCs to compete directly with TELCAM for long distance subscribers.

         The FCC generally does not exercise direct oversight over cost justification and the level of charges for service of non-dominant carriers, such as TELCAM, although it has the statutory power to do so. Non-dominant carriers are required by statute to offer interstate and international services under rates, terms, and conditions that are just, reasonable, and not unduly discriminatory. The FCC imposes only minimal reporting requirements on non-dominant carriers, although TELCAM is subject to certain reporting, accounting, and record keeping obligations. A number of these requirements are imposed, at least in part, on all carriers and others are imposed on carriers, not including TELCAM at this time, whose annual operating revenues exceed $100 million.

         In addition, informal complaints are lodged from time to time against TELCAM before the FCC and various state agencies for various reasons. TELCAM in the past has at times failed to respond timely to such complaints and has been fined for such delay . Although such complaints could result in additional legal actions or proceedings being brought against TELCAM, TELCAM believes that such matters would be satisfactorily resolved without a material adverse impact upon TELCAM's results of operations; however TELCAM can not be assured of such resolution. Should TELCAM's belief with respect to any and all complaints pending, if any, before the FCC or state regulatory agencies be incorrect, TELCAM could be subject to financial penalties and potential revocation of its operating authority for interstate or intrastate calls, as applicable.

         Although the tariffs of non-dominant carriers, and the rates and charges they specify, are subject to FCC review, they are presumed to be lawful and are seldom contested. Resale carriers, like all other interstate carriers, are also subject to a variety of miscellaneous FCC regulations that, for instance, govern the documentation and verifications necessary to change a subscriber's long distance carrier, limit the use of "800" numbers for pay-per-call services, require disclosure of certain information if operator assisted services are provided, and govern interlocking directors and management.

         The FCC has recently called for comment on the practice of billing telephone customers for MRCs monthly fees that are not directly related to usage of services - and has indicated some doubt about the desirability of such charges. Since significantly more than half of TELCAM's revenues have been, and are expected to be at least for the next year, MRCs, any action by the FCC or other regulatory or legislative body to restrict or eliminate their use could have adverse consequences for TELCAM revenues and profitability. See ""Risk Factors - Dependence on Key Customer Service, Data and Billing Service Suppliers"; "-- Dependence on Local Exchange Carriers for Billing".

         STATE

         TELCAM is subject to varying levels of regulation in the states in which it is currently authorized to provide intrastate telecommunications services. Most states require TELCAM to apply for certification to provide intrastate telecommunications services, or to register or to be found exempt from regulation, before commencing intrastate service. Most states also require TELCAM to file and maintain detailed tariffs listing their rates for intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, and/or for corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and assumption by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations, and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. If state regulatory agencies conclude that TELCAM has taken steps without obtaining the required authority, they may impose one or more of the sanctions listed above.

         In September 1996, the governor of the State of California signed into law a statute affecting the manner in which carriers such as TELCAM can effect a change in a residential subscriber's local or long distance service. Under this new law, which became effective on January 1, 1997, a residential subscriber's decision to change his or her telephone service provider must be confirmed by an independent third-party verification company. This law appears to conflict with the FCC's rules governing changes in carriers, which allow carriers to confirm a subscriber's choice through several different mechanisms including obtaining the subscriber's written authorization, which is the method currently employed by TELCAM. It is possible that this law will be challenged as being inconsistent with the FCC's existing rules. TELCAM has advised USDI that it is in the process of evaluating the effect of the California statute upon its operations. In addition, a number of states are considering adopting their own third-party verification rules which, like California, may be inconsistent with the FCC's rules.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This Proxy Statement contains "forward-looking statements" within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act
 . These statements, which include statements regarding expected advantages and other effects of the Merger described in "The Merger--General; USDI's Reasons for the Merger" and elsewhere in this Proxy Statement, expectations concerning year 2000 compliance, and expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar words and expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from expectations include:

         o difficulties in successfully implementing the Merger and fully integrating the operations of each company with the other;

         o    a highly competitive telecommunications market;

         o difficulties in achieving sales, gross-margin and operating-expense targets based on competitive market factors;

         o difficulties in accurately gauging the rate of product transitions and introducing new products in the face of abrupt and changing technology cycles;

         o    difficulties in utilizing indirect sales channels;

         o difficulties in differentiating products from those of competitors; and

         o difficulties in competing successfully in the markets for new products with established and emerging competitors, many of whom have significantly greater financial and other resources..

         These and other factors are disclosed in this document, in the section entitled "Risk Factors" beginning on page 21. All forward-looking statements are expressly qualified by these risk factors in this Proxy Statement. USDI undertakes no obligation to update any forward-looking statements.

                            THE USDI SPECIAL MEETING

DATE, TIME AND PLACE OF MEETING

         The USDI Special Meeting will be held at Ristorante Terrazza, 2 Wisconsin Circle, Chevy Chase, MD 20815, on February 7, 2000, at 10:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, you will consider and vote upon the following proposals:

         1.  To approve the Merger Agreement and the Merger;

         2. To approve an amendment of USDI's Articles of Incorporation to increase the number of shares of Common Stock authorized to 325,000,000;

         3. To approve an amendment of USDI's Articles of Incorporation to effect a 1-for-4 reverse stock split; and

         4. To vote on any other matter that is properly raised for consideration at the meeting.

         The USDI Board of Directors has unanimously approved the adoption of the proposals listed above. In particular, the USDI Board of Directors believes that the terms of the Merger Agreement are advisable, fair to, and in the best interests of USDI and its stockholders, and unanimously recommends that holders of shares of USDI Common Stock vote FOR the Merger and each of the other proposals.

RECORD DATE; VOTING RIGHTS; PROXIES

         Only holders of USDI Common Stock at the close of business on December 31, 1999 are entitled to notice of and to vote at the Special Meeting. As of December 15, 1999, there were 36,237,858 shares of USDI Common Stock issued and outstanding. Each share entitles the holder to one vote.

         All shares of USDI Common Stock represented by properly executed proxies will, unless the proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares of USDI Common Stock represented by the proxies will be voted FOR the Merger and the other proposals. USDI does not know of any matters other than those described above that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those other matters in accordance with their best judgment. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice to the secretary of USDI, by signing and returning a later dated proxy, or by voting in person at the Special Meeting. However, mere attendance at the Special Meeting will not have the effect of revoking the proxy. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the meeting.

SOLICITATION OF PROXIES

         Proxies are being solicited by and on behalf of the USDI Board of Directors. USDI will bear all expenses in connection with solicitation of these proxies. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of USDI in person or by telephone, telegram or other means of communication. Directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, this solicitation. USDI has also made arrangements with brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation materials to owners of USDI Common Stock held of record, and USDI will reimburse these firms for reasonable expenses incurred in forwarding these materials.

QUORUM

         The presence in person or by properly executed proxy of holders of a majority of all the issued and outstanding shares of USDI Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. For purposes of determining whether a majority is present, the inspector of election will count the shares of holders who abstained from voting on any particular matter.

REQUIRED VOTE

         VOTE REQUIRED TO APPROVE THE MERGER AND AMENDMENT OF USDI'S ARTICLES OF INCORPORATION. Approval of the Merger and amendment of USDI's Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of USDI Common Stock entitled to vote on these matters. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against approval of the Merger and amendment of USDI's Articles of Incorporation. In addition, the required vote on these matters is based on the number of outstanding shares of USDI Common Stock, rather than the shares actually present in person or by proxy at the Special Meeting. Therefore, yits failure to submit a proxy or a vote at the Special Meeting will have the same effect as a vote against approval of the Merger and amendment of USDI's Articles of Incorporation.

         VOTE REQUIRED TO APPROVE REMAINING MATTERS. The affirmative vote of a majority of the shares presented in person or represented by proxy at the Special Meeting approves the remaining matters presented at the Special Meeting.

         The matters to be considered at the Special Meeting are of great importance to the stockholders of USDI. Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

                           PROPOSAL NO. 1: THE MERGER

GENERAL

         If the Merger is completed, a wholly owned subsidiary of USDI formed for the purpose of the Merger will merge with TELCAM. TELCAM will continue as the surviving entity and will become a wholly owned subsidiary of USDI.

         This section of the Proxy Statement describes aspects of the proposed Merger. The discussion of the Merger in this document and the description of the principal terms of the Merger Agreement is qualified in its entirely by reference to the complete text of the Merger Agreement , a copy of which is attached to this Proxy Statement as Appendix A We encourage you to read the Merger Agreement and the other appendices to this Proxy Statement in their entirety.

         USDI's Board of Directors unanimously recommends that you vote FOR approval of the Merger.

BACKGROUND OF THE MERGER

         USDI experienced a severe disruption of its business plans in the final months of 1998 and the first five months of 1999. Those plans had focused on the anticipated commercial introduction of the Iridium satellite telephone communications system in September 1998. USDI had made significant investments starting in the summer of 1998 in personnel, promotional materials and inventory designed to support sales of Iridium telephone handsets and global telephone service. The Company believed that the Iridium system - intended to be the first telephone system to provide high quality, global, two-way communications through a handheld apparatus - would provide an outstanding opportunity to expand the satellite telephone business of its INSAT subsidiary.

         After repeated delays, the Iridium system became marketable in January, 1999. But even at that time the quality of service available was below consumer's expectations and requirements. Problems with Iridium persisted and USDI's sales of Iridium products were negligible throughout the first half of 1999.

         In its report on Form 10-Q filed on March 31, 1999 with the Commission, USDI reported that its sales shortfalls had "created an imperative need for the Company to raise short-term capital during the second quarter of 1999." It added that "in the event that such additional capital is not raised on a timely basis, the Company would have to implement cost-cutting measures that would seriously disrupt its business plan or might be unable to carry on its business at all."

         The Board of Director's of USDI held a regular meeting on May 6, 1999. Senior financial and operating officers reported to the Board that the Company had raised some needed capital since March but not enough to change its precariously undercapitalized position. The Board ordered that a variety of avenues be explored for obtaining investment funds. To preserve capital while those efforts proceeded, the Board directed management to develop and implement a plan that would materially reduce the corporation's expenses. It also directed that possible merger partners capable of providing USDI's operations with needed cash-flow be identified.

         A presentation was made at that Board meeting by Robert Lee and Preston Reiner, then the senior managers of TELCAM. They proposed that USDI invest in TELCAM. The Board of Directors, in light of current conditions, declined to consider an investment despite universal interest in the TELCAM business concept. Management was directed to explore other modes of collaboration between the two companies.

         USDI was unable to identify adequate capital sources in the following weeks and, on June 8, 1999, it announced that "the Company's principal operating subsidiary, International Satellite Group, Inc., is curtailing operations [and] is forced to lay off ... employees and wind down operations."

         Management of USDI intensified efforts to find a suitable merger partner in June 1999. Discussions continued with TELCAM. TELCAM had been acquired by new ownership in June 1999 and was committed to a rapid expansion of its long distance and related telephone service offerings. It had recently acquired new long distance customer bases that more than tripled its clientele. Management of both USDI and TELCAM believed that their businesses were complementary and that TELCAM's projected cash flow could facilitate their combined growth.

         On July 8, 1999 USDI and TELCAM announced that they had "entered into a Memorandum of Understanding... agreeing in principle to the merger of the companies." Following due diligence and the drafting of definitive Merger documents, USDI's Board of Directors met on August 17, 1999 and unanimously approved the Merger Agreement and the Merger, and recommended that the stockholders of USDI approve and adopt the Merger Agreement and the Merger.

         Subsequently in August, 1999, TELCAM experienced significant management turnover. Robert Lee, formerly CEO and an equity owner of TELCAM, left the employ of the Company and sold his interest in TELCAM as the result of differences with the TELCAM Board of Directors over the management of Company. Two other members of the TELCAM management team associated with Mr. Lee were dismissed as well. The submission of the Merger to a vote of the Company's stockholders was delayed until uncertainties about the management of TELCAM were resolved, as well as an acceptable resolution of the liquidity problems at TELCAM.

         On December 27, 1999, USDI's Board of Directors met, reviewed the current status of TELCAM's management and liquidity (described further in this Proxy Statement) and unanimously approved the Merger Agreement and the Merger, and recommended that the stockholders of USDI approve and adopt the Merger Agreement and the Merger.

USDI'S REASONS FOR THE MERGER

USDI's Board of Directors based its approval of the Merger and its determination that the Merger Agreement is advisable, fair to and in the best interests of USDI and its stockholders upon a number of factors, including the following advantages of the Merger:

         o LIQUIDITY. The potential for improved liquidity as a result of the Merger has been identified as being of critical value to the shareholders of USDI. The Company estimates that it would have to terminate all operations immediately in the absence of the loans being provided to it by TELCAM in anticipation of the Merger and that it would be unable to continue operations after the Effective Date without the additional cash flow that it expects to realize from TELCAM's operations. TELCAM's expanding residential customer base is projected to produce positive cash-flows sufficient to fund the continued operation of USDI's satellite-based product lines and to support growth of TELCAM's commercial sales.

         o MORE EFFICIENT MARKETING AND OPERATIONS. TELCAM has recently greatly expanded its residential long distance telephone customer base and expects this business to be highly profitable during the coming years. It believes that an even greater and longer-term opportunity exists in marketing of commercial telephone services. TELCAM considers that one of its key competitive advantages in this growing market is its ability to offer an array of telephone and telephone-related services that will allow small to medium sized companies to make TELCAM their "one-stop shop" for communications. USDI believes that satellite telephony can best be sold to this extensive segment of the commercial market as part of such a package offering. By "piggy-backing" on TELCAM's planned distribution of its products through a nationwide network of independent agents, USDI's satellite-based products should achieve broad exposure while sharing marketing expense with other TELCAM products.

              The Merger should produce administrative as well as marketing efficiencies for the combined companies. With a broad range of revenue-producing product lines sharing billing, legal, accounting and other administrative resources, the burden on the profitability on each should be reduced.

         o PRODUCT LINE DIVERSIFICATION. USDI's nearly exclusive focus on satellite telephony might have been successful if Iridium had met its expectations. In fact, Iridium's failures had an extremely negative impact on USDI. By combining its specialized product offering with TELCAM's wider array of products, USDI believes it will be less vulnerable to problems that may be experienced in future introductions of individual new products or obsolescence of older ones.

         o CRITICAL MANAGEMENT RESOURCES. TELCAM's owners and management bring considerable expertise in business generally and telecommunications specifically to the combined companies. USDI lost a number of senior managers with telecommunications backgrounds when it curtailed INSAT's operations. The USDI Board believes that the TELCAM management team can meet the need to offset those losses and, indeed, provide the Company with far stronger operational leadership than in the past.

     USDI's Board also considered the following potentially negative factors:

         o LIQUIDITY RISK. USDI has concluded that implementation of TELCAM's business plan if successfully implemented is likely to produce positive cash-flows over the next three years at a minimum. However the considerable revenues anticipated from TELCAM's residential and commercial customers may not be realized. If these revenues are not produced, USDI's shareholders could lose much or all of the projected benefit from the Merger. Many of the potentially negative factors listed below could result in failure to fully achieve the goals of TELCAM's business plan.

         o The period immediately before and after the Merger may present a heightened liquidity risk. USDI has minimal revenues and cannot be certain that it will be able to raise funds to cover salaries and other resources required to consummate the Merger. TELCAM has experienced delays in realizing revenues expected from initial billings in August to newly acquired customers. These delays have been due to unanticipated liabilities associated with the newly acquired customer lists. Despite TELCAM's efforts to prevent such problems from arising again, it is possible that they could recur in connection with the customer lists that TELCAM is now expecting to meet its cash flow needs beginning in March 2000. The failure of either party to the Merger or the combined companies to maintain adequate liquidity in the coming weeks and months could make it impossible to complete the Merger and to implement essential marketing programs.

         o MANAGEMENT. TELCAM has experienced turnover among top management since merger talks were initiated, is still putting together its new management team and could be unable to attract and retain the employees required to carry out its business plan.

         o REGULATORY ISSUES. A large portion of TELCAM's projected revenues from residential customers consists of monthly recurring charges. The FCC has asked for public comment on the desirability of allowing telephone service providers to make such charges which are not directly related to service usage. This or other regulatory issues could disrupt the merged companies' expected revenue streams.

         o RELIANCE ON OUTSIDE SERVICES. TELCAM's marketing plan relies to a substantial extent on the sales performance of a network of independent agents. The Company is not facilities-based and must resell telephone services that are, for the most part, provided by wholesalers of those services. These service vendors may be both suppliers of TELCAM and of the Company on a retail level. Billing of customers is dependent on data-processing, clearinghouse and bill presentation services provided by vendors to the Company. TELCAM's dependence on these outside resources could put the efficiency and continuity of its business at risk if key vendors prove unable or unwilling to continue to provide services.

         o COMPETITION. Even after the Merger, the combined companies will be substantially smaller and have far smaller capital resources than many of its competitors in the telecommunications industry.

         o    OTHER RISKS.  See "Risk Factors."

         After considering the foregoing factors, USDI's Board of Directors unanimously approved the Merger Agreement and the Merger, and recommended that the stockholders of USDI approve and adopt the Merger Agreement and the Merger. In view of the wide variety of factors considered, both positive and negative, USDI's Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

TELCAM'S REASONS FOR THE MERGER

          TELCAM's Board of Directors has based its approval of the Merger and its determination that the Merger Agreement is in the best interests of TELCAM and its stockholders upon a number of factors, including the following advantages of the Merger:

         o ACCESS TO CAPITAL MARKETS. TELCAM will benefit from becoming part of a public company given the relatively greater sources of capital available for its growth. The creation of a strong management team to direct rapid growth will be facilitated by the availability of attractive stock incentives for employees, directors and key outsiders. TELCAM will benefit as well from the creditability associated with the extensive disclosure required as an SEC reporting company.

         o MORE EFFICIENT MARKETING AND OPERATIONS. TELCAM's marketing and administrative operations should benefit from the same efficiencies and other advantages described above in the discussion of USDI's reasons for the Merger.

         o MANAGEMENT. Several key employees of USDI are expected to remain with the merged entities either as executives or consultants - providing management resources in accounting, finance, investor and public relations and strategic management that TELCAM will require and does not now have available. Robert Wussler, a prominent and respected executive in broadcasting and communications, will remain Chairman of the Board of USDI following the Merger.

         TELCAM's Board of Directors also considered the following potentially negative factors:

         o COSTS OF THE MERGER AND OF PUBLIC OWNERSHIP. TELCAM's Board believes that TELCAM's limited capital and human resources are needed at this time to strengthen marketing efforts and operational infrastructure. The legal, accounting and other expenses of the Merger, as well as its demands on management time, draw resources required elsewhere. After the completion of the Merger, the combined companies will experience the considerable demands of being a public company. These include SEC reporting requirements, investor relations and the risk of shareholder suits.

         o UNANTICIPATED LIABILITIES OF USDI. At the beginning of 1998, USDI was subject to an unusual number of legal claims from former employees and others. Most of these claims have settled over the last 24 months. These claims may have been generated by the business practices of former executives and there may be a greater than normal risk of additional unanticipated claims being made in the future.

         o POTENTIAL OF THE SATELLITE TELEPHONE INDUSTRY. TELCAM's reasons for the Merger include its belief that satellite telephone products will provide substantial revenues for the merged companies in the future. If current technical and capitalization problems of the satellite telephone system operators are not resolved, however, this potential may never be realized.

         o    OTHER RISKS.  See "Risk Factors."

CHANGES TO CAPITAL STRUCTURE OF USDI

         TELCAM, under the terms of the Memorandum of Understanding and the Merger Agreement, is not obliged to consummate the Merger unless the Company can
1) assure TELCAM of delivery of 51% of the fully diluted Common Stock of the Company at the time of the effectiveness of the Merger and 2) reduce the Company's debt and Preferred Stock to certain levels acceptable to TELCAM.

         In order to meet these objectives, the Company has taken and will take prior to the Merger a series of steps to restructure its capitalization.

         SERIES A PREFERRED STOCK. Under the terms of the Certificate of Designation for the Company's Series A Preferred Stock, the Company declared a conversion on August 11, 1999 of the 2,393,666 shares of that class of preferred stock then outstanding into an equal number of Common Shares.

         As of August 31, 1999, the Company will have accrued approximately $804,000 in dividends payable to holders of its Series A Preferred Stock. It plans to offer to convert this amount at a rate of $0.18 per share, or greater, into a maximum of approximately 4,397,393 shares of its Common Stock.

         SERIES B AND C PREFERRED STOCK. The Company has offered to convert or redeem the 3,660 shares of its Series B and C Preferred Stock outstanding in accord with the conversion formula defined in the offering for each of the classes. See "Significant Dilutive Effect of Shares to be Issued in Conjunction with the Merger on Market Price of the Common Stock..."

         STOCK OPTIONS. It is a condition of the Merger that the Company cancel USDI's Stock Incentive Plans and obtain the cancellation exercise or expiration of outstanding options.

         LOANS AND ACCOUNTS PAYABLE. The Company plans to offer to convert $3,328,378 of notes and accounts payable into a maximum of 18,187,858 shares of its Common Stock at a rate of one share for each $0.183, or greater, converted. The Company plans to offer, in the case of approximately $1,150,000 of those loans, an option to convert at a rate based on the market price of the Common Stock at a date subsequent to the Merger. The Company has proposed to its trade creditors, in general, a settlement based on payment of $0.15 per dollar of outstanding payables.

         In the event that some or all of these proposed transactions can not be completed in part or in their entirety, the Company believes that it may not be possible to consummate the Merger. The Board of Directors has authorized the Company to adjust the offers described here if necessary in order to satisfy the requirements of the Merger and of TELCAM.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Following the Merger, USDI plans to integrate the operations, facilities and personnel of the two companies. The result will be a single sales, marketing and administrative organization. In eliminating duplicative operations, the companies currently anticipate the layoff of certain TELCAM and USDI employees.

         The structure of the surviving company will include USDI, continuing as the holding company and TELCAM surviving as the operating subsidiary.

         Robert Wussler, the current CEO and Chairman of USDI, will retain the position of Chairman of USDI. It is anticipated that the current vice presidents of USDI will either continue in their positions or will serve as consultants to the Company through at least the first quarter of 2000 and participate in the selection of, and orderly transition to, their successors.

         The officers of USDI and of TELCAM, the operating company, will include:

                           President and CEO         Gregory Hahn
                           VP Operations             Seth Straayer

         The Board of Directors of USDI will include three current USDI directors: Mr. Wussler, Henrikas Iouchkiavitchious and Thomas Glenndahl. Four additional directors will be designated by TELCAM

         GREGORY J. HAHN. Mr. Hahn has over 20 years of telecommunications experience, beginning with MCI when it was a little-known start-up. He later became involved with the cellular telephone business, first with GTEMobilenet. Hahn subsequently worked with USLD (now Qwest) as director of carrier support, where he met Mike Massingill in 1994. Since that time, Mr. Hahn and Mr. Massingill have enjoyed successful and profitable careers in all areas of telephone service provision and marketing of enhanced services. Mr. Hahn is a graduate of Southern Methodist University.

         SETH J. STRAAYER. Mr. Straayer began his professional career in computer sciences and computer-aided graphic design. He is a veteran of several platforms of satellite telephone communications, having worked at USDI's Skysite subsidiary since 1996. Mr. Straayer has expertise in geosynchronous satellite connectivity, such as Inmarsat and AMSC, as well as in the low earth orbit platforms, such as Iridium and Globalstar. On the hardware side, Mr. Straayer is technically proficient with equipment from Westinghouse, Mitsubishi, Motorola, Kyocera, and Qualcomm.

         ROBERT WUSSLER. Mr. Wussler has been Chairman of the Board since March 1997, a Director of the Company since May 1996 and President and Chief Executive Officer of the Company since July 1998. Mr. Wussler has been a Director of Skysite since August 1997. From June 1995 to May 1998, Mr. Wussler was the President and Chief Executive Officer of Affiliate Enterprises, Inc., a television syndication company. Since February 1992, Mr. Wussler has been the President and Chief Executive Officer of the Wussler Group, a media consulting group. From 1989 to 1992, he was the President and Chief Executive Officer of COMSAT Video Enterprises, which was in the business of satellite delivery of entertainment to the U.S. lodging industry. Mr. Wussler is the former President of CBS Television and of CBS Sports and is the former Senior Executive Vice President of Turner Broadcasting System, Inc. Mr. Wussler is a member of the Board of Directors of the following public companies: EDnet, INC. (OTC - DNET); Nostalgia Network, Inc. (OTC - NNET); The Translation Group, Ltd. (OTC - THEO); and Beachport Entertainment Corporation (OTC - BPRT).

         THOMAS GLENNDAHL. Mr. Glenndahl was elected to the Board of Directors in August 1996 and has been a director of Skysite since August 1997. He is the founder and, since 1982, has been the Chief Executive Officer of the Aspect Group, an international education group.

         HENRIKAS IOUCHKIAVITCHIOUS. Mr. Iouchkiavitchious has been a Director of the Company since February 1998. Since September 1990, Mr. Iouchkiavitchious has been an assistant director-general of UNESCO, a division of the United Nations.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of USDI's Board of Directors with respect to the Merger, USDI's stockholders should be aware that certain of USDI's directors and officers have interests respecting the Merger separate from their interests as holders of USDI Common Stock, including those referred to below.

         BOARD SEATS ON THE USDI BOARD OF DIRECTORS. In the Merger Agreement, USDI and TELCAM have agreed that the Board of Directors of USDI immediately following the Merger will consist of seven members and will be reconstituted to include three current members of USDI's Board of Directors, including Robert Wussler, Henrikas Iouchkiavitchious and Thomas Glenndahl and four additional directors to be chosen by TELCAM. Two current members of USDI's Board of Directors, Frans Heideman and Lawrence Siegel, have announced their intention to retire from the Board of Directors concurrently with the consummation of the Merger.

         EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL SEVERANCE AGREEMENTS.

         In December 1998, USDI entered into an employment agreement with the Mr. Wussler, the current President and Chief Executive Officer of USDI. The term of the agreement was five years starting on June 1, 1998. In addition to an annual salary and bonus starting at $325,000, subject to increases each year, the agreement provides for the granting of 200,000 options annually at a price of $2.00 per share and additional options upon the achievement of certain performance measures. Pursuant to the agreement, USDI was to advance $150,000 to Mr. Wussler to be used to exercise options to purchase Common Stock held by him at December 31, 1998. This advance has not yet been made. Pursuant to the employment agreement, USDI cannot terminate Mr. Wussler without cause except in the event of a change in control of USDI, in which case Mr. Wussler is to continue to receive all compensation through May 1, 2003. Mr. Wussler is engaged in negotiations with the management of TELCAM to supersede this existing contract with one more appropriate to his anticipated post-Merger role as non-executive Chairman of the Board. The new contract is expected to be concluded prior to the Effective Date and to reduce the value of the Company's obligations to Mr. Wussler.

         USDI does not have employment contracts with any of its other Named Executive Officers.

         The Company also expects to enter into consulting agreements with Lawrence Siegel and A. Frans Heideman, the retiring Directors. The terms and conditions of those agreements have not been definitely agreed upon.

EMPLOYMENT AGREEMENTS

         See "-- Interests of Certain Persons in the Merger -- Employment Agreements and Change of Control Severance Agreements."

INDEMNIFICATION ARRANGEMENTS

         See " Risk Factors -- Limitation on Liability of Directors and
Officers."

GOVERNMENTAL AND REGULATORY MATTERS

         See "Risk Factors -- Government Regulation."

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes various federal income tax considerations of the Merger that are generally applicable to holders of USDI Common Stock. The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current judicial authority and administrative rulings and practice, all of which are subject to change. The Internal Revenue Service ("IRS") could still adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth in this discussion. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger as described in this Proxy Statement-prospectus to USDI, TELCAM and/or their respective stockholders. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

         The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, with each of USDI and TELCAM intending to qualify as a "party to the reorganization" under Section 368(b) of the Code. If the Merger qualifies as a reorganization:

         o    You will recognize no gain or loss in connection with the Merger

         o Neither USDI (or Merger Sub) nor TELCAM will recognize any gain or loss in connection with the Merger.

         Neither USDI nor TELCAM has requested a ruling from the IRS or an opinion from counsel that the Merger will be treated as a tax-free reorganization, and there can be no assurances that the IRS will not adopt a contrary position. Even if the IRS were to successfully challenge the reorganization status of the Merger, the Merger would be treated as a sale of TELCAM capital stock to USDI and neither USDI (or Merger Sub), TELCAM nor the shareholders of USDI would recognize any gain or loss in connection with the transaction

         As a result of the Merger, the Company's ability to apply federal income tax net operating loss carryforwards against future taxable income that may be generated may be limited. In particular, the Company will likely undergo a change in ownership under Section 382 of the Code as a result of the Merger. By virtue of such a change in ownership, an annual limitation (generally equal to the pre-change value of the stock of the Company multiplied by the adjusted federal tax-exempt rate (set monthly by the IRS based on prevailing interest rates and equal to 5.72% for December 1999) will be applied to the use of those net operating loss carryforwards against future taxable income.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a reverse acquisition using the purchase method of accounting in accordance with generally accepted accounting principles. As a reverse acquisition, TELCAM will be deemed to be the acquiring company for financial reporting purposes. The historical financial statements for periods prior to the completion of the Merger will not be restated as though the Company had been combined from inception. USDI's unaudited pro forma financial statements give effect to the acquisition of USDI by TELCAM under the purchase method of accounting and are based on the assumptions and adjustments described in the notes to the unaudited pro forma financial statements.

TERMINATION

         See "The Merger Agreement--Termination" for a description of the termination procedures under the Merger Agreement.

RESALE RESTRICTIONS

         There will be substantial restrictions on the transferability of the Company's Common Stock issued pursuant to the terms of the Merger Agreement; that stock will not be, and investors in the Company have no right to require that the stock be, registered under the 1933 Act; there may be no public market for the stock; holders of the stock may not be able to avail themselves of the provisions of Rule 144 or Rule 237, adopted by the Securities and Exchange Commission under the 1933 Act, with respect to the resale of the stock; and accordingly, may have to hold the stock indefinitely and it may not be possible for the holder to liquidate his investment in the Company.

                              THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement and is qualified in its entirety by the complete text of the Merger Agreement a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

THE MERGER

         According to the terms of the Merger Agreement, and as long as all the conditions in the agreement are met and/or waived, at the effective time of the Merger, a wholly owned subsidiary of USDI will be merged with TELCAM. TELCAM will be the surviving corporation and become a wholly owned subsidiary of USDI.

EFFECTIVE TIME OF THE MERGER

         Pursuant to the Merger Agreement, unless the Merger Agreement has been terminated, as soon as practicable after the satisfaction or waiver of the conditions contained therein, the Company will file the Articles of Merger with the Secretary of State of Texas in accordance with the Texas Business Corporation Law, specifying that the Merger shall become effective at the time the Articles of Merger are filed, or such later date as set forth in such filing, unless extended in accordance with the terms of the Merger Agreement. The time at which the Merger becomes effective is referred to as the Effective Time.

CHANGES TO CHARTER

         As a result of the Merger, the Certificate of Incorporation and Bylaws of TELCAM will be the surviving corporation's Certificate of Incorporation and Bylaws. USDI's Articles of Incorporation and Bylaws will remain in place, except as modified by the approval of USDI's stockholders of Proposals 2 and 3 of this Proxy Statement, which approval is a condition to the consummation of the Merger.

EXCHANGE RATIO

         All issued and outstanding shares of TELCAM common stock at the Effective Time shall be converted into the number of shares of USDI Common Stock which represents not less than 51% of the USDI Common Stock issued at the Effective Time (including the shares of USDI Common Stock issued pursuant to the Merger). If within 60 calendar months following the Effective Time, USDI issues, agrees to issue or is subject to any agreement (written or oral), understanding (written or oral) or court order to issue USDI Common Stock for any security convertible into Common Stock, then each holder of TELCAM common stock shall be entitled to receive and shall receive for each share of TELCAM common stock held at the Effective Time 1.041 shares of USDI Common Stock for each share of USDI Common Stock which may be issued in conversion of, in exchange for or in settlement of a security convertible into Common Stock which existed at the Effective Time. As a result of the Merger, existing USDI stockholders will suffer significant dilution. See "Significant Dilutive Effect of Shares to be Issued in Conjunction with the Merger on Market Price of the Common Stock..."

EXCHANGE OF SHARES

         As soon as reasonably practicable after the effective time of the Merger, Corporate Stock Transfer, the exchange agent for the Merger, will mail to each holder of record of TELCAM capital stock:

    -    a letter of transmittal; and

    - instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of USDI Common Stock.

         Upon surrender of a certificate to the exchange agent together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange a certificate representing that number of whole shares of USDI Common Stock.

         TELCAM stockholders should not send in their certificates until they receive a letter of transmittal.

         USDI will not issue fractional shares of USDI Common Stock pursuant to the Merger. Instead, the fraction of a share of USDI Common Stock that would otherwise be issuable to a holder of record of TELCAM stock will be rounded up to the nearest whole share.

         USDI will not pay dividends, if any, on shares of USDI Common Stock to persons entitled to receive certificates representing shares of USDI Common Stock until such persons surrender their certificates. Upon surrender of the certificates, USDI will pay dividends, if any, that have become payable between the effective time of the Merger and the surrender of the certificate to the person in whose name the certificates representing the shares of USDI Common Stock will be issued. In no event will the person entitled to receive such dividends be entitled to receive interest on such dividends.

         If any certificates for shares of USDI Common Stock are to be issued in a name other than that in which the certificate surrendered in exchange is registered, the transfer must be proper and legal, and the person requesting such exchange must pay to the exchange agent any transfer fees or taxes required by reason thereof.

         In the event that any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, USDI will issue or cause to be issued in replacement for the lost, stolen or destroyed certificate the number of whole shares of USDI Common Stock including fractional shares rounded up to the nearest whole share, into which the shares of TELCAM common stock represented by the certificate are converted in the Merger.

         TELCAM stockholders are entitled to dissent from the Merger and demand appraisal of any TELCAM Common Stock in accordance with the provisions of Articles 5.11 and 5.12 of the Texas Business Corporation Act, as amended (the "TBCA"). Shares held by a party exercising these rights will not be converted and instead the party will receive cash in accordance with the provisions of
Article 5.12 of the TBCA.

         Under the Nevada General Corporation Law, stockholders of the Company are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 3 - Authorization Of Amendment Of Articles Of Incorporation, Including Authorization Of Reverse Stock Split.

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REPRESENTATIONS AND WARRANTIES

          USDI. The Merger Agreement also contains representations and warranties by USDI relating to, among other things:

    -    USDI's due organization, valid existence and good standing;

    - USDI's subsidiaries due organization, valid existence and good standing;

    -    USDI's capital structure;

    - the authorization, execution, delivery and enforceability of the Merger Agreement;

    -    noncontravention and required consents, approvals, licenses;

    - the accuracy of information and compliance with the provisions of the Securities Act and the Exchange Act with respect to reports filed with the Commission;

    - the accuracy of information and compliance with the provisions of the Securities Act and the Exchange Act with respect to the Proxy Statement;

    -    absence of certain changes or events;

    -    liabilities;

    -    absence of litigation;

    -    labor matters, employee arrangements and benefit plans;

    -    tax matters;

    -    intellectual property;

    - compliance with applicable environmental law and certain environmental matters;

    -    transactions with affiliates;

    -    brokers;

    -    material contracts and agreements;

    -    compliance with applicable law; and

    -    tangible property.

         TELCAM.  The Merger Agreement contains certain representations and

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warranties by TELCAM relating to among other things:

    -    TELCAM's due organization, valid existence and power;

    -    TELCAM's capital structure;

    - the authorization, execution, delivery and enforceability of the Merger Agreement;

    -    noncontravention and required consents, approvals, licenses;

    -    the accuracy of information stated in the Proxy Statement;

    -    absence of certain changes or events;

    -    liabilities;

    -    absence of litigation;

    -    labor matters, employee arrangements and benefit plans;

    -    tax matters;

    -    intellectual property;

    - compliance with applicable environmental law and certain environmental matters;

    -    transactions with affiliates;

    -    brokers;

    -    material agreements and contracts;

    -    compliance with applicable law; and

    -    tangible property.

CERTAIN COVENANTS

         AFFIRMATIVE COVENANTS. USDI and TELCAM have each agreed that, prior to the effective time of the Merger, it (excluding its subsidiaries) will, among other things:

    -    conduct its business in the ordinary course; and

    - use its best efforts to preserve intact its business organization and to preserve its present relationship with customers, suppliers and other persons having significant business relationship with it and to keep available the services of the present officers, employees and

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         consultants.

        NEGATIVE COVENANTS. USDI and TELCAM have each agreed that, prior to the effective time of the Merger, it will not do or propose or commit to do any of the following:

    - declare, set aside or pay any dividends on, or make any other distributions in respect, of any its capital stock;

    - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities;

    - purchase, redeem or otherwise acquire any shares of capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

    - authorize the issuance of, issue, deliver, sell or agree or commit to issue, sell or deliver, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or other securities or any other securities or equity equivalents;

    - amend its organizational or other comparable documents, except as set forth in this Proxy Statement, subject to stockholder approval;

    - materially increase the compensation of its directors, officers or employees;

    - acquire or agree to acquire any business or any corporation, partnership, joint venture, association or other business organization or division, or any assets;

    - incur or assume any indebtedness except as contemplated by the Merger Agreement;

    -    authorize or expend any funds for capital expenditures;

    - enter into, amend, terminate, rescind, waive or release any material contract;

    - knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable federal, state or local law;

    - adopt a plan of liquidation, dissolution, merger, consolidation, or reorganization;

    -    revalue in any material respect any of its material assets;

    - make or revoke any tax election or settle or compromise any tax liability;

    - settle or compromise any litigation as a defendant or settle, pay or compromise any claims not required to be paid, or settle or compromise any pending or threatened suit, action or claim; or

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    -    pay any liabilities or obligations.

         USDI AND SUBSIDIARIES. USDI and its subsidiaries have agreed that, prior to the effective time of the Merger, neither USDI nor any Subsidiaries shall engage in any activities except as provided, or in connection with, the Merger Agreement.

         USDI, SUBSIDIARIES AND TELCAM. USDI and its subsidiaries and TELCAM have agreed to notify each other party in the event that it receives any administrative or other order or notification relating to any violation of any governmental or regulatory entity affecting to consummate the Merger Agreement and to use all reasonable efforts to take the necessary steps to remove such impediment.

         USDI AND TELCAM. USDI and TELCAM have agreed to give a written notice of any event which would cause any representation or warranty to be untrue or inaccurate or of any failure which would cause any covenant, condition or agreement continued in the Merger Agreement not to be complied with.

         TELCAM. TELCAM has agreed to manage the operations of USDI's subsidiaries prior to the effective time.

NO SOLICITATION

         Pursuant to the Merger Agreement, USDI has agreed, and USDI has agreed to direct and use its best efforts, to cause the officers, directors, employees, representatives, agents and affiliates of USDI and its subsidiaries to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Transaction Proposal (as defined below). USDI has agreed not to, and has agreed not to permit any of its subsidiaries to, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal or (ii) enter into or participate in any discussions or negotiations regarding any Transaction Proposal;

         Except as set forth below, or for other good cause as required by the Board of Directors' fiduciary duties and obligations, the Board of Directors of USDI has agreed not to (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to TELCAM, its approval or recommendation of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Transaction Proposal or (iii) cause USDI or the Merger Sub to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Transaction Proposal. Notwithstanding the foregoing, if the Board of Directors of USDI determines in good faith that it has received a Superior Proposal (as defined below), the Board of Directors of USDI may, prior to the receipt of USDI stockholder approval, withdraw or modify its approval or recommendation of the Merger and the Merger Agreement, approve or recommend a Superior Proposal or terminate the Merger Agreement, but in each case, only at a time that is at least ten business days after TELCAM's receipt of written notice advising TELCAM that the Board of Directors of USDI has received a Transaction Proposal that may constitute a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and the names of the person or persons making

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

such Superior Proposal.

         Notwithstanding the foregoing, USDI Board of Directors shall be permitted to take and disclose to its shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act and make any disclosure to USDI's shareholders which, in the good faith judgment of the Board of Directors of USDI, after consultation with outside counsel, is necessary in order to comply with its fiduciary duties to USDI's shareholders under applicable law or is otherwise required under applicable law.

         A "Transaction Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of more than 50% of the assets of USDI, USDI's subsidiaries or the Merger Sub or more than 50% of the voting power of the shares of USDI's Common Stock then outstanding or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving USDI, the Merger Sub or the USDI's subsidiaries, other than the transactions contemplated by the Merger Agreement.

         A "Superior Proposal" means any proposal determined by the Board of Directors of USDI in good faith, after consultation with outside counsel, to be a bona fide proposal and made by a third party to acquire, directly or indirectly, for consideration consisting of cash, property and/or securities, more than 50% of the voting power of the shares USDI's Common Stock then outstanding or more than 50% of the assets of USDI, the Merger Sub or USDI's subsidiaries and otherwise on terms which the Board of Directors of USDI determines in its good faith judgment, after consultation with outside counsel and with a financial advisor of nationally recognized reputation, to be more favorable to USDI's stockholders than the Merger (taking into account all factors relating to such proposal deemed relevant by the Board of Directors of USDI, including, without limitation, the financing of such proposal, any regulatory issues related thereto and all other conditions to closing).

MANAGEMENT AFTER THE MERGER

         Pursuant to the Merger Agreement, USDI's Board of Directors will consist of seven members at the Effective Time, three of whom will be current members of the Board of Directors of USDI, including Robert Wussler, Henrikas Iouchkiavitchious and Thomas Glenndahl, and four of whom will be designated by TELCAM prior to the Effective Time. Two current members of USDI's Board of Directors, Frans Heideman and Lawrence Siegel, have announced their intention to retire from the Board of Directors concurrently with the consummation of the Merger.

         Pursuant to the Merger Agreement, Mr. Wussler, the current President, Chief Executive Officer and Chairman of USDI, will retain the position of Chairman of the Board of USDI. The Merger Agreement also provides that the current officers of TELCAM, Greg Hahn and Seth Straayer will become officers of USDI. It is anticipated that the current vice presidents of USDI will either continue in their positions or will serve as consultants to the Company through at least the first quarter of 2000 and participate in the selection of, and orderly transition to, their successors.

         The Merger Agreement further provides that the current directors and officers of TELCAM will remain as directors and officers of the surviving corporation and include:

                           President and CEO         Gregory Hahn

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

                           VP Operations             Seth Straayer

     For a description of the business experience of Mr. Hahn, Mr. Straayer, Mr. Wussler, Mr. Glenndahl and Mr. Iouchkiavitchious see "The Merger - Management and Operations Following the Merger."

CONDITIONS TO THE MERGER

         USDI and TELCAM's obligations to effect the Merger are subject, among other things, to the following:

    - Approval of the Merger Agreement by the stockholders of each of USDI and TELCAM; and

    - No legal restraints or prohibitions that prevent the completion of the Merger.

         In addition to the mutual conditions described above, USDI's obligation to effect the Merger is subject to the following:

    -    Representations and warranties of TELCAM being true and correct; and

    -    - Performance of all material obligations of TELCAM.

         In addition to the mutual conditions described above, TELCAM's obligation to effect the Merger is subject to the following:

    -    Representations and warranties of USDI being true and correct;

    - Performance of all material obligations of USDI and USDI Acquisition, Inc.;

    - USDI shall have obtained the resignations of Lawrence Siegel and A. Frans Heideman from USDI's Board of Directors;

    -    Receipt of all required consents or approvals by USDI;

    - All creditors of and claimants against USDI shall have entered into creditors' agreements; and

    -    USDI's Preferred Stock shall have been converted into Common Stock;

    - USDI's bylaws shall have been amended to provide that the provisions of Nevada Revised Statutes 78.378 to 78.3793 regarding change of control do not apply to USDI,

    -    TELCAM shall have completed its due diligence.

TERMINATION

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

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger by the stockholders of USDI and:

    -    by mutual written consent of USDI and TELCAM;

    - by USDI, so long as USDI is not then in material breach of its obligations under the Merger Agreement, upon a breach of any material representation, warranty, covenant or agreement on the part of TELCAM set forth in the Merger Agreement, or if any such representation or warranty of TELCAM shall have been or become untrue, in each case such that USDI's conditions to effecting the Merger would not be satisfied and subject to a cure period under certain circumstances;

    - by TELCAM, so long as TELCAM is not then in material breach of its obligations under the Merger Agreement, upon a breach of any material representation, warranty, covenant or agreement on the part of USDI set forth in the Merger Agreement, or if any such representation or warranty of USDI shall have been or become untrue, in each case such that the TELCAM's conditions to effecting the Merger would not be satisfied and subject to a cure period under certain circumstances;

    - by either USDI or TELCAM if any permanent injunction or other order, decree, ruling or action by any governmental entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or other order, decree, ruling or action and such failure materially contributed to such imposition;

    - by either USDI or TELCAM if (other than due to the willful failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to March 15, 2000;

    - by either USDI or TELCAM, if approval of the Merger Agreement and the Merger by the stockholders of USDI required for the consummation of the Merger shall not have been obtained at a duly held meeting of shareholders or at any adjournment thereof; or

    - by TELCAM, if (i) the Board of Directors of USDI (A) shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger in any manner which is adverse to TELCAM, (B) shall have approved or have recommended to the shareholders of USDI a Transaction Proposal or (C) shall have resolved to do the foregoing; or (ii) USDI shall have willfully failed to hold the Special Meeting on or prior to March 15, 2000; provided that such date shall be automatically extended for each day with respect to which the failure to hold the Special Meeting (x) is attributable to a lack of reasonable cooperation and assistance by TELCAM or its affiliates or (y) is the result of any injunction or similar action or any action of the SEC, in each case preventing or delaying the holding of such meeting.

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

         Subject to limited exceptions, including the survival of the agreement by USDI to pay a termination fee to TELCAM under certain circumstances, as discussed below, in the event of a termination of the Merger Agreement, the Merger Agreement shall become void and there shall be no liability on the part of USDI or TELCAM to the other, except that no party will be relieved from its obligations with respect to any misrepresentation or breach of any covenants or agreements under the Merger Agreement.

AMENDMENT

         The Merger Agreement may be amended by USDI or TELCAM by action taken by the respective Boards of Directors of USDI and TELCAM at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of USDI, no amendment may be made which would reduce the amount or change the type of consideration into which each share of USDI Common Stock shall be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

EXPENSES AND TERMINATION FEE

         Except as set forth below, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         The Merger Agreement provides that USDI will pay, or cause to be paid, in same day funds to TELCAM the amounts set forth below (which amounts shall constitute full satisfaction of all of USDI's obligations and liabilities to TELCAM under the Merger Agreement) under the circumstances and at the times specified: If TELCAM terminates the Merger Agreement as a result of a willful breach of a material representation, warranty or covenant by USDI, and within 320 days thereafter, (A) USDI or Merger Sub enters into a merger agreement, acquisition agreement or similar agreement (including, without limitation, a letter of intent) with respect to a Transaction Proposal, or a Transaction Proposal is consummated, or (B) USDI or Merger Sub enters into a merger agreement, acquisition agreement or similar agreement (including, without limitation, a letter of intent) with respect to a Superior Proposal, or a Superior Proposal is consummated, which in the case of either (A) or (B) above will result in shareholders of USDI becoming entitled to receive upon consummation of such Transaction Proposal or Superior Proposal consideration with a value (determined in good faith by the Board of Directors of USDI) per share of USDI Common Stock greater than the value afforded the shareholders of USDI in the event the Merger were consummated then, in the case of either (A) or
(B) above, USDI shall pay to TELCAM upon the consummation of such Transaction Proposal or Superior Proposal (i) a fee of $100,000 per month for TELCAM's management of the operations of the Subsidiaries from July 5, 1999 through the date of termination of the Merger Agreement, (ii) reimbursement of the expenses of TELCAM incurred in connection with the transactions contemplated by the Merger Agreement upon demand, and (ii) all amounts payable under the terms of the loan agreements between USDI and TELCAM upon demand.

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

                                BUSINESS OF USDI

     Unless the context otherwise requires, all references to the "Company" or "we" herein refer to U.S. Digital Communications, Inc. ("USDI") and its wholly owned subsidiary, International Satellite Group, Inc. ("INSAT"), and INSAT's two wholly owned subsidiaries, Skysite Communications Corp. ("Skysite") and Project 77 Corp. ("Project 77"). On October 24, 1997, U.S. Digital changed its name from Viscorp. During January 1999, INSAT changed its name from U.S. Digital Satellite, Inc.

BACKGROUND

         USDI is a telecommunications company based in Chevy Chase, Maryland. The Company is primarily a global satellite communications firm that specializes in corporate applications. Specifically, we are a provider of satellite telephone subscriber equipment and services.

         Visual Information Services Corp., a predecessor to the Company, was originally incorporated in Illinois in May 1990, and was founded to develop an electronic device capable of adding modem, video data and telephone features to an ordinary television receiver over a telephone line. On November 28, 1995, shareholders of Visual Information Services Corp. acquired outstanding shares of Global Telephone and Communications, Inc., a Nevada corporation ("GTCI"), in exchange for their shares of Visual Information Services Corp. (the "Transaction"). GTCI was incorporated in May 1984 to provide consulting services for the public and private sectors. To its knowledge, GTCI never operated as a consultant nor carried on any type of business at any time prior to the Transaction. The Transaction was consummated because the Common Stock of GTCI traded on the OTC Bulletin Board, and thus, the Transaction provided us with an entity with an existing public presence. Pursuant to the Transaction, each share of Common Stock of Visual Information Services Corp. was exchanged for fits shares of Common Stock of GTCI. Following the Transaction, GTCI changed its name to Viscorp.

         Between November 1995 and August 1997, we developed two products: the Universal Internet Television Interface Device ("UITI") and the Electronic Device ("ED") (together, the "Initial Products"). UITI is a technology designed to give the home television viewer access to the Internet, World Wide Web and other on-line services. ED is a device which, in addition to on-line services, was designed to feature such capabilities as telephone reception and dial-up, facsimile, pay-per-view options and electronic mail. We decided in 1997 not to take any further steps to develop this technology or to market these products, based on its determination that the market for these technologies would be inadequate.

         In May 1997, we became involved in operating Skysite. Skysite was initially created to market a new satellite-based telecommunications system called Mobilesat, or MSAT (MSAT is a trademark term used as an abbreviation by the American Mobile Satellite Corporation in the United States). In June 1997, we entered into an Agreement and Plan of Reorganization providing for the acquisition of 100% of the outstanding shares of Common Stock of Skysite in exchange for securities and warrants of the Company. The stock of Skysite was transferred to the Company on August 26, 1997. Subsequent to the acquisition, disputes arose relating to the sale. See "Legal Proceedings."

         On October 24, 1997, the Company changed its name from Viscorp to U.S. Digital Communications, Inc. In July 1998, we created INSAT to oversee its satellite communications operations

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and transferred the Common Stock of Skysite to INSAT and incorporated Project 77 as INSAT's other wholly owned subsidiary.

GENERAL

         Through our INSAT subsidiary, we market satellite and wireless digital communications equipment and services. INSAT has two subsidiaries. Skysite operates as a marketer of satellite telephone products and services and Project 77 specializes in Iridium satellite personal communications technology. Through its subsidiaries, we work closely with satellite telephone manufacturers and systems operators to provide solutions to communications needs of international business travelers and companies with global, emergency and/or remote operations.

         Since the beginning of 1998, the Company has focused its efforts and investments on preparing to take full advantage of sales opportunities that it expected would be created by the commercial launch of the Iridium satellite communications system. These opportunities have not been realized. At the time of commercial launch of the Iridium system in November, 1998 and for some time after, the ability of users to successfully initiate a call ("call establishment") and to complete a call without unintended disconnection (avoiding a "dropped call") appears to have been well below consumer expectations. The Company's Iridium sales in the first half of 1999 fell well below expectations and its operating loss was unexpectedly large. Its heavy reliance on Iridium exposed us to the heightened risks related to new and complex products and services.

         In April 1999, the Company began to implement a program reducing operating expenditures and attempting to develop additional sources of revenue to offset the possible effect of any continuing difficulty with Iridium's operations or public perception of such difficulty. Despite these efforts, the unexpectedly large operating losses created an imperative need for the Company to raise short-term capital during the second quarter of 1999. The Company being unable to raise adequate funds, INSAT, its principal operating subsidiary, was forced to curtail its field sales operations and certain other functions in June, 1999 in order to reduce cash requirements. INSAT has been able to continue to provide its existing customer base with uninterrupted satellite telephone services and to make direct sales on a limited basis.

         The USDI Board of Directors instructed management to explore resolving the liquidity problems through merger opportunities and/or sale of equipment and customer-list assets. USDI engaged in merger discussions with more than one potential partner and was approached by a number of potential purchasers of key assets. On July 8, 1999, the Company entered into a Memorandum of Understanding with TELCAM agreeing in principle to the Merger. The consummation of the Merger is subject to a number of conditions, including drafting of definitive documents, satisfactory conclusion of due diligence, negotiation of reductions in USDI's obligations to creditors, and approval by the shareholders of each company. If the Merger is realized, the current shareholders of TELCAM will own not less than 51% of the fully diluted common shares, and will name four of seven members of the Board of Directors of USDI --the surviving, publicly-traded entity. USDI and TELCAM entered into a definitive Merger Agreement on December 28, 1999.

         TELCAM is providing management

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

for USDI's satellite telephone operating subsidiaries until the consummation of the Merger or the termination of the agreement. TELCAM is also providing certain operating loans to USDI and its subsidiaries during that period to fund specific business operations.

         The Company's corporate offices are located in Chevy Chase, Maryland. It has closed its other offices that were located in Burbank, California, and Washington, D.C. While the Company has developed a revenue stream from satellite telephone customers over the past two years, it is still in the early stages of development and has not been profitable. The satellite telephony industry is still in its infancy and the eventual profitability of the Company will be dependent on, among other things, the acceptance of the new communications technologies it will provide. See "Risk Factors-- Dependence on Key Telephone Suppliers."

         Prior to its difficulties with its Iridium marketing effort, the Company sought opportunities to acquire companies with existing corporate and customer bases within its niche markets, which include the media, government, oil exploration, transportation and disaster recovery. We also sought to increase its global presence through the acquisition of suitable companies located in other major markets outside of the United States. On April 8, 1998, we entered into a non-binding memorandum of understanding with Eurotelecom Communications, Inc., a Delaware corporation ("Eurotelecom"), to purchase all of the issued and outstanding shares of Eurotelecom in exchange for approximately
1.7 million shares of the Company's Common Stock. As a part of that agreement, we agreed to provide up to $1.0 million to Eurotelecom for operating expenditures. Eurotelecom owns 100% of Eurotelecom Corporation Limited, incorporated in England and Wales, which, in turn, owns 100% of the stock of Eurotelecom Secure Networks Limited, also incorporated in England and Wales. The memorandum of understanding also provided for employment agreements with key employees which were to include shares of the Company's Common Stock as part of the compensation terms. A condition to the closing was the acquisition by Eurotelecom of Optilan (UK) Limited, Easy-IP Limited and Intelligent Networks, Limited, all incorporated in England and Wales. It was also the parties' intention that Eurotelecom be represented on its Board of Directors. In April 1998 and in August 1998, we loaned $260,000 and $250,000, respectively, for a total of $510,000, to Eurotelecom for operating expenses.

         On August 4, 1998, we terminated the memorandum of understanding with Eurotelecom due to a change in the proposed structure of the acquisitions. We continued negotiating with EuroTelecom Corporation Limited, the wholly owned subsidiary of Eurotelecom, to purchase all of the issued and outstanding shares of Eurotelecom Secure Networks Limited, Optilan Limited, Easy IP Limited and Intelligent Networks Limited. However, such negotiations stalled. In December 1998, we resumed discussions regarding an acquisition transaction with Eurotelecom. We agreed to extend the term of its outstanding loans to Eurotelecom during the negotiations. The negotiations are not now active and Eurotelecom repaid $100,000 of its outstanding debt to the Company during February 1999. The remainder of the debt has been sold by the Company at a discount to a third party.

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INDUSTRY BACKGROUND

         The Company operates in the global personal voice, paging and data satellite communications industry. Potential customers for the products and services provided by the industry include international corporations, professionals and others (i) who travel outside their "home" wireless network's roaming area, (ii) find it important to be able to make or receive calls, or receive pages, at any time by means of a single phone or pager, with a single phone or pager number or (iii) are located where terrestrial landline or wireless services are not available or do not offer an attractive or convenient option.

         Global satellite communications systems are designed to address two broad trends in the communications market: (i) the worldwide growth in the demand for portable wireless communications; and (ii) the growing demand for communications services to and from areas where landline or terrestrial wireless service is not available or accessible.

TELECOMMUNICATIONS MARKETS

         The Company believes that its products and services are applicable to six distinct market segments:

    -    Transportation;

    -    Broadcast Media and Motion Picture Industry;

    -    Disaster Recovery;

    -    Government and Public Safety;

    -    Natural Resource Extraction-Petroleum, Mining & Utilities; and

    -    Rural, Remote and Mobile Telephony.

         Under the management of TELCAM, INSAT has resumed selling satellite telephone and related products and services on a limited basis to the markets listed above.

PRODUCTS AND SUPPLIERS

         The Company is primarily a global satellite communications firm that specializes in corporate applications. Specifically, the Company is a provider of satellite telephone subscriber equipment and services, including Low Earth Orbit and Geostationary Digital Satellite Telephone Systems.

         Low Earth Orbit and Geostationary Digital Satellite Telephone Systems are mobile satellite services for voice, fax and data, that span land-mobile, fixed- site, transportable and maritime applications. Subscribers on the MSAT System (i.e., mobile satellite) dial direct, through a communications satellite, using a variety of satellite terminals. These mobile terminals are built by leaders in wireless electronic communications, which include Westinghouse Wireless Solutions Company, Mitsubishi Electronics of America, Cal Corporation, KVH Maritime Products, Kyocera and Motorola. The Company is a distributor for Westinghouse mobile terminals and Motorola and Kyocera

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satellite telephones.

         Pursuant to its agreement with AMSC Subsidiary Corporation ("AMSC"), a wholly owned subsidiary of American Mobile Satellite Corporation, the Company has purchased and resold mobile satellite service on a private network basis. This telephone service provides traditional voice, fax and data service through satellite terminals that are similar to cellular phones. Telephone calls made through the Skysite Satellite Telephone System on these mobile satellite terminals initiate contact with the outside world through one L-Band (1.5Ghz) GM/Hughes communications satellite in geo-synchronous orbit 22,300 miles above the equator. The satellite is downlinked into the Public Switched Telephone Network through a Westinghouse-built Communications Ground Segment ("CGS") earth station located in Reston, Virginia. Within the satellite coverage area, which encompasses most of North and Central America, Hawaii, the western Atlantic and eastern Pacific oceans, the entire Caribbean basin and the northern portion of Columbia and Venezuela, a subscriber can make or receive direct dial calls generally to or from anywhere in the world. This is a dial-up-on-demand system that charges the subscriber for the time actually used. .

         AMSC has informed the Company that it considers USDI to have defaulted under the terms of their agreement and the continued availability of AMSC products to the Company is highly uncertain.

         The Company also offers, on a non-exclusive basis, Iridium services throughout the world pursuant to its agreement for a term of three years with Iridium North America, L.P. Iridium has indicated that it considers the Company to have defaulted under the terms of their agreement but continues to supply the Company and its customers. The Iridium system is a satellite-based, digital communications system that is designed to provide subscribers with worldwide voice, paging, data and fax capability using a hand-held telephone and pager linked to a constellation of low-earth orbiting satellites. With 66 satellites forming a cross-linked grid above the Earth, the Iridium system is the first low-Earth-orbiting system for wireless telephone service. At 780 km (485 miles) high, these satellites work differently from those at a much higher orbit (36,000 km) in two major ways. First, they are close enough to receive the signals of a handheld device; and second, they act like cellular towers in the sky - where wireless signals can move overhead instead of through ground-based calls.

         The Iridium phone is the primary means by which callers communicate directly through the Iridium network. Its multi-mode capability allows the telephone to work as a typical cellular telephone (in areas where compatible cellular service exists) and as a satellite telephone. For Iridium subscribers, this means one handheld phone providing both cellular and satellite access. Iridium now offers, or plans to offer the following services:

    - Iridium World Satellite Service provides a direct satellite link for both incoming and outgoing communications in remote areas, poorly covered regions, and locations outside terrestrial networks.

    - Iridium World Roaming Service allows roaming across multiple wireless protocols, allowing one telephone number to receive and one telephone bill to charge for calls made anywhere on earth.

    -    The Iridium World Page Service provides global alphanumeric messaging.

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    -    Commercial service on the Iridium system was initiated in the fourth quarter of 1998.

         When the Company began selling and shipping Iridium services and equipment in December 1998, there were initial technical issues that dampened demand for these products. It is its belief that these issues have been substantially addressed by Iridium but are still not completely resolved. Unless or until they are fully resolved, they could continue to depress demand. See "Risk Factors-- Dependence on Key Telephone Suppliers."

         The Company's failure since Spring, 1999 to pay Iridium on a timely basis for the services it has purchased and other consequences of USDI's liquidity crisis may constitute defaults under USDI's agreement with Iridium. TELCAM management is currently discussing the status of the Company's agreement with Iridium. Iridium has continued to provide services to the Company as these discussions have proceeded. But there is no assurance that TELCAM will be able to reach a satisfactory resolution with Iridium or that Iridium will continue to provide services to USDI.

         Satellite telephony customers also have the opportunity to subscribe for advanced services. These offerings include voice mail, conference circuit services, and disaster recovery telephone testing and audit services. Unlike cellular, a satellite telephone cannot be monitored. The Company's services also include full STU 3 encryption, which scrambles voice communication, when required. With the special security system unique to the AMSC 1 satellite, the telephone cannot be "cloned," which is the leading cause of fraud among cellular roaming customers.

         In addition to dial-up telephone service, the Company also offers a half- duplex, push-to-talk ("PTT") dispatch system that can be set up on a channeled basis into talk groups organized along hierarchical, geographical or task- related lines. When in this mode, users activating their talk group channel are put directly in contact with each other, without interfacing with the Public Switched Telephone or Data Networks.

         The Company, pursuant to an agreement with PTT Telecom BV (as represented by Station 12, the satellite division of PTT Telecom BV) also offers Inmarsat and other satellite services provided by Station 12, which services are marketed under the brand name of "Altus."

         A key element of the Company's marketing strategy is to add to the value of the products and services it sells by integrating them into business solutions that utilize its own proprietary technology. The Company acquired technologies in December 1998 from Global Positioning Technologies, Inc ("GPT") and hired its principal to continue developing those technologies. GPT's technologies involve advanced uses of the Global Positioning System in conjunction with satellite telephones and transmission of real-time single-frame video using Iridium and similar telephones. The Company has also engaged in development of a "front-end" for satellite and other telephone systems that manages a user's phone call, voice mail and facsimile needs. Development of these technologies was suspended and the principal of GPT has not been in the Company's employ since the Company terminated many of its operations in June, 1999.

PRICING

         As a distributor, the Company purchases products and services on a bulk basis based on agreed upon prices with its suppliers and then resells those products and services to its customers. The Company has a distinct pricing strategy for each of its major product lines, equipment and telephone services

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("airtime"). Retail pricing for satellite terminal equipment is highly competitive and is characterized by the low gross margins associated with commodity products. The Company competes aggressively in this arena, in part, to establish customer relationships that may result in higher margin airtime sales. The Company's pricing schedule for airtime is primarily determined by the charges established for satellite system operators' and any intermediary distributor's bulk airtime with whom it deals.

         The Company offers fixed-site, land-mobile, transportable and maritime telephone equipment ranging in price from approximately $1,500 to $4,500 per unit. System price varies depending upon durability, power, battery life and antenna gain.

         The Company's geostationary satellite-based Satellite Telephone Services ("STS") is a dial-up-on-demand system that only charges the subscriber for the time actually used. For example, if there is a three-minute call made or received, the subscriber is charged for only three minutes. Basic subscriber rates begin at $25.00 per month for voice telephone service. Data service is available for a small premium. These rates include an assigned, toll- free number for each subscriber.

         STS fixed-site, land-mobile, transportable and maritime subscribers pay a non-discounted rate of only $1.45 per minute of use. Industry-specific enhanced service plans provide bulk minutes and full dispatch channels at a variety of per minute/channel rates. The Company provides special "bundled" service packages by industry group to meet the unique needs of the Company's varied subscriber base. When a Mobile Terminal makes or receives a call to or from anywhere in the continental United States, there is no additional long-distance charge. International long-distance calling is charged as air time plus international toll from Reston, Virginia.

         The Company's PTT dispatch system is charged out on either a talk group channel, virtual or dedicated satellite channel basis.

         Iridium airtime varies in cost depending on the origin and destination of the call. It has been reduced substantially from its initial pricing in light of market resistance, and now ranges from approximately $1.79 per minute within North America and $2.99 per minute for calls between South America and Asia.

SALES, MARKETING AND DISTRIBUTION

         Prior to curtailing active marketing, the Company had predominately sold its telephone equipment and airtime services via a direct-sales force and to a lesser extent via authorized agents.

         Since the closing of INSAT's offices in Burbank, California, the Company's products are warehoused, tested and shipped to customers from TELCAM's facilities in Houston, Texas.

CUSTOMERS

         The Company's customers are generally corporations with significant sales or government entities. The Company has very few individual customers. During 1998, the Company's largest customer was the Royal Bahamas Police Force which accounted for approximately 17% of sales.

COMPETITION

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         The wireless communications industry is highly competitive and is characterized by frequent technological innovation. The principal bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of which have financial, technical, marketing, sales, distribution and other resources substantially greater than ithe Company's and which provide or plan to provide, a wider range of services. In response competitive pressure from these and other future competitors, the Company may have to lower its selling prices or alter its services, which could have a material adverse effect on the financial position of the Company. The Company's satellite products and services compete with a number of other communications services including cellular telephone and other wireless data services. In addition, there are a number of planned satellite systems using new technologies expected to be commercially available in the next few years, including Globalstar. Furthermore, the FCC is considering applications for satellite systems that currently operate in Canada to provide commercial service in the United States. There can be no assurance that the Company will be able to enter into agreements to market these and other emerging products or, if it cannot, to compete successfully with those companies that do. Such competition could have a material adverse effect on the Company's business, financial condition and results of operations. The Company, as a non-exclusive service provider for AMSC and Iridium, competes against other service providers of these products. For the AMSC products and services, the Company's major competitor is AMSC's direct sales force and Stratos Global Corporation. The list of Iridium service providers includes, among others, Allied Signal, Bearcom, CellularOne Paging, GST Telecom, IWL Communications, Pagenet and Motorola Cellular.

GOVERNMENT REGULATION

         The Company operates as an indirect, unlicensed international communications carrier in the wireless communications industry and therefore falls indirectly under the regulation of the FCC. The Company is not the satellite or equipment licensee, and is not required to maintain manufacturing, service or operational permits to provide product sales or provision of airtime services.

         However, the Company is critically dependent on its equipment and airtime suppliers who are, in turn, heavily regulated. The allocation and use of the radio frequency spectrum for the provision of communications services are subject to international and national regulation. The implementation and operation of all satellite and wireless systems are dependent upon obtaining licenses and other approvals. The national administration of each country decides how the radio frequencies that the International Telecommunications Union has allocated to particular communications services should be allocated and assigned domestically to specific radio systems. In addition, the provision of communications services in most countries is subject to regulatory controls by the national governments of each country.

         The Company is confident that its suppliers will continue to obtain the approvals and licenses they require to operate globally. There is, however, no guarantee that the Company's operation and profitability will not be subject, directly or indirectly, to restrictive national policies or international regulation or that the Company will not be subject to increased taxation by federal, state or local agencies in the future.

PATENTS AND TRADEMARKS

         The Company filed a patent application on March 4, 1999 for a method and system for transmitting global position data over a telephone communication network. This technology, in addition

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to other uses, enhances satellite telephone services by enabling emergency location services in conjunction with "911" calls.

         The Company has held five patents relating to its ED and UITI technology. The Company also owns trademarks on ED in the United States and France, and on UITI and UITI TV in the United States. In August 1998, the Company, pursuant to a settlement agreement, granted Raquel Velasco an option to purchase the aforementioned intellectual property for $50,000 which Ms. Velasco exercised in November 1998. See "--Legal Proceedings." INSAT's products are not branded, as INSAT is primarily a reseller and service provider.

MANAGEMENT INFORMATION SYSTEMS

         The Company believes that the capacity of its existing data processing and management information systems is sufficient to allow the Company to maintain its business without significant additional capital expenditures. In addition, the Company has conducted a review of its systems to identify those systems that could be affected by the Year 2000 problem and modifications to the Company's systems have been made. See "--Risk Factors: Impact of Year 2000 Issue."

EMPLOYEES

         The Company currently has 5 full-time employees located at its offices in Chevy Chase. They are engaged primarily in the completion of Merger or asset sales activities. Its satellite telephone business is operated on its behalf by TELCAM and TELCAM employees.

LEGAL PROCEEDINGS

     WILLIAM H. BUCK V. VISCORP & VISUAL INFORMATION SERVICES CORP. On or about June 2, 1997, the Company filed a complaint against William H. Buck , the Company's former Chief Executive Officer and Director, in the United States District Court, Northern District of Illinois, Eastern Division, Case No. 97 C 3390, entitled VISCORP AND VISUAL INFORMATION SERVICES CORP. V. WILLIAM H. BUCK, alleging breach of fiduciary duty, breach of employment agreement, accounting as to severance agreement and conspiracy to defraud arising out of Mr. Buck's conduct as Chief Executive Officer of the Company. On June 23 1997, Mr. Buck filed a complaint against Viscorp, et. al., in the United States District Court, Northern District of Illinois, Eastern Division, Case No. 97 C 4480. Mr. Buck sought a declaratory judgment permitting him to sell 220,000 shares of Common Stock of the Company. On September 19, 1997, Mr. Buck filed a counterclaim against the Company, alleging partial rescission of his severance agreement, dated January 8, 1997, breach of severance agreement, rescission of lock-up agreement, breach of lock-up agreement and tortious interference with economic advantage. On November 12, 1997, Raquel Velasco filed a complaint against the Company, in the United States District Court, Northern District of Illinois, Eastern Division, Case Number 97-C-7897, entitled RAQUEL VELASCO V. VISCORP, seeking $220,000 in damages and expenses from alleged rescission for breach of written severance agreement, or in the alternative, breach of severance agreement. On June 9, 1998, the Company filed a counterclaim against Ms. Velasco relating to her alleged employment agreement with the Company. The aforementioned matters were consolidated for purposes of discovery. On August 31, 1998, the Company entered into settlement agreements with Mr. Buck and Ms. Velasco. Pursuant to the Company's settlement agreement with Mr. Buck, Mr. Buck is permitted to sell 350,000 shares of the Company's

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common stock that he already owns, pursuant to a tradability schedule. Mr. Buck returned all other shares to the Company for cancellation. Mr. Buck's stock options have been canceled. Pursuant to the Company's settlement agreement with Ms. Velasco, Ms. Velasco retained 350,000 shares of the Company's common stock, formerly held by Mr. Buck, also subject to a tradability schedule. Ms. Velasco has also been granted an option to purchase certain property from the Company, including the ED and UITI technologies, for $50,000 which she exercised in November 1998.

         DONALD GILBREATH V. USDI, VISCORP AND CORPORATE STOCK TRANSFER, INC. On December 19, 1997, Donald Gilbreath, a former director of the Company, filed a complaint against the Company in the United States District Court, District of Colorado, Case No. 97-WY-2667-CB, alleging a claim against the Company for failing to remove restrictive legends on shares owned by Mr. Gilbreath. Mr. Gilbreath requested that the Court hold that he was the lawful owner of 1,000,000 unrestricted shares of Common Stock of the Company, and 237,800 unrestricted options to acquire common shares. On July 2, 1998, the Company entered into a settlement agreement with Mr. Gilbreath, whereby 500,000 of Mr. Gilbreath's shares in the Company are unrestricted, and Mr. Gilbreath retained 75,000 options, which must be and were in their entirety exercised by January 1, 1999. Pursuant to the settlement agreement, the remaining 500,000 shares have been canceled. Further, Mr. Gilbreath is permitted to sell his shares pursuant to a tradability schedule.

         ROGER AND BONNIE REMILLARD V. U.S. DIGITAL COMMUNICATIONS, INC. F/K/A VISCORP AND CORPORATE STOCK TRANSFER, INC. On or about June 1, 1998, Roger and Bonnie Remillard filed a complaint in the United States District Court, District of Colorado, Case No. 98-WY-1217-CH, alleging that the Company failed to remove restrictive legends from the Remillards' shares in the Company, in violation of Nevada Revised Statute 104.8401. Pursuant to a settlement agreement, dated July 2, 1998, the Remillards retained 820,000 shares of the Company's Common Stock. Further, the Remillards retained 200,000 out of 288,000 stock options, which must be exercised before January 1, 1999. As of December 31, 1998, 150,000 of those options have been exercised. The remaining 50,000 were the subject of a dispute and may be exercisable in the future. The Remillards are permitted to sell their shares pursuant to a tradability schedule.

     JAMES GOODNOW V. VISCORP. On February 9, 1998, James Goodnow filed a complaint in the Nevada County Superior Court, State of California, against the Company, alleging breach of contract, fraud, unfair business practices and money on open book account, based on the alleged breach of a software consulting agreement dated July 17, 1997. Mr. Goodnow sought damages in the amount of $20,219.40. In June, 1998, the Company and Mr. Goodnow entered into a settlement agreement whereby the Company agreed to pay Mr. Goodnow $16,000, which was subsequently paid.

         COCHRAN RANCH, ITG AND RUBIN KITAY V. U.S. DIGITAL COMMUNICATIONS INC. AND LARRY SIEGEL. In January 1998, plaintiffs, former shareholders of Skysite, filed a request for mediation and demand for arbitration with the American Arbitration Association in Los Angeles, California, case number 72 174 00098 98 GS, requesting mediation and arbitration in connection with the Company's alleged breach of the Agreement and Plan of Reorganization, dated June 20, 1997, whereby the Company acquired Skysite. Plaintiffs alleged that the Company failed to issue shares in consideration of the acquisition. Under the Agreement, we were to issue 750,000 shares of our common stock to the shareholders of Skysite, as well as options to purchase an additional 500,000 shares of our common stock at an exercise price of $0.40 per

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

share, in exchange for 100% of the outstanding shares of common stock of Skysite. The stock of Skysite was transferred to the Company on August 26, 1997. Subsequent to the acquisition, disputes arose between us and the former shareholders of Skysite, including former shareholder and President of Skysite, Tom D. Soumas, related to the value of Skysite at the time of the acquisition and representations made to the Company as to the business and liabilities of Skysite. As a result of the dispute, the Company withheld its shares. On May 28, 1998, we entered into an amended agreement with the former shareholders, except for Mr. Soumas to settle this matter. Under the terms of the amended agreement, the other shareholders' shares and options were placed in an escrow account in October 1998. The shareholders will have all rights attributable to these escrowed shares, however, they have agreed that at such time when they elect to sell these shares, the first $200,000 of related proceeds will be paid to the Company, and the remaining shares and options will be released to the other shareholders. In connection with the acquisition of Skysite, the sellers of Skysite incurred an obligation to pay a broker's commission of options to purchase 200,000 shares of our common at $0.40 per share to be paid from the 500,000 options issued to them by the Company. See "Legal Proceedings--Tom Soumas."

         NOLAN BUSHNELL V. VISCORP. On December 13, 1994, Nolan Bushnell filed a complaint against the Company, in San Mateo Superior Court, case number 390474, alleging breach of fiduciary duties, breach of contract, wrongful termination and other causes of action in connection with Mr. Bushnell's employment with Company. On February 3, 1998, the Company and Nolan and Nancy Bushnell entered into a settlement, the terms of which, by agreement of the parties thereto, are confidential. The Company believes that the terms of such settlement agreement would not have a material adverse effect on the Company.

         CBS (FORMERLY WESTINGHOUSE) V. SKYSITE. On April 1, 1998, CBS filed a complaint, in Los Angeles County Superior Court, case number 188569, alleging that Skysite breached a distribution agreement with CBS dated December 21, 1996, and a subsequent settlement agreement between CBS and Skysite, dated March 6, 1997, seeking monies allegedly owed under the distribution agreement. In June 1998, CBS and the Company entered into a settlement agreement whereby Skysite agreed to pay CBS $430,000, which was paid soon thereafter.

         WITTER PUBLISHING V. SKYSITE. On February 6, 1997, Witter Publishing filed a complaint in Los Angeles Municipal Court, case number 97K02741, alleging open book account and account stated, and seeking money damages. On December 12, 1997, Witter Publishing and Skysite entered a stipulation for entry of judgment whereby Skysite agreed to pay Witter Publishing $19,037.96 between December 20, 1997 and November 20, 1998.

         TOM SOUMAS V. SKYSITE. On October 6, 1997, Tom Soumas, a former employee of Skysite, filed a complaint with the Labor Commissioner of the State of California, seeking damages for vacation pay and wellness days he alleges he was due upon termination, in the amount of $9,300. A hearing on Mr. Soumas' claim was held on June 2, 1998, pursuant to which the Labor Commissioner issued a decision in favor or Mr. Soumas in the amount of $2,500.

     INTELLIGENT DATA SYSTEMS, INC. On August 4, 1998, counsel for Intelligent Date Systems, Inc. ("IDS") made a demand on the Company for (i) rescission of a technology licensing agreement dated January 1, 1995 and (ii) return of consideration to IDS, in the amount of $968,750. No complaint has been filed.

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     TOM SOUMAS V. USDI. On or about January 29, 1999, Tom Soumas, a former employee of Skysite, filed a complaint against the Company in Superior Court of the California, Los Angeles County, Case No. BC204576, alleging multiple claims, including breach of contract, breach of fair dealing, fraud, negligent misrepresentation, specific performance, conversion and trespass. On or about February 16, 1999, Mr. Soumas filed an Amended Complaint in the above-referenced matter containing the same claims as those in the original Complaint. The claims arise out of the August 26, 1997 acquisition by the Company of all of the stock of Skysite, pursuant to the terms of an Agreement and Plan of Reorganization dated June 20, 1997. Due to disputes between the Company and Mr. Soumas, the 240,000 shares due to Mr. Soumas under the original agreement remain unissued, and we do not intend to issue such shares. See "Legal Proceedings--Cochran Ranch." The Company alleged that numerous misrepresentations were made in the Agreement. These defenses will be raised as a setoff to the former President's claim for stock and any damages related thereto. Given the early stages of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying financial statements.

     VISUAL INFORMATION SERVICE CORP. V. INTERACTIVE VIDEO PUBLISHING, INC. On July 25, 1996, the Company filed a lawsuit in the United States District Court for the Northern District of California, San Jose Division, case number C 96-20593 RMW (EAI), against Interactive Video Publishing, Inc., David Serlin, Steve Owens and Kaori Kuwata ("Defendants") for injunctive relief and damages of approximately $7 million for misappropriation of trade secrets, conversion and breach of fiduciary duty. Defendants filed counterclaims for declaratory relief, intentional interference with economic advantage, breach of contract and unfair competition claiming damages yet to be determined. On November 20, 1996, David Serlin and Marvin Lerch filed suit against the Company and its former officer, Jerome Greenberg, in the United States District Court, Northern District of California, San Jose Division. The case is captioned SERLIN V. VISUAL INFORMATION SERVICE CORP., case number C 96-21073. David Serlin and Marvin Lerch claimed damages in excess of $6.5 million in connection with the alleged breach of their employment contracts, alleging breach of employment contracts, breach of the implied covenant of good faith and fair dealing, fraud, deceit and negligent misrepresentation among several causes of action. On June 25, 1997, a settlement conference was held in VISUAL INFORMATION SERVICE CORP. V. INTERACTIVE VIDEO PUBLISHING, INC. and SERLIN V. VISUAL INFORMATION SERVICE CORP. and a settlement was reached with all parties in both actions. On September 26, 1997, Messrs. Serlin and Lerch entered into a settlement agreement with the Company whereby the Company agreed to pay Messrs. Serlin and Lerch $25,000 each, and granted each 400,000 stock options with an exercise price of $1.50. The Company was unable to comply with the requirement because the Company did not then and does not now have an effective registration statement. On February 3, 1999, a new settlement agreement was reached. Under the terms of the new Settlement Agreement and Release, which supercedes the June 25, 1997 agreement, the U.S. District Court ordered the Company to issue to each of the individuals 245,000 shares of unrestricted stock. These shares will be subject to a tradability schedule set forth in the new Settlement Agreement and Release. The Company has recorded a liability of $266,000 as of December 31, 1998, related to the original settlement. In April 1999 the Company issued the shares of unrestricted stock.

     HARRISON V. U.S. DIGITAL COMMUNICATIONS, INC. Michael Harrison brought suit against the Company and Corporate Stock Transfer, Inc., in the U.S. District Court for the District of California alleging that the Company has wrongfully Refused to permit transfer of 160,000 shares of Common

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Stock in the Company which he claims were purchased by him from a third-party for $50,000, said third-party being Raquel Velasco GmbH. In addition, Mr. Harrison alleges that the Company violated various federal securities laws. Mr. Harrison has dismissed this case without prejudice and therefore there is no claim pending.

     PRIVATINVEST BANK, A.G., PLAINTIFF, V. JOSEPH B. LAROCCO, DEFENDANT, THIRD PARTY PLAINTIFF, V. USDI AND WEST AMERICA SECURITIES, INC., THIRD PARTY DEFENDANTS. On March 9, 1999, Plaintiff, PrivatInvest Bank, A.G. ("Plaintiff," or "Bank") filed a complaint in the Superior Court, Judicial District of Fairfield at Bridgeport, against Joseph B. LaRocco ("Defendant" or "LaRocco"), alleging damages arising out of the acquisition of shares of stock of USDI, then known as VisCorp. The Bank's Complaint alleges damages "in excess of Fifteen Thousand dollars." LaRocco filed a Third Party Complaint against USDI and West America Securities, alleging that USDI and/or West America Securities is liable in full or in part for damages claimed by the Bank. The matter was removed to United States District Court, District of Connecticut by Third Party Defendant West America Securities, Inc. on July 15, 1999,Case No. 3:99 CV 1337 (DJS). In the transaction which gives rise to Plaintiff's complaint, LaRocco, an attorney, was retained by the Bank to provide advice and counsel and to act on the Bank's behalf with respect to a prospective purchase of USDI stock under an Off-Shore Purchase Agreement from the stock certificate owners, Roger Remillard and Bonnie Remillard. LaRocco was to opine that the sale of the shares fell within the Securities Act, Regulation S "Safe Harbor" provisions, which would permit the Bank to transfer the shares after a forty (40) day holding period. Following the Bank's purchase of the stock from the Remillards, the Bank discovered that the stock did not qualify as an exempt transfer under Regulation S. The Bank, therefore, was required to hold the stock for a period of one (1) year, during which time the value of the stock declined, thereby, according to the Bank, causing the Bank to be damaged. The Bank alleges, inter alia, that LaRocco failed to adequately investigate and perform due diligence, thereby failing to ascertain that the safe harbor provisions were not applicable to the stock transfer. LaRocco filed his Third Party Complaint, alleging that USDI misrepresented or failed to disclose certain facts to LaRocco, presumably thereby causing him to issue an incorrect opinion letter as to the tradability of the shares. This case has been settled without USDI paying any monies or other consideration to any party.

     DAVID ROSEN V. U.S. DIGITAL COMMUNICATIONS, INC. On or about July 27, 1998, David Rosen filed a Verified Complaint for Damages in the Superior Court of the State of California, County of San Francisco, Case No. 996762, in which Mr. Rosen alleges breach of contract, breach of the implied covenant of good faith and fair dealing, violation of California Labor Code ss.ss.201, 226 and 227.3, and conversion. Mr. Rosen's claims arise out of the Company's alleged breach of its Employment Agreement with Mr. Rosen. Mr. Rosen asserts that he was entitled to in excess of $100,000.00 based upon claims for unpaid wages and severance pay, and that he is entitled to 100,000 stock options. This case has been removed by the Company to the United States District Court for the Northern District of California, Case No. C-98-3771. This case is in the preliminary stage of litigation, with limited discovery having been taken. Trial is scheduled for March 2000. The Company intends to vigorously defend this action. The Company contends that Mr. Rosen's employment was terminated for cause and, therefore, pursuant to the Employment Agreement, he is not entitled to severance pay and that his options would have expired. In addition, the former president of the Company, William H. Buck, whose signature appears on the Employment Agreement on behalf of the Company, has stated that he may, in fact, have not signed the Employment Agreement and that the Employment Agreement may be a "cut & paste job."

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     WORLDCOM, INC. V. ENHANCED PERSONAL COMMUNICATIONS, INC. On or
about December 1, 1999, WorldCom, Inc. filed a Complaint against USDI and INSAT in the Circuit Court for Montgomery County, Maryland, Case No. 205711, alleging Breach of Contract and Quantum Meruit. The Complaint alleges that USDI assumed the obligations of Enhanced Personal Communication, Inc. under a certain Service Agreement with WorldCom. The allegation is based upon a letter from Preston Riner on INSAT letterhead that INSAT was assuming the "accounts payable" to WorldCom. The Company denies that Mr. Riner had the authority to make such a commitment. There are no documentation provided or referred to in the Complaint that specifically references USDI's (as opposed to INSAT) assumption of the Service Agreement. INSAT may have used the services of WorldCom for a period of time that is the subject of the Complaint. The Complaint seeks damages in the amount of $79,445.27.

     TOMMY WILLIAMS V. SKYSITE COMMUNICATIONS. On or about December
16, 1999, Tommy Williams filed a Amendment to Complaint against USDI, Skysite and INSAT in the Circuit Court of Shelby County, Alabama, Case No. CV 99-853, alleging that Skysite breached its Employment Agreement with him and that USDI and INSAT should also be liable thereunder since Skysite is a mere instrumentality of USDI and INSAT. The Amended Complaint does not allege the amount of damages claimed. An Application of Entry of Default is pending. The Company does not believe that the Circuit Court of Shelby County, Alabama has personal jurisdiction over Skysite, USDI or INSAT. In addition, the Company does not believe USDI or INSAT have any liability under the alleged Employment Agreement between Tommy Williams and Skysite.

     T.T.E. OF MARYLAND V. US DIGITAL COMMUNICATIONS, INC. T.T.E. of Maryland filed a Complain in the District Court of Maryland for Montgomery County, Case No. 06020022702199, against USDI alleging breach of a contract to pay for long distance services. The amount claimed is $6,807.77

     PRINTCOM, INC. V. US DIGITAL COMMUNICATIONS, PRINTCOM (T/C MINUTEMAN PRESS) sued USDI Skysite and INSAT in the Municipal Court of California, County of Los Angeles, Van Nuys Branch, Case No. 99E07838 for breach of contract claiming $15,304.76 in damages

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                               BUSINESS OF TELCAM

GENERAL

     In the mid-1990's, TELCAM was a small yet relatively successful reseller of telecommunications services. At that time, there were three principal partners including Mike Massingill. Due to a dispute among the partners, Massingill left TELCAM in 1996 and formed TelOne Telecommunications, Inc. ("TelOne"). Since 1996, TELCAM's business has declined. The two remaining partners did not reinvest profits in TELCAM. TELCAM did not have a CFO or Controller and billing was disorganized. Revenue declined until it was sold in June 1999 for $600,000. The principal new owners are John Minter, Gregory Hahn and Mike Massingill.

     Although TELCAM has a significant operating history, the recent changes in ownership and management and the Company's intention to pursue new marketing and operating strategies expose it to many of the risks associated with new businesses. The likelihood of success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that are marketed and an increasing number of market competitors

     TELCAM is now involved exclusively with the front-end marketing of telecommunications products and services. Its current business is concentrated on residential long-distance telephone and related services but the Company expects much of its future business to be with commercial customers. Other than marketing, many of TELCAM's functions are outsourced. TELCAM has leased 14,000 square foot of office space at $8.00 per square foot in the NASA Bay area of Houston. There are presently twelve employees. TELCAM expects to have approximately twenty employees early in 2000.

OPERATIONS

     TELCAM markets telecommunications services including long-distance and voicemail, follow-me fax, prepaid phone cards and 1-800 services. It is currently expanding its customer base through purchase of customer relationships from other independent long-distance companies. The consideration paid by TELCAM for these purchases is primarily a percentage share of future revenues for the seller.

     TELCAM outsources most of the non-marketing functions associated with serving its customers. Its primary source for long-distance service is Qwest. Phase V in Florida offers "24/7" customer service to TELCAM's customers.

     TelOne, located in Houston, Texas, provides TELCAM with (1) billing services such as rating, electronic credit formatting and disaster backup, and
(2) platform services such as voicemail, follow-me fax, prepaid phone cards and 1-800 services. On June 7, 1999, TELCAM signed a 60 month agreement with TelOne. The agreement provides that TELCAM will pay the following fees to TelOne: $0.50 per ANI (Automatic Number Identification) per month, 8% mark-up on all network services and 2% of collected revenue for billing services.

     Mike Massingill, the CEO of TelOne, is a member of the Board of Directors of TELCAM.

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Gregory Hahn the CEO of TELCAM, is a shareholder of TelOne. William Spencer, a member of the Board of Directors of TELCAM, is a shareholder in TelOne. The quality and range services provided to TELCAM by TelOne are essential to TELCAM's operations; and TELCAM believes that the close relationship between the companies constitutes a competitive advantage for TELCAM. Nonetheless, there can be no assurance that the two companies will be able to maintain an arms-length relationship and that TELCAM will receive services at competitive market prices from TelOne or that TELCAM will not be significantly harmed by any disruption of its dependent relationship with TelOne.

     Formatted billing tapes are forwarded from TelOne to Billings Concepts Corp.("BIC"), a provider of billing clearinghouse services. It is efficient for smaller long-distance marketers such as TELCAM to bill their customers by "piggybacking" on the ubiquitous bill for local telephone services presented by the RBOCs (Regional Bell Operating Companies) and other LECs (Local Exchange Carriers). Each of over 2,000 LECs requires a separate agreement for such billing and separate data formatting and communications arrangements. Since it is impractical for smaller service providers to meet these extensive requirements, billing clearinghouses aggregate the billing records of many service providers for transmission to LECs nationwide.

     Currently, the average collection period from bill presentment is approximately 43 days - at which time TELCAM could expect to receive payment from BIC. Due to limitations in working capital, TELCAM must use factoring to accelerate its collection of customer payables. TELCAM uses BIC for factoring as well as billing and collection. BIC was advanced approximately 50-60% of net GAAP billed revenues per month. BIC advances proceeds to TELCAM at the prime rate plus 4% until collection. BIC charges TELCAM a fee based upon a percentage of the monthly net GAAP revenue for billing and collection and allocates a percentage of such revenue for bad debt allowance, uncollectibles and chargebacks which are allocated on a pari passu basis to TELCAM. TELCAM is negotiating to improve the terms on its factoring.

GROWTH STRATEGY

     TELCAM intends to be a low-cost, efficient carrier operating in defined niche markets in the United States and internationally. As part of its strategy, TELCAM is focusing on the following:

    -    Providing bundled value added products

    -    Shifting from retail to small and medium-sized commercial accounts.

    -    Acquisitions of subscriber bases, and

    - Acquisitions of complementary companies such as a clearing house and/or channels for international expansion.

     During 2000, TELCAM intends to continue to acquire subscriber bases from companies that have lost their ability to bill directly through clearinghouses. In October 1998, the clearinghouses decided not to bill for companies that had a record of excessively high customer complaints of fraudulent billing. Some of these companies were also effectively blacklisted by the FCC. The clearinghouses have also stopped billing MRCs that do not meet certain standards of transparency for the customer. See "Risk

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Factors -- Dependence on Local Exchange Carriers for Billing". TELCAM believes that approximately 1,000 such companies lost their ability to bill. Many of these companies may well have conducted their businesses in a fraudulent manner. But, perhaps 300 are thought by TELCAM to be companies with more innocent customer problems subject to correction through meticulous account management These are targets of interest to TELCAM. The average such company has approximately 150,000 subscribers.

     As part of its business strategy, TELCAM is seeking to acquire 10 to 20 additional subscribers bases of this type during the next six months. If such acquisitions are completed, this would increase the subscriber base and, at the same time, generate immediate cash flow in order to fund development of a commercial customer base to which it can sell its value added products. Risks associated with these acquisitions include (1) the clearinghouses have greatly increased the effort required to bill MRC's, (2) a regulatory or legislative initiatives could develop that would make it difficult to maintain the MRC subscriber base and (3) TELCAM's ability to acquire "clean" companies.

     TELCAM intends to develop a commercial subscriber base by marketing through independent agents. There are presently two main associations of independent representatives totaling over 8,000 representatives. TELCAM believes that it will be able to get approximately 2,000 representatives to work with TELCAM (on a non-exclusive basis) beginning January 2000 given the following:

    -    High commission payment of 15% versus 10% for the industry.

    - Attractive pricing due to low cost structure of Qwest contract (approximately $.045 per minute).

    -    Broad range of value added products.

    TELCAM

    The  following are further possible growth areas considered by TELCAM:

    - Become a low-cost, efficient carrier operating in defined niche markets in the united States and internationally.

    - Maintain the existing high margin retail customer base while acquiring new retail subscriber bases.

    - Establish a stable, quality small and medium-size commercial ("SME") customer base that will subscribe to bundled value added products and services.

    -    Develop methods for improving efficiency such as direct billing.

    - Seek to develop broad new market initiatives such as international expansion through Planet Telecom.

    - Develop new complementary business areas that would expand the revenue base such as acquiring a clearinghouse.

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    -    Establish recognition of USDI as a quality, emerging growth telecommunications stock. Meet the requirements for changing from the OTC Bulletin Board to Nasdaq.

TELCAM PRODUCTS AND SERVICES

         TELCAM plans to offer its commercial customers a wide range of products in market-driven bundles. The Company believes that it can achieve a significant marketing advantage by becoming a competitively priced "one-stop shop" - with unified billing and service - for small to medium-sized companies. Among the products TELCAM now markets or is preparing to market are: Switched long distance (residential and commercial) including one plus dialing (Intrastate, Interstate and International), toll free and Zero plus dialing.

         Calling cards (residential and commercial) including travel cards and prepaid cards.

         Dedicated Services including usage based one plus (DS1, DS3, etc.), private line, point-to-point (DS0, DS1, DS3, etc.), frame relay and ATM.

         Virtual Office including toll free access, voice mail and conference call.

         Satellite telephone services.

REGULATION AND LICENSING

     The terms and conditions under which TELCAM provides communications services are subject to government regulation. FCC regulations generally apply to interstate telecommunications, while particular state regulatory authorities generally have jurisdiction over telecommunications that originate and terminate within the same state.

     FEDERAL

     TELCAM is not classified by the FCC as a dominant carrier, and therefore is subject to minimal federal regulation. The FCC generally does not exercise direct oversight over cost justification and the level of charges for service of non-dominant carriers, such as TELCAM, although it has the statutory power to do so. Non-dominant carriers are required by statute to offer interstate and international services under rates, terms, and conditions that are just, reasonable, and not unduly discriminatory. The FCC imposes only minimal reporting requirements on non-dominant carriers, although TELCAM is subject to certain reporting, accounting, and record keeping obligations. A number of these requirements are imposed, at least in part, on all carriers and others are imposed on carriers, not including TELCAM at this time, whose annual operating revenues exceed $100 million.

     In addition, informal complaints may be lodged from time to time against TELCAM before the FCC and various state agencies for various reasons. TELCAM in the past has at times failed to respond timely to such complaints and has been fined for such delay. Although such complaints could result in additional legal actions or proceedings being brought against TELCAM, it believes that such matters would be satisfactorily resolved without a material adverse impact upon its results of operations; however TELCAM can not be assured of such resolution. Should TELCAM's belief with respect to any and all

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complaints pending, if any, before the FCC or state regulatory agencies be incorrect, it could be subject to financial penalties and potential revocation of its operating authority for interstate or intrastate calls, as applicable.

     Although the tariffs of non-dominant carriers, and the rates and charges they specify, are subject to FCC review, they are presumed to be lawful and are seldom contested. Resale carriers, like all other interstate carriers, are also subject to a variety of miscellaneous FCC regulations that, for instance, govern the documentation and verifications necessary to change a subscriber's long distance carrier, limit the use of "800" numbers for pay-per-call services, require disclosure of certain information if operator assisted services are provided, and govern interlocking directors and management.

     The FCC has recently called for comment on the practice of billing telephone customers for MRCs - monthly fees that are not directly related to usage of services - and has indicated some doubt about the desirability of such charges. Since significantly more than half of TELCAM's revenues have been, and are expected to be at least for the next year, MRCs, any action by the FCC or other regulatory or legislative body to restrict or eliminate their use could have adverse consequences for the Company's revenues and profitability. See "Risk Factors - Dependence on Key Customer Service, Data and Billing Service Suppliers"; "-- Dependence on Local Exchange Carriers for Billing.".

     STATE

     TELCAM is subject to varying levels of regulation in the states in which it is currently authorized to provide intrastate telecommunications services. Most states require TELCAM to apply for certification to provide intrastate telecommunications services, or to register or to be found exempt from regulation, before commencing intrastate service. Most states also require TELCAM to file and maintain detailed tariffs listing their rates for intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, and/or for corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and assumption by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations, and policies of the state regulatory authorities. Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations. If state regulatory agencies conclude that TELCAM has taken steps without obtaining the required authority, they may impose one or more of the sanctions listed above.

LEGAL PROCEEDINGS

     TELCAM has advised USDI that it is not aware of any legal proceedings that may have a material effect on its operations.

COMPETITION

     The telecommunications industry is highly competitive and is characterized by frequent technological and marketing innovation. The principal bases of competition within the industry are price, products and services. The industry includes major domestic and international companies, many of

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which have financial, technical, marketing, sales, distribution and other resources substantially greater than TELCAM or the combined company and which provide, or plan to provide, a wider range of services. In response to competitive pressure from these and other future competitors, we may have to lower its selling prices or alter its services, which could have a material adverse effect on the financial position of the combined company. The Company's products and services compete with a number of other communications services, including:

     -   existing satellite services;

     -   terrestrial air-to-ground services;

     -   terrestrial land-mobile and fixed services, and

     - any new communications services developed in the future utilizing new technologies.

     In addition, the FCC has recently allocated large amounts of additional spectrum for communications uses or potential uses that could compete with TELCAM, and additional allocations of spectrum for such uses may occur in the future. There can be no assurance that the TELCAM will be able to compete successfully with such companies.

     TELCAM believes that competition in the long-distance telephone market will increase in the near future. In particular, the number of competitors that are larger and better capitalized than TELCAM is likely to grow. AT&T, MCI, and Sprint are currently preeminent among such firms. The proposed merger of MCI Worldcom and Sprint is indicative of the potential scale of such competitors. TELCAM expects that all of the BOCs - newly eligible to enter the long-distance marketplace - will soon seek to provide long distance service. Certain of them have already taken steps to provide service in multiple states. It is not known when, and under what specific condition, other applications will be granted by the state regulatory commissions in those states.

     Increased competition could result in:

     -   price reductions;

     -   fewer customer orders;

     -   reduced gross margins;

     -   longer sales cycles; and

     -   loss of market share.

     The combined company or its competitors may announce enhancements to existing products, or new products embodying new technologies, industry standards or customer requirements that have the potential to supplant or provide lower-cost alternatives to TELCAM's existing products.

     These competitors may be able to respond more quickly to new or emerging technologies and

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changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the combined company. TELCAM expects additional competition as other established and emerging companies enter into the residential and commercial telecommunications market and new products and technologies are introduced.






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         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                          RESULTS OF OPERATIONS OF USDI

     The Company may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, in press releases, and in reports to shareholders. The Private Securities Reform Act of 1995 contains a safe harbor for forward-looking statements on which the Company relies in making such disclosures. Forward- looking statements can be identified by the use of words such as "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and the negatives thereof and similar expressions. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this report.

     The following discussion should be read in conjunction with the financial statements and related notes, and the other financial information, included elsewhere in this Statement.

GENERAL

     During June 1999, the Company announced that its principal operating subsidiary, INSAT, was curtailing operations and that the Company was actively seeking specific merger and asset-sale opportunities in an effort to resolve its urgent liquidity problems. In July 1999, the Company announced that it had entered into a Memorandum of Understanding with TELCAM, agreeing in principle to the Merger .

     The Company has incurred significant operating losses in every fiscal period since inception. Commencing in August 1997, the Company concentrated its business on the global satellite communications market. The Company's global satellite communications business has only limited operating history. The Company is thus subject to the risks inherent in the establishment and growth of a new business enterprise. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, a continually evolving industry subject to rapid technological and price changes, acceptance of the products that INSAT markets and an increasing number of market competitors. The Company's prospects must be considered in relation to the uncertainties regarding the completion of its proposed Merger with TELCAM and the potential benefits and risks of that Merger if consummated. For the years ended December 31, 1997 and 1998, the Company's net losses were $4,685,185 and $7,265,156. The Company expects to experience losses in 1999, the first quarter of 2000 and possibly longer. The information contained herein should be read in conjunction with the Company's more detailed reports on Form 10-K for fiscal year 1998 filed on March 31, 1999 and on Form 10-Q for the nine months ending September 30, 1999 filed on December 28, 1999 .

RESULTS OF OPERATIONS

     The Company substantially increased expenditures for sales and marketing and for customer service in the last quarter of 1998 and the first and second quarter of 1999. These increases were made in order to take full advantage of sales opportunities that it expected would be created by the commercial launch of the Iridium satellite communications system. These opportunities have not been realized; the Company's sales in the first three quarters of 1999 fell well below expectations and its operating loss was

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unexpectedly large.

     The Company is dependent on third-party providers for the satellite airtime it resells to its customers. It is supplied by satellite services, on a non-exclusive basis, primarily pursuant to agreements with American Mobile Satellite Corporation (American Mobile) and Iridium North America, LP (Iridium). During 1998, American Mobile provided substantially all of the airtime that the Company resold to its customers.

     Plans for continuance and dramatic expansion of the Company's business during late 1998 and 1999 assumed that American Mobile airtime would continue to be sold in growing quantities and, particularly, that sales of Iridium airtime would grow very rapidly and substantially exceed those of American Mobile airtime. At the time of commercial launch of the Iridium system in November, 1998 and for some time thereafter, the ability of users to successfully initiate and complete a call was below consumer expectations. Despite some improvement in the second quarter, the Company's Iridium sales in each of the first two quarters of 1999 fell well below expectations and its operating loss was unexpectedly large. In April 1999, the Company began to implement a program reducing operating expenditures and attempting to develop additional sources of revenue to offset the possible effect of any continuing difficulty with Iridium's operations or public perception of such difficulty. Despite these efforts, the unexpectedly large operating losses created an imperative need for the Company to raise short-term capital during the second quarter of 1999. The Company was unable to raise adequate fund. As a result INSAT, the Company's principal operating subsidiary, was forced to curtail its field sales operations and certain other functions in June 1999 in order to reduce cash requirements. On August 13, 1999, Iridium announced that it is pursuing a comprehensive financial restructuring and made a voluntary Chapter 11 filing in the United States Bankruptcy Court in Delaware.

     At the time of the curtailment of INSAT operations, the USDI Board of Directors instructed management to explore resolving the liquidity problems through merger opportunities and/or sale of equipment and customer-list assets. On July 8, 1999, the Company entered into a Memorandum of Understanding with TELCAM, agreeing in principle to the Merger. The consummation of the Merger is subject to a number of conditions, including drafting of definitive documents, satisfactory conclusion of due diligence, negotiation of reductions in USDI's obligations to creditors, and approval by the shareholders of each company. If the Merger is realized, the current shareholders of TELCAM will own not less than 51% of the fully diluted Common Stock, and will name four of seven members of the Board of Directors of USDI.

     The agreement provides for a 60-day period of due diligence and subsequent closing within 15 days. USDI agreed not to pursue any competing transactions while due diligence is underway. Consistent with the terms of the agreement and subject to certain restrictions, TELCAM is providing management for USDI's satellite telephone operating subsidiaries until the consummation of the Merger or the termination of the agreement. Commencement of the sales effort under TELCAM has been delayed due to transition issues with suppliers of satellite telephone airtime. Management believes that most operational issues with Iridium North America have been resolved and the Company's telephone service to Iridium customers has been largely uninterrupted. There remain substantial disagreements between the Company and AMSC and normal billing and service to AMSC customers has been disrupted in recent months. TELCAM is also providing certain operating loans to USDI and its subsidiaries during that period to fund specific business operations. TELCAM has the right at any time, under certain conditions,

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

to terminate the agreement and with it the management authority and funding obligations of TELCAM under the terms of the agreement. . USDI and TELCAM mutually observed the principal terms of the MOU even after their formal expiration and entered into a definitive Merger Agreement on December 27, 1999.

     THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1998.

     The Company had $129,997 in revenue from sales of satellite equipment and services in the third quarter of fiscal 1999 compared to $267,552 in the third quarter of fiscal 1998. This decrease resulted primarily from INSAT's termination of outside sales efforts for equipment related to the Iridium system and other satellite telephone systems. Sales of telephone services declined approximately $30,000 or 20% from the year earlier period but approximately 70% from the second quarter of 1999. The sharp decline from the previous period was accounted for by a combination of reduced sales effort of the Company and uncertainties in billing in the third quarter, both resulting from staff and other cost reductions.

     During the third quarter of 1999, the Company's shortage of working capital caused it to fall further behind on payments to key vendors and, as a result, had increasing difficulty in maintaining a reliable flow of products and in maintaining adequate inventories of telephone equipment. This supply could be further adversely affected by trade accounts payable of approximately $3.2 million at the end of the third quarter of fiscal 1999.

     Costs of goods sold were $335,097 in the third quarter of fiscal 1999 compared to $205,451 in the third quarter of fiscal 1998. The gross margin in the 1999 period was negative as opposed to approximately 23% in the 1998 period. The gross loss on sales in the third quarter of 1999 resulted in large part from write-downs of the value of Iridium telephone equipment in inventory due to rapidly declining retail pricing for such goods.

     Research & development expense was $2,087 in the third quarter of fiscal 1999 compared to no such expense for the second quarter of fiscal 1998. The Company was undertaking no significant research and development efforts in either period. Financial pressure in the third quarter of 1999 forced the Company to terminate a research and development program that it had instituted during the last quarter of 1998 and the first half of 1999.

     Sales and marketing expense in the third quarter of fiscal 1999 was $25,854 compared to $423,986 in the third quarter of fiscal 1998. The decline resulted from the Company's termination of outside sales efforts in the 1999 period.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, were to $750,418 in the third quarter of fiscal 1999, compared to $1,783,139 in the third quarter of fiscal 1998. This decrease was principally due to the termination of most operations of INSAT and its subsidiaries. The remaining expense was primarily related to corporate management's efforts to complete the proposed Merger with TELCAM.

     The Company did not grant any stock options during the third quarter of fiscal 1999.

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     Net loss for the third quarter of fiscal 1999 was $996,171 as compared to
$2,129,563 in the third quarter of fiscal 1998. The decrease in the loss was primarily due to the termination of most activities of INSAT. The reductions in costs were larger than the loss in gross margin revenues caused by the cutbacks.

     NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998.

     The Company had $1,282,182 in revenue from sales of satellite equipment and services in the 1999 period compared to $793,709 in the 1998 period. The increase is primarily attributable to the introduction of Iridium products in 1999. However all of the increase was experienced in the first half of 1999 prior to the Company's sharp reduction in sales and other operating efforts during the third quarter.

     Costs of goods sold was $1,325,300 in the first nine months of 1999 compared to $579,737 in the first nine months of 1998. The gross margin in the 1999 period was negative as opposed to 27% in the 1998 period.Lower gross margins resulted from aggressive discounts required to sell Iridium equipment in an extremely weak market and from write-down of inventory of that equipment.

     Sales and marketing expense in the 1999 period was $1,726,226 compared to $813,410 in the 1998 period. The increase primarily reflects intensified efforts in marketing Iridium products during 1999. Since these staff additions and other expenditures did not produce anticipated revenue, the ratio of sales and marketing expense to revenues was well above normal and anticipated levels in 1999.

     Research and development expense was $187,112 in the first nine months of 1999 as compared to no expense in 1998. This expense in 1999 reflected the Company's efforts in the first half of 1999 to develop products and services that are complementary to its satellite telephone business in ways that benefit customers in the Company's targeted markets. In the first nine months of 1998, the Company had not yet implemented this effort. This effort was terminated in the third quarter of 1999 as part of the Company's general retrenchment.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, increased to $3,933,066 in the 1999 period, compared to $3,407,375 in the 1998 period. This increase was primarily related to an increase in the legal and accounting fees incurred in the 1999 period versus the prior year period. These professional fees are attributable to the Company's one-time need to resolve legal and accounting issues that had emerged during management transitions in 1997, to largely unsuccessful efforts to raise needed capital and to the on-going Merger efforts. The Company's rate of spending on other general and administrative expenses dropped substantially in the third quarter of 1999 primarily in light of the cutbacks at INSAT.

     The Company wrote off $665,895 of goodwill in the first nine months of 1999 as compared to none in the first nine months of 1998. The 1999 write off represented an impairment of the value attributed to Skysite at the time of its acquisition. The Company estimated that this portion of the goodwill would not be realized during the amortization period.

     Net loss for the first nine months of 1999 was $6,480,661 as compared to $4,273,334 in the comparable 1998 period. Significant factors contributing to the increase in the net loss were increased sales and marketing and general and administrative expense as described above, the disappointing results of Iridium sales efforts and the 1999 write off of goodwill. These expenses were offset to some degree

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by a reduction in stock compensation expense and the third quarter reduction in operating expenditures.

     FISCAL 1998 COMPARED TO FISCAL 1997

     The Company had $1,179,922 in revenue from sales of satellite equipment and services in the 1998 compared to $486,642 in 1997. The increase of $693,280 primarily reflects the fact that the results include nine months of sales and expenses for Skysite in 1998 and approximately four months for 1997. Skysite was not acquired by the Company until August 26, 1997. Sales on a pro forma basis (including Skysite's activity prior to the acquisition) for the first three quarters of 1998 versus the same period in 1997 declined by approximately 5%. This reflected, in part, a substantial decline in equipment sales that was fully attributable to a reduction in sales to a single key customer. However equipment sales to other customers and airtime sales increased - almost offsetting the decline in equipment sales.

     Costs of goods sold was $954,365 in 1998 compared to $412,767 in 1997. These costs were associated with the sales generated by Skysite. The increase of $541,598 was primarily related to the greater period of operation for Skysite included in the 1998 period. It also reflects an improved sales mix in 1998 weighted toward higher gross margin airtime sales. The gross margin in 1998 was 18.9% as opposed to 15.2% in 1997

     Sales and marketing expense in 1998 was $1,499,802 compared to $286,258 in 1997. The expense was 127% of revenues in 1998 compared to 59% in 1997. The increase of $1,213,544 primarily reflects intensified efforts in preparation for the marketing of Iridium products during the second half of 1998. Since staff additions and other expenditures did not, and were not expected to, produce revenue prior to the commercial launch of Iridium, the ratio of sales and marketing expense to revenues was, as expected, well above normal levels in 1998. But the delay in that launch and the subsequent technical problems depressed sales and caused the expense ratio to exceed the high level anticipated. The increase in expense is also related to the greater period of operation for Skysite included in the 1998 period versus the prior year period.

     Research and development expense was $397,869 in 1998 as compared to no expense in 1997. This expense in 1998 reflected the Company's efforts to develop products and services that are complementary to its satellite telephone business in ways that benefit customers in the Company's targeted markets. In 1997, the Company had not yet implemented this effort.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, increased to $5,245,277 in 1998, compared to $2,975,782 in 1997. This increase of $2,269,495 was primarily related to the greater period of operation for Skysite included in 1998 versus the prior year and to an increase in the legal and accounting fees incurred in 1998 versus the prior year. These professional fees are attributable to the Company's one-time need to resolve legal and accounting issues that had emerged during management transitions in 1997.

     The Company granted stock options to various employees and other individuals during 1998. In connection with the granting of these options, the Company recorded a stock option compensation expense in the amount of $528,690. The amount recorded represents the difference between the exercise price and the fair market value of the Company's Common Stock, as determined by reference to the publicly traded value of the stock, as of the date the options were granted.

     Net loss for 1998 was $7,265,156 as compared to $4,685,185 in 1997. Significant factors contributing to the increase in the net loss by $2,579,971 were increased sales and marketing and general and administrative expense as described above. These expenses were offset to some degree by a reduction in stock compensation expense.

     FISCAL 1997 COMPARED TO FISCAL 1996

     The Company had $486,642 in revenue from sales of satellite equipment and services in fiscal 1997 compared to no such revenue in fiscal 1996. There were no revenues produced prior to the acquisition of Skysite. The revenue in 1997 was derived entirely from the newly acquired operations of Skysite in the second half of the year.

     Costs of goods sold was $412,767 in fiscal 1997 compared to no cost of goods sold in fiscal 1996. These costs were associated with the sales generated by Skysite.

     Sales and marketing expense for fiscal 1997 was $286,258 compared to no such expense in fiscal 1996. These costs were associated with the operations of Skysite during the second half of the year.

     The Company had no research and development expenses for fiscal 1997, as compared to $955,570 for fiscal 1996. This decrease was due to the Company's decision to terminate the development of the ED device and related products.

     General and administrative expenses, including travel and entertainment expenses, legal fees and consulting fees, as well as certain other expenses, were $2,975,782 for fiscal 1997, compared to $2,985,039 for fiscal 1996. This slight decrease of $9,257 reflected a reduction in general corporate overhead offset by the Company's assumption of Skysite's general and administrative expenses pursuant to the Company's acquisition of Skysite.

     The Company granted stock options to various employees and other individuals during fiscal 1996 and1997. In connection with the granting of these options, the Company recorded stock option compensation expense in the amount of $1,252,657 in fiscal 1997 as compared to $2,927,083 in fiscal 1996. The amount recorded represents the difference between the exercise price and the fair market value of the Company's Common Stock, as of the date the options were granted.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has been dependent on a series of equity fundings to provide the capital required to conduct its business. It has never produced a positive cash flow from operations. When it abandoned its initial activities related to production of television set-top electronic devices in 1997, it did not have sufficient cash on-hand or readily available to finance its expenses during a repositioning and start-up of its new satellite telephone business. Its entry into that business has been made possible by the issuance of three series of convertible preferred stock during 1997 and 1998. The capital raised in these offerings was sufficient to fund activities through 1998 and early 1999. But sustained and growing operating losses nearly exhausted the Company's cash by the end of the third quarter of 1999.

     Cash and cash equivalents were $1,395,480 on December 31, 1998. A net loss of approximately $5,575,000 in the first nine months of 1999 (prior to depreciation, amortization and goodwill) was partially offset by an increase in accounts payable of approximately $1,812,000, a depletion of inventory of approximately $678,000 and other factors. Net cash used in operating activities in the nine months of 1999 was $2,809,130. The Company also made capital expenditures of $792,424 during the nine months. This combined operating and capital deficit of $3,601,554 was met in large part by using $1,355,261 of the cash on hand at the start of the year and through increases in non-trade debt and sales of assets yielding $1,894,721. The Company increased debt primarily through borrowings of $890,000 from shareholders and directors and approximately $520,000 from TELCAM. The assets liquidated by the Company included securities sold for approximately $131,000 and notes receivable for approximately $324,000. Equity transactions during the first nine months of 1999 provided additional working capital of $416,025.

     Cash and cash equivalents were $40,219 on September 30, 1999.
The Company has required cash in excess of $100,000 per month since October to continue at its current level of operations. The ability of the Company to raise this additional cash is greatly diminished by its disappointing operating results and the considerable weakening of its balance sheet in the nine months of the year. The Company's current expenses in the fourth quarter have been met through additional loans provided by TELCAM in anticipation of the Merger. There can be no assurance that such funding will continue or that adequate funds will be available for the Company to meet the substantial costs of consummating the Merger. Management of the Company believes that it is unlikely that the Company could avoid a total suspension of operations or liquidation if it is unable to consummate the Merger.

     The Company's prospects must be considered in relation to the uncertainties regarding the completion of the Merger and the potential benefits and risks of the Merger if consummated. For the years ended December 31, 1997 and 1998, the Company's net losses were $4,685,185 and $7,265,156, respectively.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                         RESULTS OF OPERATIONS OF TELCAM

GENERAL

     TELCAM was incorporated in June, 1994. Since fiscal year 1997, it has experienced a decline in revenues and net income. This decline accelerated in the first nine months of fiscal 1999 resulting in a net loss of almost $500,000 for that period. TELCAM's management believes that the negative pattern is attributable to several factors. There has been no reinvestment of earnings in the Company and this has resulted in a diminished marketing effort in recent periods. Inefficient billing practices have resulted in delayed or lost revenues. TELCAM changed ownership and management in June, 1999. Current management has increased investment in marketing and other business development activities. Through purchase of customers from other long-distance service providers, customer count has increased from approximately 117,127 at June 30, 1999 to 442,560 at July 31, 1999. It is TELCAM's management's belief that the reduced customer base of the Company in June, 1999 will limit for the immediate future - while new customers are being qualified and receiving initial billings
- any substantial increase in revenues.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30 1998

     TELCAM earned $2,061,859 in revenue from the sale of long-distance services in the 1999 period compared to $4,288,742 in the first nine months of 1998. The decrease of $2,226,883 is the result of a decrease in subscribers during the first half of 1999 and inefficient billing practices during the first nine months of 1999.

Cost of goods sold decreased from $1,827,907 during the 1998 period to $1,101,969 in the first nine months of 1999. The gross margin declined from approximately 57% in the 1998 period to 47% in the 1999 period. TELCAM's management believes that this is attributable to the general low level of attention to the business by former management in the first half of 1999.

Sales and marketing expense in the first nine months of 1999 was $101,264 compared to $430,569 in the 1998 period. The decrease reflects the decreasing investment of former management in marketing and promotion during the 1999 period.

General and administrative expenses decreased from $1,686,997 in the 1998 period to $1,358,405 in the first nine months of 1999. Salaries expense, included in general and administrative expense, decreased 56% from 1998 to 1999 which reflects the turnover of management and office personnel during 1999.

TELCAM earned $3,358 of interest income during the 1999 period compared to $9,884 during the corresponding period in 1998. The decrease of $2,419 or 43% is consistent with the decrease in cash and cash equivalents during the periods.

Net income was $353,153 for the first nine months of 1998 compared to a net loss of $496,421 for the 1999 period. The decrease reflects the decrease in subscriber revenue greater than the decreases in sales and marketing and general and administrative expenses.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

TELCAM earned $4,928,412 in revenue from the sale of long-distance services in 1998 compared to $6,451,129 in 1997. The decrease of $1,522,717 or 24% reflects the decrease in subscribers in 1998.

Cost of goods sold decreased from $3,162,725 during 1997 to $1,985,922 in 1998. The gross margin increased from 51% to 60% from 1997 to 1998. Although the reasons for this increase are uncertain, the increase in gross margin may have resulted from lower long-distance carrier costs consistent with the pricing trend in the industry.

Sales and marketing expense in the 1998 was $496,073 compared to $575,500 in 1997. The decrease of $79,427 or 14% reflects the decrease in marketing and promotion during 1998 as compared to 1997.

General and administrative expenses decreased from $2,500,857 in 1997 to $2,211,294 in 1998, a decrease of $289,563 or 12%. Salaries expense, included in general and administrative expense, decreased 24% from 1997 to 1998 which reflects the turnover of management and office personnel during 1998. The decrease in salaries expense is offset by the recording of the settlement of litigation and corresponding legal fees in 1998.

TELCAM earned $12,013 of interest income during 1998 compared to $12,259 during 1997. Cash and cash equivalents during 1997 and 1998 remained constant.

Net income was $224,306 for 1997 compared to $247,136 for 1998. The increase of $22,830 or 12% reflects the decrease in subscriber revenue offset by decreases in sales and marketing and general and administrative expenses.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

TELCAM earned $11,244,242 in revenue from the sale of long-distance services in 1996 compared to $6,451,129 in 1997. The decrease of $4,793,113 or 43% reflects the decrease in subscribers in 1997.

Cost of goods sold decreased from $4,536,322 during 1996 to $3,162,725 during 1997. The gross margin decreased from 60% to 51% from 1996 to 1997. The decrease resulted from higher long-distance carrier costs in 1996 compared to 1997 consistent with the decrease in subscribers and services provided to the subscribers in 1997.

Sales and marketing expense in the 1997 was $152,005 compared to $575,500 in 1997. The increase of $423,495 or 278% reflects the increase in marketing and promotion during 1997 as compared to 1996.

General and administrative expenses decreased from $5,171,178 in 1996 to $2,500,857 in 1997, a decrease of $2,670,321 or 52%. The decrease reflects the decrease in billing fees charged by the third-party billing and collection provider due to the decrease in billings to subscribers in 1997.

TELCAM earned $30,486 of interest income during 1997 compared to $12,259 during 1997. The decrease of $18,227 or 60% results from the decrease in cash and cash equivalents during 1997 as compared to 1996.

Net income was $1,415,223 for 1996 compared to $224,306 for 1997. The decrease of $1,190,917 or 84% reflects the decrease in subscriber revenues in 1997 as compared to 1996.


LIQUIDITY AND CAPITAL RESOURCES

     TELCAM has, in each of the last three years, distributed to its shareholders, through dividends and stock repurchases, somewhat more than the cash provided by operations. The result has been that the cash and cash equivalents available at the end of each year since 1995 have declined from $883,824 at December 31, 1995 to $413,829 at December 31, 1998. At September 30,
1999, cash and cash equivalents had declined to $11,384.

     Since that date TELCAM has arranged the sale of $1,800,000 of its convertible notes. Of those funds, $900,000 was received in mid-December and the remainder was released from escrow upon the filing of this Proxy Statement. The terms of the notes include, in addition to other customary provisions, provisions that (a) if the Merger is completed before December 31, 1999, TELCAM will convert the notes into common stock of TELCAM equal in total to the product of (i) the total amount advanced to TELCAM under the notes divided by $2,150,000, multiplied by (ii) 25% of the number of shares of common stock of TELCAM issued and outstanding immediately prior to the consummation of the Merger, (b) if the Merger is not completed by December 31, 1999, each holder of the notes may elect to convert its notes into common stock of TELCAM by providing written notice of conversion to TELCAM before January 31, 2000, in which event TELCAM shall deliver to the holder the number of shares of common stock of TELCAM equal to the product of (i) the total amount advanced to TELCAM oration under its note divided by $2,150,000, multiplied by (ii) 25% of the number shares of common stock of TELCAM issued and outstanding immediately prior to such conversion, (c) if the Merger is not completed by December 31, 1999 and a holder of the notes has not delivered written notice of conversion to TELCAM before January 31, 2000, then that holder shall be deemed to have forever waived its conversion option and the amount advanced under its note shall be due and payable in twenty-four (24) consecutive quarterly installments commencing on April 1, 2000 and continuing on the first day of each three-month period thereafter and (d) the notes will bear no rate of interest.

     The ability of the TELCAM to continue and expand its operations and to make loans to USDI needed to complete the Merger was dependent on its receiving these funds. TELCAM now expects to be able to support these and other necessary activities from the proceeds of these notes until current revenues from the receipts of billings to newly acquired customers are sufficient to provide positive cash flow. There can be no assurance that the funds received from the notes will in fact be adequate to allow the completion of the Merger or the uninterrupted continuation or expansion of TELCAM's business. In addition, the liquidity of the Company after completion of the Merger could be adversely affected if the holders of the notes opt for their repayment in cash.

                COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY

     The Company's Common Stock has been traded on a limited basis on the OTC Bulletin Board under the symbol USDI since October 29, 1997. Prior to October 29 1997, and subsequent to December 8, 1995, the Company's Common Stock had been traded on the OTC Bulletin Board under the symbol VICP. The following table sets forth the range of high and low bid prices as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                HIGH         LOW
                                                ----         ---
1997


First Quarter                                  $  2.06      $ 1.06
Second Quarter                                 $  1.59      $ 0.31
Third Quarter                                  $  2.44      $ 0.61
Fourth Quarter                                 $  2.65      $ 0.67

1998

First Quarter                                  $  1.61      $ 0.67
Second Quarter                                 $  5.25      $ 0.77
Third Quarter                                  $  7.00      $ 2.25
Fourth Quarter                                 $  5.44      $ 2.31

1999

First Quarter                                  $  3.91      $ 1.44
Second Quarter                                 $  2.16      $ 0.53
Third Quarter                                  $  0.84      $ 0.18
Fourth Quarter through                         $  0.40      $ 0.14
   December 15, 1999



     There were ____ shareholders of record of the Common Stock as of December 31, 1999. As of December 15, 1999, the closing bid price of the Company's Common Stock was $0.18 as quoted on the OTC Bulletin Board.

                                 USDI AND TELCAM

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                       HISTORICAL             HISTORICAL
                                          USDI                  TELCAM                  ADJUSTMENTS         PRO FORMA
                                      -----------------     ---------------            ------------       -------------
               ASSETS

Current Assets

         Cash and cash equivalents          $40,219                $11,384                                     $51,603
         Accounts receivable, net           255,365                772,759                                   1,028,124
         Inventory                          117,297                    ---                                     117,297
         Prepaid Expenses                    64,048                    ---                                      64,048
         Due from USDI and subsidiary                              151,911           a    (151,911)                  0
                                      -----------------     ---------------            ------------       -------------
         Total current assets               476,929                936,054                      --           1,261,072
                                      -----------------     ---------------            ------------       -------------

Property and Equipment, net                 717,446                 95,561                                     813,007

Other noncurrent assets                     153,402                 18,073           j                         171,475
                                      -----------------     ---------------            ------------       -------------

                                         $1,347,777             $1,049,688                      --          $2,245,554
                                      -----------------     ---------------            ------------       -------------
                                      -----------------     ---------------            ------------       -------------

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)

Current Liabilities

         Notes payable, current          $2,324,835                 $8,360           b   ($2,324,835)           $8,360
         portion
         Accounts payable                 3,180,526                530,704         a,f        348,089        4,059,319
         Accrued expenses                       ---                474,782                                     474,782
         Deferred revenue                    91,809                     --                                      91,809
         Dividends payable                  803,788                     --           b      (844,417)               --
         Stockholder loans, current         500,000                     --           b      (500,000)               --
         portion
         Accrued interest on                126,710                     --           c      (106,709)               --
         stockholder loans
         Other current liabilities          450,000                     --                                     450,000
                                      -----------------     ---------------            ------------       -------------


         Total current liabilities        7,477,668              1,013,846                   (3,427,872)         5,084,270
                                      --------------        ---------------               --------------      -------------
Notes payable, net of current portion            --                 17,451                            --            17,451
                                      --------------        ---------------               --------------      -------------

Stockholders' Equity (Deficit)

         Preferred Stock                         52                     --                d         (52)                --
         Common Stock                       337,458                293,000    b,c,d,e,g,h,i    (193,202)           437,256
         Additional Paid In Capital      28,698,913                     --  b,c,d,e,f,g,h,i (28,698,913)                 0
         Treasury Stock                        (10)              (482,269)                e     482,279                --
         Common Stock Warrants            6,653,218                     --                                       6,653,218
         Stockholders' receivable         (200,000)                     --                                        (200,000)
         Retained Earnings (Accum      (41,619,522)                207,660        b,c,g,k     31,665,221        (9,746,641)
         Deficit)

                                      --------------        ---------------               --------------      -------------

                                        (6,129,891)                 18,391                     3,255,333        (2,856,167)
                                      --------------        ---------------               --------------      -------------

                                         $1,347,777             $1,049,688                          --          $2,245,554
                                      --------------        ---------------               --------------      -------------
                                      --------------        ---------------               --------------      -------------

                                 USDI AND TELCAM

               NOTES TO PROFORMA CONDENSED COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

a    Adjustment to eliminate advances between USDI and TELCAM.

b Adjustments to reflect the conversion of dividends payable and shareholder loans to Common Stock at a price of $.183 per share.

                 Dividends payable, September 30, 1999                                              $803,788
                 Dividends accrued during 1999                                                      (219,711)
                                                                                     ------------------------
                 Dividends payable, January 1, 1999                                                  584,077
                 Price of Common Stock to be exchanged                                                $0.183
                                                                                     ------------------------
                 Common stock to be issued                                                         3,191,678
                 Par value per share                                                                    0.01
                                                                                     ------------------------
                                                                                                     $31,917
                                                                                     ========================
                 Stockholder loan, January 1, 1999                                                  $500,000
                 Notes payable, June 30, 1999                                                      2,324,835
                                                                                     ------------------------
                                                                                                   2,824,835
                 Price of Common Stock to be exchanged                                                $0.183
                                                                                     ------------------------
                 Common stock to be issued                                                        15,436,257
                 Par value per share                                                                    0.01
                                                                                     ------------------------
                                                                                                    $154,364
                                                                                     ========================

c Adjustment to reverse accrual of interest for 1999 on stockholder loan converted into Common Stock and reflect conversion of accrued interest into Common Stock.

                 Accrued interest, September 30, 1999                       $126,710
                 Interest accrued during 1999                               (60,003)
                                                                 --------------------
                                                                             $66,707
                 Price of Common Stock to be exchanged                        $0.183
                                                                 --------------------
                 Common stock issued                                         364,519
                 Par value per share                                            0.01
                                                                 --------------------
                                                                              $3,645
                                                                 ====================

d Adjustments to reflect the conversion of 520,000 shares of preferred stock, $.01 par value, into 38,866,198 shares of Common Stock $.01 par value.


e Adjustment to record cancellation of 5,902,200 shares of treasury stock recorded at $10.

                 Treasury stock cancelled                                (5,902,200)
                 Par value per share                                            0.01
                                                                 --------------------
                                                                           ($59,022)
                                                                 ====================

f Adjustment to record anticipated expenses of $500,000 in connection with the Merger of USDI and TELCAM.

g Adjustment to reflect adjustment to TELCAM Common Stock, 293,000 shares outstanding, no par value, and USDI accumulated deficit in connection with the Merger of USDI and TELCAM.

h Adjustment to record the issuance of common shares sufficient for TELCAM stockholders to have a 51% ownership of the combined company.

                 Estimated USDI shares outstanding
                    pre-Merger and stock split                            85,702,274

                 USDI exchange ratio                                          1.0408
                                                                 --------------------

                 Issuance of Common Stock to TELCAM
                    stockholders                                          89,200,327
                 Par value per share                                            0.01
                                                                 --------------------
                                                                            $892,004
                                                                 ====================

i Adjustment to reflect 1:4 reverse stock split and adjustment to Common Stock outstanding.

                 Common stock outstanding after
                    conversions and retirement of
                    treasury stock                                       174,902,599

                 Reverse stock split ratio                             1 for 4
                                                                 --------------------
                 Common stock outstanding post-
                    Merger and stock split                                43,725,650
                                                                 ====================

                 Common stock outstanding post-
                    Merger and stock split                                43,725,650

                 Common stock outstanding prior to
                    stock split                                          174,902,599
                                                                 --------------------

                 Decrease in Common Stock outstanding                  (131,176,949)
                 Par value per share                                            0.01
                                                                 --------------------
                                                                        ($1,311,769)
                                                                 ====================

j    Adjustment to write-off goodwill resulting from Merger.

                                 USDI AND TELCAM

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                                              MERGER
                                                   ----------------------------
                                    HISTORICAL       HISTORICAL
                                      TELCAM            USDI         ADJUSTMENTS             PRO FORMA
                                    ------------   ---------------  --------------         --------------
Revenue                               $2,061,859       $1,282,182                               $3,344,041

Cost of Sales                         1,101,969         1,325,300                               $2,427,269
                                    ------------   ---------------  --------------         ----------------

         Gross Profit                   959,890          (43,118)             ---                  916,772
                                    ------------   ---------------  --------------         ----------------

OPERATING EXPENSES:

Sales and marketing                     101,264         1,726,226                                1,827,490
General and administrative            1,358,405         3,933,066                                5,291,471
Goodwill writeoff                           ---           665,895 a     9,954,301               10,620,196
Research and development                    ---           187,112                                  187,112
                                    ------------   ---------------  --------------         ----------------

         Total operating              1,459,669         6,512,299       9,954,301               17,926,269
                                    ------------   ---------------  --------------         -------------------

Income (loss) from operations         (499,779)       (6,555,417)     (9,954,301)             (17,009,497)

OTHER INCOME (EXPENSE):

Interest expense                            ---          (62,262) b        60,003                  (2,259)
Gain / (loss) on investments                ---            90,049                                   90,049
Interest and other income                 3,358            46,969                                   50,327
                                    ------------   ---------------  --------------         ----------------
                                          3,358            74,756          60,003                  138,117
                                    ------------   ---------------  --------------         -------------------

Net Income (loss)                    ($496,421)       (6,480,661)    ($9,894,298)            ($16,871,380)

Dividends/Beneficial conversion
feature                                    ---        (3,065,711)                              (3,065,711)
                                    ------------   ---------------  --------------         ----------------

Net income (loss) available to
common shareholders                  ($496,421)      ($9,546,372)    ($9,894,298)            ($19,937,091)
                                    ============   ===============  ==============         ================


Basic loss per common share             ($1.01)           ($0.45)                                  ($0.46)

Diluted 1oss per common share           ($1.01)           ($0.45)                                  ($0.46)

Weighted average shares (c)

         Basic                          492,500        21,092,551                               43,725,650
         Diluted                        492,500        21,092,551                               43,725,650


a    Adjustment to write off goodwill resulting from Merger.

b Adjustment to reverse the accrual of interest for the period January 1, 1999 through September 30, 1999 on Stockholder loan converted into Common Stock.

c    Assumes a 1:4 reverse stock split.

                                 USDI AND TELCAM

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                   (UNAUDITED)

                                                                     MERGER
                                                         --------------------------------
                                         HISTORICAL       HISTORICAL
                                           TELCAM             USDI          ADJUSTMENTS               PRO FORMA
                                        --------------   ---------------   --------------          ----------------
Revenue                                    $4,928,412        $1,179,922                                 $6,108,334

Cost of Sales                               1,985,922           954,365                                 $2,940,287
                                        --------------   ---------------   --------------          ----------------

       Gross Profit                         2,942,490           225,557              ---                 3,168,047
                                        --------------   ---------------   --------------          ----------------

OPERATING EXPENSES:

Sales and marketing                           496,073         1,499,802                                  1,995,875
General and administrative                  2,211,294         5,245,277                                  7,456,571
Write off of goodwill                             ---               ---  a     5,712,214                 5,712,214
Stock option compensation                         ---           528,690                                    528,690
Research and development                          ---           397,869                                    397,869
                                        --------------   ---------------   --------------          ----------------

       Total operating                      2,707,367         7,671,638        5,712,214                16,091,219
                                        --------------   ---------------   --------------          ----------------

Income (loss) from operations                 235,123       (7,446,081)      (5,712,214)              (12,923,172)

OTHER INCOME (EXPENSE):

Interest expense                                              (148,905)  b        66,707                  (82,198)
Gain / (loss) on investments                                    339,460                                    339,460
Interest and other income                      12,013           (9,630)                                      2,383
                                        --------------   ---------------   --------------          ----------------
                                               12,013           180,925           66,707                   259,645
                                        --------------   ---------------   --------------          ----------------

Net Income (loss)                             247,136       (7,265,156)      (5,645,507)              (12,663,527)

Dividends/Beneficial conversion feature           ---       (4,106,164)                                (4,106,164)
                                        --------------   ---------------   --------------          ----------------

Net income (loss) available to
common shareholders                          $247,136     ($11,371,320)     ($5,645,507)             ($16,769,691)
                                        ==============   ===============   ==============          ================



Basic income (loss) per common share            $0.50           ($0.69)                                    ($0.47)


Diluted income (1oss) per common share          $0.50           ($0.69)                                    ($0.47)

Weighted average shares (c)
       Basic                                  492,500        16,567,594                                 35,520,531
       Diluted                                492,500        16,567,594                                 35,520,531


a    Adjustment to write off goodwill resulting from Merger.

b Adjustment to reverse the accrual of interest for 1998 on stockholder loan converted into Common Stock. stockholder loan converted into Common Stock.

C    Assumes a 1:4 reverse stock split.

                        DESCRIPTION OF USDI CAPITAL STOCK

         The Company is authorized by its Articles of Incorporation, as amended, to issue 46,426,777 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which Preferred Stock may be issued with such rights, designations and privileges as the Board of Directors may from time to time determine. As of the date hereof, there were 40,524,577 outstanding shares of Common Stock and 3,660 (preferred) shares of Preferred Stock outstanding.

         The following summary descriptions are, to the extent applicable, qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

         SERIES A PREFERRED STOCK. In December 1996 and again in August 1997, the Company offered and subsequently issued, through private offerings under Regulation S, 8% cumulative convertible preferred stock ("Series A Preferred Stock"), $0.01 par value per share. The Series A Preferred Stock is nonvoting. The Company issued 4,338,832 total shares of Series A Preferred Stock in the two offerings.

         Series A preferred stockholders have the right to convert each share into one share of Common Stock as follows: (a) 25 percent of the shares 90 days following the date the shares were issued (the "Series A Initial Conversion Date") and (b) 25 percent of the shares at the end of each of the three consecutive 90-day periods following the Series A Initial Conversion Date. The Company converted 637,500 shares of Series A Preferred Stock to an equal number of shares of Common Stock through December 31, 1998.

         Six months after the date of issuance of the Series A preferred shares, the Company has the option to require each Series A preferred stockholder to convert each of such shares into one share of Common Stock. Upon such conversion, all of the warrants attached to such shares become fully exercisable. The Company exercised that option on August 11, 1999 in relation to all of the outstanding shares of Series A Convertible Preferred Stock.

         Each Series A preferred stockholder was entitled to receive quarterly dividends on the last day of March, June, September and December in an amount equal to 8% per annum of the stated value of the Series A Preferred Stock and dividends of approximately $804,000 accrued prior to the full conversion of the series remain due.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), the holders of the Series A Preferred Stock were entitled to be paid, before any distribution or payment is made in respect of any other subordinate class of Preferred Stock or Common Stock as to distribution on liquidation, dissolution or winding up, an amount in cash equal to the aggregate stated value ($1.50 per share) of all shares outstanding plus all accrued but unpaid dividends. Pursuant to the terms of the Certificate of Designation for the Company's Seires A Preferred Stock, the Company delcared a conversion on August 11, 1999 of the 2,485,997 shares of that class of perferred stock then outstanding into an equal number of Common Shares. Following that conversion, as of August 31, 1999, the Company accrued approximately $804,000 in dividends payable to holders of its Series A
Preferred Stock. It plans to offer to convert this amount at a rate of $0.18 per share, or greater, into a maximum of approximately 4,397,393 shares of its Common Stock.

         SERIES B PREFERRED STOCK. In April 1998, the Company created a Series B issue of Preferred Stock, which it offered in a Regulation D private placement. The Company offered and sold 3,000 shares of the 10,000,000 authorized shares of Preferred Stock at a purchase price of $1,000 per share. Each share has a stated value of $1,000 ("Series B Stated Value") and a par value of $0.01 per share ("Series B Preferred Stock"). The Series B Preferred Stock does not pay dividends and is nonvoting stock. Each share of Series B Preferred Stock is convertible into shares of the Company's Common Stock based upon a conversion formula, as defined in the offering agreement pursuit to which such Series B Preferred Stock was offered and sold.

         Each holder of Series B Preferred Stock has the right to convert their shares as follows: (a) 50 percent of the shares on the effective date of registration ("Series B Conversion Date") at the Series B Conversion Price (lesser of (i) 25% off of the five-day average Closing Bid Price for the Company's Common Stock immediately before conversion or (ii) 100 percent of Closing Bid Price for the Company's Common Stock on the date of closing, but not less than $.50 per share of the Company's Common Stock) and (b) 50% of the shares on the forty-fifth (45th) day after the effective date of registration at the Series B Conversion Price. The holder shall be entitled to an additional discount privilege equal to 1% per month, or fraction of a month, from the time of closing until the Series B Conversion Date for any conversion thirty (30) days after the Series B Conversion Date and 0.5% per month or fraction of a month for any conversions thereafter ("Series B Additional Discount"). All shares outstanding on May 1, 2001 will be automatically converted into Common Stock in accordance with the conversion formula, at the Series B Conversion Price.

         The Company has the right, in its sole discretion, to redeem in whole or in part any shares of Series B Preferred Stock submitted for conversion. The redemption price per share of Common Stock after conversion of the Series B Preferred Stock will be calculated as 133% of the face value plus any accrued Series B Additional Discount. The Company offered on June 22, 1999 to redeem 20% of the holdings of each Series B Preferred stockholder at a rate of 2,822 shares of the Company's Common Stock per share of preferred stock redeemed. None of the Series B shares was eligible at that time for conversion at the option of the holder under the offering agreement. Six hundred shares of Series B Preferred Stock were redeemed on this basis during June and July 1999. The Company has since offered to redeem the remaining Series B shares at various conversion rates. An additional 1,070 shares of Series B Preferred Stock have been redeemed on this basis.

         In the event of a Liquidation, the holders of shares of the Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Company with a liquidation preference subordinate to the liquidation preference of the Series A Preferred Stock. The amount of the pay-out will be an amount per share equal to the Series B Stated Value.

         The Series B Preferred Stock subscription agreements contain a "put" provision for Common Stock which specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell Common Stock (the "Put Stock") to the Series B subscribers. The price of the Put Stock is determined by taking the lower of (1) 80 percent of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80 percent of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's Common Stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

         SERIES C PREFERRED STOCK. In August 1998, the Company created a Series C issue of Preferred Stock. The Company offered 4,000 shares, however when the offering ended on September 1, 1998, the Company had issued 3,000 shares at a purchase price of $1,000. In a second offering ended February 28, 1999, an additional 200 shares were purchased at the same price. Each Share has a stated value of $1,000 ("Series C Stated Value") and no par value ("Series C Preferred Stock"). The Series C Preferred Stock does not pay dividends and is nonvoting stock.

         Fifty percent of each share of Series C Preferred Stock shall be convertible on the earlier of the effective date of registration of the Company's Common Stock ("Series C Conversion Date") or one-hundred and twenty
(120) days from the closing of the Series C Preferred Stock Offering. The remaining fifty percent shall be convertible on the earlier of the forty-fifth (45th) day after the effective date of registration or one-hundred and sixty-five (165) from the closing of the Series C Preferred Stock Offering. The Series C Conversion Price shall be either the discounted price (twenty-five percent off of the five-day closing bid price) or $3.94, whichever is less. However, in no event shall the conversion price be less than $1.875 per share. In the event the stock is trading below $1.875 for five consecutive days prior to the conversion date, the floor price will be adjusted to the lowest closing bid price for the Company's Common Stock during such five-day period from which the holder shall be entitled to an additional discount. The holder shall be entitled to an additional discount privilege equal to one percent (1%) per month, or fraction of a month, from the time of closing until the Series C Conversion Date for any conversion thirty (30) days after the Series C Conversion Date and one-half percent (.5%) per month or fraction of a month for any conversions thereafter ("Series C Additional Discount"). All shares outstanding on June 1, 2001, will be automatically converted into Common Stock on such date in accordance with the Conversion Formula and the Series C Conversion Price then in effect. During August 1999, 400 shares of Series C Preferred Stock were converted into 1,566,519 common shares. Two-thousand six-hundred shares of Series C Preferred Stock remain outstanding as of this date.

         The Company has the right in its sole discretion, to redeem, prior to receipt of a notice of conversion from the holder in whole or in part any shares of Series C Preferred Stock. The redemption price per share of Series C Preferred Stock shall be the greater of (i) as 133 percent of the Series C Stated Value [plus any unpaid penalty should the Company not effect the date of registration 150 days from

Closing] or (ii) the amount derived by multiplying the number of shares of Common Stock into which the Series C Preferred Shares could have been converted at the date of notice of conversion, by the closing asking price of the Common Stock as of the date of notice. The Company shall not have a redemption privilege if the Common Stock is trading above $3.50 per share unless the holder agrees in writing to allow the Company to redeem such shares.

         In the event of a Liquidation, the holders of shares of the Series C Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Company with a liquidation preference subordinate to the liquidation preferences of the Series A and B Preferred Stock. The amount of the pay-out will be an amount per share equal to the Series C Stated Value.

WARRANTS

         In conjunction with the Series B offering, 500,000 warrants were issued to the Series B shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's Common Stock at a price 110% of the closing bid price as of the closing of the Series B offering. The exercise price is $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series B offering. Under the terms of the placement agent agreement related to the issuance of Series B preferred stock, the placement agent was issued warrants to purchase 250,000 shares of Common Stock at a price and under the conditions of the Series B preferred stock investors' warrants.

         In conjunction with the Series C offering, 511,667 warrants were issued to the Series C shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's Common Stock at a price of $4.34. The exercise price and numbers of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series C offering. Under the terms of the placement agent agreement related to the issuance of Series C preferred stock, the placement agent was issued warrants to purchase 250,000 shares of Common Stock at a price and under the conditions of the Series C preferred stock investors' warrants.

PUT OPTION

         The Series B preferred stock subscription agreements contain a "put" provision for Common Stock which allows the Company to raise an additional $3,000,000. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may from time to time sell Common Stock (the "put stock") to the Series B subscribers. The price of the put stock is determined by taking the lower of
(1) 80% of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80% of the closing bid price on the day of funding. The Series B shareholders have the option not to fund any requested draw or some defined part thereof if the price of the Company's Common Stock for the 20 trading days prior to the funding is less than defined levels and the average trading volume is less than defined levels per day for the previous 20 trading days. The Series B shareholders may opt not to fund a requested draw in any amount if the price of the Company's Common Stock for the 20 trading days prior to that funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days . The amount that the Company can require to be funded by the Series B shareholders in a given draw increases from a minimum of $250,000 when the minimum levels stated above are met to $750,000 as higher price and trading volume criteria are met.

DIVIDENDS

         To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

TRANSFER AGENT

         The transfer agent for the Common Stock is Corporate Stock Transfer, Republic Plaza, 370 17th Street, Denver, Colorado.

                COMPARISON OF RIGHTS OF STOCKHOLDERS OF USDI AND
                             STOCKHOLDERS OF TELCAM

         The table below shows summary historical financial data for TELCAM and USDI, as well as pro forma information. The "equivalent pro forma" and the "pro forma combined" information assume the Merger will be treated as a purchase for financial reporting purposes in accordance with generally accepted accounting principles. In accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations," TELCAM will be considered the acquiring enterprise for financial reporting purposes. USDI's unaudited "pro forma" financial statements give effect to the acquisition of USDI by TELCAM under the purchase method of accounting and are based on the assumptions and adjustments described in the notes of the USDI unaudited pro forma financial statements. The USDI "pro forma equivalent" were calculated by multiplying the corresponding pro forma combined data by the USDI exchange ratio of .9804 (1/1.02). This information shows how each share of Common Stock would have participated in net earnings, cash dividends and book value of TELCAM's Common Stock if the companies had been combined for accounting and financial reporting purposes as of January 1, 1998. The data set forth below should be read in conjunction with the TELCAM and USDI audited consolidated financial statements. The data should also be read in conjunction with the USDI unaudited consolidated financial statements. The data should also be read in conjunction with the USDI unaudited pro forma financial statements, including notes thereto. However, these amounts do not necessarily reflect future per share levels of earnings, cash dividends or book value.

                                                          Year Ended                          Nine Months
                                                      December 31, 1998                Ended September 30, 1999
                                                      -----------------                ------------------------
USDI - HISTORICAL

Basic net loss per share                                   $(0.69)                             $(0.45)
Diluted net loss per share                                  (0.69)                              (0.45)
Book value per share                                       (0.033)                              (0.29)

TELCAM - HISTORICAL

Basic net loss per share                                      0.50                              (1.01)
Diluted net loss per share                                    0.50                              (1.01)
Book value per share                                          1.05                               0.04

PRO FORMA - COMBINED

(Assuming the Merger had been effective at the beginning of fiscal year 1998)

Basic net loss per share                                    (0.47)                              (0.46)
Diluted net loss per share                                  (0.47)                              (0.46)
Book value per share                                         0.06                               (0.07)

EQUIVALENT PRO FORMA USDI

Basic net loss per share                                    (0.46)                              (0.45)
Diluted net loss per share                                  (0.46)                              (0.45)
Book value per share                                         0.06                               (0.07)


     The Board of Directors Unanimously Recommends A Vote for Proposal No. 1:
The Merger.

     PROPOSAL NO. 2: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

INTRODUCTION

         The Board of Directors of the Company has unanimously adopted a resolution that submits for stockholder approval at the Special Meeting an amendment (the "Pre-Merger Amendment") to the Company's Articles of Incorporation that would increase the total number of authorized shares of capital stock to 335,000,000 of which 325,000,000 shall be designated Common Stock, par value $.01 and 10,000,000 shares shall be designated preferred stock (the "Increase") (assuming approval of Proposal No. 1 - see the next succeeding paragraph). A copy of the Company's Pre-Merger Amendment to its Articles of Incorporation is attached hereto as Appendix B. A vote in favor of Proposal No.2 will constitute a vote in favor of the proposed amendment as shown in said Appendix.

         If the Pre-Merger Amendment is approved by the stockholders of the Company, the Board of Directors will then vote upon the Pre-Merger Amendment. Management of the Company anticipates that the Pre-Merger Amendment will be approved by the Board of Directors if Proposal No. 1 is approved by the stockholders of the Company. If Proposal No. 1 is not approved by the stockholders of the Company, the Board of Directors will not approve the Increase. If the Board of Directors approves the Pre-Merger Amendment, then pursuant to the Pre-Merger Amendment the total number of authorized shares of capital stock shall be increased to 335,000,000 shares. The Effective Date will be the date on which the Pre-Merger Amendment is filed with the Secretary of State of the State of Nevada.

REASONS FOR APPROVING THE INCREASE

         The Company's Articles authorizes the issuance of 60,000,000 shares of capital stock consisting of 50,000,000 shares designated "Common Stock", par value $.01 and 10,000,000 shares designated "Preferred Stock." The Articles generally permits the Board to create and issue shares of Preferred Stock in series or classes, with such number of shares, designation, par value, relative voting, dividend, liquidation and other rights, preferences and limitations as shall be determined by action by the Board of Directors pursuant to the provisions of the Nevada Business Corporation Act. As of the date of this Proxy Statement, 6,200 shares of Preferred Stock have been created or issued by the Board consisting of 3,000 shares of Series B Convertible Preferred Stock and 3,200 shares of Series C Convertible Preferred Stock.

         As of December 15, 1999, the Company had 36,237,858 shares of Common Stock outstanding. In addition, as of such date, the Company had reserved 6,540,000 shares of Common Stock for the purposes of the Company's Stock Option Plans and 7,000,000 for purposes of its convertible preferred stock. After giving effect to the prior issuances of Common Stock and the prior reservations of Common Stock, the Company has 222,142 shares of Common Stock remaining which are authorized but not yet reserved or issued.

         The Company expects to issue in excess of 150,000,000 shares in connection with the Merger and related conversions and debt-related transactions.

         As a result, the number of authorized shares of Company Stock not otherwise issued and outstanding or reserved for issuance is less than the number of shares which the Company will require to meet its outstanding obligations if the Merger is consummated.

         If this proposal is adopted, Article IV of the Company's Articles of Incorporation will be amended to read as follows:

        1. The total number of shares of capital stock which the Corporation is authorized to issue is 310,000,000 shares of which 325,000,000 shares shall be designated Common Stock, par value $.01 ("Common Stock") and 10,000,000 shares shall be designated preferred stock ("Preferred Stock"). The Board of Directors of the Corporation is authorized to create and issue shares of Preferred Stock in series or classes, with such number of shares, designations, par value, relative voting, dividend, liquidation and other rights, preferences and limitations as shall be determined by action by the Board of Directors pursuant to the provisions of the Nevada General Corporation Law. The authority granted to the Board of Directors hereunder with respect to each class or series shall include, but not be limited to, the ability to determine the following:

        (i) The extent of cumulative, non-cumulative or partially cumulative dividends;

        (ii) The rights of holders to receive dividends payable on a parity with subordinate to or in preference to dividends payable on any other class or series;

        (iii) The preferential rights of holders upon the distribution of the assets of or on liquidation of the Corporation;

        (iv) The terms and conditions of redemption privileges of holders, if any;

        (v)     The terms and conditions of voting rights of holders, if any;
                and

        (vi) Any other rights, preferences and limitations as may be determined from time to time by action of the Board of Directors of the Corporation pursuant to the Nevada General Corporation Law.

         The Board of Directors shall also have such authority to change from time to time the designation or number of Preferred Stock or the relative rights, preferences and limitations of the shares of Preferred Stock as shall be permitted by the Nevada General Corporation Law.

         The Board of Directors of the Company recommends increasing the authorized shares of Common Stock to 325,000,000 shares, thereby increasing total number of Common Stock and Preferred Stock shares authorized to 335,000,000 shares.

MARKET FOR COMPANY STOCK AND RELATED SECURITY HOLDER MATTERS

         The Company's shares have been traded on a limited basis on the OTC Bulletin Board under the symbol USDI since October 29, 1997. Prior to October 29 1997, and subsequent to December 8, 1995, the Company's shares had been traded on the OTC Bulletin Board under the symbol VICP. The following table sets forth the range of high and low bid prices as reported on the OTC Bulletin Board. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                         HIGH                   LOW
                                                         -----                  -----
1997

First Quarter                                            $2.06                  $1.06
Second Quarter                                           $1.59                  $0.31
Third Quarter                                            $2.44                  $0.61
Fourth Quarter                                           $2.65                  $0.67

1998

First Quarter                                            $1.61                  $0.67
Second Quarter                                           $5.25                  $0.77
Third Quarter                                            $7.00                  $2.25
Fourth Quarter                                           $5.44                  $2.31

1999

First Quarter                                            $3.91                  $1.44
Second Quarter                                           $2.16                  $0.53

         There were ___ shareholders of record of the Common Stock as of December 31, 1999. As of December 15, 1999, the closing bid price of the Company's Common Stock was $0.18 as quoted on the OTC Bulletin Board.

    The Board of Directors Unanimously Recommends a vote for Proposal No. 2:
       Approval of Increase in Number of Authorized Shares of Common Stock

            PROPOSAL NO. 3: AUTHORIZATION OF AMENDMENT OF ARTICLES OF INCORPORATION, INCLUDING AUTHORIZATION OF REVERSE STOCK SPLIT

INTRODUCTION

         The Board of Directors of the Company has unanimously adopted a resolution that submits for stockholder approval at the Special Meeting an amendment (the "Amendment") to the Company's Articles of Incorporation that would effect a 1-for-4 reverse stock split of the Common Stock and thereby decrease the authorized number of shares of the Company's Common Stock to 81,250,000 (the "Reverse Split") (assuming approval of Proposal No. 2 see the next succeeding paragraph). A copy of the Company's Amendment to its Articles of Incorporation is attached hereto as Appendix B. A vote in favor of Proposal
No.3 will constitute a vote in favor of the proposed amendment as shown in said Appendix.

         If the Amendment is approved by the stockholders of the Company, the Board of Directors will then vote upon the Amendment. Management of the Company anticipates that the Amendment will be approved by the Board of Directors if Proposal No. 2 is approved by the stockholders of the Company. If Proposal No. 2 is not approved by the stockholders of the Company, the Board of Directors will not approve the Reverse Split. If the Board of Directors approves the Amendment, then pursuant to the Amendment each 4 shares of Common Stock outstanding at the effective date of the Reverse Split (the "Effective Date") will be converted into one post-Reverse Split share of the Company's Common Stock (the "New Common Stock"). The Effective Date will be the date on which the Amendment is filed with the Secretary of State of the State of Nevada.

         No scrip or fractional certificates will be issued in connection with the proposed Reverse Split. Rather, the Company will round up to the nearest whole share any fraction of a share that any stockholder would otherwise receive.

REASONS FOR APPROVING THE REVERSE SPLIT

         While management of the Company believes that the actual issuances of Common Stock in connection with the Merger and conversion of Preferred Stock and debt are in the best interests of the Company and its stockholders, it also believes that upon conversion of Preferred Stock and debt and issuance of Common Stock pursuant to the Merger Agreement, there will be too many shares of Common Stock issued and outstanding for a corporation of the Company's size. At current trading prices, the trading price of the Company's stock would be very low. Even if the Company returns to profitability, it will likely report very low earnings per share and book value per share because there will be so many shares of Common Stock outstanding. This could have an adverse effect on the marketability and trading price of the Common Stock.

         In addition, even if the Reverse Split is implemented, there can be no assurance that brokerage firms will be more inclined to recommend the Common Stock or that institutional investors will be more included to invest in the Common Stock or that an increased price will facilitate any possible raising of additional capital. If the market value of the Common Stock does not adjust proportionately, a significant loss of stockholder value could result. In addition, a Reverse Split reduces the number of shares of Common Stock outstanding, thereby adversely affecting liquidity and possibly depressing the price of the Common Stock. For the reasons set forth above, the Board of Directors believes that stockholder approval of the Amendment to effect the Reverse Split is advisable at this time.

VESTING DISCRETION IN THE BOARD OF DIRECTORS

         At present, the Board of Directors expects to direct management to file the Amendment as promptly as practicable if approved by stockholders of the Company. However, the Board would not be obligated to direct management to file the Amendment, and would direct management not to file the portion of the Amendment related to the Reverse Split if Proposal No. 2 with respect to the amendment to the Company's Articles of Incorporation to increase the amount of authorized Common Stock is not approved by the stockholders.

GENERAL EFFECT OF REVERSE SPLIT

         The New Common stock will not be different from the Common Stock, and the holders of the New Common stock or options or warrants to purchase the New Common Stock will have the same relative rights following the Effective Date as they have prior thereto.

         The following table shows the effect of the Reverse Split on the aggregate number of shares of the Company's Common Stock and on the stockholders' equity section of the Company's balance sheet, on a pro forma basis, as of December 15, 1999, assuming that the Merger and related equity and debt transactions had been completed as contemplated in this Proxy and that Proposal No. 2 had been adopted on or prior to that date.

                                                                  Prior to Proposed           After Proposed
Number of Shares                                                    Reverse Split             Reverse Split(1)
----------------                                                     -----------                ----------
Common Stock
         Authorized                                                  325,000,000                81,250,000
         Issued and outstanding                                      199,249,978                49,812,492
         Available for issuance                                      100,075,003                25,187,508


Stockholders' Equity
         Common Stock                                                 $1,992,499                  $498,124
         Additional paid-in capital                                            0                 1,494,375
         Deficit                                                       (600,000)                 (600,000)
         Employee purchase and option plans                                    0                         0
         Total stockholders' equity                                      490,000                   490,000
         Stockholders' equity per common share
         outstanding                                                       $0.00                     $0.02

----------

(1) The number of shares shown above as being outstanding after the Reverse Split do not reflect any adjustments that may result from rounding up to the nearest whole share any fraction of a share that any stockholder would otherwise receive.

EFFECT ON REGISTRATION

         The Common Stock is currently registered under Section 12(b) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

EFFECT ON THE MARKET FOR THE COMMON STOCK

         The Company's Common Stock has been traded on a limited basis on the OTC Bulletin Board under the symbol "USDI" since October 29, 1997. The closing bid price for the Common Stock on the OTC Bulletin Board on December 15, 1999, was $0.18. The following table sets forth the high and low closing sale prices for the Common Stock on the OTC Bulletin Board for each calendar quarter during the 1998 and 1999 to-date.

QUARTER                                                         1998                                  1999
                                                        ----------------------                -----------------------
                                                        High               Low                High               Low
                                                       -----              -----              -----              -----
First                                                  $1.61              $0.67              $4.13              $1.41
Second                                                 $5.25              $0.77              $2.16              $0.52
Third                                                  $7.00              $2.25              $0.84              $0.18
Fourth (1)                                             $5.44              $2.31              $0.40              $0.14

(1) In 1999, through December 15.

         Management anticipates that after the Effective Date, the market price of shares of New Common Stock will increase as a result of the decrease in the number of shares outstanding. However, there is no assurance that such an increase will occur and, if so, it cannot be predicted whether any such increase will be in proportion to the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARES

         As soon as practicable after the Effective Date, the stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock. No scrip or fractional certificates will be issued in connection with the proposed Reverse Split. Rather, the Company will round up to the nearest whole share any fraction of a share that any stockholder would otherwise receive.

FEDERAL INCOME TAX CONSEQUENCES

         A summary of the material federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences for all stockholders in all circumstances, nor does it address state, local or foreign tax consequences or considerations. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUTES.

        1. The proposed Reverse Split will not be a taxable transaction to the Company.

        2. A stockholder will not recognize any gain or loss as a result of the Reverse Split. unless the stockholder receives cash in lieu of a fractional share. Although it is impossible to predict with certainty the tax consequences to any stockholder who receives cash in lieu of a fractional share, such stockholder, depending on the circumstances, will either (i) recognize gain or loss as a result of the Company's purchase of a fractional share based upon the amount realized for the fractional share less the holder's proportionate adjusted basis in such fractional share, or (ii) recognize dividend income in any amount not in excess of the amount of proceeds received from the sale of the fractional share.

        3. The aggregate tax basis of the New Common Stock received by a stockholder pursuant to the Reverse Split will equal the aggregate tax basis of the stockholder's Common Stock prior to the Effective Date (except that such basis will be reduced by any basis allocated to a fractional share redeemed by the Company with respect to which the stockholder recognizes gain or loss as described in clause (i) of paragraph 2 above). The holding period of the New Common Stock received by the stockholder will include the holding period of the stockholder's Common Stock before the Reverse Split, provided the shares of Class A Common Stock were a capital asset in the hands of such stockholder.

        Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Certificates and Elimination of Fractional Shares." The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Amendment.

Failure to provide such information may result in backup withholding.

RIGHTS OF DISSENTING STOCKHOLDERS

        TELCAM stockholders are entitled to dissent from the Merger and demand appraisal of any TELCAM Common Stock in accordance with the provisions of Articles 5.11 and 5.12 of the Texas Business Corporation Act, as amended (the "TBCA"). Shares held by a party exercising these rights will not be converted and instead the party will receive cash in accordance with the provisions of Article 5.12 of the TBCA.

         Under the Nevada General Corporation Law, stockholders of the Company are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 3 - Authorization Of Amendment Of Articles Of Incorporation, Including Authorization Of Reverse Stock Split.


The Board Of Directors Unanimously Recommends A Vote For Proposal No. 3:
Authorization Of Amendment Of Incorporation, Including Authorization Of Reverse Stock Split.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below is based on information obtained from the Company's records or from the persons named below with respect to the shares of Common Stock beneficially owned, as of December 15, 1999 (except as noted below), by
(i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all executive officers and directors of the Company as a group.


                                                                 Number of Shares            Percentage of Shares
                                                              Beneficially Owned (2)          Beneficially Owned (3)
                                                           ----------------------------     ---------------------------
Name of Beneficial Owner(1)(5)(6)
------------------------------------
Robert Wussler                                                         544,500                         1.5
Charles Maynard (4)                                                    120,000                         *
Philip Kernan (4)                                                      108,000                         *
Thomas Glenndahl                                                       460,197                         1.9
Lawrence Siegel                                                        536,000                         1.4
A. Frans Heideman                                                      368,000                         *
Henrikas Iouchkiavitchious                                             368,000                         *
All directors and executive officers as a group (9                   2,695,050                         7.0
persons)

------------------
* Less than one percent.

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has or would have sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name. Each of such persons may be reached through the Company at 2 Wisconsin Circle, Chevy Chase, Maryland 20815.

(2) For each of such persons except Mr. Glenndahl, represents currently vested but unexercised options to purchase Common Stock. Mr. Glenndahl's ownership consists of 408,353 shares of Common Stock and 270,197 currently vested but unexercised options to purchase Common Stock.

(3) The percentage of beneficial ownership is calculated using 36,237,858 shares of Common Stock which were outstanding on December 15, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable within 60 days of August 23, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other person.

(4) Mr. Kernan served as an officer of the Company's INSAT subsidiary through December 31, 1998. Mr. Maynard served as an officer of the Company's INSAT subsidiary through June 1999. Mr. Kernans' and Mr. Maynard's shares beneficially owned are therefore not included in the listing of shares owned by all directors and executive officers as a group.

(5) In connection with two private offerings of the Company's Series A Preferred Stock, the Company's placement agent, Wincap, Ltd., an International Business Company incorporated in the Bahamas ("Wincap"), received the right to acquire 2,380,000 shares of Common Stock. On March 19, 1999, Wincap exercised such right and directed the Company to issue Wincap 840,000 shares of Common Stock and to issue the remaining 1,540,000 shares to each of eight sub-agents. Each of Wincap and the eight sub-agents has separately advised the Company that it disclaims beneficial ownership with respect to any securities not actually issued to it.

(6) As of August 23, 1999, Irving Goldstein and Thomas Wheeler, former directors of the Company who resigned in June 1999, did not beneficially own any shares of the Company's Common Stock.



The Company believes that upon the completion of the Merger, the following may be holders of 5% or more of the Company's Common Stock: John Minter, Mike Massingill, Gregory Hahn, RBB Bank and Mohamed Khalifa.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL

         JEROME GREENBERG

         On June 20, 1997, Jerome Greenberg agreed to contribute to the Company's treasury 5,902,200 shares of Common Stock that he beneficially owned in exchange for $10 and an agreement by the Company to use 6% of the funds raised from the sale of its Series A Preferred Stock to repay outstanding notes payable owed to Mr. Greenberg. As a result of this contribution, Mr. Greenberg retained 655,800 shares (plus options to purchase an aggregate of 100,000 shares of Common Stock). The Company entered into a settlement agreement with Mr. Greenberg on August 24, 1998 whereby the Company agreed to grant 200,000 shares of Common Stock to Mr. Greenberg and to pay him an aggregate of $750,000 in three equal installments on September 1, 1998 and January 5 and February 28, 1999 as payment in full for the Company's outstanding obligation. As of January 31, 1999, the Company has only paid the first installment which was due on September 1, 1998.

         ROBERT WUSSLER

         In March 1997, the Board of Directors agreed to pay Robert Wussler a consulting fee of $8,000 per month. This consulting fee arrangement was discontinued when Mr. Wussler was appointed President and Chief Executive Officer of the Company in July 1998. In December, 1998, the Board of Directors approved an employment agreement between the Company and Mr. Wussler. See page 9 in this Proxy Statement for a description of that agreement.

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its understanding of the Section 16(a) filing requirements and the absence of forms furnished to the Company, the Company believes that during fiscal 1998 the following individuals failed to meet the Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners by not timely filing a Form 3, Initial Statement of Beneficial Ownership of Securities and/or a Form 4, Statement of Changes of Beneficial Ownership of Securities and/or a Form 5, Annual Statement of Beneficial Ownership of Securities: Mr. Glenndahl, Hugh Jencks, Jerome Greenberg, Mr. Wussler, Mr. Siegel, Mr. Maynard, Mr. Kernan, Mr. Kopf, Mr. Ives, Mr. Heideman, and Mr. Iouchkiavitchious.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the Special Meeting. If any other matters should properly come before the Special Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies. The Company's independent auditors for the fiscal year ended December 31, 1998 were Reznick Fedder & Silverman P.C., independent public accountants. The Board of Directors has appointed and Shareholders approved Reznick Fedder & Silverman P.C. to audit the financial statements of the Company for the fiscal year ending December 31, 1999. It is expected that representatives of Reznick Fedder & Silverman P.C. will be present at the Special Meeting to respond to appropriate questions, and will have the opportunity to make a statement if they chose to do so.

                         INFORMATION RELATING TO TELCAM

TELCAM has provided all information relating to TELCAM contained or incorporated by reference in this Proxy Statement. Although USDI believes such information is accurate, USDI has not independently verified such information.



                                                         The Board of Directors
                                                         [_________], 1999

                        INDEX TO FINANCIAL STATEMENTS

USDI and TELCAM Unaudited Pro Forma Statements..............................F-1

TELCAM Consolidated Financial Statements....................................F-7

USDI Consolidated Financial Statements.....................................F-22

                                 USDI AND TELCAM

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                       Historical             Historical
                                          USDI                  Telcam                    Adjustments         Pro Forma
                                      ----------------      ---------------              ---------------   ----------------
               ASSETS

Current Assets

         Cash and cash equivalents          $40,219                $11,384                                         $51,603
         Accounts receivable, net           255,365                772,759                                       1,028,124
         Inventory                          117,297                     --                                         117,297
         Prepaid Expenses                    64,048                     --                                          64,048
         Due from USDI and subsidiary                              151,911             a      (151,911)                  0
                                      ----------------      ---------------              ---------------   ----------------

         Total current assets               476,929                936,054                    (151,911)          1,261,072
                                      ----------------      ---------------              ---------------   ----------------

Property and Equipment, net                 717,446                 95,561                                         813,007

Other noncurrent assets                     153,402                 18,073             j                           171,475
                                      ----------------      ---------------              ---------------   ----------------

                                         $1,347,777             $1,049,688                   $(151,911)         $2,245,554
                                      ----------------      ---------------              ---------------   ----------------
                                      ----------------      ---------------              ---------------   ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
              (DEFICIT)

Current Liabilities

         Notes payable, current          $2,324,835                 $8,360             b   ($2,324,835)             $8,360
         portion
         Accounts payable                 3,180,526                530,704           a,f        348,089          4,059,319
         Accrued expenses                        --                474,782                                         474,782
         Deferred revenue                    91,809                     --                                          91,809
         Dividends payable                  803,788                     --             b      (803,788)                ---
         Stockholder loans, current         500,000                     --             b      (500,000)                ---
         portion
         Accrued interest on                126,710                     --             c      (126,710)                ---
         stockholder loans
         Other current liabilities          450,000                     --                                         450,000
                                      ----------------      ---------------              ---------------   ----------------

         Total current liabilities        7,477,668              1,013,846                  (3,407,244)          5,084,270
                                      ----------------      ---------------              ---------------   ----------------

Notes payable, net of current portion            --                 17,451                           --             17,451
                                      ----------------      ---------------              ---------------   ----------------

Stockholders' Equity (Deficit)

         Preferred Stock                         52                     --             d           (52)                ---
         Common Stock                       337,458                293,000   b,c,d,e,g,h,i    (193,202)            437,256
         Additional Paid In Capital      28,698,913                    --- b,c,d,e,f,g,h,i (28,698,913)                  0
         Treasury Stock                        (10)              (482,269)             e        482,279                ---
         Common Stock Warrants            6,653,218                     --                                       6,653,218
         Stockholders' receivable         (200,000)                     --                                        (200,000)
         Retained Earnings (Accum      (41,619,522)                207,660       b,c,g,k     31,665,221         (9,746,641)
         Deficit)
                                      ----------------      ---------------              ---------------   ----------------

                                        (6,129,891)                 18,391                    3,255,333         (2,856,167)
                                      ----------------      ---------------              ---------------   ----------------

                                         $1,347,777             $1,049,688                    $(151,911)        $2,245,554
                                      ----------------      ---------------              ---------------   ----------------
                                      ----------------      ---------------              ---------------   ----------------

                                 USDI AND TELCAM

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                            Historical        Historical             Merger
                                              Telcam             USDI             Adjustments                   Pro Forma
                                      ----------------      ---------------     ---------------               ----------------
Revenue                                      $2,061,859         $1,282,182                                        $3,344,041

Cost of Sales                                 1,101,969          1,325,300                                         2,427,269
                                           -------------                        -----------------             ---------------

              Gross Profit                      959,890            (43,118)                   --                     916,772
                                           -------------                        -----------------             ---------------

OPERATING EXPENSES:

Sales and marketing                             101,264          1,726,226                                         1,827,490
General and administrative                    1,358,405          3,933,066                                         5,291,471
Goodwill writeoff                                    --            665,895    a        9,954,301                  10,620,196
Research and development                             --            187,112                                           187,112
                                           -------------                        -----------------             ---------------

              Total operating                 1,459,669         (6,512,299)            9,954,301                  17,926,269
                                           -------------                        -----------------             ---------------

Income (loss) from operations                  (499,779)        (6,555,417)           (9,954,301)                (17,009,497)

OTHER INCOME (EXPENSE):

Interest expense                                     --            (62,262)   b           60,003                      (2,259)
Gain / (loss) on investments                         --             90,049                                            90,049
Interest and other income                         3,358             46,969                                            50,327
                                           -------------                        -----------------             ---------------
                                                  3,358             74,756                60,003                     138,117
                                           -------------                        -----------------             ---------------

Net Income (loss)                                               (6,480,661)           (9,894,298)                (16,871,380)

Dividends/Benefical conversion feature                          (3,065,711)                                       (3,065,711)

Net Income (loss) available to

common shareholders                           ($496,421)       ($9,546,372)          ($9,894,298)               ($19,937,091)
                                           =============                        =================             ===============

Basic loss per common share                      ($1.01)            ($0.45)                                           ($0.46)

Diluted 1oss per common share                    ($1.01)            ($0.45)                                           ($0.46)

Weighted average shares (c)

              Basic                             492,500         21,092,551                                        43,725,650
              Diluted                           492,500         21,092,551
                                                                                                                  43,725,650

        a       Adjustment to write off goodwill resulting from merger.

        b Adjustment to reverse the accrual of interest for the period January 1, 1999 through September 30, 1999 on stockholder loan converted into common stock.

        c       Assumes a 1:4 reverse stock split.

                                 USDI AND TELCAM

               NOTES TO PROFORMA CONDENSED COMBINED BALANCE SHEETS

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

a      Adjustment to eliminate advances between USDI and Telcam.

b Adjustments to reflect the conversion of dividends payable and shareholder loans common stock at a price of $.183 per share.

                  Dividends payable, September 30, 1999                                      $803,788
                  Dividends accrued during 1999                                             (219,711)
                                                                              ------------------------
                  Dividends payable, January 1, 1999                                          584,077
                  Price of common stock to be exchanged                                        $0.183
                                                                              ------------------------
                  Common stock to be issued                                                 3,191,678
                  Par value per share                                                            0.01
                                                                              ------------------------
                                                                                              $31,917
                                                                              ========================

                  Stockholder loan, January 1, 1999                                          $500,000
                  Notes payable, June 30, 1999                                              2,324,835
                                                                              ------------------------
                                                                                            2,824,835
                  Price of common stock to be exchanged                                        $0.183
                                                                              ------------------------
                  Common stock to be issued                                                15,436,257
                  Par value per share                                                            0.01
                                                                              ------------------------
                                                                                             $154,364
                                                                              ========================


c Adjustment to reverse accrual of interest for 1999 on stockholder loan converted into common stock and reflect conversion of accrued interest into common stock.

                  Accrued interest, September 30, 1999               $126,710
                  Interest accrued during 1999                       (60,003)
                                                          --------------------
                                                                      $66,707
                  Price of common stock to be exchanged                $0.183
                                                          --------------------
                  Common stock issued                                 364,519
                  Par value per share                                    0.01
                                                          --------------------
                                                                       $3,645
                                                          ====================

d Adjustments to reflect the conversion of 520,000 shares of preferred stock, $.01 par value, into 38,866,198 shares of common stock $.01 par value.

e Adjustment to record cancellation of 5,902,200 shares of treasury stock recorded at $10.

                  Treasury stock cancelled                        (5,902,200)
                  Par value per share                                    0.01
                                                          --------------------
                                                                    ($59,022)
                                                          ====================

f Adjustment to record anticipated expenses of $500,000 in connection with the merger of USDI and Telcam.

g Adjustment to reflect adjustment to Telcam common stock, 293,000 shares outstanding, no par value, and USDI accumulated deficit in connection with the merger of USDI and Telcam.

h Adjustment to record the issuance of common shares sufficient for Telcam stockholders to have a 51% ownership of the combined company.

                  Estimated USDI shares outstanding
                     pre-merger and stock split                    85,702,274

                  USDI exchange ratio                                  1.0408
                                                          --------------------

                  Issuance of common stock to Telcam
                     stockholders                                  89,200,327
                  Par value per share                                    0.01
                                                          --------------------
                                                                     $892,004
                                                          ====================

i Adjustment to reflect 1:4 reverse stock split and adjustment to common stock outstanding.

                  Common stock outstanding after
                     conversions and retirement of
                     treasury stock                               174,902,599

                  Reverse stock split ratio                     1 for 4
                                                          --------------------

                  Common stock outstanding post-
                     merger and stock split                        43,725,650

                                                          ====================

                  Common stock outstanding post-
                     merger and stock split                        43,725,650

                  Common stock outstanding prior to
                     stock split                                  174,902,599

                                                          --------------------

                  Decrease in common stock outstanding          (131,176,949)
                  Par value per share                                    0.01

                                                          --------------------
                                                                 ($1,311,769)
                                                          ====================

j      Adjustment to write-off goodwill resulting from merger.

                                 USDI AND TELCAM

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                   (UNAUDITED)

                                             Historical    Historical           Merger
                                               TELCAM         USDI            Adjustments                   Pro forma
                                            ------------- --------------   ------------------            -----------------
Revenue                                       $4,928,412    $1,1179,922                                        $6,108,334

Cost of Sales                                  1,985,922        954,365                                        $2,940,287
                                            ------------- --------------   ------------------            -----------------

       Gross Profit                            2,942,490        225,557                   --                    3,168,047
                                            ------------- --------------   ------------------            -----------------

OPERATING EXPENSES:

Sales and marketing                              496,073      1,499,802                                         1,995,875
General and administrative                     2,211,294      5,245,277                                         7,456,571
Write off of goodwill                            --             --      a          5,712,214                    5,712,214
Stock option compensation                        --             528,690                                           528,690
Research and development                         --             397,869                                           397,869
                                            ------------- --------------   ------------------            -----------------

       Total operating                         2,707,367      7,671,638            5,712,214                   16,091,219
                                            ------------- --------------   ------------------            ------------------

Income (loss) from operations                    235,123    (7,446,081)          (5,712,214)                 (12,923,172)

OTHER INCOME (EXPENSE):

Interest expense                                              (148,905)  b            66,707                     (82,198)
Gain / (loss) on investments                                    339,460                                           339,460
Interest and other income                         12,013        (9,630)                                             2,383
                                            ------------- --------------   ------------------            ------------------
                                                  12,013        180,925               66,707                      259,645
                                            ------------- --------------   ------------------            ------------------

Net Income (loss)                                247,136    (7,265,156)          (5,645,507)                 (12,663,527)

Dividends/Benefical conversion feature                      (4,106,164)                                       (4,103,164)
                                            ------------- --------------   ------------------            -----------------

Net Income (loss) available to

common shareholders                             $247,136   $11,371,320)         ($5,645,507)                ($16,769,691)
                                            =============                  ==================            =================


Basic income (loss) per common share               $0.50        ($0.69)                                           ($0.47)

Diluted income (1oss) per common share             $0.50        ($0.69)                                           ($0.47)

Weighted average shares (c)

       Basic                                     492,500     16,567,594                                        35,520,531
       Diluted                                   492,500     16,567,594                                        35,520,531

a      Adjustment to write off goodwill resulting from merger.

b Adjustment to reverse the accrual of interest for 1998 on stockholder loan converted into common stock.

c      Assumes a 1:4 reverse stock split.

                                 TELCAM AND USDI

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

         The unaudited pro forma condensed combined financial statements assume consummation of the transaction described in this proxy statement/prospectus, all the outstanding USDI preferred shares and warrants will be converted into USDI common stock concurrent or prior to the transaction and all shareholder obligations, including dividends payable, are converted to common stock. Following the merger, Telcam will continue operations as a wholly owned subsidiary of USDI.

         The unaudited pro forma condensed combined financial statements combine the historical financial statements of Telcam and USDI for all periods presented assuming that the merger was accounted for as a reverse acquisition using the purchase method of accounting and assuming that Telcam is the acquirer for accounting purposes. No adjustments have been made to conform any differences in accounting policies between USDI and Telcam for the periods presented.

         The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus have been prepared by Telcam and USDI, without audit, following the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted complying with such rules and regulations. However, Telcam and USDI believe that the disclosures are adequate to make the information presented not misleading.

         The preparation of unaudited pro forma condensed combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited pro forma condensed combined financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Merger Related Expenses of Telcam and USDI

         Telcam and USDI estimate that they will incur approximately $500,000 of merger-related expenses, consisting of transaction costs for investment bankers, attorneys, accountants, financial printing and other related charges. These costs are a preliminary estimate and therefore subject to change. These charges do not include any integration charges, which may be incurred as a result of the merger, such as severance, relocation and consolidation of facilities. The estimate is subject to change. These non-recurring expenses will be charged to operations during the period in which the merger occurs. The pro forma condensed combined balance sheets reflect the merger-related expenses as if they had been incurred as of December 31, 1998 and September 30, 1999, but the pro forma condensed combined statements of operations do not reflect the non-recurring expenses of integration.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
TELCAM, Telecommunications Company of the Americas, Inc.

         We have audited the accompanying balance sheet of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on theses financial statements based on our audit. The financial statements of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1997 and for each of the two the years in the period ended December 31, 1997 were audited by other auditors whose report, dated February 28, 1999, except for Note 6, which is as of July 27, 1999, expressed an unqualified opinion on those statements.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                    REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
July 27, 1999

                                BILL SPENCER
                        CERTIFIED PUBLIC ACCOUNTANT
                       =============================
                        822 WEST PASADENA BOULEVARD
                        DEER PARK, TEXAS 77536-5749

                   PHONE: 281/479-7798   FAX:281/479-5980


                        INDEPENDENT AUDITORS' REPORT


To the Board of Directors
of TELCAM, Telecommunications Company of the Americas, Inc.

        I have audited the accompanying balance sheet, and statement of stockholders' equity of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1997, and the related statements of operations, and cash flows for the period from January 1, 1997 through December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the balance sheet, and stockholders' equity of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1997, and its operations and cash flows for the period then ended.

        As more fully described in note 6, subsequent to the issuance of the Company's 1997 financial statements and my report thereon dated February 27, 1999, I became aware that those financial statements did not reflect certain accounts receivable and related revenue. In my original report, I expressed an unqualified opinion on the 1997 financial statements, and my opinion on the revised statements, are expressed herein, remains unqualified.

                                          /s/ Bill Spencer
                                          ------------------------------------
                                          Bill Spencer, C.P.A.
                                          February 27, 1998, except for note 6
                                            which is dated July 27, 1999

            TELCAM, Telecommunications Company of the Americas, Inc.

                                 BALANCE SHEETS

                December 31, 1997 and 1998 and September 30, 1999

                                     ASSETS

                                                                                                                 1999
                                                                          1997               1998             (Unaudited)
                                                                    -----------------  ------------------  -----------------
CURRENT ASSETS

Cash and cash equivalents                                                  $ 421,479           $ 413,829           $ 11,384
Accounts receivable, net                                                     582,011             280,413            772,759
Notes receivable                                                                   -                   -            151,911
Prepaid expenses                                                              14,360               6,644                  -
                                                                    -----------------  ------------------  -----------------

    Total current assets                                                   1,017,850             700,886            936,054

EQUIPMENT, NET                                                                63,453              37,178             95,561

OTHER NONCURRENT ASSETS                                                        8,022               7,171             18,073
                                                                    -----------------  ------------------  -----------------

    Total assets                                                         $ 1,089,325           $ 745,235        $ 1,049,688
                                                                    =================  ==================  =================

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Note payable, current portion                                          $         -           $       -        $     8,360
  Accounts payable                                                           559,967             134,512            530,704
  Accrued expenses                                                            55,589              95,911            474,782
                                                                    -----------------  ------------------  -----------------

    Total current liabilities                                                615,556             230,423          1,013,846
                                                                    -----------------  ------------------  -----------------

NOTE PAYABLE, NONCURRENT PORTION                                                   -                   -             17,451
                                                                    -----------------  ------------------  -----------------

COMMITMENTS                                                                        -                   -                  -

STOCKHOLDERS' EQUITY

  Common stock - no par, 1,000,000 shares authorized, 887,000 shares issued and 495,000 outstanding at December 31, 1997; 887,000 issued and 492,500 outstanding at December 31, 1998 and
    September 30, 1999                                                       293,000             293,000            293,000
  Treasury stock (392,000 shares in 1997 and 394,500
    shares in 1998 and 1999 of common stock, at cost)                       (480,144)           (482,269)          (482,269)
  Retained earnings                                                          660,913             704,081            207,660
                                                                    -----------------  ------------------  -----------------

    Total stockholders' equity                                               473,769             514,812             18,391
                                                                    -----------------  ------------------  -----------------

    Total liabilities and stockholders' equity                           $ 1,089,325           $ 745,235        $ 1,049,688
                                                                    =================  ==================  =================


                        See notes to financial statements
                                      F-10

            TELCAM, Telecommunications Company of the Americas, Inc.

                            STATEMENTS OF OPERATIONS

              Years ended December 31, 1996, 1997 and 1998 and the
                 nine months ended September 30, 1998 and 1999

                                                        December 31,                                 September 30,
                                     ----------------------------------------------------  ----------------------------------
                                          1996              1997              1998                1998              1999
                                                                                               (Unaudited)      (Unaudited)
                                     ----------------  ----------------  ----------------  ----------------   ---------------
Revenue                                 $ 11,244,242       $ 6,451,129       $ 4,928,412       $ 4,288,742       $ 2,061,859

Cost of sales                              4,536,322         3,162,725         1,985,922         1,827,907         1,101,969
                                     ----------------  ----------------  ----------------  ----------------  ----------------

  Gross profit                             6,707,920         3,288,404         2,942,490         2,460,835           959,890
                                     ----------------  ----------------  ----------------  ----------------  ----------------

Operating expenses

  Sales and marketing                        152,005           575,500           496,073           430,569           101,264
  General and administrative               5,171,178         2,500,857         2,211,294         1,686,997         1,358,405
                                     ----------------  ----------------  ----------------  ----------------  ----------------

    Total operating expenses               5,323,183         3,076,357         2,707,367         2,117,566         1,459,669
                                     ----------------  ----------------  ----------------  ----------------  ----------------

Income (loss) from operations              1,384,737           212,047           235,123           343,269          (499,779)

Other income
  Interest income                             30,486            12,259            12,013             9,884             3,358
                                     ----------------  ----------------  ----------------  ----------------  ----------------

    Net income (loss)                    $ 1,415,223         $ 224,306         $ 247,136         $ 353,153        $ (496,421)
                                     ================  ================  ================  ================  ================



                        See notes to financial statements
                                      F-11

            TELCAM, Telecommunications Company of the Americas, Inc.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              Years ended December 31, 1996, 1997 and 1998 and the
                      nine months ended September 30, 1999

                                                    Common stock                  Treasury stock                          Total
                                              ----------------------       ------------------------      Retained      stockholders'
                                              Shares         Amount         Shares         Amount        earnings        equity
                                              -------      ---------       --------      ----------     ---------       ---------
Balance, December 31, 1995                    887,000      $ 293,000       (202,000)     $ (102,000)    $ 619,633       $ 810,633

Dividends paid                                      -              -              -               -    (1,598,249)     (1,598,249)

Net income                                          -              -              -               -     1,415,223       1,415,223
                                              -------      ---------       --------      ----------     ---------       ---------
Balance, December 31, 1996                    887,000        293,000       (202,000)       (102,000)      436,607         627,607

Repurchase of common stock                          -              -       (190,000)       (378,144)            -        (378,144)

Net income                                          -              -              -               -       224,306         224,306
                                              -------      ---------       --------      ----------     ---------       ---------
Balance, December 31, 1997                    887,000        293,000       (392,000)       (480,144)      660,913         473,769

Repurchase of common stock                          -              -         (2,500)         (2,125)            -          (2,125)

Dividends paid                                      -              -              -               -      (203,968)       (203,968)

Net income                                          -              -              -               -       247,136         247,136
                                              -------      ---------       --------      ----------     ---------       ---------
Balance, December 31, 1998                    887,000      $ 293,000       (394,500)     $ (482,269)    $ 704,081       $ 514,812

Net loss                                            -              -              -               -      (496,421)       (496,421)
                                              -------      ---------       --------      ----------     ---------       ---------
Balance, September 30, 1999 (Unaudited)       887,000      $ 293,000       (394,500)     $ (482,269)    $ 207,660        $ 18,391
                                              -------      ---------       --------      ----------     ---------       ---------
                                              -------      ---------       --------      ----------     ---------       ---------




                        See notes to financial statements
                                      F-12

            TELCAM, Telecommunications Company of the Americas, Inc.

                            STATEMENTS OF CASH FLOWS

              Years ended December 31, 1996, 1997 and 1998 and the
                 nine months ended September 30, 1998 and 1999

                                                                   December 31,                           September 30,
                                                   --------------------------------------------    ----------------------------
                                                      1996             1997            1998            1998             1999
                                                                                                    (Unaudited)      (Unaudited)
                                                   ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities
  Net income (loss)                                $ 1,415,223     $   224,306     $   247,136     $   353,153     $  (496,421)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities
      Depreciation                                      27,603          27,603          27,007          20,779           9,747
      Loss on disposal of equipment                         --              --              --              --          18,249
      Changes in assets and liabilities
        (Increase) decrease in
          accounts receivable                           (4,364)       (386,023)        301,598          58,266        (492,346)
        (Increase) decrease in prepaid
          expenses                                      (7,062)          8,342           7,716            (787)          6,644
        (Increase) decrease in other
           noncurrent assets                             1,747             (39)            851              --          (4,256)
        Increase (decrease) in accounts
           payable                                     (55,287)        370,235        (425,455)       (314,040)        396,192
        Increase (decrease) in accrued
           expenses                                    130,937        (198,924)         40,322          (8,945)        378,871
                                                   ------------    ------------    ------------    ------------    ------------

        Net cash provided by (used in)
          operating activities                       1,508,797          45,500         199,175         108,426        (183,320)
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities
  Deposits refunded                                      2,655              --              --              --              --
  Advances to USDI and subsidiary                           --              --              --              --        (151,911)
  Capital expenditures                                 (42,303)           (600)           (732)           (732)        (65,125)
                                                   ------------    ------------    ------------    ------------    ------------

    Net cash used in investing activities              (39,648)           (600)           (732)           (732)       (217,036)
                                                   ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities
  Dividends paid                                    (1,598,249)             --        (203,968)       (203,968)             --
  Purchase of treasury stock                                --        (378,144)         (2,125)         (2,125)             --
  Principal payments on notes payable                       --              --              --              --          (2,089)
                                                   ------------    ------------    ------------    ------------    ------------

    Net cash used in financing activities           (1,598,249)       (378,144)       (206,093)       (206,093)         (2,089)
                                                   ------------    ------------    ------------    ------------    ------------

    NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS                       (129,100)       (333,244)         (7,650)        (98,399)       (402,445)

Cash and cash equivalents, beginning                   883,823         754,723         421,479         421,479         413,829
                                                   ------------    ------------    ------------    ------------    ------------

Cash and cash equivalents, end                     $   754,723     $   421,479     $   413,829     $   323,080     $    11,384
                                                   ------------    ------------    ------------    ------------    ------------
                                                   ------------    ------------    ------------    ------------    ------------

            TELCAM, Telecommunications Company of the Americas, Inc.

                          NOTES TO FINANCIAL STATEMENTS

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)

1.  ORGANIZATION

    TELCAM, Telecommunications Company of the Americas, Inc. ("TELCAM" or the "Company") was incorporated on June 13, 1994 under the laws of the State of Texas. The Company is licensed by the Federal Communications Commission and operates under a contract with a long distance provider to provide communication services to the Company's subscribers throughout the United States.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 1998 and September 30, 1999, the funds are maintained in two financial institutions. The balance in one institution exceeds federally insured limits. The Company does not believe that it is exposed to any significant credit risk on cash equivalents at either financial institution.

    ACCOUNTS RECEIVABLE

    Accounts receivable consist of validated call records submitted on a periodic basis to the billing service provider. The Company uses the allowance method for doubtful accounts. Management, in conjunction with the billing service provider, reviews accounts and makes additions to the allowance when doubt arises regarding the collectibility of account balances. The Company receives partial payment from its billing service provider in advance of collection of its accounts receivable. The advance payments, in addition to billing service fees, financing fees and estimated uncollectible accounts, are netted against the accounts receivable.

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    EQUIPMENT

    Equipment is recorded at cost and is being depreciated over the estimated useful lives of the assets, ranging from five to seven years, using accelerated methods.

    REVENUE RECOGNITION

    The Company recognizes revenue from its long distance subscribers when billing records are validated by its billing service provider. Call records are obtained from its long distance carrier periodically and are rated and submitted to the billing service provider. Subscribers are billed and collected by their local telephone company.

    INCOME TAXES

    The stockholders have elected to have the Company treated as an S Corporation for income tax purposes, whereby the taxable income or loss flows through to, and is reportable by, the stockholders individually. Accordingly, no provision or benefit for income taxes has been recorded in the accompanying financial statements.

3.  ACCOUNTS RECEIVABLE

    As of December 31, 1997, 1998 and September 30, 1999, accounts receivable consists of the following:

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)

                                                          December 31,
                                            -----------------------------------------       September 30,
                                                  1997                  1998                    1999
                                            ------------------   --------------------    --------------------
                                                                                               (Unaudited)
Accounts receivable                         $       1,266,531    $           933,065     $         1,293,740
Advances from billing servicer                       (545,177)              (466,398)               (246,002)
                                            ------------------   --------------------    --------------------

                                                      721,354                466,667               1,047,738

Allowance for uncollectible accounts
  and billing charges                                (139,343)              (186,254)               (274,979)
                                            ------------------   --------------------    --------------------
                                            $         582,011    $           280,413     $           772,759
                                            ==================   ====================    ====================

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)


4.  EQUIPMENT

    As of December 31, 1997 and 1998, and September 30, 1999 equipment consists of the following:

                                                          December 31,
                                            -----------------------------------------          September 30,
                                                  1997                  1998                       1999
                                            ------------------   --------------------        --------------------
                                                                                                 (Unaudited)
Office furniture and equipment              $            37,301    $             45,529     $             60,064
Computer equipment                                      104,493                  96,992                  116,434
Automobile                                                    -                       -                   34,153
Less accumulated depreciation                           (78,340)               (105,343)                (115,090)
                                            ------------------     --------------------     --------------------
                                            $            63,454    $             37,178     $             95,561
                                            ==================     ====================     ====================


    Depreciation expense for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 totaled $27,603, $27,603, $27,007, $20,779 and $9,747 , respectively.

5.  LEASES

    The Company is obligated under various operating leases, which include minimum rent and certain expense passthroughs and expire at certain times through 2001, for its office space and equipment. As of December 31, 1998 and September 30, 1999, the Company had the following commitment for minimum lease payments year ending:

                                                                           December 31,            September 30,
                                                                        -------------------      ------------------
                                                                                                    (Unaudited)
                                                           1999         $          132,541     $               -
                                                           2000                     94,764               103,512
                                                           2001                     15,432                61,728
                                                                        -------------------    ------------------

                                                                        $          242,737     $         165,240
                                                                        ===================    ==================


    Total rent expense for the years ended December 31, 1996, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999 totaled $90,591, $139,083, $153,499, $73,989, and $116,354 respectively.

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)


6.  COMMITMENTS

    The Company has contracted with a billing servicer to provide long distance billing and financing services. Pursuant to the agreement, which expires in July 1999 and was extended through July 2000, validated call records are submitted by the servicer on behalf of the Company to various local telephone companies for billing and collection. The agreement provides that 60% of the validated call records will be paid to the Company within five days. These advances accrue interest at the prime rate plus four percent (11.75% and 12.25% at December 31, 1998 and September 30, 1999,
    respectively). The long distance provider charges various fees which are deducted along with the accrued interest on the advances from the 40% of the billing that is paid when collected from the local telephone company.

    The Company purchases substantially all of its long distance services from one carrier, pursuant to a two-year agreement expiring July 1999 and renewable for an additional one year, unless terminated by either party. The agreement was extended for an additional one year, through July 2000. Under the terms of the agreement, the Company is charged for long distance services based on usage at predetermined rates. Payment for these services is secured by the assets of the Company.

7.  PENSION PLAN

    During 1998, the Company adopted a Savings Incentive Match Plan for Employees of Small Employers (the "Plan") under Section 408(p) of the Internal Revenue Code. The Plan covers all employees who will achieve a minimum specified compensation level in the current year. The Plan requires an annual minimum matching contribution by the Company. During the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999, the Company made matching contributions totalling $15,843, $13,500 and $7,121, respectively. No liability exists as of December 31, 1998 and June 30, 1999.

8.   RELATED PARTY TRANSACTIONS

     In 1995, the Company entered into a management agreement with an affiliate of the stockholders of the Company. The agreement provides for the affiliate to provide management, payroll and other services to the Company. During the year ended December 31, 1996, the Company incurred and paid $3,085,323 for services from the affiliate. No such services were provided in 1997, 1998 and 1999.

9.  SUBSEQUENT EVENTS

    LITIGATION

    In May 1999, the Company agreed to a settlement with the Illinois Attorney General's office in connection with consumer complaints in 1998. Under the terms of the Final Judgment Consent Decree, the Company is required to provide restitution to certain consumers in Illinois and pay the Illinois Attorney General's office a sum of $40,000, which was subsequently paid by the Company. The Company has recorded a liability of $40,000 as of December 31, 1998 related to the settlement.

    EMPLOYMENT AGREEMENTS

    During 1999, the Company entered into employment agreements with certain officers and employees of the Company. The agreements expire at various times during 2003 and provide for total annual salaries of approximately $405,000.

    NOTE PAYABLE

    In June 1999, the Company entered into a note agreement in connection with the purchase of an automobile. The note, in the amount of $27,900, bears interest at 10.499% and is payable in monthly principal and interest installments of $907 through maturity in June 2002. The note is secured by the underlying asset. Future minimum payments as of September 30, 1999 are as follows:

                                                                       September 30,
                                                                     -------------------
                                                                        (Unaudited)
                                 Year ending:

                                                           2000      $            7,624
                                                           2001                   9,300
                                                           2002                  10,326
                                                                     -------------------
                                                                     $           27,250
                                                                     ===================

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)


9.  SUBSEQUENT EVENTS (Continued)

    BILLING AND SERVICES AGREEMENTS

    In June 1999, the Company entered into an agreement with an affiliate of a stockholder of the Company for billing and related back office services to be provided to the Company. The agreement expires in June 2004 and provides for compensation for services based on usage and the number of subscribers billed by the affiliate.

    In June 1999, the Company entered into an agreement with an unrelated company to provide customer service support to the Company's subscribers. The agreement is renewable on an on-going basis and provides for compensation based on customer usage.

    PURCHASES OF CUSTOMER BASES

    In June 1999, the Company purchased the customer bases of two unrelated companies. As consideration, the Company will compensate the companies a percentage of collected revenue related to the customer bases through June 2002.

    PROPOSED MERGER

    In July 1999, the Company entered into a Memorandum of Understanding (the "Memorandum") with U.S. Digital Communications, Inc. ("USDI"), a publicly-traded satellite telecommunications company. Subject to the approval of USDI's stockholders, the Company and USDI will enter into a combination in the form of a tax-free, reverse triangular reorganization under Section 368(a)(1)(B) of the Internal Revenue Code pursuant to which a newly-formed, wholly-owned subsidiary of USDI would be merged into the Company and the Company's stockholders would exchange 100% of the issued and outstanding common stock of the Company for shares of USDI. In connection with the Memorandum, the Company made advances to USDI totaling $151,911, secured by the assets of USDI.

            TELCAM, Telecommunications Company of the Americas, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1999 and 1998 and for the nine months then ended are unaudited)


9.  SUBSEQUENT EVENTS (Continued)

    LEASE

    On July 1, 1999, the Company entered into a lease agreement for office space expiring in June 2002. In addition to scheduled annual rent escalations, the agreement is subject to increases in the Consumer Price Index. Future minimum lease payments are as follows:

                                  Year ending December 31, 1999          $          46,795
                                                           2000                    116,010
                                                           2001                    135,348
                                                           2002                     70,896
                                                                         ------------------
                                                                         $         369,049
                                                                         ==================

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
U.S. Digital Communications, Inc.

         We have audited the accompanying consolidated balance sheets of U.S. Digital Communications, Inc. and Subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of U.S. Digital Communications, Inc. for the year ended December 31, 1996 were audited by other auditors whose report, dated April 4, 1997, expressed an unqualified opinion on those statements.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Digital Communications, Inc. and Subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 REZNICK FEDDER & SILVERMAN



Bethesda, Maryland
March 1, 1999, except for Note P,
which is dated December 27, 1999

                        U.S. Digital Communications, Inc.





                           CONSOLIDATED BALANCE SHEETS

                December 31, 1997 and 1998 and September 30, 1999

                                     ASSETS


                                                               1997                 1998                 1999
                                                         -----------------    -----------------    -----------------
                                                                                                     (Unaudited)

CURRENT ASSETS
  Cash and cash equivalents                               $       545,790      $     1,395,480     $         40,219
  Trade accounts receivable, net of
  allowance for uncollectible accounts
  of $19,000 and $13,330                                          209,073              187,223              255,365
  Inventory                                                       107,967              795,117              117,297
  Notes receivable                                                 25,000              100,000                    -
  Prepaid expenses                                                 17,436              204,048               64,048
                                                         -----------------    -----------------    -----------------

    Total current assets                                          905,266            2,681,868              476,929

INVESTMENTS                                                         9,750               20,312                    -

PROPERTY AND EQUIPMENT, NET                                       122,500              237,883              717,446

INTANGIBLE ASSETS, NET                                            981,327              771,039                    -

OTHER NONCURRENT ASSETS                                            13,032              145,715              153,402
                                                         -----------------    -----------------    -----------------

    Total assets                                          $     2,031,875      $     3,856,817     $      1,347,777
                                                         =================    =================    =================

                December 31, 1997 and 1998 and September 30, 1999

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                               1997                 1998                 1999
                                                                         ------------------   -----------------    -----------------
                                                                                                                     (Unaudited)
CURRENT LIABILITIES
  Notes payable, current portion                                         $         329,458    $        314,835     $      2,324,835
  Accounts payable and accrued expenses                                          1,766,838           1,368,408            3,180,526
  Deferred revenue                                                                 107,267              12,615               91,809
  Dividends payable                                                                135,931             584,077              803,788
  Stockholder loans, current portion                                               962,385             500,000              500,000
  Accrued interest on stockholder loans                                            147,623              66,707              126,710
  Minimum royalty obligation                                                       450,000             450,000              450,000
  Due to former officers and shareholders                                          528,426             511,100                    -
                                                                         ------------------   -----------------    -----------------

    Total current liabilities                                                    4,427,928           3,807,742            7,477,668

NOTES PAYABLE AND STOCKHOLDERS LOANS, net of
current portion                                                                      1,617             600,000                    -
                                                                         ------------------   -----------------    -----------------

    Total liabilities                                                            4,429,545           4,407,742            7,477,668
                                                                         ------------------   -----------------    -----------------

COMMITMENTS AND CONTINGENCIES                                                            -                   -                    -

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $.01 par, 10,000,000 shares authorized;
  2,882,232, 3,707,332 and 520,000 issued and outstanding at
  December 31, 1997 and 1998 and September 30, 1999;
  liquidation preference of $6,147,261                                              28,822              37,073                   52
Common stock - $.01 par, 50,000,000 shares authorized;
  22,298,000  issued and 16,395,800 outstanding at
  December 31, 1997; 22,732,200 issued and 16,830,000 outstanding at December 31, 1998; 33,745,822 issued and 27,843,622
  outstanding at September 30, 1999                                                222,980             227,325              337,458
Additional paid-in capital                                                      16,332,314          24,579,138           28,698,913
Common stock warrants                                                            1,581,337           6,899,337            6,653,218
Accumulated other comprehensive income (loss)                                      (31,200)            (20,638)                   -
Treasury stock (5,902,200 shares of common stock at cost)                              (10)                (10)                 (10)
Deferred compensation                                                              (19,648)                  -                    -
Shares to be issued (including additional paid-in capital)                         389,583                   -                    -
Shareholders' receivable                                                          (200,000)           (200,000)            (200,000)
Accumulated deficit                                                            (20,701,848)        (32,073,150)         (41,619,522)
                                                                         ------------------   -----------------    -----------------

Total stockholders' equity (deficit)                                            (2,397,670)           (550,925)          (6,129,891)
                                                                         ------------------   -----------------    -----------------

Total liabilities and stockholders' equity (deficit)                     $       2,031,875    $       3,856,817    $      1,347,777
                                                                         ==================   =================    =================

                 See notes to consolidated financial statement

           U.S. Digital Communications, Inc.CONSLIDATED STATEMENTS OF
                       OPERATIONS AND COMPREHENSIVE LOSS

     Years ended December 31, 1996, 1997 and 1998 and the nine months ended
                          September 30, 1998 and 1999


                                                                           December 31,                         September 30,
                                                             1996             1997           1998           1998             1999
                                                                                                                  (Unaudited)

Sales
Equipment                                              $         --    $    285,047    $    566,494    $    301,682    $    430,291
Airtime services                                                 --         201,595         613,428         492,027         851,891
                                                       -------------    ------------- ------------    -------------    ------------
Total sales                                                      --         486,642       1,179,922         793,709       1,282,182

Cost of goods sold                                               --         412,767         954,365         579,737       1,325,300
                                                       -------------    ------------- ------------    -------------    ------------
Gross profit                                                     --          73,875         225,557         213,972         (43,118)
                                                       -------------    ------------- ------------    -------------    ------------
Operating expenses

Sales and marketing                                              --         286,258       1,499,802         813,410       1,726,226
Research and development                                    955,570              --         397,869              --         187,112
Minimum royalty expense                                     900,000              --              --              --              --
Goodwill write-off                                               --              --              --         665,895
Fund-raising fees for failed offering                       118,237              --              --              --              --
General and administrative                                2,985,039       2,975,782       5,245,277       3,407,375       3,933,066
Stock option compensation                                 2,927,083       1,252,657         528,690         369,479              --
                                                       -------------    ------------- ------------    -------------    ------------
Total operating expenses                                  7,885,929       4,514,697       7,671,638       4,590,264       6,512,299
                                                       -------------    ------------- ------------    -------------    ------------
Loss from operations                                     (7,885,929)     (4,440,822)     (7,446,081)     (4,376,292)     (6,555,417)
                                                       -------------    ------------- ------------    -------------    ------------
Other income (expense)
Interest expense                                            (47,618)       (183,593)       (148,905)       (128,905)        (62,262)
Interest and other income                                     7,385          23,280         339,460          63,982          46,969
Income on repayment of debt                                      --              --              --         167,881              --
Gain (loss) on investments and disposal of equipment       (130,756)        (84,050)         (9,630)             --          90,049

Total other income (expense), net                          (170,989)       (244,363)        180,925         102,958          74,756
                                                       -------------    ------------- ------------    -------------    ------------
Net loss                                                 (8,056,918)     (4,685,185)     (7,265,156)     (4,273,334)     (6,480,661)
                                                       -------------    ------------- ------------    -------------    ------------
Dividends and beneficial conversion feature on
preferred stock                                                  --      (1,629,916)     (4,106,164)     (3,194,650)     (3,065,711)
                                                       -------------    ------------- ------------    -------------    ------------
Net loss available to common shareholders                (8,056,918)     (6,315,101)    (11,371,320)     (7,467,984)     (9,546,372)

Other comprehensive income (loss)                           345,313         (31,200)         10,562            (650)         20,638
                                                       -------------    ------------- ------------    -------------    ------------
Comprehensive loss available to common
stockholders                                           $ (7,711,605)   $ (6,346,301)   $(11,360,758)   $ (7,468,634)   $ (9,525,734)
                                                       =============   ============    ============    ============    ============
Net loss per common share

Basic                                                  $      (0.37)   $      (0.31)   $      (0.69)   $      (0.46)   $      (0.45)

Diluted                                                $      (0.37)   $      (0.31)   $      (0.69)   $      (0.46)   $      (0.45)

Weighted average shares of common
stock outstanding                                        21,914,630      20,676,196      16,567,594      16,311,875      21,092,551

                 See notes to consolidated financial statement

Year Ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999

                                                                                       Common stock
                                                        Preferred stock                  par value
                                              ------------------------------  ----------------------------
                                                 Shares           Amount        Shares           Amount
                                              -------------    ------------   ------------    ------------
Balance, December 31, 1995                             --    $         --      21,208,000    $    212,080
Net loss                                               --      (8,056,918)     (8,056,918)
Unrealized gain on securities                     345,313              --         345,313
Sale of stock for cash                                 --              --         920,000           9,200
Stock issuance costs                                   --              --              --              --
Options issued to placement agent                      --              --              --              --
Deferred compensation related to
grant of stock options                                 --              --              --              --
Amortization of deferred compensation                  --              --              --              --
                                               -----------   -------------     -----------   -------------

Balance, December 31, 1996                             --              --      22,128,000         221,280
Net loss                                               --      (4,685,185)     (4,685,185)
Unrealized loss on securities                     (31,200)             --         (31,200)
Sale of stock and warrants for cash             2,882,232          28,822              --              --
Issuance of stock for noncash transactions             --              --         170,000           1,700
Stock issuance costs                                   --              --              --              --
Options issued to Placement Agent                      --              --              --              --
Deferred compensation related to
grant of stock options                                 --              --              --              --
Cancellation of options                                --              --              --              --
Amortization of deferred compensation                  --              --              --              --
Preferred dividends and beneficial
conversion feature                                     --              --              --              --
Repurchase of common stock                             --              --              --              --
Shareholders' receivable                               --              --              --              --
Shares to be issued (including                         --
additional paid-in capital)                            --              --              --              --
                                               -----------   -------------     -----------   -------------

Balance, December 31, 1997                      2,882,232          28,822      22,298,000         222,980
Net loss                                               --      (7,265,156)     (7,265,156)
Unrealized gain on securities                      10,562              --          10,562
Sale of stock and warrants for cash             1,462,600          14,626              --              --
Issuance of stock for noncash transactions             --              --         350,000           3,500
Stock issuance costs                                   --              --          50,000             500
Exercise of stock options                              --              --         505,000           5,050
Exercise of warrants                                   --              --         286,000           2,860
Cancellation of stock in connection with
legal settlements                                      --              --      (1,904,000)        (19,040)
Conversion of preferred stock to common
stock                                            (637,500)         (6,375)        637,500           6,375
Amortization of deferred compensation                  --              --              --              --
Preferred dividends and beneficial
conversion feature                                     --              --              --              --
Common stock transferred to escrow                     --              --         510,000           5,100
                                               -----------   -------------     -----------   -------------

Balance, December 31, 1998                      3,707,332          37,073      22,732,500         227,325
Net loss                                               --      (5,484,490)     (5,484,490)
Unrealized gain on securities                      20,638              --          20,638
Sale of stock and warrants for cash                   200               2         666,666           6,667
Issuance of stock for noncash transactions             --              --         615,000           6,150
Stock issuance costs                                   --              --              --         (34,900)
Exercise of stock options                              --              --       2,684,603          26,846
Exercise of warrants                                   --              --          86,000             860
Conversion of preferred stock to common
stock                                          (3,702,332)        (37,023)      6,961,051          69,611
Preferred dividends and beneficial
conversion feature                                     --              --              --              --
                                               -----------   -------------     -----------   -------------

Balance, September 30, 1999 (unaudited)             5,200    $         52      33,745,822    $    337,458

                                             Additional paid-in                         Treasury stock
                                                 capital           Common Stock   --------------------------     Deferred
                                                                      warrants       Shares          Cost      compensation
                                            -------------------   --------------   ---------        -------   --------------

Balance, December 31, 1995                   $  7,169,698       $      --              --       $      --     $        --
Net loss
Unrealized gain on securities
Sale of stock for cash                          1,290,800              --              --              --              --
Stock issuance costs                           (2,805,000)             --              --              --              --
Options issued to placement agent               2,800,000              --              --              --              --
Deferred compensation related to
grant of stock options                          6,640,625              --              --              --      (6,640,625)
Amortization of deferred compensation                  --              --              --              --       2,927,083
                                             ------------      -----------     -----------      -----------    ----------

Balance, December 31, 1996                     15,096,123              --              --              --      (3,713,542)
Net loss
Unrealized loss on securities
Sale of stock and warrants for cash             2,696,785       1,581,337              --              --              --
Issuance of stock for noncash transactions        107,900              --              --              --              --
Stock issuance costs                           (1,785,888)             --              --              --              --
Options issued to Placement Agent               1,278,631              --              --              --              --
Deferred compensation related to
grant of stock options                            879,596              --              --              --        (879,596)
Cancellation of options                        (3,320,833)             --              --              --       3,320,833
Amortization of deferred compensation                  --              --              --              --       1,252,657
Preferred dividends and beneficial
conversion feature                              1,380,000              --              --              --              --
Repurchase of common stock                             --              --      (5,902,200)            (10)             --
Shareholders' receivable                               --              --              --              --              --
Shares to be issued (including
additional paid-in capital)                            --              --              --              --              --
                                             ------------      -----------     -----------      -----------    ----------

Balance, December 31, 1997                     16,332,314       1,581,337      (5,902,200)            (10)        (19,648)
Net loss
Unrealized gain on securities
Sale of stock and warrants for cash             2,885,274       5,285,000              --              --              --
Issuance of stock for noncash transactions        842,773              --              --              --              --
Stock issuance costs                           (1,451,709)        497,000              --              --              --
Exercise of stock options                         263,700              --              --              --              --
Exercise of warrants                            1,319,140        (464,000)             --              --              --
Cancellation of stock in connection with
legal settlements                                 345,163              --              --              --              --
Conversion of preferred stock to common
stock                                                  --              --              --              --              --
Amortization of deferred compensation                  --              --              --              --          19,648
Preferred dividends and beneficial
conversion feature                              3,658,000              --              --              --              --
Common stock transferred to escrow                384,483              --              --              --              --
                                             ------------      -----------     -----------      -----------    ----------

Balance, December 31, 1998                     24,579,138       6,899,337      (5,902,200)            (10)             --
Net loss
Unrealized gain on securities
Sale of stock and warrants for cash               381,451          11,881              --              --              --
Issuance of stock for noncash transactions        293,392              --              --              --              --
Stock issuance costs                                   --              --              --              --              --
Exercise of stock options                         149,258              --              --              --              --
Exercise of warrants                              515,140        (258,000)             --              --              --
Conversion of preferred stock to common
stock                                             (16,926)             --              --              --              --
Preferred dividends and beneficial
conversion feature                              2,832,360              --              --              --              --
                                             ------------      -----------     -----------      -----------    ----------

Balance, September 30, 1999 (unaudited)      $ 28,698,913      $6,653,218      (5,902,200)      $      (10)    $      --
                                             ============      ===========     ===========      ===========    ===========


                                                                              Accumulated
                                                                               other com-                           Total
                                             Share to be       Stockholders'   prehensive       Accumulated      stockholders'
                                               issued           receivable    income (loss)        deficit         equity
                                          ---------------     -------------- --------------    -------------    -------------

Balance, December 31, 1995                   $         --    $         --    $   (345,313)   $ (6,329,829)   $    706,636
Net loss
Unrealized gain on securities
Sale of stock for cash                                 --              --              --              --       1,300,000
Stock issuance costs                                   --              --              --              --      (2,805,000)
Options issued to placement agent                      --              --              --              --       2,800,000
Deferred compensation related to
grant of stock options                                 --              --              --              --              --
Amortization of deferred compensation                  --              --              --              --       2,927,083
                                             -------------    --------------   ------------  -------------    ------------

Balance, December 31, 1996                             --              --              --     (14,386,747)     (2,782,886)
Net loss
Unrealized loss on securities
Sale of stock and warrants for cash                    --              --              --              --       4,306,944
Issuance of stock for noncash transactions             --              --              --              --         109,600
Stock issuance costs                                   --              --              --              --      (1,785,888)
Options issued to Placement Agent                      --              --              --              --       1,278,631
Deferred compensation related to
grant of stock options                                 --              --              --              --              --
Cancellation of options                                --              --              --              --              --
Amortization of deferred compensation                  --              --              --              --       1,252,657
Preferred dividends and beneficial
conversion feature                                     --              --              --      (1,629,916)       (249,916)
Repurchase of common stock                             --              --              --              --             (10)
Shareholders' receivable                               --        (200,000)             --              --        (200,000)
Shares to be issued (including
additional paid-in capital)                       389,583              --              --              --         389,583
                                             -------------    --------------   ------------  -------------    ------------

Balance, December 31, 1997                        389,583        (200,000)        (31,200)    (20,701,848)     (2,397,670)
Net loss
Unrealized gain on securities
Sale of stock and warrants for cash                    --              --              --              --       8,184,900
Issuance of stock for noncash transactions             --              --              --              --         846,273
Stock issuance costs                                   --              --              --              --        (954,209)
Exercise of stock options                              --              --              --              --         268,750
Exercise of warrants                                   --              --              --              --         858,000
Cancellation of stock in connection with
legal settlements                                      --              --              --              --         326,123
Conversion of preferred stock to common
stock                                                  --              --              --              --              --
Amortization of deferred compensation                  --              --              --              --          19,648
Preferred dividends and beneficial
conversion feature                                     --              --              --      (4,106,146)       (448,146)
Common stock transferred to escrow               (389,583)             --              --              --              --
                                             -------------    --------------   ------------  -------------    ------------

Balance, December 31, 1998                             --        (200,000)        (20,638)    (32,073,150)       (550,925)
Net loss
Unrealized gain on securities
Sale of stock and warrants for cash                    --              --              --              --         400,000
Issuance of stock for noncash transactions             --              --              --              --         299,542
Stock issuance costs                                   --              --              --         (34,900)
Exercise of stock options                              --              --              --              --         176,104
Exercise of warrants                                   --              --              --              --         258,000
Conversion of preferred stock to common
stock                                                  --              --              --              --          15,662
Preferred dividends and beneficial
conversion feature                                     --              --              --      (2,794,340)         38,020
                                             -------------    --------------   ------------  -------------    ------------

Balance, September 30, 1999 (unaudited)      $         --    $   (200,000)   $         --    $(40,351,980)   $ (4,862,349)
                                            ===============  ==============  ==============  =============   ==============

                        U.S. Digital Communications, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999


                                                                     December 31,                              September 30,
                                                -------------------------------------------------  --------------------------------
                                                       1996             1997             1998             1998             1999
                                                  ---------------  ---------------  ---------------  ---------------   -------------
                                                                                                                        (Unaudited)
Cash flows from operating activities
Net loss                                          $(8,056,918)     $(4,685,185)     $(7,265,156)     $(4,273,334)     $(6,480,661)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization                          41,256          195,065          254,814          185,945          295,005
Goodwill write-off                                         --               --               --               --          665,895
Stock option compensation                           2,927,083        1,252,657          528,690          369,479               --
Loss on investments and disposal of equipment         130,756           84,050            9,630               --           12,313
Reserve for advances to target companies                   --               --          615,536               --               --
Stock issued for services                                  --               --               --               --           33,542
Changes in assets and liabilities
Decrease (increase) in trade accounts
receivable                                                 --          (96,380)          21,850           80,410          (96,673)
Decrease in other receivables                              --           20,000               --               --               --
(Increase) decrease in inventory                           --           43,349         (687,150)          69,543          677,820
Decrease (increase) in prepaid expenses                69,522           13,042         (186,612)         (88,444)         140,001
Increase in other noncurrent assets                        --           (3,079)        (132,683)         (32,014)          (7,687)
(Decrease) increase in accounts payable
and accrued expenses                                1,260,270         (520,463)        (404,060)        (181,494)       1,812,118
Decrease in deferred revenue                               --          (70,400)         (94,652)         (74,578)          79,194
Increase in accrued interest on
stockholder loans                                      25,659          109,603          113,257           87,756           60,003
Increase in minimum royalty obligation                450,000               --               --               --               --
Increase in due to former officers and
shareholders                                          300,000          324,905               --               --               --
                                                  -----------      -----------       -----------      ----------       ----------

Net cash used in operating activities              (2,852,372)      (3,332,836)      (7,226,536)      (3,856,731)      (2,809,130)
                                                  -----------      -----------       -----------      ----------       ----------

Cash flows from investing activities
Purchase of investments                                    --         (125,000)              --               --               --
Proceeds from sale of investments                          --               --               --               --          130,999
Capital expenditures                                  (30,518)         (62,444)        (169,539)         (49,658)        (792,424)
Advances to Skysite prior to acquisition                   --         (231,039)              --               --               --
Patents and other expenditures                        (13,838)              --               --               --               --
Advances to stockholders                             (116,478)              --               --               --               --
Advances to target companies                               --          (25,000)        (690,536)        (646,000)              --
Collection of notes receivable                             --               --               --               --          324,169
                                                  -----------      -----------       -----------      ----------       ----------

Net cash used in investing activities                (160,834)        (443,483)        (860,075)        (695,658)        (337,256)
                                                  -----------      -----------       -----------      ----------       ----------

                        U.S. Digital Communications, Inc.

Years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999


                                                                  December 31,                                  September 30,
                                              -------------------------------------------------   ----------------------------------
                                                    1996             1997             1998               1998                1999
                                               ---------------  ---------------   --------------   -----------------   -------------
                                                                                                                         (Unaudited)

Cash flows from financing activities
Borrowings from nonstockholders               $   100,000      $   300,000      $   600,000      $        --      $        --
Borrowings from stockholders                      992,900          388,000               --        1,110,150          890,000
Borrowings from TELCAM                                 --               --               --               --          520,000
Repayment of stockholder borrowings              (100,000)         (50,000)        (250,000)        (250,000)              --
Principal payments under notes payable             (5,970)         (10,237)         (16,240)          (2,797)              --
Proceeds to exercise future common
stock warrants                                         --               --          245,100               --               --
Proceeds from issuance of common
stock                                           1,300,000               --               --          121,875          178,125
Proceeds from issuance of preferred
stock and warrants                                     --        4,306,944        8,184,900        8,763,900          237,900
Purchase of treasury stock                             --              (10)              --               --               --
Payment of dividends on preferred stock                --         (113,985)              --               --               --
Payment of stock issuance costs, net               (5,000)        (507,257)        (954,209)      (1,120,390)         (34,900)
Proceeds from exercise of common
stock options                                          --               --          268,750               --               --
Proceeds from exercise of common
stock warrants                                         --               --          858,000               --               --
                                              -------------        ----------   -------------     --------------   ------------

Net cash provided by financing activities       2,281,930        4,313,455        8,936,301        8,622,738        1,791,125
                                              -------------        ----------   -------------     --------------   ------------

NET INCREASE (DECREASE) IN

CASH AND CASH EQUIVALENTS                        (731,276)         537,136          849,690        4,070,349       (1,355,261)

Cash and cash equivalents, beginning              739,930            8,654          545,790          545,790        1,395,480
                                              -------------        ----------   -------------     --------------   ------------

Cash and cash equivalents, end                $     8,654      $   545,790      $ 1,395,480      $ 4,616,139      $    40,219
                                              -------------        ----------   -------------     --------------   ------------

                        U.S. Digital Communications, Inc.

              Years ended December 31, 1996, 1997 and 1998 and the
                  six months ended September 30, 1998 and 1999

                                                                    December 31,                             September 30,
                                                  -------------------------------------------------   ----------------------------
                                                     1996            1997               1998              1998           1999
                                                  ------------  ---------------    ----------------   -------------  -------------
                                                                                                              (Unaudited)
Supplemental disclosures of cash
transactions
Cash paid for interest                            $     7,772   $       70,619     $        35,648    $     36,148   $        816
                                                  ============  ===============    ================   =============  =============

Supplemental disclosures of noncash
transactions
Beneficial conversion feature on
preferred stock                                   $         -   $    1,380,000     $     3,658,000    $   1,317,438   $ 2,846,000
                                                  ============  ===============    ================   =============  =============

Acquisition of Skysite Communications
Corporation:
Fair value of assets acquired                     $         -   $      420,622     $             -    $          -   $          -
Liabilities assumed                                         -          935,914                   -               -              -
                                                  ------------  ---------------    ----------------   -------------  -------------

                                                  $         -   $    1,356,536     $             -    $          -   $          -
                                                  ============  ===============    ================   =============  =============

Satisfaction of note payable and accrued
interest with issuance of common
stock                                             $         -   $      109,500     $       663,484    $    543,667   $    245,100
                                                  ============  ===============    ================   =============  =============

Satisfaction of amounts due to
former officers with issuance of
common stock                                      $         -   $            -     $       474,811    $          -   $          -
                                                  ============  ===============    ================   =============  =============

Satisfaction of accrued interest on
amounts due to former officers with
issuance of common stock                          $         -   $            -     $       193,674    $          -   $    266,000
                                                  ============  ===============    ================   =============  =============

Common stock issued and transferred
to escrow                                         $         -   $            -     $       389,583    $          -   $          -
                                                  ============  ===============    ================   =============  =============

Unpaid accrued dividends payable on
preferred stock                                   $         -   $      135,931     $       448,146    $          -   $    219,711
                                                  ============  ===============    ================   =============  =============

Satisfaction of amounts due to
shareholders with issuance of
common stock                                      $         -   $            -     $             -    $     58,905   $          -
                                                  ============  ===============    ================   =============  =============


                        U.S. Digital Communications, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of september 30, 1998 and 1999 and for the nine months then ended are unaudited)

NOTE A - ORGANIZATION

     FORMATION

     On November 28, 1995, Global Telephone and Communications, Inc. ("GTCI"), a Nevada corporation, and Visual Information Service Corporation ("Viscorp"), an Illinois corporation, entered into an agreement and plan of reorganization under which every share of Viscorp stock was exchanged for four shares of GTCI stock. This resulted in the stockholders of Viscorp obtaining voting control over GTCI. To the Company's knowledge, GTCI did not conduct any business prior to the reorganization. The reorganization was consummated because the stock of GTCI traded on the NASDAQ Bulletin Board and, therefore, provided the Company with a public presence. In conjunction with the transaction, GTCI changed its name to Viscorp. On October 24, 1997, Viscorp changed its name to U.S. Digital Communications, Inc.

     OPERATIONS

     U.S. Digital Communications, Inc. (the "Company"), a Nevada corporation, is a provider of satellite and wireless digital communications equipment and services to corporate and other consumers. The Company, through a wholly-owned subsidiary, markets satellite telephone products and services to provide solutions for the communications needs of companies with global operations or remote installations. Prior to its acquisition of this subsidiary, the Company was a development stage enterprise founded to develop various internet, modem, video data and telephone products and devices. In 1997, the Company discontinued development of these products.

     ACQUISITION OF SKYSITE

     On June 20, 1997, the Company entered into an agreement and plan of reorganization (the "Agreement") with Skysite. Under the Agreement, the Company was to issue 750,000 shares of common stock to the shareholders of Skysite, as well as options to purchase an additional 500,000 shares of restricted common stock at an exercise price of $.40 per share.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)

NOTE A - OPERATIONS (Continued)

     ACQUISITION OF SKYSITE (Continued)

     The stock of Skysite was transferred to the Company on August 26, 1997. Subsequent to the acquisition, a dispute arose between the Company and the former President of Skysite related to the value of Skysite at the time of the acquisition. As a result of this dispute, the Company withheld the issuance of its shares. During 1998, the Company entered into an amended agreement with the shareholders of Skysite, except for the former President (who was originally allocated 240,000 shares). Under the terms of this amended agreement, the other shareholders' shares and options were placed in an escrow account in October 1998. The shareholders have all rights attributable to the escrowed stock, however, they have agreed that at such time when they elect to sell these shares, the first $200,000 of proceeds will be placed in escrow and paid to the Company, and the remaining shares and options will be released to the shareholders. The 240,000 shares due to the former President remain unissued, and the Company does not intend to issue such shares.

     On or about January 19, 1999, the former President filed a complaint against the Company alleging multiple claims, including breach of contract, breach of fair dealing, fraud, negligent misrepresentation, specific performance, conversion and trespass. On or about February 16, 1999, the former President filed an Amended Complaint in the above-referenced matter containing the same claims as those in the original Complaint. The claims arise out of the August 26, 1997 acquisition by the Company of all of the stock of Skysite, pursuant to the terms of the Agreement.

     The Company alleged that numerous misrepresentations were made in the Agreement. These defenses will be raised as a setoff to the former President's claim for stock and any damages related thereto. Given the early stages of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying financial statements.

     At the time of the acquisition, the Company also entered into an agreement with the former President of Skysite to issue options to purchase 146,961 shares of the Company's common stock, at an exercise price of $.40 per share, over the following 36 months in amounts to be determined by the company. The number of options granted to the former President of Skysite would be adjusted for any material breach of the agreement. In addition, the options to be granted were also based upon employment services, which were to be provided. No options have been granted to the former President since the Company believes the former President did breach the agreement, and no services were performed.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE A - OPERATIONS (Continued)

     ACQUISITION OF SKYSITE (Continued)

     The Company recognized the Skysite acquisition as a purchase for accounting purposes. The Company valued the acquisition at the fair value of the consideration given plus the liabilities assumed. The consideration given included the 510,000 shares and 500,000 options placed in escrow, less the $200,000 to be received from escrow when these shares are sold. This $200,000 receivable has been recognized by the Company as a reduction of stockholders' equity. The shares and options have been recorded at management's estimate of fair value which reflects a discount due to the restricted nature of the shares. The following is the valuation at August 26, 1997, the closing date of the acquisition, of consideration given:

510,000 shares of Company common stock                                                  $          214,583
500,000 options to purchase Company common stock                                                   175,000
Due from Skysite shareholders                                                                     (200,000)
Advances made from the Company to Skysite prior to acquisition                                     231,039
                                                                                          -----------------

                                                                                                   420,622

Liabilities assumed                                                                                935,914

                                                                                          -----------------

Total purchase price                                                                    $        1,356,536
                                                                                          =================


    The Company allocated the purchase price based on the fair value of the assets acquired as follows:

 Current assets                                                                      $          289,440
 Property and equipment                                                                          11,474
 Other assets                                                                                     4,200
 Goodwill                                                                                     1,051,422
                                                                                       -----------------

                                                                                     $        1,356,536
                                                                                       =================

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE A - OPERATIONS (Continued)

     ACQUISITION OF SKYSITE (Continued)

     The following unaudited proforma financial information presents the consolidated results of operations of the Company and Skysite as if the acquisition had occurred on January 1, 1996. The proforma financial information does not necessarily reflect the results of operations that would have occurred had the Company and Skysite constituted a single entity during such periods.


                                            Year ended
                                            December 31,
                                   ------------------------------
                                       1996             1997
                                   -----------      -----------
                                            (Unaudited)
Proforma revenue                   $   704,179      $ 1,243,961
Proforma net loss available to
  common shareholders               (8,898,614)      (6,810,549)
Proforma net loss per share              (0.41)           (0.33)


     REORGANIZATION

     In July 1998, the Company formed a new wholly-owned subsidiary, International Satellite Group, Inc. ("Insat"), to oversee its satellite communication operations, and transferred the common stock of Skysite Communications Corporation ("Skysite") to Insat. Additionally, Insat formed Project 77 Corp. ("Project 77") in 1998 as its other wholly-owned subsidiary primarily to market Iridium satellite telephone equipment and services.

     REALIZATION OF ASSETS

     For the three years ended December 31, 1998, the Company has experienced significant losses due to its previous technology development activities and the losses from Skysite's operations. The success of the Company is dependent on its ability to generate adequate cash for operations and capital needs. Its ability to generate adequate cash for such needs is in

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)



NOTE A - OPERATIONS (Continued)

     REALIZATION OF ASSETS (Continued)

     part dependent on its success in increasing sales from Insat's products and services and the sale of new products and services. The Company has developed strategies to increase the sales of products and services, however, due to market conditions and other factors beyond its control, there can be no assurance the Company will be able to adequately increase product sales. Therefore, the Company may have to generate additional capital through the issuance of debt or equity securities. Although the Company believes it has the ability to raise additional capital, such an issuance may be dilutive to existing shareholders and there can be no assurance that adequate funds will be available, if at all, on terms that are reasonable or acceptable to the Company. Therefore, the Company has developed a plan to implement certain cost control measures to mitigate its liquidity risk, and is seeking new products and services that will increase cash flow and reduce the reliance on Insat's products and services. If the Company is unable to generate adequate cash, there could be a material adverse effect on the business and financial condition of the Company.

     Future operating results may be affected by a number of factors including the timing of new product introductions in the market place, competitive pricing pressures, and economic conditions. Because the market for the Company's products is characterized by rapidly changing technology, the development and introduction of competitive products may pose a threat to the Company's business.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION AND CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Insat, after eliminating intercompany balances and transactions. The amounts included for Skysite for the year ended December 31, 1997 represent all activity from August 26, 1997, the date of acquisition, to December 31, 1997.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Management has estimated the fair value of its unregistered restricted stock and options given as consideration for the acquisition of Skysite, compensation to placement agents, satisfaction of debts and other obligations and compensation to nonemployee directors. Management's estimate of fair value included marketability discounts that were estimated based on arm's length transactions consummated with equity securities (e.g., settlement of debt and stock sales). In addition, management has made estimates in connection with the valuation allowance on the deferred income taxes, valuation allowance on notes receivable and the evaluation of potential impairment of goodwill.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 1998 and September 30, 1999, substantially all funds are held at one financial institution and balances exceed the federally insured limits. The Company does not believe it is exposed to any significant credit risk on cash equivalents.

     INVENTORY

     Inventory, which consists primarily of finished goods, is stated at the lower of cost or market on a first-in, first-out basis. Cost is determined using the weighted average cost method.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are being depreciated over the estimated useful lives of the assets ranging from three to seven years, using accelerated methods. For property and equipment under capital lease, the assets are depreciated over the shorter of the remaining life of the lease or the useful life of the asset.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     INTANGIBLE ASSETS

     Intangible assets include the excess of purchase price over net assets received resulting from the acquisition of Skysite, which is being amortized over five years. As of December 31, 1997 and 1998, the unamortized balance was $981,327 and $771,039, respectively (net of accumulated amortization of $70,096 and $280,383, respectively). During the nine months ended September 30, 1999, the amounts related to the acquisition of Skysite were written-off, resulting in a charge to expense of $665,895 for the nine months then ended.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amounts of net assets. Impairment, if any, is measured at fair value.

     EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share are computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per common share are computed by dividing net loss by the weighted-average number of shares of common stock outstanding plus other dilutive securities.

     Since the Company had net losses from operations, no potential common shares to be issued are included in the computation of the diluted per share amount as they would be anti-dilutive. Accordingly, the following common stock equivalents are not included in the weighted-average shares of common stock outstanding.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     EARNINGS (LOSS) PER COMMON SHARE (Continued)

                                             1996               1997              1998               1999
                                        ----------------   ---------------   ----------------  -----------------
                                                                                                (Unaudited)
Common shares to be
  granted under option
  arrangements, less shares
  assumed purchased
  at average market price                     2,312,122         1,580,562            340,888            549,575

Convertible preferred
  securites and related
  warrants                                            -           935,800          4,428,498          2,061,075
                                        ----------------   ---------------   ----------------  -----------------
                                              2,312,122         2,516,362          4,769,386          2,610,650
                                        ================   ===============   ================  =================

     FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, receivables and stockholder loans are a reasonable estimate of their fair value given their short-term nature. Investments in equity securities are carried at their fair value.

     STOCK-BASED COMPENSATION

     During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has adopted the disclosure-only provisions of SFAS No. 123 for employee stock options. Accordingly, when the Company grants employee stock options with an exercise price equal to the NASDAQ bulletin board price ("quoted price") of the shares on the date of grant, no compensation expense is recorded. If employee stock options are granted at an exercise price less than the quoted price, compensation expense is recorded to the extent of the intrinsic value.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     STOCK-BASED COMPENSATION (Continued)

     Transactions with nonemployees in which consideration is received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     RESEARCH AND DEVELOPMENT EXPENSE

     The Company expenses research and development costs as they are incurred.

     REVENUE RECOGNITION

     The Company recognizes equipment sales revenue upon shipment. Airtime services are recognized in the period in which communications services are rendered. Deferred revenue consists of customer payments received in advance of services provided under contractual arrangements.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Risk with respect to accounts receivable is generally diversified among a number of entities comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. Actual losses and allowances have been within management's expectations.

     DEFERRED COMPENSATION

     The Company records stock option compensation as the difference between the exercise price of options granted and the fair value of the Company's common stock on the date of grant over the vesting period. Deferred compensation represents the unvested portion. The amount of deferred compensation recorded in 1996, 1997 and 1998 was $6,640,625, $879,596 and
     $-0-, respectively. Deferred compensation is amortized to expense during the vesting period of the related options.

                        U.S. Digital Communications, Inc.

             December 31, 1996, 1997 and 1998 and September 30, 1999 (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income (net income (loss) plus all other changes in net assets from nonowner sources) and its components in the financial statements.

     INCOME TAXES

     Deferred income taxes are recognized based on the estimated future tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense represents the current tax provision for the period and the change during the period in deferred tax asset and liabilities.

     RECLASSIFICATIONS

     Certain balances from 1996 and 1997 have been reclassified to conform to the December 31, 1998 presentation.

     SEGMENT INFORMATION

     Effective December 31, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. The Company is in one business segment, satellite communications, and follows the requirements of SFAS No. 131.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)

NOTE C - INVESTMENTS

     In 1997, the Company loaned $50,000 to EDNET, an unrelated company. Under the terms of a loan agreement, if EDNET did not repay the loan by June 15, 1997, the Company would, and did, receive 65,000 shares of EDNET, which were restricted through June 15, 1998. The value of these shares on June 15, 1997 was $40,950. Due to the transaction, the Company has recognized a loss of $9,050, which is included in loss on investments in the accompanying financial statements. As of December 31, 1998, the fair value of these shares was approximately $0.31 per share. The Company has reflected the reduction in the fair value of this investment by recording a $20,638 unrealized loss in stockholders' equity in the accompanying consolidated balance sheet as of December 31, 1998. During the nine months ended September 30, 1999, the fair value of the shares increased to $2.015 per share. The Company sold the shares for $130,099 and recognized a gain of $90,049 during the nine months ended September 30, 1999.

NOTE D - PROPERTY AND EQUIPMENT

     As of December 31, 1997 and 1998 and September 30, 1999, property and equipment consists of the following:

                                             December 31,
                                      -------------------------      September 30,
                                         1997            1998           1999
                                      ---------       ---------       ---------
                                                                     (Unaudited)
Office furniture and equipment         $176,623        $256,875        $785,546
Computer and video equipment             18,040          67,069         169,822
Less accumulated depreciation           (72,163)        (86,061)       (237,922)
                                      ---------       ---------       ---------
                                       $122,500        $237,883        $717,446
                                      =========       =========       =========


     Depreciation expense for the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999 amounted to $19,534, $35,430, $54,156, $36,438, and $97,307 , respectively.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE E - NOTES PAYABLE AND STOCKHOLDER LOANS

     As of December 31, 1997 and 1998 and September 30, 1999, notes payable and stockholder loans consist of the following:

                                                                      December 31,
                                                             --------------------------     September 30,
                                                                 1997           1998            1999
                                                             ----------      ----------      ----------
                                                                                            (Unaudited)
Note payable to stockholder, interest rate 8%,
  payable January 5, 1999 and February 28, 1999                $857,385        $500,000        $500,000
Note payable to stockholder, interest rate 8%,
  payable on demand                                             105,000            --              --
Note payable, interest rate 10%, payable April 2, 2000             --           100,000         100,000
Note payable, interest rate 10%, payable from
  September 12, 1999 through May 5, 2000                        300,000         800,000         800,000
Notes payable, interest rate 8%, payable February 15,              --              --           300,000
  1999 and April 2, 1999

Note payable, interest rate 9%, payable June 30, 1999              --              --            50,000
Note payable, interest rate 9%, payable June 30, 2000              --              --           300,000
Note payable, interest rate 10%, payable April 12, 2000            --              --           150,000
Note payable, interest rate 9%, payable July 30, 2000              --              --           520,000
Note payable, interest rate 9%, payable on demand                  --              --            90,000
Capital lease obligation, payable in monthly
  installments of $846 through February 6, 1999,
  including interest at an annual rate of 36.7%                   9,521           8,521           8,521
Capital lease obligation, payable in monthly
  installments of $211 through May 1, 2001,
  including interest at an annual rate of 14.5%                   6,817           6,314           6,314
Capital lease obligation, payable in monthly
  installments of $431 through February 13, 2001,
  including interest at an annual rate of 12.3%                  14,737            --              --
                                                             ----------      ----------      ----------
Total debt                                                    1,293,460       1,414,835       2,824,835
Less current maturities                                       1,291,843         814,835       2,824,835
                                                             ----------      ----------      ----------
                                                                 $1,617        $600,000      $     --
                                                             ==========      ==========      ==========

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE E - NOTES PAYABLE AND STOCKHOLDER LOANS (Continued)

     On April 15, 1997, the Company issued 160,000 shares of common stock in full satisfaction of a $100,000 note payable June 30, 1997. On this date, the outstanding balance on this note, including accrued interest was $109,500. No gain or loss was recognized by the Company in the settlement of the liability.

     On August 24, 1998, the Company entered into a settlement related to an amount owed to a shareholder of the Company. The balance owed to the shareholder, including interest and unreimbursed expenses totaled $1,033,951 as of December 31, 1997. Under the agreement, the Company issued 200,000 shares of its restricted common stock and made a $250,000 payment to the shareholder on September 1, 1998. Pursuant to the settlement, the Company was required to make two payments of $250,000 each on January 5, 1999 and February 28, 1999. The Company did not make these payments. No gain or loss was recognized by the Company in the settlement of the liability.

         Future minimum payments of debt are as follows:

 Year Ended                                     December 31,  September 30,
                                                ----------     ----------
                                                              (Unaudited)
1999                                          $   814,835     $        --
2000                                              600,000       2,824,835
                                                ---------       ---------
                                              $ 1,414,835     $ 2,824,835
                                                =========       =========


NOTE F - STOCKHOLDERS' EQUITY

     COMMON STOCK

     In November 1994, the Company entered into an agreement with a placement agent for a private offering. This private offering resulted in the sale of 2,000,000 units at a purchase price of $0.625 per unit for a total consideration of $1,250,000. Each unit consisted of one share of common stock, one Class A warrant and one Class B warrant (no Class A or Class B warrants were exercised prior to their expiration date). The placement agent received 200,000 shares of common stock and 48,000 expense units valued at $155,000 as compensation for its services and costs. Each expense unit was composed of one share of common stock, one Class A warrant and one Class B warrant (no Class A or Class B warrants were exercised prior to their expiration date). In addition, attorney and finder's fees totaling $83,833, paid or to be paid in cash, were incurred and are included as stock issuance

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     COMMON STOCK (Continued)

     costs. Of the $83,833, $50,000 was payable at December 31, 1994 to one consultant. In addition, the consultant was granted an option, exercisable until March 8, 1998, for the purchase of 80,000 shares of common stock at the exercise price of $0.625 per share.

     During 1995, the Company and the consultant revised the fee structure noted in the previous paragraph. In exchange for the cancellation of the $50,000 obligation and the option to purchase 80,000 shares, the consultant received $25,000 in cash, 40,000 shares of common stock with a deemed value of $25,000 and 120,000 options. The additional compensation was recorded as general and administrative expense by the Company.

     During 1995, the Company entered into an agreement with an investment advisor to raise equity financing solely from offshore purchasers and purchasers who may be deemed "accredited investors" as those terms are generally defined under Regulation S and Regulation D, respectively, promulgated by the U.S. Securities and Exchange Commission. A total of 4,400,000 shares of the Company's common stock were issued at a purchase price of $0.625 per share for a total of $2,750,000. The placement agent received a finder's fee totaling $330,000, which is included as stock issuance costs and charged against additional paid-in capital.

     Prior to signing the agreement with the investment advisor, the Company had independently raised $285,000 through the issuance of 212,000 shares at a purchase price of $1.25 per share and $20,000 through the issuance of 32,000 shares at a purchase price of $0.625 per share in separate transactions.

     An officer of the Company and outside consultants received 600,000 and 66,000 shares, respectively, during 1995 as payment for services rendered, valued at the price of $0.625 per share. The value of the shares issued, $375,000 and $41,250, were charged to research and development, and general and administrative, respectively.

     In February 1996, the Company raised $50,000 through the issuance of 20,000 shares of common stock. In addition, from March 1 through April 11, 1996, the Company raised $1,000,000 through the issuance of 500,000 shares of common stock and $250,000 through the exercise of 400,000 options at a price of $0.625 per share which were convertible into 400,000 shares. The options were issued to a placement agent for raising the $1,000,000 noted in the previous sentence, and were valued at $2,800,000. This amount is included as

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


     NOTE F - STOCKHOLDERS' EQUITY (Continued)

     COMMON STOCK (Continued)

     stock issuance costs and charged to additional paid-in capital in the statement of stockholders' equity.

     In 1997, the Company issued 160,000 common shares to a third-party for full settlement of a note payable (see note E) and 10,000 shares to a former consultant. In addition, the Company reacquired 5,902,200 common shares from a former director for total consideration of $10.

     During 1998, the Company issued and cancelled 350,000 and 1,904,000 common shares, respectively, to former directors for full settlement of amounts owed (see note I). In addition, during 1998, the Company issued 505,000 common shares in exchange for options exercised, 286,000 common shares in exchange for 464,000 common stock warrants exercised, converted 637,500 Series A preferred shares for 637,500 common shares (see note F) and issued 50,000 common shares in connection with sale of 3,000 Series B preferred shares (see note I).

     During the nine months ended September 30, 1999, the Company issued 490,000 common shares to former employees for full settlement of amounts owed (see note I). In addition, during the nine months ended September 30, 1999, the Company issued 260,578 common shares in exchange for options exercised, 2,423,000 common shares in exchange for 2,752,000 common stock warrants exercised, converted 1,415,666 Series A preferred shares for 1,945,166 common shares, sold 666,668 common shares and issued 1,693,200 common shares in connection with the redemption of 600 Series B preferred shares.

     PREFERRED STOCK

     SERIES A

     In December 1996 and August 1997, the Company entered into an agreement with a placement agent to raise equity financing solely from non-U.S. persons as defined in Regulation S promulgated by the U.S. Securities and Exchange Commission through a private offering of the Company's 8% cumulative convertible preferred stock ("Series A"), $0.01 par value per share. The Company offered a minimum of 2,000,000 and a maximum of 6,666,667 shares of the 8% preferred stock for consideration of between $3,000,000 and $10,000,000. The Series A preferred stock is nonvoting.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES A (Continued)

     The first offering period was to expire on June 30, 1997; however, the Company closed that offering in February 1997 after selling 2,031,832 shares of Series A Preferred Stock with 1,015,916 warrants for a total consideration of $3,047,748. In August 1997, the Company again offered its Series A Preferred Stock and warrants with the offering period to expire March 31, 1998. The August 1997 memorandum was subsequently amended and the offering period was extended to July 31, 1998. The Company raised $3,460,500 through the issuance of 2,307,000 additional shares of Series A preferred stock and 1,153,300 warrants. The Company raised a total of $6,508,248 through the issuance of 4,338,832 total shares of Series A preferred stock in the two offerings. Of this amount, $2,184,900 was raised through the issuance of 1,456,600 shares during 1998.

     For every two Series A preferred shares purchased, the stockholder received one warrant (which expires three years after the date of execution of the subscription agreement) to purchase one share of common stock at an exercise price of $3.00 per share (the "preferred stock warrants"). The preferred stock warrants shall become exercisable in the same increments and on the same dates that the conversion rights with respect to the shares to which they are attached become vested, as described below. As of December 31, 1998, a total of 2,169,416 warrants had been issued and 286,000 warrants were exercised.

     The Company allocated the equity raised between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company allocated approximately $2,868,000 to the preferred stock and $3,640,000 to the warrants for the entire proceeds received under Series A through closing at July 31, 1998. As of December 31, 1998, the allocation, net of preferred shares converted and warrants exercised, amounted to approximately $2,450,000 and $3,200,000 for the preferred stock and warrants, respectively.

     Series A preferred stockholders have the right to convert each share into one share of common stock as follows: a) 25% of the shares 90 days following the date the shares were issued (the initial conversion date) and
     b) 25% of the shares at the end of each of the three consecutive 90-day periods following the initial conversion date. No conversion of Series A preferred stock to common stock was made in 1997. In 1998, the Company converted 637,500 shares of Series A preferred stock to an equal number of shares of common stock.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES A (Continued)

     Six months after the date of issuance of the Series A preferred shares, the Company shall have the option to require the preferred stockholder to convert each of such shares into one share of common stock. Upon such conversion, all of the preferred stock warrants attached to such shares shall become fully exercisable.

     Each Series A preferred stockholder is entitled to receive quarterly dividends on the last day of March, June, September and December in an amount equal to 8% per annum of the stated value of the preferred stock. During 1997, the Company recorded dividends totaling $249,916, of which $113,985 was paid in 1997 and $135,931 was payable at December 31, 1997. No dividends were paid in 1998. Additionally, the Company has recorded dividends payable totaling $584,077 and $844,417 at December 31, 1998 and June 30, 1999, respectively.

     On the date of issuance of some of the Series A preferred stock, the purchase price of the shares was less than the quoted market price of the Company's common stock. Accordingly, the intrinsic value of this beneficial conversion feature is being accreted to preferred stock over the conversion rights period. Accretion of the beneficial conversion feature as of December 31, 1998 and 1997 and September 30, 1999 totaled $3,658,000, $1,380,000 and $6,192,000, respectively, and is reflected as an increase in the carrying value of the preferred stock and a dividend charge against accumulated deficit.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock will be entitled to be paid, before any distribution or payment is made in respect of any common stock as to distribution on liquidation, dissolution or winding up, an amount in cash equal to the aggregate stated value ($1.50 per share) of all shares outstanding plus all accrued but unpaid dividends.

     Under the terms of the placement agent agreement related to Series A, the placement agent is entitled to (1) a placement fee based on a percentage of capital raised, (2) options to purchase common stock of the Company and (3) 5% of the proceeds related to exercise of warrants issued with the Series A preferred shares. The total fees earned and the value of the options granted through the closing at July 31, 1998 amounted to $2,037,151. In accordance with the

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES A (Continued)

     placement agent agreement, on March 6, 1997, the placement agent was granted 2,800,000 options to purchase common stock of the Company at $0.3125 per share. On December 12, 1997, these options were canceled and the Company granted the placement agent 2,800,000 new options, for which the placement agent could exchange each option for .85 share of the Company's stock upon registration. On December 12, 1997, the Company valued the new options to be $1,278,631. The Company has recognized the value of the new options and the percentage fee earned by the placement agent and recorded this amount, which totaled $1,785,888 for the year ended December 31, 1997 as stock issuance cost, which is reflected as a reduction of additional paid-in capital. In addition, if all warrants issued in the Series A offering are exercised, the placement agent's 5% fee would increase by approximately $325,000. For the year ended December 31, 1998, the placement agent earned and was paid $251,264 and $42,900 for capital raised and warrants exercised, respectively.

     SERIES B

     In April 1998, the Company created a Series B issue of preferred stock, which it offered in a Regulation D Private Placement. The Company offered 3,000 shares of the 10,000,000 authorized shares of preferred stock at a purchase price of $1,000 per share. Each share had a stated value of $1,000 and a par value of $0.01 per share. The Series B offer closed on May 28, 1998. The Company issued all 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company. (See note I related to the placement agent fee.) The Series B preferred stock does not pay dividends and is nonvoting stock.

     Each share of Series B preferred stock shall be convertible into shares of the Company's common stock based upon a conversion formula, as defined in the offering agreement.

     In conjunction with the offering, 500,000 warrants were issued to the Series B shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price 110% of the closing bid price as of the closing of the Series B offering. The exercise price is $4.34. The exercise price and number of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series B offering.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES B (Continued)

     The Company has allocated the equity raised between the preferred stock and the warrants. Based on the valuation of each on the date of issuance, the Company allocated approximately $955,000 to the preferred stock and $2,045,000 to the warrants.

     Each holder of Series B preferred stock will have the right to convert their shares as follows: a) 50% of the shares on the effective date of registration ("conversion date") at the conversion price (lesser of (i) 25% off the five-day average closing bid price for the Company's common stock immediately before conversion or (ii) 100% of closing bid price for the Company's common stock on the date of closing, but not less than $.50 per share of the Company's common stock) and b) 50% of the shares on the 45th day after the effective date of registration at the conversion price. The holder shall be entitled to an additional discount privilege equal to 1% per month, or fraction of a month, from the time of closing until the conversion date for any conversion 30 days after the conversion date and 1/2% per month or fraction of a month for any conversions thereafter ("additionaL discount"). All shares outstanding on May 1, 2001 will be automatically converted into common stock in accordance with the conversion formula, at the conversion price.

     The Company will have the right, in its sole discretion, to redeem in whole or in part any shares of Series B preferred stock submitted for conversion. The redemption price per share of common stock after conversion of the Series B preferred stock shall be calculated as 133% of the face value plus any accrued additional discount.

     On the date of issuance of the Series B preferred stock, the conversion price of certain of the Series B preferred stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature would have been approximately $1,288,000. The eventual accretion of the intrinsic value of the beneficial conversion feature will be recorded as an increase in the carrying value of the preferred stock and a dividend charge to accumulated deficit over the conversion rights period.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES B (Continued)

     In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary (a "liquidation"), the holders of shares of the Series B preferred stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the common stock or upon any other series of preferred stock of the Company with a liquidation preference subordinate to the liquidation preference of the Series A preferred stock. The amount of the pay-out will be an amount per share equal to the stated value.

     The Series B preferred stock subscription agreements contain a "put" provision for common stock which allows the Company to raise an additional $3,000,000. The provision specifies that 75 days after the effective date of the registration of additional common shares to be used under this provision, the Company may sell common stock (the "put stock") to the Series B subscribers. The price of the put stock is determined by taking the lower of (1) 80% of the lowest closing bid price for the previous 20 trading days prior to funding or (2) 80% of the closing bid price on the day of funding. The minimum draw is $250,000 and the maximum draw is $750,000. If the price of the Company's common stock for the 20 trading days prior to the funding is less than $1.25 and the average trading volume is less than $300,000 per day for the previous 20 trading days, the Series B shareholders have the option not to fund the requested draw. These minimums increase as the amount of the funds requested by the Company increase from $250,000 to $750,000.

     On the date of issuance of the Series B preferred stock with the put provision, the conversion price under the put provision was less than the quoted market price of the Company's common stock. Accordingly, had the put provision been exercised at the date of issuance of the Series B preferred stock, the intrinsic value of the beneficial conversion feature would have been approximately $483,000. The put provision was recorded as an offsetting charge to shareholders' equity. The stock put rights will be amortized over the period of the put provision with an offsetting charge to accumulated deficit. The accretion of the intrinsic value of the beneficial conversion feature will be recorded ratably over the term of the put contract (two years from execution of the subscription agreement) based on the earliest dates the Company may put its shares.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)

NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES C

     In August 1998, the Company created a Series C issue of preferred stock. The Company offered 4,000 shares of the 10,000,000 authorized shares of preferred stock at a purchase price of $1,000 and no par value. When the offering ended September 1, 1998, the Company had issued 3,000 shares for $3,000,000, resulting in $2,670,000 net cash proceeds to the Company (see note I for discussion of placement agent fee). The Series C preferred stock does not pay dividends and is nonvoting stock.

     In conjunction with the offering, 495,000 warrants were issued to the Series C shareholders proportionate to each investor's number of shares purchased to the total shares offered. Each warrant entitles the holder to purchase shares of the Company's common stock at a price of $4.34. The exercise price and numbers of shares to be purchased may be adjusted from time to time based on computations included in the warrant agreement. Such warrants are exercisable for three years after closing of the Series C offering.

     The Company has allocated the equity raised between the preferred stock and the related warrants. Based on the valuation of each on the date of issuance, the Company allocated $1,802,000 to the preferred stock and $1,198,000 to the warrants.

     Fifty percent of each share of Series C preferred stock shall be convertible on the earlier of the effective date of registration of the Company's common ("conversion date") or 120 days from the closing of the Series C preferred stock, the remaining 50% shall be convertible on the earlier of the 45th day after the effective date of registration or 165 days from the closing of the Series C preferred stock. The conversion price will be either the discounted price (25% off of the five-day average closing bid price immediately before the conversion date) or $3.94, whichever is less. However, in no event shall the conversion price be less than $1.875 per share. In the event the stock trades below $1.875 for five consecutive days prior to the conversion date, the floor price will be adjusted to the lowest closing bid price for the Company's common stock during such five-day period from which the holder shall be entitled to an additional discount. The holder shall be entitled to an additional discount privilege equal to 1% per month, or fraction of a month, from the time of closing until the conversion date for any conversion 30 days after the conversion date and 1/2% per month, or fraction of a month, for any conversionS thereafter ("additional discount"). All shares outstanding on June 1, 2001 will be automatically converted into common stock on such date in accordance with the conversion formula and the conversion price then in effect.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE F - STOCKHOLDERS' EQUITY (Continued)

     PREFERRED STOCK (Continued)

     SERIES C (Continued)

     The Company shall have the right in its sole discretion to redeem, prior to receipt of the notice of conversion, in whole or in part any shares of Series C preferred stock. The redemption price per share of common stock after conversion of the Series C preferred stock shall be calculated as 133% of the face value plus any unpaid penalty should the Company not effect the date of registration 150 days from closing. The Company shall not have a redemption privilege if the common stock is trading above $3.50 per share unless the holder agrees in writing to allow the Company to redeem such shares.

     On the date of issuance of the Series C preferred stock, the conversion price of certain of the Series C preferred stock was less than the quoted market price of the Company's common stock. Accordingly, had the shares been converted as of the issuance date, the intrinsic value of this beneficial conversion feature would have been approximately $263,000. The eventual accretion of the intrinsic value of the beneficial conversion feature will be measured at the date of conversion and will be recorded as an increase in the carrying value of the preferred stock and a dividend charge to retained earnings over the conversion rights period.

     In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary (a "liquidation"), the holders of shares of the Series C preferred stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the common stock or upon any other series of preferred stock of the Company with a liquidation preference subordinate to the liquidation preferences of the Series A and B preferred stock. The amount of the pay-out will be an amount per share equal to the stated value.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE G - INCOME TAXES

     The components of the provision for income taxes for the years ended December 31, 1996, 1997 and 1998 and the six months ended September 30, 1998 and 1999 are as follows:

                                                       December 31,                               September 30,
                                     -----------------------------------------------       ----------------------------
                                        1996              1997              1998              1998              1999
                                     -----------       -----------       -----------       -----------      -----------
                                                                                                   (Unaudited)
Deferred taxes (benefit)

Federal                              $(2,732,891)      $(1,588,986)      $(2,258,112)      $ 1,445,635      $ 2,197,298
State                                   (482,609)         (246,430)         (422,802)          270,594          411,895
                                     -----------       -----------       -----------       -----------      -----------

Income tax benefit                    (3,215,500)       (1,835,416)       (2,680,914)       (1,716,229)      (2,609,193)

Increase in valuation allowance        3,215,500         1,835,416         2,680,914         1,716,229        2,609,193
                                     -----------       -----------       -----------       -----------      -----------

Income tax provision                 $      --         $      --         $      --         $      --        $      --
                                     ===========       ===========       ===========       ===========      ===========


Components of the Company's deferred tax assets as of December 31, 1997 and 1998 and September 30, 1999 are as follows:

                                                     December 31,               September 30,
                                               1997              1998               1999
                                           -----------       -----------       ---------------
                                                                                 (Unaudited)
Deferred tax assets
Net operating loss carryforwards            $5,057,005        $7,495,943       $    10,077,849
Compensation related to stock options        1,670,109         1,857,509             1,857,509
Amortization of goodwill                        18,627            73,203               100,491
                                           -----------       -----------       ---------------
Total deferred tax assets                    6,745,741         9,426,655            12,035,849

Valuation allowance                         (6,745,741)       (9,426,655)          (12,035,849)
                                           -----------       -----------       ---------------
                                           $        --       $        --       $            --
                                           ===========       ===========       ===============

Because of the uncertainty associated with future realization of the deferred tax assets, the deferred tax assets have been offset in total by a valuation allowance.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)

NOTE G - INCOME TAXES (Continued)

     The Company has net operating loss ("NOL") carryforwards for federal tax return purposes that may be offset against future taxable income. Prior to 1998, the Company did not file a consolidated federal income tax return and, accordingly, net operating losses prior to 1998 of $11,811,000 may be limited in future years. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. The August 26, 1997 Skysite acquisition resulted in a greater that 50% change in ownership for Federal income tax purposes. Accordingly, the net operating loss carryforward of Skysite at August 27, 1997 of approximately $337,000 will be limited in future years. If not used, the carryforwards will expire as follows.

                                                        Operating losses
                                                          ------------
2009                                                    $   1,076,200
2010                                                        2,249,000
2011                                                        5,111,700
2012                                                        3,374,100
2013                                                        6,020,000
2014                                                        2,214,000
                                                          ------------
                                                        $  20,045,000
                                                          ============


Reconciliation of the statutory federal rate to the effective rates were as follows:

                                                          December 31,
                                         -----------------------------------------------    September 30,
                                             1996             1997             1998            1999
                                         -------------    -------------    -------------   -------------
                                                                                            (Unaudited)
U.S. federal statutory income
tax rate                                        34.00 %          34.00 %          34.00 %         34.00 %
State income taxes, net of
federal tax benefit                              4.71             5.38             5.57            5.95
Amortization of intangibles assets                  -             0.48             0.94            0.44
Valuation allowance                            (38.71)          (39.86)          (40.51)          40.39
                                         -------------    -------------    -------------   -------------
                                                   -- %             -- %             -- %            -- %
                                         =============    =============    =============   =============

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE H - LEASES

     The Company has entered into several operating leases for office space and equipment that are to expire at certain times through 2001. Additionally, the Company has certain capital lease obligations for office equipment. As of December 31, 1998 and September 30, 1999, the Company had the following minimum lease payments:

 Year Ending                                    1998            1999
                                              ---------       ---------
                                                              (Unaudited)
1999                                        $  172,538      $  109,998
2000                                            47,458          26,933
2001                                            16,459           3,204
                                              ---------       ---------

 Total minimum lease payments               $  236,455      $  140,135
                                              =========       =========




    Total rent expense was $47,672, $62,844, $134,958, $79,257 and $76,926 for
    the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. The amount of related party rent expense was $11,400, $0, $0, $0 and $0 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively. Included in the above are lease payments that were made by the Company on behalf of the former lessee in 1998. During 1998, management completed the process of assuming this lease.

NOTE I - COMMITMENTS AND CONTINGENCIES

     EMPLOYMENT AGREEMENT

     In December 1998, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. The agreement expires in June 2003. In addition to an annual salary and bonus, the agreement provides for the granting of 200,000 options annually at a price of $2.00 per share and additional options upon the achievement of certain performance measures. Pursuant to the agreement, the Company will advance $150,000 to the President and Chief Executive Officer to be used to exercise options to purchase common stock held by the President and Chief Executive Officer at December 31, 1998.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

    PLACEMENT AGENT FEE

    SERIES B

    Under the terms of the placement agent agreement related to the issuance of Series B preferred stock, the placement agent was paid fees equal to 11% of the funded amount of $3,000,000 or $330,000 for the placement of the 3,000 shares of Series B preferred stock, 50,000 shares of common stock of the Company, valued at approximately $66,000 as of the closing date, for establishing the put equity line of credit and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series B preferred stock investors' warrants, valued at approximately $269,000 as of the closing date. In addition, as the Company, at its sole discretion, utilizes the put equity line of credit, the placement agent will receive a fee of 8% of the cash actually invested at each funding. If the entire line of credit is used, the placement agent would earn an additional $240,000.

     SERIES C

     Under the terms of the placement agent agreement related to the issuance of Series C preferred stock, the placement agent was paid fees equal to 11% of the funded amount of $3,000,000 or $330,000 for the placement of the 3,000 shares of Series C preferred stock, and warrants to purchase 250,000 shares of common stock at a price and under the conditions of the Series C preferred stock investors' warrants, valued at approximately $228,000 as of September 1, 1998, the closing date.

     LITIGATION

     In December 1994, a former officer and director filed suit against the Company, claiming damages for breach of fiduciary duty, breach of oral agreement, interference with contractual relations, conspiracy, restitution and fraud. On April 4, 1995, the Company filed a counterclaim against the plaintiff for fraud, breach of fiduciary duty, declaratory relief, recession, intentional and negligent interference with prospective advantage and money loaned. On December 17, 1996, the Court entered summary judgment against the plaintiff on all claims against the Company. On February 5, 1997, all claims were dismissed and final judgment was entered. On February 11, 1997, the plaintiff filed a notice of appeal. On February 2, 1998, the Company and the plaintiff agreed to a settlement in which plaintiff would receive a certain number of the Company's common shares. The Company recognized a liability of $58,905 as of December 31, 1997, related to the settlement. During 1998, the Company issued 150,000 common shares to the former officer and director in full settlement of the liability. No gain or loss was recognized by the Company in the settlement of the liability.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

     LITIGATION (Continued)

     The Company filed a lawsuit against three individuals formerly associated with the Company for misappropriation of trade secrets, conversion and breach of fiduciary duty. The defendants filed counterclaims against the Company alleging intentional interference with economic advantage, intentional interference with contractual relations and unfair competition arising out of the same set of occurrences. On July 26, 1996, the Company filed a motion for a preliminary injunction. On December 4, 1996, the District Court granted the Company's motion and issued a preliminary injunction against the defendants. The injunction was conditioned upon the Company's posting a bond in the amount of $1,000,000. The Company did not post the bond and the injunction was dissolved. Prior to December 31, 1997, the case was settled in conjunction with another related case. See the following paragraph for a discussion of the settlement.

     On December 20, 1996, a lawsuit was filed against the Company by one of the individuals discussed above and another individual formerly associated with the Company. The complaint alleged multiple claims including breach of contract, fraud, negligent misrepresentation, breach of fiduciary duty, wrongful termination and conversion, all arising out of the plaintiffs' employment with the Company. On March 25, 1997, the Company filed a counterclaim for misappropriation of trade secrets, conversion and breach of fiduciary duty. On June 25, 1997, the Company and the plaintiffs agreed to a settlement in which the Company would pay cash and provide options to purchase shares of registered Company common stock. The Company was unable to comply with the requirement because the Company does not have a registration statement on file with the SEC. On February 3, 1999, a new settlement agreement was reached.

     Under the terms of the new Settlement Agreement and Release, which supercedes the June 25, 1997 agreement, the U.S. District Court will order the Company to issue to each of the individuals 245,000 shares of unrestricted stock. These shares will be subject to a tradibility schedule set forth in the new Settlement Agreement and Release, which has not yet been executed by the parties. The agreement is expressly conditioned upon the court's approval. The Company has recorded a liability of $266,000 as of December 31, 1998, related to the original settlement. During the nine months ended September 30, 1999, the Company issued 490,000 shares of common stock in settlement of the litigation. No gain or loss was recognized by the Company in the settlement of the liability.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

    LITIGATION (Continued)

     In June 1997, a former director and officer filed a complaint against the Company, in which he requested the Court to declare that he could sell 220,000 shares of the Company's common stock standing in his name. The Company also filed a complaint against the former officer and director in which it asserted claims for breach of fiduciary duty, breach of a certain employment agreement, accounting as to a certain severance agreement, declaratory relief, fraud and conspiracy to defraud. In the declaratory relief claim, the Company alleged that the former director and officer is required, pursuant to a certain reverse stock split agreement, to return all of his issued and outstanding shares of the Company so that new certificates equal to one-half the shares presently standing in his name can be issued to him, the remaining shares to be retained by the Company. In September 1997, the former director and officer filed a counterclaim against the Company asserting claims for partial recission of the severance agreement, breach of the severance agreement, recission of a certain lock-up agreement, or in the alternative, breach of the lock-up agreement, and tortuous interference with economic advantage. An unfavorable outcome against the Company would not require the former officer and director to return his shares under the reverse stock split agreement. Additionally, the Company would be required to pay a maximum of $300,000 under the severance agreement among the former officer and director, and another individual claiming existence of an employment and/or consulting arrangement. The Company recognized a liability of $203,522 as of December 31, 1997, related to the settlement. During 1998, the former officer and director returned 1,032,000 shares and retained 350,000 unrestricted common shares, subject to a tradeability schedule, in full settlement of the liability. No gain or loss was recognized by the Company in the settlement of the liability.

     In November 1997, the individual claiming the existence of an employment and/or consulting agreement filed a complaint against the Company claiming recission for breach of a severance agreement, or in the alternative, breach of severance agreement. The settlement of this case would fall within the severance settlement in the above case.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

     LITIGATION (Continued)

     On September 1, 1998, a settlement agreement for all outstanding claims and obligations was reached between the Company and the former officer/director and the individual claiming existence of an employment and/or consulting agreement. Under the terms of the settlement agreement, 350,000 shares of the Company's common stock, previously transferred by the former officer/director to the individual claiming existence of an employment and/or consulting agreement can remain with the individual. The former officer/director returned his 1,032,000 remaining shares of the Company's common stock and the Company reissued him 350,000 shares of its common stock. The settlement also provides that the individual claiming existence of an employment and/or consulting agreement has the option to purchase the Company's former ED and UITI technologies for $50,000. This option was exercised on November 1, 1998.

     On June 28, 1998, the Company and CBS Corporation agreed to a settlement for amounts past due, owed to CBS by Skysite. Under the settlement, the Company was required to pay CBS $430,000. In 1998, the Company made payment and CBS released all of its prior claims and security interests against the Company.

     On July 27, 1998, a former employee and consultant of the Company filed a complaint against the Company for breach of an employment contract related to his employment termination. The plaintiff has requested unpaid wages and severance totaling $100,000, the value of 100,000 stock options, to which the former employee believes he is entitled, punitive damages (to be proved at the time of trial), and related interest. Management believes that the plaintiff was terminated for just cause and fully compensated under his employment agreement. Given the early stage of the case, it is not possible to determine the likelihood of an unfavorable outcome on this matter. Therefore, the Company has not included an accrual for any possible loss in the accompanying financial statements.

     On August 14, 1998, the Company received correspondence from the legal counsel of Intelligent Decision Systems, Inc., alleging breach of certain terms of a technology licensing agreement, between Intelligent Decision Systems, Inc. and the Company. Intelligent Decision Systems, Inc. is requesting return of the consideration previously paid as the initial license fee of $968,750, plus interest from February 1995. Management intends to vigorously defend the case. As no lawsuit or arbitration has been filed, the likelihood of an unfavorable outcome cannot be determined at this time; therefore, no accrual has been included in the accompanying consolidated financial statements.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE I - COMMITMENTS AND CONTINGENCIES (Continued)

     SUPPLIER AGREEMENT

     Skysite is subject to a "take-or-pay" provision pursuant to an agreement with a supplier of private network satellite products and services. Under this agreement, Skysite made payments totaling $418,593. Effective January 1, 1998, Skysite executed a new agreement with the supplier requiring Skysite to make future minimum purchases from the supplier as follows (assuming no cancellation of the agreement under termination provisions described below).

 YEAR ENDING DECEMBER 31,
1999                                                 $   572,000
2000                                                     892,000
2001                                                   1,212,000
2002                                                   1,532,000
2003                                                   1,852,000
2004                                                   2,172,000
2005                                                   1,206,000
                                                      -----------
 Total                                               $ 9,438,000
                                                      ===========

     Satisfaction of annual commitments are evaluated quarterly, beginning with a minimum commitment of $33,000 in the first quarter of 1998 plus increases in subsequent quarterly commitments of $20,000 each. Notwithstanding the above provision, Skysite may terminate its agreement with the supplier upon 90 days written notice, in which case Skysite is required to pay a termination fee equal to 30% of the remaining unpaid balance as of the date of cancellation.

     In August 1998, Project 77 entered into a take or pay minute of use commitment for three million minutes with Iridium North America. The minutes must be taken or paid within fifteen months following the commercial launch of the Iridium System. The impact on the

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


     consolidated financial statements cannot be determined due to potential fluctuations in future rates.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS

     The following table summarizes stock option activity under the Company's various stock option arrangements.

                                                                                 Weighted
                                      Options            Exercise price           average
                                    outstanding            per share            exercise price
                                    ----------           -------------          -------------
Balance, December 31, 1995           2,167,600                  $0.625                $0.6250
  Granted                            1,145,000                   0.625                 0.6250
  Granted (immediately
  exercisable)                          75,000              10.5625-11                10.7100
  Exercised                           (400,000)                  0.625                 0.6250
  Cancelled/Expired                       --                      --                     --
                                    ----------           -------------          -------------

Balance, December 31, 1996           2,987,600                0.625-11                 0.8780
  Granted                            2,860,000                  0-0.88                 0.1500
  Granted (immediately
  exercisable)                         568,000           0.3125-2.6250                 0.9146
  Exercised                               --                      --                     --
  Cancelled/Expired                   (400,000)                   --                   0.6250
                                    ----------           -------------          -------------

Balance, December 31, 1997           6,015,600                    0-11                 0.5100
  Granted (immediately
  exercisable)                       1,266,000           0.3125-4.6875                 1.6700
  Exercised                           (505,000)           0.3125-0.625                 0.5322
  Cancelled/Expired                   (827,400)                  0.625                 0.6250
                                    ----------           -------------          -------------

Balance, December 31, 1998           5,949,200                    0-11                 0.7400
  Granted (immediately
  exercisable)                       2,807,550                .33-3.50                 0.6858
  Exercised                          2,684,603                0-0.5806                 0.0664
  Cancelled/Expired                  1,374,125                0.50 -11                 1.6929
                                    ----------           -------------          -------------
Balance, September 30,
  1999 (Unaudited)                   4,698,022             $.3125-3.50                $0.6892
                                    ==========           =============          =============

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS (Continued)

    The following table summarizes the status of options outstanding as of December 31, 1998 and September 30, 1999.

                                         December 31, 1998                            September 30, 1999
                           --------------------------------------------   ----------------------------------------------
                                                                                           Weighted
                                        Weighted average                                   average
                                          remaining            Number                      remaining          Number
         Exercise price     Number     contractual life     exercisable      Number      contractual life   exercisable
         --------------    -------     -----------------    -----------   -----------    ----------------   ------------
                                                                                           (Unaudited)
   $       0.0000        2,380,000           1.2                    --            --            --
     0.3125-.3268          378,000           3.1               938,000        738,000          2.3             738,000
           0.4000          300,000           1.7               300,000        300,000          1.2             300,000
        .50-.5528          120,000           3.3               120,000        162,125          1.8             162,125
           0.5806               --            --                    --      1,366,690          4.8           1,366,690
       .60-0.6250        1,380,200           1.9             1,380,200      1,665,200          1.3           1,665,200
    0.8739-0.8688          240,000           3.6               120,000             --           --                  --
       1.00-2.625          734,000           2.8               734,000        344,000          2.2             344,000
           3.5000           22,000           2.9                22,000        122,000          2.3             122,000
    4.0038-4.8872          320,000           4.6               320,000             --           --                  --
      10.563-11.0           75,000           2.3                75,000             --           --                  --
    -------------       ----------           ---            ----------     ----------           --           ---------
   $       0-11.0        5,949,200           2.1             3,449,200      4,698,015          4.8           4,698,015
    =============       ==========           ===            ==========     ==========          ===           =========

    The Company has adopted three stock option plans under which it has granted options to purchase shares of the Company's Common Stock. In addition, the Company has granted additional options to purchase shares of Common Stock outside of any stock option plan. As of December 31, 1998 and September 30, 1999, the shares underlying the stock options have not been registered with the Securities and Exchange Commission, or under the securities laws of any applicable state. The Company has granted the foregoing options and permitted the issuance of shares of Common Stock upon the exercise of certain stock options in reliance on the exemption from registration found in Section 4(2) of the Act or Rules 505 or 506 promulgated thereunder and similar state securities exemptions. Section 4(2) of the Act exempts from the registration requirements of Section 5 of the Act those transactions by an issuer not involving a public offering. If it is determined at a later date that the grant of the aforementioned stock options or the issuance of Common Stock pursuant to the exercise thereof involved a public offering for which the Company cannot find an exemption, then the Company will have committed a Section 5 violation, or a violation of similar state securities laws, and may be subject to suit by shareholders pursuant to Section 12 of the Act or such other similar state securities laws. A successful suit under
    Section 5 or 12 of the Act or their state securities law counterparts could have a material adverse effect on the Company's business, financial condition or results of operations.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS (Continued)

    In September 1995, the Company adopted a stock option plan that reserved a total of 2,400,000 shares of authorized, but unissued shares of common stock (the "1995 plan"). Options under the 1995 plan may be granted to employees and/or parties who render services to the Company. The final date on which options could be granted was September 30, 1996. All options will expire on June 30, 2001 if not previously exercised. During 1995, 725,200 options were granted to employees and officers under the 1995 plan at an exercise price of $0.625 per share. During 1998, 150,000 options under the 1995 plan have been exercised. In addition, during September 1995, 440,000 stock options were granted to parties under various agreements at an exercise price of $0.625 per share. These options expire in September 2000. During 1998, 120,000 options have been exercised.

    In January 1996, the Company granted options to purchase 170,000 shares of common stock to various individuals at an exercise price of $0.625 per share under the 1995 plan. All options expire October 1, 2000. No options have been exercised.

    In March 1996, the Company granted 400,000 options for services rendered in connection with fund-raising activities to an investment advisor. These options were exercised in 1996.

    In May 1996 and September 1996, the Company, pursuant to employment agreements, granted options to purchase 575,000 shares of common stock at an exercise price of $0.625 per share. These options were issued to three officers and an employee of the Company. Options to purchase 100,000 shares of the common stock were immediately vested with the balance of the options vesting over a two-year period. These options expire at various dates through September 2001. At the May 1997 Board meeting, the Company elected to cancel 350,000 of these options that had not vested as of December 31, 1996. These employees were incorporated into the new employee stock option plan effective January 1, 1997.

    Effective May 6, 1996, the Company established a nonemployee directors' stock option plan (the "director plan") whereby each person who is elected a director and constitutes an eligible participant shall be granted an option to purchase 25,000 shares of common stock on the effective date of his/her becoming an eligible participant. Each person who is subsequently re-elected to a second and third term will be granted an option to purchase an additional 25,000 and 50,000 shares, respectively. The exercise price per share for all options granted under the director plan will be equal to the market price of the common stock as of the date of grant. The term of each option is for a period of five years from the date of grant. During 1996, three directors were elected with each receiving 25,000 options. Effective March 15, 1997, the Board of Directors amended the plan, entitling each outside director to receive 40,000 options quarterly which will vest on the following dates: March 15, 1997; June 15, 1997; September 15, 1997; December 15, 1997; and March 15, 1998. The exercise price of each option will be the average bid price for the 90 days immediately preceding the vesting.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS (Continued)

     The difference between the exercisable price and the fair value of the stock as of the date of issuance represents deferred compensation which the Company will recognize on the date the options vest. If a director should resign, options will be awarded according to the above schedule through the closing date of the quarter in which he/she submits the resignation. The Company reserved 300,000 shares of authorized but unissued shares of common stock for this plan.

     Effective March 14, 1997, the Board of Directors asked that two employees of the Company vacate their employee agreements and continue to work for the Company under the new employee stock option plan. Under the new plan, any and all employees' in previous agreements will have their options prorated through December 31, 1996. All full-time employees of record on January 1, 1997 will be covered by the new employee stock option plan. Every full-time employee on record will be granted 25,000 options on the first trading day of each calendar quarter. Each option is vested as it is granted and the exercise price of each option will be $.3125. As a result of implementation of the new plan and the change in the options to be given, the Company has canceled the unvested options by reducing deferred compensation and additional paid-in capital, and valued the new options based upon the current exercise price and market value.

     During 1997, the Company granted 1,048,000 options to employees and nonemployee directors. These options were issued under various arrangements with different terms for the exercise price and vesting periods. During 1998, 150,000 options have been exercised.

     In December 1997, in connection with the Series A issue of preferred stock, the Company granted the placement agent 2,800,000 options for which the placement agent could exchange each option for $.85 a share (see note F), or 2,380,000 shares, of the Company's common stock upon registration.

     On February 21, 1998, the Board adopted the 1998 stock option plan which went into effect on January 1, 1998. The number of shares reserved for stock options was increased to 6,000,000. Officers, other key employees, directors and advisors of the Company who contribute to the growth of the Company shall be eligible for the plan. Both the option term and price are to be determined at the date of grant.

     During 1998, the Company granted 1,266,000 options to employees and nonemployee directors. The options were issued under various arrangements with different terms and vesting periods. During 1998, 505,000 options were exercised and 827,400 options were cancelled.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS (Continued)

     During the nine months ended September 30, 1999, the Company granted 2,807,550 options to employees and nonemployee directors. The options were issued under various arrangements with different terms and vesting periods. During the nine months ended September 30, 1999 2,684,603 options were exercised and 1,374,125 options were cancelled.

     Proforma information regarding net income is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The weighted-average fair value of options granted during the years ended December 31, 1996, 1997 and 1998 and the nine months ended
     September 30, 1998 and 1999 was $10.14, $1.26, $0.82, $ 0.69 and
     $1.12, respectively. The fair value for options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                             December 31,                  September 30,
                                   ------------------------------        -----------------
                                    1996         1997        1998        1998         1999
                                   -----        -----       -----        -----        ----
                                                                            (Unaudited)
Expected life (in years)                3            3           3           3           3
Risk-free interest rate              6.5%         6.1%        6.5%        6.5%        6.5%
Volatility factor                   20.0%       150.0%      150.0%      150.0%      150.0%


    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics, which are significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net loss and net loss per common share would have been increased to the following proforma amounts:

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE J - STOCK OPTIONS (Continued)

                                           December 31,                          June 30,
                         --------------------------------------------   ----------------------------
                             1996            1997           1998            1998           1999
                         ------------    ------------   -------------   ------------    ------------
                                                                                (Unaudited)
Net loss available to
common stockholders
As reported              $ (8,056,918)   $ (6,315,101)  $ (11,371,320)  $ (3,649,887)   $ (8,278,830)
                         ------------    ------------   -------------   ------------    ------------
Proforma                   (8,236,918)     (6,703,585)    (11,649,998)    (3,905,060)    (10,517,566)

Net loss per common
share
As reported                   $ (0.37)        $ (0.31)        $ (0.69)       $ (0.16)        $ (0.42)
Proforma                        (0.38)          (0.32)          (0.70)         (0.18)          (0.53)

NOTE K - LICENSE FEE INCOME

     In January 1995, the Company entered into a license agreement with Digital Sciences, Inc. to license its "ED" technology and services, and received an initial license fee paid in the form of 250,000 shares of Digital Sciences, Inc. common stock with a fair value of $629,688. The Company recognized this stock receipt as income during 1995 as management believed that all of the requirements of the Company under the agreement were completed during the year. In addition, Digital Sciences, Inc. agreed to pay a license fee based on a percentage of gross revenue derived from the use of the ED technology and services. The Company did not receive any such license fees in 1998, 1997 or 1996.

     As a result of various mergers and acquisitions, the Company's shares in Digital Sciences, Inc. were converted to shares in Intelligent Decision Systems, Inc. ("IDSI"). In November 1996, the Company agreed to transfer all of its shares of IDSI stock to a stockholder in exchange for the cancellation of a loan of $500,000 made by such stockholder to the Company in October 1996. The Company recognized a loss of $129,688 on this transfer.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE L - LICENSE FEE EXPENSE

     In 1994, as part of an agreement with NTN Communications, Inc. (NTN), the Company incurred and expensed a license fee of $250,000. Of this fee, $200,000 was paid in 1994. The remaining $50,000 has not been paid and is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets. The initial term of the agreement expires December 13, 2001. Unless terminated, the agreement will be extended for a period of seven years. The Company has a nonexclusive worldwide license to promote, market and develop an online computer service, which was to be provided by NTN, for use with the Company's now abandoned product. The technology of the computer service provides two-way interactive computerized games that are broadcast to multiple locations, can be played by multiple participants at each location and allow the retrieval and processing of data entered by the participants. The Company is required to pay usage royalties as defined in the agreement. The Company has not used the NTN online computer service and has not paid any royalties to NTN. The Company has abandoned this product and does not intend to use the NTN service in the future.

     In January 1996, the Company finalized an agreement with a technology company, for a nonexclusive, nontransferable license to its computer operating system technology. The initial term of the agreement expired December 26, 1998. Unless terminated, in accordance with the terms of the agreement, the agreement is to be renewable for subsequent three-year periods at the licensee's option. Since the agreement was not terminated, it renewed for a three-year period. The Company is required to pay usage royalties as defined in the agreement. In January 1996, the Company paid an initial royalty deposit of $450,000 to the licensor, and recognized this payment as research and development expense. The Company also recorded an additional liability in the amount of $450,000 for the unpaid portion of the minimum royalty. As of December 31, 1998 and September 30, 1999, the Company has not utilized the license and, accordingly, no usage royalties have been recorded by the Company.

NOTE M - SIGNIFICANT CUSTOMERS/SUPPLIERS

     A significant portion of the Company's net revenue is derived from a limited number of customers. During the year ended December 31, 1998, approximately 17% of the Company's total net revenue was derived from one customer. As of December 31, 1998, one customer accounted for approximately 11% of trade accounts receivable.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE M - SIGNIFICANT CUSTOMERS/SUPPLIERS (Continued)

     In addition, during the year ended December 31, 1998, the Company purchased its supplies from four suppliers - CBS Corporation (formerly Westinghouse Electric), American Mobile Satellite Corporation, Mitsubishi Electronics

     America and Iridium North America, L.P.

NOTE N - RELATED-PARTY TRANSACTIONS

     During 1996, the Company made advances to stockholders of $116,478. The advances were forgiven during 1996 and accounted for as compensation expense.

NOTE O - ADVANCES TO NON-AFFILIATES

     In April and August 1998, the Company made loans totaling $510,000 to a target company in a potential acquisition. The original notes bear interest at 10% per annum and were due in December 1998. The notes were amended and extended to March 31, 1999 and July 31, 1999. Management has recorded a reserve at December 31, 1998 due to the target company's early state of development.

     In December 1997 and January 1998, the Company made advances totaling $25,000 and $136,000, respectively, to another target company in a potential acquisition. The advances bear interest at 12% per annum and are secured by the common stock of the target company. The advances were due in September 1998. In October 1998, the Company filed a lawsuit against the target company to collect the outstanding amounts due to the Company. At December 31, 1998, management has recorded a reserve against the amounts due to the Company.

NOTE P - SUBSEQUENT EVENTS

     SERIES C PREFERRED STOCK

     In January 1999, the Company again offered its Series C preferred stock and warrants. The offering period expired February 28, 1999. In connection with the second offering, the Company issued 200 shares of Series C preferred stock and 6,600 warrants and received net proceeds of $178,000. Based on the valuation of each on the date of issuance of the second offering, the Company will fully allocate $188,120 to the preferred stock and $11,880 to the warrants. In addition, the Company will record a beneficial conversion feature of approximately $61,000.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE P - SUBSEQUENT EVENTS (Continued)

     ASSET ACQUISITION

     In January 1999, the Company entered into an agreement with an unrelated company to purchase certain assets and technology for $350,000. The Company paid $50,000 in January 1999 and signed a $300,000 promissory note at 8% per annum payable in installments of $100,000 in February 1999 and the remainder in April 1999.

     EMPLOYMENT AGREEMENTS

     In connection with the above asset acquisition, the Company entered into an employment agreement with the founder of the unrelated company. The agreement commenced on January 1, 1999 for a three year period ending December 31, 2001 for an annual salary of $160,000 plus a discretionary bonus. In addition, the Company will grant 100,000 options to the founder at an exercise price of $3.50 per share, vesting immediately and exercisable through December 31, 2001.

     In addition, the Company entered into an employment agreement with an employee commencing January 1, 1999 for an annual salary of $130,000 plus a discretionary bonus. The employment agreement may be terminated with or without cause by the Company or the employee and does not automatically renew.

     PROPOSED MERGER

     In July 1999, the Company entered into a Memorandum of Understanding (the "Memorandum") with TELCAM, Telecommunications Company of the Americas, Inc. ("Telcam"), a privately-held telecommunications company. Subject to the approval of the Company's and Telcam's stockholders, the Company and Telcam will enter into a combination in the form of a tax-free, reverse triangular reorganization under Section 368(a)(1)(B) of the Internal Revenue Code pursuant to which a newly-formed, wholly-owned subsidiary of the Company would be merged into Telcam and the Telcam stockholders would exchange 100% of the issued and outstanding common stock of Telcam for shares of the Company. In connection with the Memorandum, in July 1999 and December the Telecam made advances to the Company totaling $75,000 and $76,911, respectively secured by the assets of the Company. On December 27, 1999, the Board of Directors of the Company voted to recommend the merger to the stockholders of the Company.

                        U.S. Digital Communications, Inc.

            December 31, 1996, 1997 and 1998 and September 30, 1999
   (Amounts and disclosures as of September 30, 1998 and 1999 and for the nine months then ended are unaudited)


NOTE P - SUBSEQUENT EVENTS (Continued)

     PROPOSED REVERSE STOCK SPLIT

     In connection with the proposed merger, on December 27, 1999, the Board of Directors voted to propose a 1 for 4 reverse stock split of the Company's common stock. The reverse stock split is subject to the approval of the stockholders and consummation of the merger with Telcam.

                    APPENDIX A: AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        U.S. DIGITAL COMMUNICATIONS, INC.

                                       AND

                       TELCAM, TELECOMMUNICATIONS COMPANY

                              OF THE AMERICAS, INC.

                          DATED AS OF DECEMBER 27, 1999

                                TABLE OF CONTENTS

ARTICLE I: THE MERGER.............................................................................................1

         SECTION 1.1  The Merger..................................................................................1
         SECTION 1.2  Closing.....................................................................................2
         SECTION 1.3  Effective Time of the Merger................................................................2
         SECTION 1.4  Effects of the Merger.......................................................................2
         SECTION 1.5  Certificate of Incorporation; By-Laws.......................................................2
         SECTION 1.6  Directors...................................................................................3
         SECTION 1.7  Officers Following the Merger...............................................................3
         SECTION 1.8  Directors and Officers of the Surviving Corporation.........................................3

ARTICLE II: EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES................................................................4

         SECTION 2.1  Effect on Capital Stock.....................................................................4
         SECTION 2.2  Exchange of Certificates....................................................................5

ARTICLE III: REPRESENTATIONS AND WARRANTIES.......................................................................6

         SECTION 3.1  Representations and Warranties by the Parent................................................6
         SECTION 3.2  Representations and Warranties of the Company..............................................18

ARTICLE IV: CONDUCT OF BUSINESSES PENDING THE MERGER.............................................................25

         SECTION 4.1  Conduct of Business of the Parent .........................................................25
         SECTION 4.2  Management of Subsidiaries' Operations.....................................................27
         SECTION 4.3  Conduct of Business of Parent and Subsidiaries.............................................27
         SECTION 4.4  Notification of Certain Matters............................................................27
         SECTION 4.5  Assistance.................................................................................28
         SECTION 4.6  Conduct of Business of the Company ........................................................28

ARTICLE V:  ADDITIONAL AGREEMENTS................................................................................30

         SECTION 5.1  Shareholder Approval; Preparation of Proxy Statement.......................................30
         SECTION 5.2  Access to Information......................................................................31
         SECTION 5.3  No Solicitation............................................................................32
         SECTION 5.4  Reasonable Best Efforts....................................................................33
         SECTION 5.5  Public Announcements.......................................................................34
         SECTION 5.6  Conveyance Taxes...........................................................................34

ARTICLE VI:  CONDITIONS OF MERGER................................................................................35

         SECTION 6.1  Conditions to Obligation of Each Party to Effect the Merger................................35
         SECTION 6.2  Conditions to Obligations of the Company...................................................35
         SECTION 6.3  Conditions to Obligations of the Parent....................................................36


ARTICLE VII:  TERMINATION, AMENDMENT AND WAIVER..................................................................37

         SECTION 7.1  Termination................................................................................37
         SECTION 7.2  Effect of Termination......................................................................38
         SECTION 7.3  Fees and Expenses..........................................................................38
         SECTION 7.4  Brokers....................................................................................39
         SECTION 7.5  Subsidiaries' Operations...................................................................39
         SECTION 7.6  Amendment..................................................................................39
         SECTION 7.7  Waiver.....................................................................................40

ARTICLE VIII:  GENERAL PROVISIONS................................................................................40

         SECTION 8.1  Non-Survival of Representations, Warranties and Agreements.................................40
         SECTION 8.2  Notices....................................................................................40
         SECTION 8.3  Certain Definitions........................................................................41
         SECTION 8.4  Severability...............................................................................42
         SECTION 8.5  Entire Agreement; Assignment...............................................................43
         SECTION 8.6  Parties in Interest........................................................................43
         SECTION 8.7  Director and Officer Liability.............................................................43
         SECTION 8.8  Enforcement of Agreement...................................................................43
         SECTION 8.9  Governing Law..............................................................................43
         SECTION 8.10  Headings..................................................................................44
         SECTION 8.11  Counterparts..............................................................................44

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 27, 1999 (this "Agreement"), by and between U.S. DIGITAL COMMUNICATIONS, INC., a Nevada corporation (the "Parent"), and TELCAM, TELECOMMUNICATIONS COMPANY OF THE AMERICAS, INC., a Texas corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent and the Company have approved, and deem it advisable and in the best interests of Parent and the Company and of their respective shareholders to consummate the business combination transaction provided for herein in which USDI Acquisition, Inc., a Texas corporation which is a wholly owned subsidiary of the Parent ("Sub"), will merge with and into the Company (the "Merger");

         WHEREAS, pursuant to the Merger, each outstanding share of the Company's common stock, no par value (the "Company Common Stock"), shall be converted into shares of Parent's common stock, $0.01 par value per share ("Parent's Common Stock"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

                              ARTICLE I: THE MERGER

SECTION 1.1  THE MERGER.

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall continue under the name TELCAM, Telecommunications Company of the Americas, Inc.


SECTION 1.2  CLOSING.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Campbell & Riggs, P.C., Houston, Texas, unless another date, time or place is agreed to in writing by the parties hereto.

SECTION 1.3  EFFECTIVE TIME OF THE MERGER.

         As soon as practicable on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Texas ("Articles of Merger"), in such form as required by, and executed in accordance with the relevant provisions of, the TBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Texas, or such later time as is specified in the Articles of Merger, being the "Effective Time").

SECTION 1.4  EFFECTS OF THE MERGER.

         The Merger shall have the effects set forth in the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.5  CERTIFICATE OF INCORPORATION; BY-LAWS.

          At the Effective Time:

         (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation following the Merger.

         (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Surviving Corporation or as provided by applicable law.

SECTION 1.6  DIRECTORS.

         (a) Four directors of the Parent shall be nominated by the Company to fill vacancies on the Board of Directors of the Parent at the Effective Time.

         (b) The directors to be nominated by the Company shall be determined within 21 days of the date hereof by the Board of Directors of the Company. If, prior to the Effective Time of the Merger, any of the Company's designees to the Board of Directors of the Parent as so selected shall decline or be unable to serve as a director of the Parent, the Board of Directors of the Company shall designate another person to serve in such person's stead.

         (c) Subject to the fiduciary duties of the Board of Directors of the Parent, and the willingness of such Persons to serve as directors of the Parent, the Board of Directors of the Parent shall submit as nominees for election to the Board of Directors of the Parent at the Annual Meeting of Stockholders of the Parent to be held in 2000 the directors of the Parent as provided for herein.

SECTION 1.7  OFFICERS FOLLOWING THE MERGER.

         Robert J. Wussler shall be the Chairman of the Parent and Gregory Hahn shall be a director and the President and Chief Executive Officer of the Parent. The other officers of the Parent shall be the officers of the Company as of the Effective Time of the Merger, together with such other persons as may be selected by the Company to serve as officers of the Parent. All such officers shall hold office in accordance with the Certificate of Incorporation and By-laws of the Parent from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.8 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation. Gregory Hahn shall be the Chief Executive Office and President and the other officers of the Company immediately prior to the Effective Time shall continue as officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

          ARTICLE II: EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1  EFFECT ON CAPITAL STOCK.

         At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock, or the Parent as the holder of all shares of capital stock of Sub:

         (a) COMMON STOCK OF SUB. Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into 1,000 validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation.

         (b) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock that is owned by the Company shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         (c)      CONVERSION OF COMPANY COMMON STOCK AND ANTIDILUTION.

                  (i) It is the intent of the Parent and the Company that, upon consummation of the Merger, the holders of the Company Common Stock will, in the aggregate, own 51% of the Parent Common Stock which has been issued at the Effective Time PLUS 51% of the Parent Common Stock of the Parent which may be issued in conversion of, in exchange for or in settlement of, as applicable, preferred stock of the Parent ("Parent Preferred Stock"), accrued but unpaid dividends on any Parent Preferred Stock, options or warrants for Parent Common Stock, debt of the Parent or any Subsidiary (including debt evidenced by the Loan Agreements), claims made against the Parent or any Subsidiary by any Person, or any other agreement or instrument which exists at the Effective Time (each a "Convertible Security").

                  (ii) The consideration given to the holders of Company Common Stock (the "Merger Consideration") shall be delivered as follows: (x) All issued and outstanding shares of Company Common Stock at the Effective Time shall be converted into the number of shares of Parent Common Stock which represents not less than 51% of the Parent Common Stock issued at the Effective Time (including the shares of Parent Common Stock issued pursuant to this Subsection 2.1(c)(ii)(x)); and (y) if, within 60 calendar months following the Effective Time, the Parent issues, agrees to issue or is subject to any agreement (written or oral), understanding

(written or oral) or court order to issue Parent Common Stock for any Convertible Security, then each holder of Company Common Stock shall be entitled to receive and shall receive for each share of Company Common Stock held at the Effective Time 1.041 shares of Parent Common Stock for each share of Parent Common Stock which may be issued in conversion of, in exchange for or in settlement of a Convertible Security which existed at the Effective Time.

                  (iii) The Merger Consideration deliverable under Subsection 2.1(c)(ii)(x) shall be payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock. All such shares of Company Common Stock, when so converted under Subsection 2.1(c)(ii)(x), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable pursuant to Subsection 2.1(c)(ii)(x) upon the surrender of such certificates and the right to receive the Merger Consideration payable pursuant to Subsection 2.1(c)(ii)(y).

         (d) NO FRACTIONAL PARENT SHARES. No fractional shares of Parent Common Stock shall be issued in the Merger. A fractional share of Parent Common Stock that a holder of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be rounded up to the nearest whole share.

SECTION 2.2  EXCHANGE OF CERTIFICATES.


         (a) EXCHANGE AGENT. Prior to the Effective Time of the Merger, Parent shall engage Corporate Stock Transfer, Inc. or such other bank or trust company reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") for the issuance of the Merger Consideration upon surrender of Certificates.

         (b) PAYMENT OF MERGER CONSIDERATION. Parent shall cause there to be provided to the Exchange Agent on a timely basis, as and when needed after the Effective Time of the Merger, certificates for the Parent Common Stock to be issued upon the conversion of the Company Common Stock pursuant to Section 2.1.

         (c) EXCHANGE PROCEDURE. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates representing the Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of parent Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. If the shares of Parent Common Stock are to be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, upon surrender of such Certificate, the number of shares of Parent Common Stock into which the Company Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Person entitled thereto.

         (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES


SECTION 3.1 REPRESENTATIONS AND WARRANTIES BY THE PARENT.


         The Parent represents and warrants to, and agrees with, the Company as follows, subject to any exceptions specified in the Disclosure Letter of Parent previously provided to the Company on the date hereof (the "Parent Disclosure Letter") and except as expressly contemplated by this Agreement:

         (a) ORGANIZATION; STANDING AND POWER. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. The Parent is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have a Material Adverse Effect on the Parent and the Subsidiaries, taken as a whole. The Parent has provided the Company with complete and correct copies of the certificate of incorporation and by-laws of the Parent currently in effect.

         (b) SUBSIDIARIES. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease, except where the failure to be so organized, existing or in good standing would not have a Material Adverse Effect on the Parent and the Subsidiaries, taken as a whole. At the Effective Time, the Subsidiaries will be duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Parent and the Subsidiaries, taken as a whole. All the outstanding shares of capital stock of the Subsidiaries are owned of record and beneficially by the Parent and have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person other than those than have been waived or otherwise cured or satisfied, free and clear of all Liens. The Parent has provided the Company with complete and correct copies of the certificate of incorporation and by-laws of each Subsidiary as currently in effect.

         (c) CAPITAL STRUCTURE. The authorized capital stock of the Parent consists of 50,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock, $0.01 par value per share. At the close of business on December 15, 1999, 36,237,858 shares of Parent Common Stock (excluding 5,902,200 shares of Parent Common Stock held in treasury), were issued and outstanding, and 4,130 shares of Parent Preferred Stock were issued and outstanding. In addition, at the close of business on December 15, 1999, (i) 7,000,000 shares of Parent Common Stock were reserved for issuance pursuant to the provisions of Series B and Series C preferred stock conversion rights, and (ii) 6,540,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's employee and director benefit plans and arrangements, of which 6,540,000 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options. Except as set forth above, no shares of capital stock or other equity or voting securities of the Parent are reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all such shares issuable upon the exercise of options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Parent since December 15, 1999 to the date hereof, other than the Parent Common Stock issued pursuant to options outstanding on or prior to such date in accordance with their terms at such date and Parent Common Stock issued in conversion of Series B and Series C preferred stock. Except as set forth in Section 3.1(c) of the Parent's Disclosure Letter, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Parent or any of the Subsidiaries is a party, or by which any of them is bound, obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Parent or any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The shares of Parent Common Stock to be issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (d) AUTHORITY. The Parent has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger by the holders of a majority of the outstanding shares of Parent Common Stock ("Parent Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent, subject to the Parent Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity.

         (e) NONCONTRAVENTION; CONSENTS AND APPROVALS. The execution and delivery of this Agreement by the Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon or right of first refusal with respect to any of the properties or assets of the Parent or any of the Subsidiaries, under any provision of (i) the certificate of incorporation or by-laws of the Parent or any provision of any comparable organizational documents of the Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent or any of the Subsidiaries or their respective properties or assets or (iii) assuming all the consents, filing and registrations referred to in the following sentence are obtained and made, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Parent or any of the Subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or

Liens that individually or in the aggregate would not have a Material Adverse Effect on the Parent and the Subsidiaries, taken as a whole, and would not materially impair the ability of the Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Parent or any of the Subsidiaries in connection with the execution and delivery of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Proxy Statement with respect to Parent Stockholder Approval and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Texas as provided in the TBCA and appropriate documents with the relevant authorities of other states in which Sub is qualified to do business, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Parent and the Subsidiaries, taken as a whole.

         (f) LICENSES. To the knowledge of Parent, each of the Parent and the Subsidiaries has all permits, licenses, waivers and authorizations, including licenses, authorizations and certificates of and from applicable state and local authorities, which are necessary for it to conduct its business in the manner in which it is presently being conducted (collectively, "Licenses"), other than any Licenses the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Parent, each of the Parent and the Subsidiaries is in compliance with the terms of all Licenses, except for such failures so to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Parent, the Parent and the Subsidiaries have duly performed their respective obligations under and are in compliance with the terms of such Licenses, except for such nonperformance or noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened application, petition, objection or other pleading with any Governmental Entity which challenges or questions the validity of, or any rights of the holder under, any License, except for such applications, petitions, objections or other pleadings, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that are applicable to the telecommunications industry generally.

         (g) SEC DOCUMENTS AND OTHER REPORTS. The Parent has filed all required documents with the SEC since August 6, 1999 (the "SEC Reports"). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with

SEC none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Reports comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         (h) INFORMATION SUPPLIED. The Proxy Statement (or any amendment thereof or supplement thereto) will, at the date of mailing to shareholders of the Parent and at the time of the Shareholders' Meeting to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Parent with respect to statements made based on information supplied by the Company in writing specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, except as contemplated by this Agreement, the Memorandum of Understanding, the Loan Agreements, as set forth in Section 3.1(i) of the Parent's Disclosure Letter, or disclosed in the SEC Reports filed since that date and up to the date of this Agreement, there has not been (i) any material change by the Parent in its accounting methods, principles or practices, (ii) any entry by the Parent or the Subsidiaries into any commitment or transaction material to the Parent or the Subsidiaries, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the Parent or any of its subsidiaries other than in the ordinary course of business consistent with past practice or as was required under employment, severance or termination agreements in effect as of December 31, 1998, (v) any material bonus paid to the employees of the Parent or its Subsidiaries, (vi) any sale or transfer of any material assets of the Parent or the Subsidiaries other than in the ordinary course of business and consistent with past practice or

(vii) any loan, advance or capital contribution to or investment in any person by the Parent or any Subsidiary.

         (j) LIABILITIES. Except for (a) liabilities incurred in the ordinary course of business consistent with past practice, (b) transaction expenses incurred in connection with this Agreement, the Memorandum, and the Loan Agreements, (c) liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (d) liabilities set forth on any balance sheet (including the notes thereto) included in the Parent's financial statements included in the SEC Reports filed prior to the date hereof, or the Proxy, or (e) as disclosed in Section 3.1 (j) of the Parent's Disclosure Letter since December 31, 1998 neither the Parent nor any of the Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected or reserved against in a consolidated balance sheet of the Parent and the Subsidiaries (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the consolidated balance sheet of the Parent and the Subsidiaries as of December 31, 1998 contained in the Parent's Annual Report on Form 10-K for the fiscal year ended and as contained in the Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

         (k) ABSENCE OF LITIGATION. Except as disclosed in Section 3.1(k) of the Parent's Disclosure Letter, in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any Subsidiary, or any properties or rights of the Parent or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that (i) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, (ii) as of the date of this Agreement question the validity of this Agreement or any action to be taken by the Parent in connection with the consummation of the transactions contemplated hereby or
(iii) as of the date of this Agreement would prevent or result in a material delay of the consummation of the transactions contemplated hereby. As of the date hereof, neither the Parent nor any Subsidiary nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or result in a material delay of the consummation of the transactions contemplated hereby.

         (l) LABOR MATTERS. Except as set forth in the SEC Reports filed prior to the date hereof, (i) neither the Parent nor any Subsidiary is a party to any labor or collective bargaining agreement, and no employees of the Parent or any Subsidiary are represented by any labor organization, (ii) to the knowledge of the Parent there are no material representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (iii) to the knowledge of the Parent there are no material organizing activities involving the Parent or any Subsidiary with respect to any group of employees of the Parent or the Subsidiaries.

         (m)      EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS.

                  (i) Section 3.1(m) of the Parent Disclosure Letter sets forth a complete and correct list of (i) all employee benefit plans within the meaning of Section 3(3) of ERISA and all bonus or other incentive compensation, deferred compensation, salary continuation, severance, disability, stock award, stock option, stock purchase, tuition assistance, or vacation pay plans or programs (collectively the "Plans") and (ii) all written employment, severance, termination, change-in-control, or indemnification agreements (collectively, the "Employment Arrangements"), in each case (i) or (ii) under which the Parent or any Subsidiary has any obligation or liability (contingent or otherwise). Except as set forth in the SEC Reports filed prior to the date of this Agreement and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each Plan has been administered and is in compliance with the terms of such Plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Plan and (C) each Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                  (ii) Except as set forth in Section 3.1(m) of the Parent Disclosure Letter, there is no litigation or administrative or other proceeding involving any Plan or Employment Arrangement nor has the Parent received written notice that any such proceeding is threatened, in each case where an adverse determination would reasonably be expected to have a Material Adverse Effect. The Parent has not contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither the Parent nor any Subsidiary has incurred, nor, to the best of the Parent's knowledge, is reasonably likely to incur any withdrawal liability which remains unsatisfied in an amount which would reasonably be expected to have a Material Adverse Effect. The termination of, or withdrawal from, any Plan or multiemployer plan to which the Parent contributes, on or prior to the Closing Date, will not subject the Parent to any liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.

                  (iii) With respect to each Plan and Employment Arrangement, a complete and correct copy of each of the following documents (if applicable) have been provided by the Parent: (i) the most recent Plan or Employment Arrangement, and all amendments thereto and related trust documents; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112) and (vi) the most recent estimate of withdrawal liability from any Plan constituting a multiemployer plan if any.

                  (iv) Except as disclosed in the SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) or consultant of the Parent or any Subsidiary, (ii) increase any benefits under any Plan or Employment Arrangement or (iii) result in the acceleration of the time of payment or vesting of any rights under any Plan or Employment Arrangement.

         (n)      TAX MATTERS.

                  (i) To the best of Parent's knowledge, the Parent and each of the Subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (B) all Taxes (as defined below) of the Parent and each Subsidiary shown to be due on the Tax Returns described in (A) above have been timely paid or adequately reserved for in accordance with GAAP (except to the extent that such Taxes are being contested in good faith, which contested Taxes are set forth in Section 3.1(n) of the Parent Disclosure Letter), (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Subsidiary that have not been fully paid or adequately provided for in the appropriate financial statements of the Parent and the Subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination, (D) the Parent and the Subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from the Parent, (E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of the Parent or any of the Subsidiaries, (F) neither the Parent nor any of the Subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to taxes, (G) neither the Parent nor any of the Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Parent is the common parent, (H) neither the Parent nor any of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by the Parent or any of the Subsidiaries, as the case may be, (I) neither the Parent nor any of the Subsidiaries has agreed to make, nor is any required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, (J) the Parent and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to withholding of Taxes and (K) no property owned by the Parent or any of the Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

                  (ii) As used in this Agreement, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes. As used in this Agreement, "Taxes" shall mean taxes of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

         (o) INTELLECTUAL PROPERTY. The Parent and the Subsidiaries do not presently own any (i) registered trademarks, service marks, brand names and other indications of origin, or (ii) patents. The Parent presently has the applications for the patents which are set forth on Section 3.1(o)of the Parent's Disclosure Letter pending before the U.S. Department of Commerce, Patent and Trademark Office. The Parent makes no representation or warranties concerning the patent applications.

         (p) ENVIRONMENTAL MATTERS. To the best of Parent's knowledge and except as disclosed in the SEC Reports filed prior to the date of this Agreement and except as would not reasonably be expected to have a Material Adverse Effect,
(i) the operations of the Parent and the Subsidiaries have been and are in compliance with all Environmental Laws and with all Licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of the Parent, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against the Parent or the Subsidiaries or involving any real property currently or, to the knowledge of the Parent, formerly owned, operated or leased by the Parent or the Subsidiaries, (iii) the Parent and the Subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of the Parent, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of the Parent, formerly owned, operated or leased by the Parent or the Subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of the Parent all real property operated or leased by the Parent or the Subsidiaries is free of contamination from Hazardous

Material and (v) there is not now, nor, to the knowledge of the Parent, has there been in the past, on, in or under any real property owned, leased or operated by the Parent or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (b) any asbestos- containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances. As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act. 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.,
Section 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

         (q) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Parent, on the one hand, and the Parent or any Subsidiary, on the other hand.

         (r) BROKERS. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Parent.

         (s)      MATERIAL AGREEMENTS.

                  (i) Except as disclosed in Section 3.1(s) of the Parent's Disclosure Letter and any agreement entered into on behalf of the Subsidiaries by the Company pursuant to the Memorandum, from and after December 31, 1998, neither the Parent nor any of the Subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that is required to be filed with the SEC that has not been so filed on or before the date of this Agreement or any material amendment, modification or waiver under any contract, agreement or other document or instrument that was previously so filed.

                  (ii) The Parent makes no representations or warranty concerning the validity or enforceability of the following (collectively, "USDI Material Contracts"):

         1. Employment Agreement between U.S. Digital Communications, Inc. and Robert Wussler, effective June 1, 1998.

         2. Employment Agreement between International Satellite Group, Inc. and Philip Kernan dated December 31, 1998.

         3. Employment Offer between Skysite and Charles Maynard dated July 16, 1997.

         4. Employment Agreement between Skysite and Steve Mather April 22,
            1998.

         5. Employment Agreement between International Satellite Group, Inc. and Steven Barket dated March 8, 1999.

         6. Employment Agreement dated January 7, 1999 between International Satellite Group, Inc. and Preston Riner.

         7. Alleged Agreement between International Satellite Group, Inc. and Tommy Williams.

         8. Promissory Note dated June 25, 1999 in the original principal amount of $50,000.00 payable to Balmore Funds, S.A. of Tortula, British Virgin Island.

         9. Promissory Note dated June 25, 1999 in the original principal amount of $50,000.00 payable to Austost Ansalt Schaan, of Vaduz, Liechtenstein.

         10. Placement Agent Agreement dated December 6, 1996 by and between Viscorp and Wincap, Ltd.

         11. Private Placement Memorandum with SMS Capital Services dated March 26, 1993.

         12. Non Disclosure Agreement between U.S. Digital Communications, Inc. and Derek A. Sutherland, dated March 23, 1999.

         13. Financing Procurement Agreement between U.S. Digital
             Communications, Inc. and Derek Sutherland dated March 18, 1999, and related documents.

         14. Terms of Business between U.S. Digital Communications, Inc. and Denholm, PLC, dated March 31, 1999.

         15. Engagement Letter dated March 16, 1999, between U.S. Digital Communications, Inc. and Chatsworth Securities, LLC.

         16. Engagement Letter dated March 29, 1999, between U.S. Digital Communication, Inc. and Chatsworth Securities, LLC.

         17. Settlement and Release Agreements between U.S. Digital Communication, Inc. and Marvin Lerch dated March 19, 1999.

         18. Settlement and Release Agreements between U.S. Digital Communication, Inc. and David Serlin dated March 19, 1999.

         19. Fee Agreement and Non-Circumvention Agreement between U.S. Digital Communication, Inc. and The Geneva Group, Inc. dated March 29, 1999.

         20. Engagement Letter between G.M. Astor & Associates and Visual Information Services Corporation dated September 8, 1997.

         21. Asset Purchase Agreement between International Satellite Group, Inc. and Steven Barket dated March 8, 1999.

         22. Asset Purchase Agreement between International Satellite Group, Inc. and Enhanced Personal Communications, Inc.

         23. Promissory Note dated January 7, 1999 in the original principal amount of $300,000.00 in favor of Enhance Personal
             Communications, Inc.

         24. Service Provider Agreement dated February 6, 1999 between TMI Communications Company, Limited Partnership and International Satellite Group, Inc., as amended by letter agreement dated February 6, 1999.

         25. Retainer agreement between U.S. Digital Communications, Inc. and Rothwell, Figg, Ernst & Kustz, PC dated January 26, 1999.

         26. Non Negotiable Promissory Note dated September 12, 1997 in the original principal amount of $100,000.00 payable to Anker Bank.

         27. Non Negotiable Promissory Note dated December 10, 1997 in the original principal amount of $150,000.00 payable to Anker Bank.

         28. Non Negotiable Promissory Note dated April 2, 1998 in the original principal amount of $100,000.00 payable to DG Bank.

         29. Non Negotiable Promissory Note dated May 5, 1998 in the original principal amount of $350,000.00 payable to Finter Bank.

         30. Non Negotiable Promissory Note dated April 27, 1998 in the original principal amount of $150,000.00 payable to Finter Bank.

         31. Service provider agreement between Skysite Communications Corporation and American Mobile Satellite Corporation, as amended.

         32. Iridium Product Sales Agreement and service provider agreements, as amended, between Iridium North America, L.P. and Project 77, Inc. and/or International Satellite Group, Inc.

                  (iii) Parent acknowledges that it or its Subsidiaries may be in default under the agreements with Iridium North America, L.P. and American Mobile Satellite Corporation included in USDI Material Contracts in (ii) above. Pursuant to the Memorandum, the Company is in negotiations with the applicable service providers regarding these agreements. Neither the Parent nor any of the Subsidiaries is in breach of any material agreement other than any USDI Material Contract, except for breaches which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (iv) The Parent has delivered true and complete copies to the Company of every USDI Material Contract, including all amendments or modifications thereto.

         (t) COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by the Parent in the SEC Reports filed prior to the date hereof or disclosed in Section 3.1(t) of the Parent's Disclosure Letter, the Parent and the Subsidiaries are not in violation of any law, ordinance or regulation of any Governmental Entity. Except as disclosed by the Parent in the SEC Reports filed prior to the date hereof or disclosed in Section 3.1(t) of the Parent's Disclosure Letter, to the knowledge of the Parent no investigation or review by any Governmental Entity with respect to the Parent or its Subsidiaries is pending or threatened, nor, to the knowledge of the Parent, has any Governmental Entity indicated an intention to conduct the same.

         (u) TANGIBLE PROPERTY. All of the personal property of the Parent is in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company has possession of all personal property of the Subsidiaries and is solely relying on its inspection of the same.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to, and agrees with, the Parent as follows, subject to any exceptions specified in the Disclosure Letter of the Company previously provided to the Parent on the date hereof (the "Company Disclosure Letter") and except as expressly contemplated by this
Agreement:

         (a) ORGANIZATION; STANDING AND POWER. The Company is a corporation validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have a Material Adverse Effect. The Company has provided the Parent with complete and correct copies of the articles of incorporation and by-laws of the Company as currently in effect.

         (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, no par value. At the close of business on December 21, 1999, 335,173 shares of Company Common Stock were issued and outstanding (excluding 157,327 shares of Company Common Stock held in treasury). No shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all such shares issuable upon the exercise of options will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of December 21, 1999, except as set forth in Section 3.2(b) of the Company Disclosure Letter, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         (c) AUTHORITY. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of the Merger by the holders of the outstanding shares of Company Common Stock ("Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Parent, constitutes a legal, valid and binding obligation of the Company enforceable against in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and by general principles of equity.

        (d) NONCONTRAVENTION; CONSENTS AND APPROVALS. The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon or right of first refusal with respect to any of the properties or assets of the Company under, (i) any provision of the certificate of incorporation or by-laws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise or license applicable to the Company, or (iii) assuming all the consents, filings and registrations referred to in the following sentence are obtained and made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clause (ii) or (iii), any such violations, defaults, rights, losses or liens, that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas, and
(ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to prevent or result in a material delay of the consummation of the transactions contemplated hereby.

         (e) LICENSES. To the knowledge of the Company, the Company has all permits, licenses, waivers and authorizations, including licenses, authorizations and certificates of and from applicable state and local authorities which are necessary for it to conduct its business in the manner in which it is presently being conducted (collectively, "Licenses"), other than any Licenses the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company is in compliance with the terms of all Licenses, except for such failures so to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has duly performed its obligations under and is in compliance with the terms of such Licenses, except for such nonperformance or noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened application, petition, objection or other pleading with any Governmental Entity which challenges or questions the validity of, or any rights of the Company under, any License, except for such applications, petitions, objections or other pleadings, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that are applicable to the telecommunications industry generally.

         (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to shareholders of the Parent and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 13, 1999, except as contemplated by this Agreement, the Memorandum of Understanding and the Loan Agreements or disclosed in Section 3.1(g) of the Company Disclosure Letter, the Company has conducted its business only in the ordinary course and, since such date, there has not been (i) any condition, event or occurrence which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any termination or cancellation of, or any modification to, any agreement, arrangement or understanding which has had or would reasonably be expected to have a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its material assets other than in the ordinary course of business, consistent with past practice,
(v) any entry by the Company into any commitment or transactions material to the Company, (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities, (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its subsidiaries other than in the ordinary course of business consistent with past practice or as was required under employment, severance or termination agreements in effect as of May 13, 1999; (viii) any bonus paid to the employees of the Company, (ix) any sale or transfer of any material assets of the Company other than in the ordinary course of business and consistent with past practice or (x) any loan, advance or capital contribution to or investment in any person by the Company.

         (h) LIABILITIES. Except for (a) liabilities incurred in the ordinary course of business consistent with past practice, (b) transaction expenses incurred in connection with this Agreement, the Memorandum and the Loan Agreements, (c) liabilities incurred in connection with the Memorandum and the Loan Agreements, (d) liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, or (e) liabilities set forth on any balance sheet (including the notes thereto) included in the Company's financial statements as of December 31, 1998 and as of September 30, 1999, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected or reserved against in a balance sheet of the Company as of December 31, 1998 and as of September 30, 1999 (including the notes thereto).

         (i) ABSENCE OF LITIGATION. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) as of the date of this Agreement question the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or (iii) as of the date of this Agreement would prevent or result in a material delay of the consummation of the transactions contemplated hereby. As of the date hereof, neither the Company nor any of its properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or result in a material delay of the consummation of the transactions contemplated hereby.

         (j) LABOR MATTERS. The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented by any labor organization. To the knowledge of the Company there are no material representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company there are no material organizing activities involving the Company with respect to any group of employees of the Company.

         (k)      EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS.

                  (i) Section 3.2(m) of the Company Disclosure Letter sets forth a complete and correct list of (i) all employee benefit plans within the meaning of Section 3(3) of ERISA and all bonus or other incentive compensation, deferred compensation, salary continuation, severance, disability, stock award, stock option, stock purchase, tuition assistance, or vacation pay plans or programs (collectively the "Plans") and
(ii) all written employment, severance, termination, change-in-control, or indemnification agreements (collectively, the "Employment Arrangements"), in each case (i) or (ii) under which the Company has any obligation or liability (contingent or otherwise). To the knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each Plan has been administered and is in compliance with the terms of such Plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Plan and (C) each Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

                  (ii) There is no litigation or administrative or other proceeding involving any Plan or Employment Arrangement nor has the Company received written notice that any such proceeding is threatened, in each case where an adverse determination would reasonably be expected to have a Material Adverse Effect. The Company has not contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and the Company has not incurred, nor, to the best of the Company's knowledge, is reasonably likely to incur any withdrawal liability which remains unsatisfied in an amount which would reasonably be expected to have a Material Adverse Effect. The termination of, or withdrawal from, any Plan or multiemployer plan to which the Company contributes, on or prior to the Closing Date, will not subject the Company to any liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.

                  (iii) With respect to each Plan and Employment Arrangement, a complete and correct copy of each of the following documents (if applicable) have been provided by the Company: (i) the most recent Plan or Employment Arrangement, and all amendments thereto and related trust documents; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112) and (vi) the most recent estimate of withdrawal liability from any Plan constituting a multiemployer plan if any.

                  (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) or consultant of the Company, (ii) increase any benefits under any Plan or Employment Arrangement or (iii) result in the acceleration of the time of payment or vesting of any rights under any Plan or Employment Arrangement.

         (l)      TAX MATTERS.

(i) To the knowledge of the Company, the Company has timely filed with the appropriate taxing authorities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (B) all Taxes (as defined below) of the Company shown to be due on the Tax Returns described in (A) above have been timely paid or adequately reserved for (except to the extent that such Taxes are being contested in good faith, which contested Taxes are set forth in Section 3.1(n) of the Company Disclosure Letter), (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company that have not been fully paid or adequately provided for in the appropriate financial statements of the Company, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination, (D) the Company is not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from the Company, (E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of the Company, (F) the Company is not a party to or bound by (nor will it become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to taxes, (G) the Company has not ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, (H) the Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by the Company, (I) the Company has not agreed to make, nor is any required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, (J) the Company has complied in all material respects with all applicable laws, rules and regulations relating to withholding of Taxes and (K) no property owned by the Company (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

         (m) INTELLECTUAL PROPERTY. The Company does not presently own any (i) registered trademarks, service marks, brand names and other indications of origin, or (ii) patents.

         (n) ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, (i) the operations of the Company have been and are in compliance with all Environmental Laws and with all Licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of the Company, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against the Company or the Subsidiaries or involving any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company, (iii) the Company is not subject to any Environmental Liabilities, and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of the Company all real property operated or leased by the Company is free of contamination from Hazardous Material and (v) there is not now nor has there been in the past, on, in or under any real property owned, leased or operated by the Company or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (b) any asbestos-containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances.

         (o) TRANSACTIONS WITH AFFILIATES. Except as disclosed in Section 3.1(g) of the Company Disclosure Letter, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company, on the other hand.

         (p) BROKERS. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

         (q)      MATERIAL AGREEMENTS.

                  (i) Except as disclosed in Section 3.1(q) of the Company Disclosure Letter, the Company is not a party to and has not entered into or, as of the date hereof, made any material amendment or modification to or granted any material waiver under the following (collectively, "Company Material Contracts"): Employment Agreement between Seth Straayer and the Company effective June 20, 1999; Agreement between Qwest Communications Corporation and the Company dated August 5, 1999; Lease Agreement between 1322 Space Park, L.P. as Landlord and the Company as Tenant dated as of July 1, 1999; Agreement for Billing and Related Services between the Company and Telone Telecommunications, Inc. dated as of June 7, 1999; Marketing Agreement between Midwest TELCAM, Inc. and the Company dated August 6, 1999; Marketing Agreement between Canam Communications and the Company dated August 6, 1999; the Memorandum; and the Loan Agreements.

                  (ii) Except as disclosed in Section 3.1(q) of the Company Disclosure Letter, each of the Company Material Contracts is valid and enforceable against the Company in accordance with its terms and there is no default under any Company Material Contract either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default hereunder by the Company or, to the knowledge of the Company, any other party thereto, in any such case in which such default or event would reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice (or to the knowledge of the Company any other notice) of default or termination of any Company Material Contract, and to the knowledge of Company there exists no basis for any assertion of a right of default or termination under any Company Material Contract.

                  (iii) The Company has delivered true and complete copies to the Parent of every Company Material Contract, including all amendments or modifications thereto.

         (r) COMPLIANCE WITH APPLICABLE LAW. To the knowledge of the Company, the Company is not in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this
Section 3.2 (r) with respect to Environmental Laws, and except for violations or possible violations which would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company no investigation or review by any Governmental Entity with respect to the Company is pending or threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

         (s) TANGIBLE PROPERTY. All of the assets of the Company are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

              ARTICLE IV: CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 4.1 CONDUCT OF BUSINESS OF THE PARENT.

         The Parent covenants and agrees that, during the period from the date hereof to the Effective Time, unless the Company shall otherwise agree in writing, the businesses of the Parent and its Subsidiaries shall be conducted only in, and the Parent shall not take any action and its Subsidiaries shall not take any action except in, the ordinary course of business; and the Parent shall use its best efforts to preserve intact the business organization of the Parent and the Subsidiaries, to keep available the services of the present officers, employees and consultants of the Parent and the Subsidiaries and to preserve the present relationships of the Parent and the Subsidiaries with customers, suppliers and other persons with which the Parent or any of the Subsidiaries has significant business relationships. Notwithstanding the other provisions of this
Section 4.1, the parties acknowledge that the Company is operating the business of the Subsidiaries pursuant to the terms of the Memorandum and Section 4.2 below, and the provisions and restrictions of this Section 4.1 shall not apply to any action taken by the Company with regard to the Subsidiaries. Without limiting the generality of the foregoing, except as expressly provided in this Agreement (including Section 4.3), neither the Parent nor any of the Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Company:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a wholly owned subsidiary of the Parent or of a Subsidiary to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of the Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with its employee stock purchase plan consistent with past practice);

         (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

         (c) (i) increase the compensation or fringe benefits of any of its directors, officers or employees, or (ii) grant any severance or termination pay, or (iii) enter into any Employment Arrangement or similar agreement or arrangement with any present or former director level or other equivalent or more senior officer or employee, or any other employee of the Parent and Sub or any of the Subsidiaries, or (iv) establish, adopt, enter into or amend in any material respect or terminate any Plan or Employment Arrangement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (d) except as set forth in the Proxy Statement, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

       (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Parent and its Subsidiaries taken as a whole;

         (f) sell, lease, dispose of, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (g) (i) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Parent or any of the Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business under the Loan Agreement, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

         (h) authorize or expend any funds for capital expenditures;

         (i) enter into, amend in any respect, terminate, rescind, waive in any respect or release any of the terms or provisions of any (i) USDI Material Contract or (ii) any other agreement which is material to the business of the Parent and Sub and the Subsidiaries taken as a whole, including, but not limited to the Creditors' Agreements;

         (j) knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         (k) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (l) recognize any labor union (unless legally required to do so) or enter into or materially amend any collective bargaining agreement;

         (m) except as may be required as a result of a change in law or in generally accepted accounting principles, make any material change in its method of accounting;

         (n) revalue in any material respect any of its material assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles;

         (o) except to the extent required by law, make or revoke any Tax election or settle or compromise any Tax liability that is, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

         (p) except for claims covered by insurance, settle or compromise any litigation in which the Parent or any Subsidiary is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, or settle or compromise any pending or threatened suit, action or claim;

         (q) pay any liabilities or obligations (absolute, accrued, asserted, contingent or otherwise);

         (r) take, propose to take, or agree in writing or otherwise to take, any of the foregoing actions.

SECTION 4.2  MANAGEMENT OF SUBSIDIARIES' OPERATIONS.


         Prior to the Effective Time, unless this Agreement is terminated pursuant to Article VII, management of the Subsidiaries' business operations shall remain with the Company pursuant to terms and conditions of the Memorandum.

SECTION 4.3 CONDUCT OF BUSINESS OF PARENT AND SUBSIDIARIES.


         During the period from the date of this Agreement to the Effective Time, neither Parent nor any Subsidiary shall engage in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

SECTION 4.4  NOTIFICATION OF CERTAIN MATTERS.


         If Parent or any Subsidiary or the Company receives an administrative or other order or notification relating to any violation or claimed violation of any Governmental Entity that could affect Parent's, any Subsidiary's or the Company's ability to consummate the transactions contemplated hereby, Parent, Subsidiary or the Company as the case may be, shall promptly notify the other parties thereof and shall use all reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement. In addition, Parent or the Company, as the case may be, shall give to the other party prompt written notice of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of Parent or the Company, as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, and (b) the failure of Parent or the Company, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

SECTION 4.5  ASSISTANCE.


         If the Company requests, the Parent will cooperate, and will cause Reznick Fedder & Silverman to cooperate, in all reasonable respects with the efforts of the Company to finance the transactions contemplated by this Agreement, including without limitation, providing assistance in the preparation of one or more offering documents relating to financing to be obtained by the Company, all at the sole expense of the Company ("Offering Documents"). The Parent (a) shall furnish to Reznick Fedder & Silverman, as independent accountants to the Parent, such customary management representation letters as Reznick Fedder & Silverman may require of the Parent in connection with the delivery of any customary "comfort" letters requested by the Company's financing sources and (b) shall furnish to the Company all financial statements (audited and unaudited) and other information in the possession of the Parent or its representatives or agents as the Company shall reasonably determine is necessary or appropriate for the preparation of such Offering Documents.

SECTION 4.6 CONDUCT OF BUSINESS OF THE COMPANY .


         The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless the Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business; and the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relationships. Without limiting the generality of the foregoing, except as expressly provided in this Agreement, the Company, between the date of this Agreement and the Effective Time, directly or indirectly does, or proposes or commits to do, any of the following without the prior written consent of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with its employee stock purchase plan consistent with past practice);

         (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

         (c) (i) increase the compensation or fringe benefits of any of its directors, officers or employees, or (ii) grant any severance or termination pay, or (iii) enter into any Employment Arrangement or similar agreement or arrangement with any present or former director level or other equivalent or more senior officer or employee, or any other employee of the Company, or (iv) establish, adopt, enter into or amend in any material respect or terminate any Plan or Employment Arrangement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (d) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

       (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company taken as a whole;

         (f) sell, lease, dispose of, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (g) except as contemplated by the Memorandum and the Loan Agreements,
(i) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business under the Loan Agreement, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

         (h) authorize or expend any funds for capital expenditures;

         (i) enter into, amend in any respect, terminate, rescind, waive in any respect or release any of the terms or provisions of any (i) Company Material Contract or (ii) any other agreement which is material to the business of the Company taken as a whole;

         (j) knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         (k) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (l) recognize any labor union (unless legally required to do so) or enter into or materially amend any collective bargaining agreement;

         (m) except as may be required as a result of a change in law or in generally accepted accounting principles, make any material change in its method of accounting;

         (n) revalue in any material respect any of its material assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles;

       (o) except to the extent required by law, make or revoke any Tax election or settle or compromise any Tax liability that is, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

         (p) except for claims covered by insurance, settle or compromise any litigation in which the Company is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, or settle or compromise any pending or threatened suit, action or claim;

         (q) pay any liabilities or obligations (absolute, accrued, asserted, contingent or otherwise);

         (r) take, propose to take, or agree in writing or otherwise to take, any of the foregoing actions.

                        ARTICLE V: ADDITIONAL AGREEMENTS

SECTION 5.1  SHAREHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.

         (a) On or prior to February 7, 2000, the Parent shall duly call, give notice of, convene and hold a meeting of holders of the Parent Common Stock (the "Shareholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Without limiting the generality of the foregoing but subject to
Section 5.3(b), the Parent agrees that its obligations pursuant to the first sentence of this Section 5.1(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Parent of any Transaction Proposal or (ii) the withdrawal or modification by the Board of Directors of the Parent of its approval or recommendation of this Agreement or the Merger. The Parent shall, through its Board of Directors (but subject to the right of the Board of Directors to withdraw or modify its approval or recommendation of the Merger and this Agreement as set forth in Section 5.3(b)), recommend to its shareholders that the Company Stockholder Approval be given.

         (b) The Parent shall prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff, and, to the extent permitted by law, to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff and in any event at least ten (10) days prior to the Shareholders Meeting. The Parent shall notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Company with copies of all correspondence between the Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Parent shall promptly prepare and mail to its shareholders such an amendment or supplement. The Parent shall not mail any Proxy Statement, or any amendment or supplement thereto, to which the Company reasonably objects. The Company shall cooperate with and provide such information as is reasonably requested by the Parent in the preparation of the Proxy Statement or any amendment or supplement thereto.

         (c) Parent, in its capacity as the sole shareholder of Sub, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

SECTION 5.2  ACCESS TO INFORMATION.

         The Parent shall, and shall cause each of the Subsidiaries to, upon reasonable notice, afford to the Company and to the officers, employees, accountants, counsel, actuaries, financial advisors and other representatives of the Company and the Company's financing sources with respect to the transactions contemplated by this Agreement, reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments, documents and records and, during such period, the Parent shall, and shall cause each of Sub and the Subsidiaries to, furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(ii) all other information concerning its business, properties and personnel as the Company may reasonably request. The Parent shall use reasonable best efforts to cause its senior management to cooperate with any reasonable request by the Company relating to the Company obtaining the financing described in the Offering Documents.

SECTION 5.3  NO SOLICITATION.

         (a) The Parent shall, and the Parent shall direct and use its best efforts to cause the officers, directors, employees, representatives, agents and affiliates of the Parent and the Subsidiaries to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any Transaction Proposal (as hereinafter defined). The Parent shall not, nor shall it permit any of the Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal or (ii) enter into or participate in any discussions or negotiations regarding any Transaction Proposal;

         (b) Except as set forth in this Section 5.3, or for other good cause as required by the Board of Directors' fiduciary duties and obligations, the Board of Directors of the Parent shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Transaction Proposal or (iii) cause the Parent or the Sub to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Transaction Proposal. Notwithstanding the foregoing, if the Board of Directors of the Parent determines in good faith that it has received a Superior Proposal, the Board of Directors of the

Parent may, prior to the receipt of the Parent Stockholder Approval, withdraw or modify its approval or recommendation of the Merger and this Agreement, approve or recommend a Superior Proposal (as defined below) or terminate this Agreement, but in each case, only at a time that is at least ten business days after the Company's receipt of written notice advising the Company that the Board of Directors of the Parent has received a Transaction Proposal that may constitute a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and the names of the person or persons making such Superior Proposal.

         (c) Nothing contained in this Section 5.3 shall prohibit the Parent from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Parent's shareholders if, in the good faith judgment of the Board of Directors of the Parent, after consultation with outside counsel, such disclosure is necessary in order to comply with its fiduciary duties to the Parent's shareholders under applicable law or is otherwise required under applicable law.

         (d) (i) For purposes of this Agreement, "Transaction Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of more than 50% of the assets of the Parent, the Sub or the Subsidiaries or more than 50% of the voting power of the shares of the Parent's Common Stock then outstanding or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Parent, the Sub or the Subsidiaries, other than the transactions contemplated by this Agreement.

                  (ii) For purposes of this Agreement, a "Superior Proposal" means any proposal determined by the Board of Directors of the Parent in good faith, after consultation with outside counsel, to be a bona fide proposal and made by a third party to acquire, directly or indirectly, for consideration consisting of cash, property and/or securities, more than 50% of the voting power of the shares the Parent's Common Stock then outstanding or more than 50% of the assets of the Parent, the Sub or the Subsidiaries and otherwise on terms which the Board of Directors of the Parent determines in its good faith judgment, after consultation with outside counsel and with a financial advisor of nationally recognized reputation (such as the financial advisor(s) identified in Section 3.1(r)), to be more favorable to the Parent's shareholders (taking into account all factors relating to such proposal deemed relevant by the Board of Directors of the Parent, including, without limitation, the financing of such proposal, any regulatory issues related thereto and all other conditions to closing) than the Merger.

SECTION 5.4  REASONABLE BEST EFFORTS.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions, waivers, consents, licenses and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or license from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (and in furtherance thereof the Parent, with the prior written consent of the Company, may make and commit to make payments to third parties and enter into or modify agreements), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement.

         (b) In connection with, but without limiting, the foregoing, the Parent and its Board of Directors shall (i) use reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Merger or any of the transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         (c) Each of the parties hereto shall promptly provide the others with a copy of any inquiry or request for information (including any oral request for information), pleading, order or other document either party receives from any Governmental Entities with respect to the matters referred to in Section 5.4.

         (d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, if received by it or any of the Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any USDI Material Contract or Company Material Contract, or (ii) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 5.5  PUBLIC ANNOUNCEMENTS.

         Each of the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, fiduciary duties or any listing agreement with any national securities exchange or quotation system.

SECTION 5.6  CONVEYANCE TAXES.

         Each of the parties hereto shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                        ARTICLE VI: CONDITIONS OF MERGER

SECTION 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) SHAREHOLDER APPROVAL. The Company Stockholder Approval and the Parent Stockholder approval shall have been obtained, including the Parent Stockholder Approval of (i) an amendment to the Parent's articles of incorporation increasing the number of authorized shares of Parent Common Stock to 325,000,000, providing that the provisions of Nevada Revised Statutes 78.378 to 78.3793 do (ii) if and under the terms requested by the Company, a reverse stock split of the Parent's issued and outstanding common stock.

         (b) Parent's bylaws shall have been amended to provide that the provisions of Nevada Statutes 78.378 to 78.3793 do not apply to Parent.

         (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY.

          The obligations of the Company to effect the Merger are subject to the satisfaction of the following additional conditions unless waived in writing by the Company:

         (a) REPRESENTATIONS AND WARRANTIES OF THE PARENT. The representations and warranties of the Parent set forth in this Agreement shall be true and correct in all respects (provided that any representation or warranty of the Parent contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of determining the existence of any breach thereof on the part of the Parent) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such breaches that would not, individually or in the aggregate with any other breaches on the part of the Parent, reasonably be expected to have a Material Adverse Effect on the Parent, and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer of the Parent to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT AND SUB. The Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement and the Loan Agreements at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of the Parent and Sub by the Chief Executive Officer of each the Parent and Sub to such effect.

         (c) RESIGNATIONS. The Parent shall have obtained the resignations of A. Frans Heideman and Lawrence Siegel from the Parent's Board of Directors effective at the Effective Time.

         (d) CONSENTS. The Parent shall have obtained the consent or approval of each person (including any Governmental Entity) whose consent or approval shall be required in connection with the transactions contemplated hereby under any USDI Material Contract.

         (e) PREFERRED STOCK, OPTIONS AND CONVERTIBLE SECURITIES. Each share of Parent Preferred Stock shall have been or will be as of the Effective Time converted into and/ or redeemed for shares of Parent Common Stock. All Stock Incentive Plans shall have been or will be as of the Effective Time duly canceled by the Parent and each Option and all securities convertible into or exchangeable, redeemable or exercisable for shares of capital stock or voting securities of the Parent shall be or will be as of the Effective Time canceled, exercised or expired, with the effect that, upon consummation of the Merger, the shareholders of the Company will own 51% of the capital stock and voting securities of the Parent on a fully diluted basis.

         (f) CREDITORS' AGREEMENT. As of the Effective Time, all creditors of and claimants against the Parent and the Subsidiaries shall have entered into Creditors' Agreements which are satisfactory to the Company.

         (g) COMPLETION OF DUE DILIGENCE. The Company shall have completed due diligence investigations of the Parent and the Subsidiaries to its satisfaction and in its sole discretion.

SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE PARENT.

         The obligations of the Parent to effect the Merger are subject to the satisfaction of the following additional conditions unless waived by the Parent:

         (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (provided that any representation or warranty of the Company contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of determining the existence of any breach thereof on the part of the Company) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such breaches that would not, individually or in the aggregate with other breaches on the part of the Company, materially adversely affect the ability of the Company to consummate the transactions contemplated hereby, and the Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Loan Agreements at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

         (c) COMPLETION OF DUE DILIGENCE. Parent shall have completed due diligence investigations of Company to its satisfaction and in its sole discretion.

                 ARTICLE VII: TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1  TERMINATION.

         This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding Parent Stockholder Approval or Company Stockholder Approval:

         (a)      by mutual written consent of Parent and the Company; or

         (b) by Parent, so long as the Parent is not then in material breach of its obligations hereunder, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have been or become untrue, in each case such that the conditions set forth in
Section 6.3 would not be satisfied and such breach or untruth (i) cannot be cured by the Closing Date or (ii) has not been cured within ten days of the date on which the Company receives written notice thereof from Parent;

         (c) by the Company, so long as the Company is not then in material breach of its obligations hereunder, upon a breach of any material representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have been or become untrue, in each case such that the conditions set forth in
Section 6.2 would not be satisfied and such breach or untruth (i) cannot be cured by the Closing Date or (ii) has not been cured within ten days of the date on which Parent receives written notice thereof from the Company;

         (d) by either Parent or the Company if any permanent injunction or other order, decree, ruling or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or other order, decree, ruling or action and such failure materially contributed to such imposition;

         (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder required to be performed at or prior to the Effective
Time) the Merger shall not have been consummated on or prior to March 1, 2000 (the "Termination Date");

         (f) by either Parent or the Company, if the Parent Stockholder Approval of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Parent Stockholder Approval at a duly held meeting of shareholders or at any adjournment thereof; or

         (g) by the Company, if (i) the Board of Directors of the Parent (A) shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to the Company, (B) shall have approved or have recommended to the shareholders of the Parent a Transaction Proposal or (C) shall have resolved to do the foregoing; or (ii) the Parent shall have wilfully failed to hold the Shareholders Meeting on or prior to February 7, 2000 (the "Delayed Date"); provided that the Delayed Date shall be automatically extended for each day with respect to which the failure to hold the Shareholders Meeting (x) is attributable to a lack of reasonable cooperation and assistance by the Company or its affiliates or (y) is the result of any injunction or similar action or any action of the SEC, in each case preventing or delaying the holding of such meeting.

SECTION 7.2  EFFECT OF TERMINATION.

         In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 7.3, Section 7.5 and Section 8.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

SECTION 7.3  FEES AND EXPENSES.

         (a) Except as provided below in this Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         (b) The Parent shall pay, or cause to be paid, in same day funds to the Company the amounts set forth below (which amounts shall constitute full satisfaction of all of the Parents's obligations and liabilities to the Company under this Agreement) under the circumstances and at the times specified: If the Company terminates this Agreement under Section 7.1(c) as a result of a willful breach of a material representation, warranty or covenant by the Parent, and within 320 days thereafter, (A) the Parent or Sub enters into a merger agreement, acquisition agreement or similar agreement (including, without limitation, a letter of intent) with respect to a Transaction Proposal, or a Transaction Proposal is consummated, or (B) the Parent or Sub enters into a merger agreement, acquisition agreement or similar agreement (including, without limitation, a letter of intent) with respect to a Superior Proposal, or a Superior Proposal is consummated, which in the case of either (A) or (B) above will result in shareholders of the Parent becoming entitled to receive upon consummation of such Transaction Proposal or Superior Proposal consideration with a value (determined in good faith by the Board of Directors of the Parent) per share of Parent Common Stock greater than the value afforded the shareholders of the Parent in the event the Merger were consummated then, in the case of either (A) or (B) above, the Parent shall pay to the Company upon the consummation of such Transaction

Proposal or Superior Proposal (i) a fee of $20,000 per month for the Company's management of the operations of the Subsidiaries from July 5, 1999 through the date of termination of this Agreement, (ii) reimbursement of the expenses of the Company incurred in connection with the transactions contemplated by this Agreement (the "Termination Fee") upon demand, and (ii) all amounts payable under the terms of the Loan Agreements upon demand.

SECTION 7.4  BROKERS.

         Except as otherwise provided in Section 7.3, the Company agrees to indemnify and hold harmless the Parent, and the Parent agrees to indemnify and hold harmless the Company, from and against any and all liability to which the Parent, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company or Parent, as the case may be.

SECTION 7.5  SUBSIDIARIES' OPERATIONS.

         Upon termination of this Agreement by the Company or by the Parent pursuant to Section 7.1, the Company shall transfer to the Parent the management of all operations of the Subsidiaries, subject to the prior performance by the Parent of its obligations under the Loan Agreements. All costs and expenses incurred in connection with the transfer of the management and the assets of the Subsidiaries to the control of the Parent shall be paid by the Parent. The Company and the Parent shall cooperate and assist each other in the transfer of operations and assets contemplated by this Section 7.5.

SECTION 7.6  AMENDMENT.

         This Agreement may be amended by the parties hereto by action taken by the respective Boards of Directors of Parent and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Parent, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Parent Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 7.7  WAIVER.

         At any time prior to the Effective Time, any party hereto, to the extent lawful, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                        ARTICLE VIII: GENERAL PROVISIONS

SECTION 8.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, except that (i) those agreements set forth in Section 2.1, Section 2.2, Section 5.2, Section 5.4, Section 5.5, Section 7.2, Section 7.3, Section 7.4 and Article VIII shall survive the Effective Time and (ii) those agreements set forth in Section 5.2, Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Article VIII shall survive termination (in each of (i) and (ii) in accordance with the terms of such provisions).

SECTION 8.2  NOTICES.

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Sub:          U.S. Digital Communications, Inc.
                                       Two Wisconsin Circle, Suite 700
                                       Chevy Chase, Maryland  20815-7003
                                       Attention: Robert J. Wussler

         with a copy to:               Caplan, Buckner, Rohrbaugh & Kostecka
                                       Three Bethesda Metro Center, Suite 430
                                       Bethesda, Maryland  20814
                                       Attention:   Robert Kostecka, Esq.

         if to the Company:            TELCAM, Telecommunications Company of the
                                       Americas, Inc.
                                       1322 Space Park Drive, Suite 101
                                       Houston, Texas  77058
                                       Attention: Gregory Hahn

         with a copy to:               Campbell & Riggs, P.C.
                                       1980 Post Oak Blvd., Suite 2300
                                       Houston, Texas 77056
                                       Attention: Carole R. Riggs, Esq.

SECTION 8.3  CERTAIN DEFINITIONS.

         For purposes of this Agreement, the term:

         (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "Creditors' Agreements" means any and all agreements between the Parent or any Subsidiary and a creditor or creditors of the Parent or any Subsidiary which compromise or settle indebtedness of the Parent or any Subsidiary.

         (e) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Parent ended December 31, 1998 were prepared;

         (f) "knowledge" means, with respect to any entity, knowledge of any officer of an entity after reasonable inquiry (except as otherwise set forth herein);

         (g) "Lien" means, with respect to any asset (including, without imitation, any security) any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset;

         (h) "Loan Agreements" means the working capital credit agreement and promissory note dated as of July 5, 1999 between the Parent and the Company and the working capital credit agreement and promissory note dated August 6, 1999 between the Parent and Texas Interim Funding, Ltd., a Texas limited partnership.

         (i) "Memorandum" means the memorandum of understanding dated July 5, 1999 between the Company and the Parent, as modified or supplemented from time to time.

         (j) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (k) "Subsidiary" or "Subsidiaries" means any corporation, partnership, joint venture or other legal entity of which the Parent or the Sub, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 8.4  SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 8.5  ENTIRE AGREEMENT; ASSIGNMENT.

         Except for the Memorandum of Understanding, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

SECTION 8.6  PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.7  DIRECTOR AND OFFICER LIABILITY.

         The directors, officers, stockholders and other controlling persons of each of the parties and their affiliates acting in such capacity shall not in such capacity have any personal liability or obligation arising under this Agreement (including any claims that the other parties may assert) other than as an assignee of this Agreement.

SECTION 8.8  ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

SECTION 8.9  GOVERNING LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.10  HEADINGS.

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.11  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                      U.S. DIGITAL COMMUNICATIONS, INC.

                                      By:
                                         ------------------------------
                                      Name:
                                      Title:

                                     TELCAM, TELECOMMUNICATIONS
                                     COMPANY OF THE AMERICAS, INC.

                                      By:
                                        --------------------------------
                                      Name:
                                      Title:

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                        U.S. DIGITAL COMMUNICATIONS, INC.

                      -------------------------------------

         Pursuant to the provisions of NRS Section 78.390, the undersigned President and Secretary of U.S. Digital Communications, Inc., a Nevada corporation (the "Corporation"), do hereby certify as follows:

         1. The Board of Directors of the Corporation, by unanimous consent at a duly constituted meeting of the Board of Directors, pursuant to NRS Section 78.315(3), held on December 27, 1999, adopted resolutions in accordance with NRS
Section 78.390(l)(a) directing that the Articles of Incorporation, as amended and restated, be amended as follows:

         CHANGE IN AUTHORIZED CAPITAL STOCK: Article VI, Section 1. of the Articles of Incorporation, as amended and restated, is amended so as to increase the number of shares of the capital common stock which the Corporation shall have the authority to issue to Three Hundred Twenty-Five Million (325,000,000) shares of Common Stock, par value $0.01 per share. Such change shall not alter or change the issued and outstanding shares of Common Stock of the Corporation. Such change shall not alter or change the number of authorized shares of Preferred Stock or the number of issued and outstanding shares of Preferred Stock. Article VI, Section 1 of the Articles of Incorporation, as previously restated on October 24, 1997, is hereby deleted and the following is inserted in its place:

                  "1. The Corporation shall be authorized to issue Three Hundred Twenty Five Million Shares of Common Stock, par value $0.01 per share."

         2. The number of shares of Common Stock of the Corporation issued and outstanding and entitled to vote on the amendment to the Articles of Incorporation is ____________ shares of Common Stock, and the foregoing amendment has been consented to and approved by the affirmative vote of ___________ shares of the Common Stock thereby constituting a majority of the voting power of each class of stock outstanding and entitled to vote thereon.

Dated this ______ date of __________, 2000.


                                           -------------------------------------
                                           Robert J. Wussler, President


                                           -------------------------------------
                                           Edward J. Kopf, Secretary

STATE OF ________________ )
                          ) ss.
COUNTY OF _______________ )


         On this ____ day of ___________, 2000, before me, the undersigned Notary Public, personally appeared Robert J. Wussler and Edward J. Kopf, known to me or satisfactorily proven to be the persons whose name are subscribed to the foregoing instrument, and acknowledged that they executed the same in the capacities and for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                                           -------------------------------------
                                           Notary Public

My Commission expires: _______________

                                                                      APPENDIX C

               CERTIFICATE TO DECREASE NUMBER OF AUTHORIZED SHARES
                         PURSUANT TO NRS SECTION 78.207
                                       OF
                        U.S. DIGITAL COMMUNICATIONS, INC.

             -------------------------------------------------------

         Pursuant to the provisions of NRS Sections 78.207(1) and 78.209, the undersigned President and Secretary of U.S. Digital Communications, Inc., a Nevada corporation (the "Corporation"), do hereby certify as follows:

         1. The Name of the Corporation is U.S. DIGITAL COMMUNICATIONS, INC.

         2. The Board of Directors of the Corporation, by unanimous consent at a duly constituted meeting of the Board of Directors, pursuant to NRS Section 78.315(3), held on December 27, 1999, adopted resolutions in accordance with NRS
Section 78.207(1) to decrease the number of issued shares of the Common Stock of the Corporation and correspondingly decrease the number of issued shares held by each stockholder of record at the Effective Date (defined below).

         3. The following is provided as required by NRS Section 78-209(1):

                  (a) THE CURRENT NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS AND SERIES, IF ANY, OF SHARES BEFORE THE CHANGE. The current number of authorized shares of Common Stock is 325,000,000 shares. The par value of the Common Stock before the change is $0.01 per share. The current number of authorized shares of Class A Preferred Stock is 6,666,666 shares, at a par value of $0.01 per share. The current number of authorized shares of Class B Preferred Stock is 3,000 shares, at a par value of $0.01 per share. The current number of authorized shares of Class C Preferred Stock is 4,000 shares, at a par value of $0.01 per share.

                  (b) THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS AND SERIES, IF ANY, OF SHARES AFTER THE CHANGE. The number authorized shares of Common Stock after the change shall be 81,250,000 shares, at a par value of $0.01 per share. The number of authorized shares of Class A Preferred Stock after the change is unchanged and remains at 6,666,666 shares, at a par value of $0.01 per share. The number of authorized shares of Class B Preferred Stock after the change is unchanged and remains at 3,000 shares, at a par value of $0.01 per share. The number of authorized shares of Class C Preferred Stock after the change is unchanged and remains at 4,000 shares, at a par value of $0.01 per share.

                  (c) THE NUMBER OF SHARES OF EACH AFFECTED CLASS AND SERIES, IF ANY, TO BE ISSUED AFTER THE CHANGE IN EXCHANGE FOR EACH ISSUED SHARE OF THE SAME CLASS OR
                           SERIES: The only affected class is Common Stock. At the Effective Date

                           (defined below), each share of Common Stock shall be reduced and converted into and shall become twenty-five hundredths of a share (.25 shares) of Common Stock, par value $0.01 per share, and that number of shares of Common Stock held by each stockholder after the Effective Date shall equal the number of shares of Common Stock held by them immediately prior to the Effective Date divided by four (4).

                  (d) THE PROVISIONS, IF ANY, FOR THE ISSUANCE OF FRACTIONAL SHARES, OR FOR THE PAYMENT OF MONEY OR THE ISSUANCE OF SCRIP TO STOCKHOLDERS OTHERWISE ENTITLED TO A FRACTION OF A SHARE AND THE PERCENTAGE OF OUTSTANDING SHARES AFFECTED THEREBY. To the extent required in connection with the holding and conversion of any stockholder, the Corporation shall issue fractional shares. No money or scrip will be issued to any stockholder, and therefore the percentage of stockholders otherwise entitled to a fraction of a share who will receive money or scrip shall be zero percent (0%).

                  (e) SHAREHOLDER APPROVAL REQUIREMENTS. Shareholder approval is not required pursuant to NRS Sections 78.207(1), nevertheless, this Certificate has been approved by a majority of the voting power of each class of stock outstanding and entitled to vote thereon.

                  (f) WHETHER THE CHANGE IS EFFECTIVE ON FILING THE CERTIFICATE OR, IF NOT, THE DATE AND TIME AT WHICH THE CHANGE WILL BE EFFECTIVE, WHICH MUST NOT BE MORE THAN 90 DAYS AFTER THE CERTIFICATE IS FILED. The change described in this Certificate shall be come effective at 5:00 p.m. Pacific Daylight Time, on the date of filing of this Certificate in the office of the Secretary of State of Nevada (the AEffective Date@).

Dated this ______ date of __________, 2000.


                                          --------------------------------------
                                          Robert J. Wussler, President


                                          --------------------------------------
                                          Edward Kopf, Secretary

STATE OF ________________ )
                          ) ss.
COUNTY OF _______________ )


         On this ____ day of ____________, 2000, before me, the undersigned Notary Public, personally appeared Robert J. Wussler and Edward Kopf, known to me or satisfactorily proven to be the persons whose name are subscribed to the foregoing instrument, and acknowledged that they executed the same in the capacities and for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year first above written.


                                          --------------------------------------
                                          Notary Public

My Commission expires: _________________

                                BILL SPENCER
                        CERTIFIED PUBLIC ACCOUNTANT
                       =============================
                        822 WEST PASADENA BOULEVARD
                        DEER PARK, TEXAS 77536-5749

                   PHONE: 281/479-7798   FAX:281/479-5980


TELCAM, Telecommunications Company of the Americas, Inc.



        We hereby consent to the use in the Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934 of our report dated February 27, 1998, except for note 6, which is dated July 27, 1999, related to the financial statements of TELCAM, Telecommunications Company of the Americas, Inc. as of December 31, 1997 and for the two years in the period then ended.


/s/ Bill Spencer

Bill Spencer


December 27, 1999